UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HF FOODS GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common stock, par value $.0001 per share (“Common Stock”)

(2)

Aggregate number of securities to which transaction applies:

30,700,000 shares of common stock of HF Foods Group Inc. to be issued to the B&R Global Holdings, Inc. stockholders pursuant to that certain Merger Agreement, dated as of June 21, 2019, by and among HF Foods Group Inc., B&R Merger Sub Inc., B & R Global Holdings, Inc. (“B&R Global”), the stockholders of B&R Global, and Xiao Mou Zhang, as representative of the stockholders.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The proposed maximum aggregate value of the transaction was calculated based on $19.435 per share (the average of the high and low prices reported on the Nasdaq Stock Market on July 17, 2019.

	(4)	Proposed maximum aggregate value of transaction: $596,654,500

	(5)	Total fee paid: $72,314.53

☒	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS
OF HF FOODS GROUP INC.

Proxy Statement dated [●], 2019
and first mailed to shareholders on or about [●], 2019

Dear Shareholders:

You are cordially invited to attend the special meeting of the HF Foods Group Inc. (“HF Group”) shareholders. HF Group is a Delaware corporation incorporated on May 19, 2016.

Holders of shares of HF Group’s common stock will be asked to approve the merger agreement dated as of June 21, 2019, or the “Merger Agreement,” by and among HF Group, B&R Merger Sub Inc., a Delaware corporation, or “Merger Sub”, B & R Global Holdings, Inc., a Delaware corporation, or “B&R Global”, the stockholders of B&R Global, and Xiao Mou Zhang, as representative of the stockholders, and other related proposals. We refer to the stockholders of B&R Global as the B&R Global stockholders.

The issuance of shares of HF Group to the B&R Global stockholders is being consummated on a private placement basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The aggregate value of the consideration to be paid by HF Group in the merger is approximately $[408,310,000] million (calculated as follows: 30,700,000 shares of common stock of HF Group to be issued to the B&R Global stockholders multiplied by $13.30 (the deemed value of the shares in the Merger Agreement). The transactions contemplated under the Merger Agreement relating to the merger are referred to in this proxy statement as the Business Combination.

On [●], 2019, the record date for the special meeting of shareholders, the last sale price of HF Group’s common stock was $[●].

Each shareholder’s vote is very important. Whether or not you plan to attend the HF Group special meeting in person, please submit your proxy card without delay. Shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person if such shareholder subsequently chooses to attend the HF Group special meeting.

We encourage you to read this proxy statement carefully. In particular, you should review the matters discussed under the caption “Risk Factors” beginning on page 11.

HF Group’s board of directors unanimously recommends that HF Group shareholders vote “FOR” approval of each of the proposals.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

Zhou Min Ni
Chief Executive Officer
HF Foods Group Inc.

[●], 2019

HOW TO OBTAIN ADDITIONAL INFORMATION

This proxy statement incorporates important business and financial information about HF Group that is not included or delivered herewith. If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by HF Group with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact the following:

US Office (Principal Executive Office):

6001 W. Market Street

Greensboro, NC 27409

Attn: Zhou Min Ni
Telephone: 336-268-2080

If you would like to request documents, please do so no later than [●], 2019 to receive them before HF Group’s special meeting. Please be sure to include your complete name and address in your request. Please see “Where You Can Find Additional Information” to find out where you can find more information about HF Group and B&R Global. You should rely only on the information contained in this proxy statement in deciding how to vote on the Business Combination. Neither HF Group nor B&R Global has authorized anyone to give any information or to make any representations other than those contained in this proxy statement. Do not rely upon any information or representations made outside of this proxy statement. The information contained in this proxy statement may change after the date of this proxy statement. Do not assume after the date of this proxy statement that the information contained in this proxy statement is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement:

References to “HF Group,” “we,” “us” or “our company” refers to HF Foods Group Inc. and its subsidiaries.

References to “B&R Global” or “B&R” in this proxy statement refer to B&R Global Holdings, Inc. and its subsidiaries.

References to “Merger Sub” means B&R Merger Sub Inc., a wholly-owned subsidiary of HF Group.

References to “US Dollars” and “$” refer to the legal currency of the United States.

HF FOODS GROUP INC.

US Office (Principal Executive Office):

6001 W. Market Street

Greensboro, NC 27409

Attn: Zhou Min Ni
Telephone: 336-268-2080

NOTICE OF SPECIAL MEETING OF
HF FOODS GROUP INC. SHAREHOLDERS

To Be Held on [●], 2019

To HF Foods Group Inc. (“HF Group”) Shareholders:

A special meeting of shareholders of HF Group will be held at [●], on [●], 2019, at [●] a.m., for the following purposes:

●

To approve the authorization for HF Group’s board of directors to complete the merger of Merger Sub into B&R Global, resulting in B&R Global becoming a wholly owned subsidiary of HF Group, as provided for in the Merger Agreement, or the “Business Combination.” This proposal is referred to as the Business Combination Proposal. Holders of HF Group’s common stock as of the record date are entitled to vote on the Business Combination Proposal.

●

To approve the amendment of the amended and restated certificate of incorporation of HF Group to increase the number of authorized shares of common stock from 30,000,000 to [•]. This proposal is referred to as the Authorized Share Proposal.

●

To approve the amendment of the amended and restated certificate of incorporation of HF Group to add provisions requiring that certain actions of the Board of Directors require a two-thirds vote of the Board of Directors to approve. This proposal is referred to as the Board Voting Proposal.  The Authorized Share Proposal and the Board Voting Proposal are together referred to as the Amendment Proposals.

●

To approve the issuance of more than 20% of the issued and outstanding shares of common stock of HF Group pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the Nasdaq Proposal.

●

To approve the adjournment of the special meeting in the event HF Group does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the Business Combination Adjournment Proposal.

Proposals 1 through 5 are sometimes collectively referred to herein as the “Proposals.”

As of [●], 2019, there were [●] shares of HF Group common stock issued and outstanding and entitled to vote. Only HF Group common shareholders who hold shares of record as of the close of business on [●], 2019 are entitled to vote at the special meeting or any adjournment of the special meeting. This proxy statement is first being mailed to shareholders on or about [●], 2019. Approval of the Business Combination Proposal, the Nasdaq Proposal and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the special meeting. Approval of the Amendment Proposals will require the affirmative vote of the holders of a majority of the outstanding shares of HF Group common stock. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal, but will be the same as a vote against the Amendment Proposals.

HF Group currently has authorized share capital of 31,000,000 shares, consisting of 30,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 preferred shares with a par value of $0.0001 per share.

Whether or not you plan to attend the special meeting in person, please submit your proxy card without delay. Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. If you fail to return your proxy card and do not attend the meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. You may revoke a proxy at any time before it is voted at the special meeting by executing and returning a proxy card dated later than the previous one, by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation to HF Group at HF Foods Group Inc., 6001 W. Market Street, Greensboro, NC 27409, Attention: Zhou Min Ni, Telephone: 336-268-2080, that is received by us before we take the vote at the special meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

HF Group’s board of directors unanimously recommends that HF Group shareholders vote “FOR” approval of each of the proposals.

By order of the Board of Directors,

Zhou Min Ni
Chief Executive Officer of
HF Foods Group Inc.

[__________], 2019

PAGE

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR HF GRoup shareholders	1

DELIVERY OF DOCUMENTS TO HF GROUP shareholders	3

SUMMARY OF THE PROXY STATEMENT	4

PRICE RANGE OF SECURITIES AND DIVIDENDS	10

RISK FACTORS	11

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	23

SPECIAL MEETING OF HF Group SHAREHOLDERS	25

THE BUSINESS COMBINATION PROPOSAL	27

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF B&R GLobal holdings, Inc.	41

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	42

B&R GLOBAL’S BUSINESS	48

SELECTED HISTORICAL FINANCIAL INFORMATION OF HF GROUP	68

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION	69

HF GrouP’s BUSINESS	84

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE	94

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	102

Security Ownership of the Combined Company after the BUSINESS COMBINATION	103

CERTAIN TRANSACTIONS	104

EXPERTS	112

SHAREHOLDER PROPOSALS AND OTHER MATTERS	112

WHERE YOU CAN FIND ADDITIONAL INFORMATION	112

ANNEX A – MERGER AGREEMENT

ANNEX B – TAG-ALONG AGREEMENT

ANNEX C – REGISTRATION RIGHTS AGREEMENT

ANNEX D – VOTING AGREEMENT

ANNEX E – AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

i

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR HF GRoup shareholders

Q:	What is the purpose of this document?

A:          HF Foods Group Inc., a Delaware corporation, or HF Group, and B&R Global Holdings, Inc., a Delaware corporation, have agreed to a business combination under the terms of a merger agreement, dated as of June 21, 2019, which we refer to as the Merger Agreement, by and among HF Foods Group Inc., B&R Merger Sub Inc., or “Merger Sub,” B & R Global Holdings, Inc., or “B&R Global,” the B&R Global stockholders, and Xiao Mou Zhang, as representative of the stockholders, and the other related proposals. The consummation of the transactions contemplated by the Merger Agreement relating to the business combination with B&R Global are referred to as the Business Combination and the proposal to approve the Business Combination is referred to as the Business Combination Proposal. The Merger Agreement is attached to this proxy statement as Annex A, and is incorporated into this proxy statement by reference. You are encouraged to read this proxy statement, including the section titled “Risk Factors” and all the annexes hereto.

HF Group shareholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement, pursuant to which, through a series of transactions, Merger Sub will be merged with and into B&R Global, with B&R Global surviving the merger and becoming a wholly-owned subsidiary of HF Group.

This proxy statement contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting of HF Group shareholders. You should read it carefully.

Q:	What is being voted on?

A:	Below are the proposals on which HF Group shareholders are being asked to vote:

●

To approve the authorization for HF Group’s board of directors to complete the merger of Merger Sub into B&R Global, resulting in B&R Global becoming a wholly owned subsidiary of HF Group, as provided for in the Merger Agreement, or the “Business Combination.” This proposal is referred to as the Business Combination Proposal. Holders of HF Group’s common stock as of the record date are entitled to vote on the Business Combination Proposal.

●

To approve the amendment of the amended and restated certificate of incorporation of HF Group to increase the number of authorized shares of common stock from 30,000,000 to [•]. This proposal is referred to as the Authorized Share Proposal.

●

To approve the amendment of the amended and restated certificate of incorporation of HF Group to add provisions requiring that certain actions of the Board of Directors require a two-thirds vote of the Board of Directors to approve. This proposal is referred to as the Board Voting Proposal.  The Authorized Share Proposal and the Board Voting Proposal are together referred to as the Amendment Proposals.

●

To approve the issuance of more than 20% of the issued and outstanding shares of common stock of HF Group pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the Nasdaq Proposal.

●

To approve the adjournment of the special meeting in the event HF Group does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the Business Combination Adjournment Proposal. For details, see “The Business Combination Adjournment Proposal.”

Q:	What percentage of shares will be owned by the former B&R stockholders following the closing of the transaction?

A:

Following the closing of the transaction, B&R Global’s shareholders will own approximately 58.1% of HF Group’s shares to be outstanding immediately after the transactions, and the HF Group’s shareholders will own approximately 41.9% of HF Group’s outstanding shares.

Q:	When and where is the special meeting of HF Group shareholders?

A:	The special meeting of HF Group shareholders will take place at [●] on [●], 2019, at [●] a.m.

Q:	Who may vote at the special meeting of shareholders?

A:           Only holders of record of HF Group common stock as of the close of business on [●], 2019 may vote at the special meeting of shareholders. As of [●], 2019, there were [●] shares of HF Group common stock outstanding and entitled to vote. Please see “Special Meeting of HF Group Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the special meeting of shareholders?

A:           Shareholders representing a majority of the HF Group common stock issued and outstanding as of the record date and entitled to vote at the special meeting must be present in person or represented by proxy in order to hold the special meeting and conduct business. This is called a quorum. HF Group common stock will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card. In the absence of a quorum, shareholders representing a majority of the votes present in person or represented by proxy at such meeting may adjourn the meeting until a quorum is present. Broker non-votes will not be considered present for the purposes of establishing a quorum.

Q:	What vote is required to approve the Proposals?

A:           Approval of the Business Combination Proposal, the Nasdaq Proposal and the Business Combination Adjournment Proposal will each require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of HF Group present and entitled to vote at the special meeting. Approval of the Amendment Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of HF Group. Attending the special meeting either in person or by proxy and abstaining from voting will have the same effect as voting against all the proposals and, assuming a quorum is present, broker non-votes will have no effect on the Business Combination Proposal, the Nasdaq Proposal, and the Adjournment Proposal, but will be the same as a vote against the Amendment Proposals.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:           No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. HF Group believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your shares without your instruction. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the Proposals, except will be the same as a vote against the Amendment Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your HF Group shares in accordance with directions you provide.

Q:	How can I vote?

A:           If you were a holder of record HF Group common stock on [●], 2019, the record date for the special meeting of HF Group shareholders, you may vote with respect to the applicable proposals in person at the special meeting of HF Group shareholders, or by submitting a proxy by mail so that it is received prior to 9:00 a.m. on [●], 2019, in accordance with the instructions provided to you under “Special Meetings of HF Group Shareholders.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of HF Group shareholders and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:           HF Group will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the special meeting of HF Group shareholders. For purposes of approval, an abstention on any Proposals will have the same effect as a vote “AGAINST” such Proposal.

Q:	Can I change my vote after I have mailed my proxy card?

A:           Yes. You may change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the special meeting in person and casting your vote by ballot or by submitting a written revocation stating that you would like to revoke your proxy that we receive prior to the special meeting. If you hold your shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

HF Foods Group Inc.

6001 W. Market Street

Greensboro, NC 27409

Telephone: 336-268-2080

Q:	When is the Business Combination expected to occur?

A:           Assuming the requisite shareholder approvals are received, HF Group expects that the Business Combination will occur no later than December 31, 2019.

DELIVERY OF DOCUMENTS TO HF GROUP shareholders

Pursuant to the rules of the SEC, HF Group and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of the proxy statement, unless HF Group has received contrary instructions from one or more of such shareholders. Upon written or oral request, HF Group will deliver a separate copy of the proxy statement to any shareholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that HF Group deliver single copies of the proxy statement in the future. Shareholders may notify HF Group of their requests by contacting HF Group as follows:

HF Foods Group Inc.

6001 W. Market Street

Greensboro, NC 27409

Attn: Zhou Min Ni
Telephone: 336-268-2080

SUMMARY OF THE PROXY STATEMENT

This summary highlights selected information from this proxy statement but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, including the Merger Agreement attached as Annex A. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

The Parties

HF Foods Group Inc.

HF Foods Group Inc.

6001 W. Market Street

Greensboro, NC 27409

Attn: Zhou Min Ni
Telephone: 336-268-2080

HF Group, headquartered in Greensboro, North Carolina, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the Southeast region of the United States. With three distribution centers along the U.S. eastern seaboard, HF Group aims to supply the increasing demand for Asian American restaurant cuisine. With an in-house proprietary ordering and inventory control network, more than 3,200 established customers in 10 states, and strong relations with growers and suppliers of food products in the U.S. and China, HF Group is able to offer fresh, high-quality specialty restaurant foods and supplies at competitive prices to a growing base of customers.

In the past 20 years of operation, HF Group has developed distribution channels throughout the southeastern United States. It has three distribution centers which are located in Greensboro, North Carolina, Ocala, Florida, and Atlanta Georgia, and which together comprise 400,000 square feet of total storage space. HF Group also maintains a fleet of 105 refrigerated vehicles for short-distance delivery, 12 tractors and 17 trailers for long-haul operations, and centralized inventory management and procurement, supported by an outsourced call center located in China for customer relationship management.

HF Group offers one-stop service to Chinese restaurants with over 1,000 types of products, including fresh and frozen meats, Chinese specialty vegetables, sauces, and packaging materials for takeout restaurants. Chinese restaurants, especially small or takeout restaurants, can find almost all the products they need in our product lists, which helps reduce the time and effort needed to manage and purchase their inventory. HF Group uses an outsourced call center in Fuzhou, China, with 24 hour availability for sales and marketing, order placement and post-sales service, which reduces its operating costs, and offers service in Mandarin and Fuzhou dialect, in addition to English.

HF Group has established a large supplier network and it maintains long-term relationships with many major suppliers. The procurement team is led by Zhou Min Ni, Chief Executive Officer of the Company, who has deep insight into the industry. HF Group’s centralized procurement management system gives us negotiating power given our large procurement quantities, improves our inventory turnover and account payables, and reduces our operating costs.

HF Group plans to strategically consolidate its market segment by acquiring competitors, including other distributors and wholesalers, to expand our business into untapped regions around the United States and to eventually grow into a nationwide foodservice distributor. HF Group will continue to invest in the management technology system to further improve its operational efficiency, accuracy and customer satisfaction, and will further explore value-added products, such as semiprepared products, to help our customers upgrade their service.

B&R Global Holdings, Inc.

B&R Global Holdings, Inc.

19319 Arenth Avenue

City of Industry, CA 91748

Attn: Xiao Mou Zhang

Telephone: 626-338-1090

B&R Global Holdings, Inc., which began operations in 1999, is a food wholesaler and distributor for Asian restaurants in the United States. It is the largest Asian food supplier in the western United States, serving approximately 6,800 restaurants in 11 western states.

B&R Global Holdings, Inc., acting through its subsidiaries (sometimes referred to in this proxy statement as “B&R Global” or the “Group”), started its business as a Chinese food wholesaler and distributor. B&R Global was founded in 1999 by Xiao Mou Zhang, aka Peter Zhang and its partners, who are originally from China. Like many Chinese immigrants, Peter and his partners found their first jobs in the United States in Chinese restaurants, and eventually transitioned into opening their own restaurants. Through operating their own Chinese restaurants, Peter and partners realized vast business potential in food distribution business.

In the past 20 years, B&R Global has developed distribution channels throughout the Western United States. The Group has eleven distribution centers located in Arizona, California, Colorado, Montana, Utah, and Washington. The Group spent several years in developing its proprietary ERP system for inventory, sales, and customer management. B&R Global outsources most of its sales functions to a call-center in China. This allows the Group to serve its customers around-the-clock in their native language, while lowering the administrative costs in the United States. Supported by a call center in China, B&R Global has been able to grow its customer base and, at the same time, keep its operating costs low. The utilization of private networks has allowed an integrated system facilitating real time information sharing between its headquarters in California, various subsidiaries throughout the Western United States, the call center in China and its customers.

B&R’s management believes in pursuing growth through innovation and service. Although the main clientele of B&R Global is Chinese restaurants, it is actively expanding into Pan-Asian restaurants, high-end seafood restaurants, and Japanese restaurants.

The Business Combination and Merger Agreement

Business Combination with B&R Global; Business Combination Consideration

Merger Sub will merger with and into B&R Global, resulting in B&R Global becoming a wholly owned subsidiary of HF Group. The issuance of shares of HF Group to the post-Business Combination shareholders is being consummated on a private placement basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The aggregate value of the consideration to be paid by HF Group in the business combination is approximately $408,310,000 million (calculated as follows: 30,700,000 shares of common stock of HF Group to be issued to the B&R Global shareholders multiplied by $13.30 (the deemed value of the shares in the Merger Agreement)).

After the Business Combination, HF Group’s current public shareholders will own approximately [•]% of HF Group, HF Group’s current directors, officers and affiliates will own approximately [•]% of HF Group, and the B&R Global stockholders will own approximately 58.1% of HF Group. Upon consummation of the Business Combination, B&R Global will be a wholly owned subsidiary of HF Group.

The consummation of the Business Combination is conditioned upon the majority of the common stock voted by HF Group’s shareholders present and entitled to vote at the special meeting voting in favor of the Business Combination.

Management

Immediately following the closing of the Business Combination, HF Group’s board of directors will consist of no more than five directors. The parties will enter into a five year voting agreement, in the form attached as Exhibit D to the Merger Agreement, which will provide that, immediately after the closing of the Business Combination, (i) Zhou Min Ni, the current Chief Executive Officer of HF Group, shall serve as a director and the chairman of the board; (ii) Xiao Mou Zhang, the current Chief Executive Officer of B&R Global, shall serve as a director; (iii) Zhou Min Ni shall select one person to serve as an independent director, (iv) Xiao Mou Zhang shall select one person to serve as an independent director, and (v) Zhou Min Ni and Xiao Mou Zhang shall jointly select one person to serve as an independent director. See “Directors and Executive Officers after the Business Combination” elsewhere in this proxy statement for additional information.

The Merger Agreement

On June 21, 2019, HF Group, Merger Sub, B&R Global, the B&R Global stockholders, and Xiao Mou Zhang, as representative of the stockholders, entered into the Merger Agreement, pursuant to which Merger Sub will merge into B&R Global, resulting in B&R Global becoming a wholly-owned subsidiary of HF Group. See “The Merger Agreement — Business Combination with B&R Global; Business Combination Consideration” for more detailed information.

The merger consideration consists of 30,700,000 shares of HF Group common stock. Upon consummation of the Business Combination, B&R Global will be a wholly owned subsidiary of HF Group.

Consummation of the Merger Agreement is conditioned on, among other things, (a) holders of a majority of the outstanding shares of common stock approving the Business Combination in accordance with HF Group’s Amended and Restated Certificate of Incorporation; (b) the absence of any proceeding pending or threatened to enjoin or otherwise restrict the acquisition and (c) the representations and warranties of the other parties being true on and as of the closing date of the Merger Agreement, and compliance with all required covenants in the Merger Agreement. To the knowledge of the parties to the Business Combination, none of the events in (b) above have occurred.

The obligations of HF Group to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following (none of which have been satisfied as of the date hereof), among other things:

●	there having been no material adverse effect to B&R Global’s business; and

●	B&R Global’s completion of the Restructuring (as defined in the Merger Agreement).

The obligations of B&R Global to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon, among other things, there having been no material adverse effect to HF Group’s business.

See “The Merger Agreement — Conditions to Closing” for more details.

Other Agreements Relating to the Business Combination

Escrow Agreement

In connection with the Merger, HF Group, B&R Global, Xiao Mou Zhang, as representative of the B&R Global stockholders, and [•], as escrow agent, will enter into an Escrow Agreement, pursuant to which HF Group shall deposit shares of HF Group common stock representing 5% of the aggregate amount of shares to be issued to the B&R Global stockholders pursuant to the Merger, to secure the indemnification obligations of the B&R Global stockholders as contemplated by the Merger Agreement.

Tag-Along Agreement

In connection with the Merger, HF Group and the B&R Global stockholders will enter into a Tag-Along Agreement, which will provide the B&R Global stockholders with tag-along rights in the event a B&R Global stockholder desires to sell his or her HF Group securities in a sale transaction. The form of Tag-Along Agreement that was attached as an exhibit to the Merger Agreement is attached to this proxy statement as Annex B.

Registration Rights Agreement

In connection with the Merger, HF Group and the B&R Global stockholders will enter into a Registration Rights Agreement to provide for the registration of the common stock being issued to the B&R Global stockholders in connection with the Business Combination. The B&R Global stockholders will be entitled to “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination, as well as certain demand rights. HF Group will bear the expenses incurred in connection with the filing of any such registration statements. The form of Registration Rights Agreement that was attached as an exhibit to the Merger Agreement is attached to this proxy statement as Annex C.

Voting Agreement

In connection with the Merger, HF Group, B&R Global, and certain of the B&R Global stockholders will enter into a five year Voting Agreement, which will provide that, immediately after the closing of the Business Combination, (i) Zhou Min Ni, the current Chief Executive Officer of HF Group, shall serve as a director and the chairman of the board; (ii) Xiao Mou Zhang, the current Chief Executive Officer of B&R Global, shall serve as a director; (iii) Zhou Min Ni shall select one person to serve as an independent director, (iv) Xiao Mou Zhang shall select one person to serve as an independent director, and (v) Zhou Min Ni and Xiao Mou Zhang shall jointly select one person to serve as an independent director. The form of Voting Agreement that was attached as an exhibit to the Merger Agreement is attached to this proxy statement as Annex D.

Employment Agreements

In connection with the Merger, HF Group will enter into separate employment agreements with each of Xiao Mou Zhang, Ling Fang Yang and Sha J. Zhang.

Interests of the Board of Directors and Officers of HF Group

Except for their interests as shareholders of HF Group, which is the same as the interest of each other stockholder in HF Group, the Board of Directors and Officers of HF Group have no substantial interest, direct or indirect, in the Business Combination, except that:

a.         Zhou Min Ni his affiliates will enter into the tag-along agreement described above, and

b.         Zhoun Min Ni will be able to select nominees for the Board of Directors pursuant to the Voting Agreement described above.

Recommendations of the Boards of Directors and Reasons for the Business Combination

After careful consideration of the terms and conditions of the Merger Agreement, the board of directors of HF Group has determined that the Business Combination and the transactions contemplated thereby are fair to and in the best interests of HF Group and its shareholders. In reaching its decision with respect to the Business Combination and the transactions contemplated thereby, the board of directors of HF Group reviewed various industry and financial data and the due diligence and evaluation materials provided by B&R Global. The board of directors did not obtain a fairness opinion on which to base its assessment. HF Group’s board of directors recommends that HF Group shareholders vote:

FOR the Business Combination Proposal;

FOR the Authorized Share Proposal;

FOR the Board Voting Proposal;

FOR the Nasdaq Proposal; and

FOR the Business Combination Adjournment Proposal.

Voting Securities

As of [●], 2019, there were [•] shares of HF Group common stock issued and outstanding. Only HF Group shareholders who hold common stock of record as of the close of business on [●], 2019 are entitled to vote at the special meeting of shareholders or any adjournment of the special meeting. Approval of the Business Combination Proposal, the Nasdaq Proposal and the Business Combination Adjournment Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding HF Group common stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting. Approval of the Amendment Proposals will require the approval of a majority of the issued and outstanding shares of common stock of HF Group. Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” a Proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum. A broker non-vote will have no effect on any of the Proposals except for the Amendment Proposals; a broker non-vote will be the same as a vote against the Amendment Proposals.

Emerging Growth Company

HF Group is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (or JOBS Act). It is anticipated that after the consummation of the transactions, HF Group will continue to be an “emerging growth company.” As an emerging growth company, HF Group will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Each of HF Group and B&R Global have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, HF Group, as an emerging growth company, may not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of HF Group’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

HF Group could remain an emerging growth company until the last day of its fiscal year following December 31, 2022 (the fifth anniversary of the consummation of its predecessor’s initial public offering). However, if HF Group’s non-convertible debt issued within a three-year period or its total revenues exceed $1 billion or the market value of its shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, HF Group would cease to be an emerging growth company as of the following fiscal year.

Anticipated Accounting Treatment

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, “Business Combinations”. HF Group will be considered the accounting acquirer.  The assets and liabilities and results of operations of B&R Global will be consolidated into the results of operations of HF Group as of the completion of the Business Combination.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, except for (1) the Hart-Scott Rodino Antitrust Improvements Act of 1976 and (2) filings with the State of Delaware necessary to effectuate the transactions contemplated by the Merger Agreement.

B&R GLOBAL HOLDINGS, INC. SUMMARY FINANCIAL INFORMATION

The data below as for the years ended December 31, 2018 and 2017 has been derived from B&R Global’s audited consolidated financial statements for such years, and for each of the six month periods ending June 30, 2019 and June 30, 2018 has been derived from B&R Global’s unaudited condensed consolidated financial statements for such periods, which are included in this proxy statement.

The information presented below should be read in conjunction with “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and B&R Global’s audited and unaudited financial statements and notes thereto included elsewhere in this proxy statement.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Years Ended December 31,
	2019	2018	2019	2018	2018	2017

Net revenue	$133,315,246	$133,666,010	$267,469,590	$270,045,477	$526,974,506	$503,362,450
Cost of sales	112,165,905	112,341,168	224,545,250	227,841,170	441,917,690	427,717,346
Gross profit	21,149,341	21,324,842	42,924,340	42,204,307	85,056,816	75,645,104
Distribution, selling and administrative expenses	16,499,937	15,180,352	32,406,418	30,116,633	63,074,257	55,079,623
Income from operations	4,649,404	6,144,490	10,517,922	12,087,674	21,982,559	20,565,481
Interest expenses and bank charges	(370,458)	110,354	(831,777)	(470,409)	(1,368,627)	(1,423,933)
Other income (expense)	(12,860)	45,613	103,053	12,149	188,726	(1,103,817)
Income before income tax provision	4,266,086	6,300,457	9,789,198	11,629,414	20,802,658	18,037,731
Provision for income taxes	943,806	49,268	2,613,539	97,133	151,806	85,527
Net income	3,322,280	6,251,189	7,175,659	11,532,281	20,650,852	17,952,204
Less: net income attributable to noncontrolling interest	251,925	68,336	377,183	88,175	272,595	248,605
Net income attributable to B&R Global	$3,070,355	$6,182,853	$6,798,476	$11,444,106	$20,378,257	$17,703,599

Cash Flow Data:
Net cash provided by (used in) operating activities	$3,433,979	$(3,769,795)	$18,280,711	$19,251,048	$15,301,659	$5,737,571
Net cash provided by (used in) investing activities	$(416,580)	$(764,063)	$(913,959)	$(2,259,091)	$(2,790,802)	$(4,246,304)
Net cash used in financing activities	$(2,746,480)	$2,358,791	$(13,597,204)	$(18,942,578)	$(12,401,355)	$(3,058,627)

	June 30,		June 30,		December 31,
Balance Sheet Data:	2019	2018	2019	2018	2018	2017
Cash	$12,071,652	$6,241,981	$12,071,652	$6,241,981	$8,302,104	$8,192,602
Total assets	$134,831,225	$104,307,830	$134,831,225	$104,307,830	$122,438,924	$112,278,385
Total liabilities	$102,560,991	$75,152,846	$102,560,991	$75,152,846	$96,869,600	$88,652,137
Total equity	$32,270,234	$29,154,984	$32,270,234	$29,154,984	$25,569,324	$23,626,248

TRading market AND DIVIDENDS

HF Group’s shares has been listed on the Nasdaq Stock Market since September 7, 2017 and currently trades under the symbol “HFFG.”

HF Group has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon HF Group’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of its then board of directors. It is the present intention of HF Group’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, HF Group’s board does not anticipate declaring any dividends in the foreseeable future.

B&R Global’s securities are not publicly traded.

RISK FACTORS

You should consider carefully the following risk factors, as well as the other information set forth in this proxy statement, before making a decision on the Merger.

Risk Factors Related to HF Group’s Business

The following risk factors apply to the business and operations of HF Group, as well as to the business and operations of HF Group following the completion of the Business Combination. Any of the risk factors described below could significantly and adversely affect HF Group’s business, prospects, sales, revenues, gross profit, cash flows, financial condition, and results of operations.

Unfavorable macroeconomic conditions in the U.S. may adversely affect the results of operations and financial condition of HF Group.

The operating results of HF Group are substantially affected by the operating and economic conditions in the regions in which we operate. Economic conditions can affect us in the following ways:

●

Decrease in discretionary spending of consumers could adversely impact sales of Chinese/Asian restaurants, and their purchases from us. Future economic conditions affecting disposable consumer income, such as employment levels, business conditions, changes in housing market conditions, the availability of consumer credit, interest rates, tax rates and fuel and energy costs, could reduce overall consumer spending.

●

Food cost and fuel cost inflation experienced by consumers can lead to reductions in the frequency of and the amount spent by consumers for food-away-from-home purchases, which could negatively impact our business by reducing demand for our products.

●	Heightened uncertainty in the financial markets negatively affects consumer confidence and discretionary spending, which can cause disruptions with our customers and suppliers.

●

Liquidity issues and the inability of our customers to consistently access credit markets to obtain cash to support their operations can cause temporary interruptions in our ability to conduct day-to-day transactions involving the collection of funds from such customers.

●

Liquidity issues and the inability of suppliers to consistently access credit markets to obtain cash to support their operations can cause temporary interruptions in our ability to obtain the foodservice products and supplies needed by us in the quantities and at the prices requested.

In addition, our existing operations are mainly located in the Southeastern United States. The geographic concentration of our operations creates an exposure to the economy of the Southeastern United States and any downturn in this region could materially adversely affect our financial condition and results of operations.

Competition may increase intensively in the future, which may adversely impact our margins and ability to retain customers, and make it difficult to maintain our market share, growth rate and profitability.

The foodservice distribution industry in the United States is fragmented and highly competitive, with local, regional and multi-regional distributors, and specialty competitors. However, we believe that the market participants serving Chinese restaurants are highly fragmented. Currently, we face competition from smaller and/or dispersed competitors focusing on the niche market serving Chinese/Asian restaurants, especially Chinese takeout restaurants. However, with the growing demand for Chinese cuisines, others may also begin operating in this niche market in the future. Those potential competitors include: (i) national and regional foodservice distributors, (ii) local wholesalers and brokers, (iii) food retailers, and (iv) farmers’ markets. The national and regional distributors are experienced in operating multiple distribution locations and expanding management, and they have greater marketing and financial resources than we do. Even though they currently offer only a limited selection of Chinese and Asian specialty foods, they may be able to devote greater resources to sourcing, promoting and selling their products if they choose to do so. On the contrary, the local wholesalers and brokers are small in size with a deep understanding of local preferences, but their lack of scale results in high risk and limited growth potential.

If more competitors enter this market segment aiming to serve Chinese/Asian restaurants in the future, our operating results may be negatively impacted through a loss of sales, reduction in margins from competitive price changes, and/or greater operating costs, such as marketing costs, due to the increase of competition.

We may not be able to fully compensate for increases in fuel costs when the fuel price experiences highly volatility, and its operating results would be adversely affected.

Volatile fuel prices have a direct impact on the industry served by us. We require significant quantities of fuel for delivery vehicles and are exposed to the risk associated with fluctuations in the market price for fuel. The price and supply of fuel can fluctuate significantly based on international, political and economic circumstances, as well as other factors outside our control, such as actions by the Organization of the Petroleum Exporting Countries, or OPEC, and other oil and gas producers, regional production patterns, weather conditions and environmental concerns. The cost of fuel affects the price paid by us for products, as well as the costs we incur to deliver products to our customers. Although we have been able to pass along a portion of increased fuel costs to our customers in the past, there is no guarantee that we will be able to do so in the future. If fuel costs increase in the future, we may experience difficulties in passing all or a portion of these costs along to our customers, which may have a negative impact on our results of operations.

Disruption of relationships with vendors could negatively affect our business. Suppliers may increase product prices, which could increase product costs.

We purchase our foodservice and related products from third-party suppliers. Although our purchasing volume can provide benefits when dealing with suppliers, suppliers may not provide the foodservice products and supplies needed by us in the quantities and at the prices requested. The cancellation of our supply arrangement with any of our suppliers or the disruption, delay or inability to supply the requested product from our suppliers could adversely affect our sales. If our suppliers fail to comply with food safety or other laws and regulations, or face allegations of non-compliance, their operations may be disrupted. We cannot assure you that we would be able to find replacement suppliers on commercially reasonable terms.

In addition, we purchase seasonal Chinese specialties of vegetables and fruits from farms and other vendors. Increased frequency or duration of extreme weather conditions could also impair production capabilities, disrupt our supply chain or impact demand for its products. Input costs could increase at any point in time for a large portion of the products that we sell for a prolonged period. Our inability to obtain adequate supplies of foodservice and related products as a result of any of the foregoing factors or otherwise could mean that we are unable to fulfill our obligations to customers, and customers may turn to other distributors.

The purchasing prices of our products vary from time to time, which is subject to market conditions and negotiation with suppliers. The prices of some of our products, especially seasonal products, such as vegetables and fruits, have significant fluctuations. We can mitigate the risk of fluctuation in the purchasing and distribution costs by either fixing a price for a certain supply period through negotiation with our suppliers, streamlining our inventory turnover, and passing portions of the price fluctuation to our customers. However, we may not always be able to do that if there are significant and frequent fluctuations. If we are unable to mitigate these price fluctuations, our performance results will be adversely affected.

As a foodservice distributor, it is necessary for us to maintain an inventory of products that may have declines in product pricing levels between the time we purchase the product from suppliers and the time we sell the product to customers, which could reduce the margin on that inventory, adversely affecting our results of operations.

Our relationships with customers may be materially diminished or terminated. The loss of customers could adversely affect our business, financial condition, and results of operations.

We have maintained long-standing relationships with a number of our customers. However, those customers could unilaterally terminate their relationship with us or materially reduce the amount of business they conduct with us at any time. Our customers may shift their purchase order from us to other competitors due to the market competition, change of customer requirements and preferences, or because of the customer’s financial condition. There is no guarantee that we will be able to maintain relationships with any of our customers on acceptable terms, or at all. The loss of a number of customers could adversely affect our business, financial condition, and results of operations.

Changes in consumer eating habits could materially and adversely affect our business, financial condition, or results of operations.

We provide foodservice distribution to Chinese/Asian restaurants, primarily Chinese takeout restaurants, which focus on serving Chinese food to non-Chinese Americans. Changes in consumer eating habits (such as a decline in consuming food away from home, a decline in portion sizes, or a shift in preferences toward western foods) could reduce demand for our products. Consumer eating habits could be affected by a number of factors, including attitudes regarding diet and health or new information regarding the health effects of consuming certain foods. If consumer eating habits change significantly, we may be required to modify or discontinue sales of certain items in our product portfolio, and we may experience higher cost and/or supply shortages associated with our efforts to accommodate those changes as our suppliers adapt to new eating preferences. Additionally, changes in consumer eating habits may result in the enactment or amendment of laws and regulations that impact the ingredients and nutritional content of our food products, or laws and regulations requiring us to disclose the nutritional content of our food products. Compliance with these laws and regulations, as well as others regarding the ingredients and nutritional content of food products, may be costly and time-consuming. We cannot make any assurances regarding our ability to effectively respond to changes in consumer culture preference, health perceptions or resulting new laws or regulations or to adapt our product offerings to trends in eating habits.

We may be unable to protect or maintain our intellectual property, which could result in customer confusion, a negative perception of its brand and adversely affect its business.

We believe that our intellectual property has substantial value and has contributed significantly to the success of our business. In particular, our trademarks of Han Feng, Inc., are valuable assets that reinforce our customers’ favorable perception of our products. Our trademark rights and related registrations may be challenged in the future and could be canceled or narrowed. Failure to protect our trademark rights could cause customer confusion or negatively affect customers’ perception of our brand and products, and eventually adversely affect our sales and profitability. Moreover, intellectual property disputes and proceedings and infringement claims may result in a significant distraction for management and significant expense, which may not be recoverable regardless of whether we are successful. Such proceedings may be protracted with no certainty of success, and an adverse outcome could subject us to liabilities, force us to cease use of certain trademarks or other intellectual property or force us to enter into licenses with others. Any one of these occurrences may have a material adverse effect on our business, results of operations and financial condition.

If we are unable to renew or replace the current lease of our warehouse located in Georgia on favorable terms, or the current lease is terminated prior to expiration of its stated term, and we cannot find suitable alternate locations, our operations and profitability could be negatively impacted.

We currently lease one of our warehouses for the distribution center located in Georgia. Our ability to re-negotiate favorable terms on an expiring lease or to negotiate favorable terms for a suitable alternate location, and our ability to negotiate favorable lease terms for additional locations, could depend on conditions in the real estate market, competition for desirable properties, its relationships with current and prospective landlords, or other factors that are not within our control. Any or all of these factors and conditions could negatively impact our growth and profitability.

Failure to retain our senior management and other key personnel may adversely affect our operations.

Our success is substantially dependent on the continued service of our senior management and other key personnel. These executives, and in particular Zhou Min Ni, our Executive Chairman and Chief Executive Officer, and Chan Sin Wong, our President, have been primarily responsible for determining the strategic direction of our business and for executing our growth strategy and are integral to our brand and culture, and the reputation the Company enjoys with suppliers and consumers. The loss of the services of any of these executives and other key personnel could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace them on a timely basis, if at all. In addition, any such departure could be viewed in a negative light by investors and analysts, which may cause our stock price to decline. The loss of key employees could negatively affect our business.

If we are unable to attract, train and retain employees, we may not be able to grow or successfully operate its business.

The foodservice distribution industry is labor intensive. Our success depends in part upon our ability to attract, train and retain a sufficient number of employees who understand and appreciate our culture and are able to represent our brand effectively and establish credibility with our business partners and customers. Our ability to meet our labor needs, while controlling wage and labor-related costs, is subject to numerous external factors, including the availability of a sufficient number of qualified persons in the work force of the regions in which we are located, unemployment levels within those regions, prevailing wage rates, changing demographics, health and other insurance costs and changes in employment legislation. In the event of increasing wage rates, if we fail to increase our wages competitively, the quality of our workforce could decline, causing our customer service to suffer, while increasing our wages could cause our earnings to decrease. If we are unable to hire and retain employees capable of meeting our business needs and expectations, our business and brand image may be impaired. Any failure to meet our staffing needs or any material increase in turnover rates of our employees may adversely affect our business, results of operations and financial condition.

Changes in and enforcement of immigration laws could increase our costs and adversely affect our ability to attract and retain qualified employees.

Federal and state governments from time to time implement immigration laws, regulations or programs that regulate our ability to attract or retain qualified foreign employees. Some of these changes may increase our obligations for compliance and oversight, which could subject us to additional costs and make our hiring process more cumbersome, or reduce the availability of potential employees. Although we have implemented, and are in the process of enhancing, procedures to ensure our compliance with the employment eligibility verification requirements, there can be no assurance that these procedures are adequate and some of our employees may, without our knowledge, be unauthorized workers. The employment of unauthorized workers may subject us to fines or civil or criminal penalties, and if any of our workers are found to be unauthorized, we could experience adverse publicity that negatively impacts our brand and make it more difficult to hire and keep qualified employees. We may be required to terminate the employment of certain of our employees who were determined to be unauthorized workers. The termination of a significant number of employees may disrupt our operations, cause temporary increases in our labor costs as we train new employees and result in additional adverse publicity. Our financial performance could be materially harmed as a result of any of these factors.

Potential labor disputes with employees and increases in labor costs could adversely affect our business.

A considerable amount of our operating costs are attributable to labor costs and, therefore, our financial performance is greatly influenced by increases in wage and benefit costs. As a result, we are exposed to risks associated with a competitive labor market. Rising health care costs and the nature and structure of work rules will be important issues. Any work stoppages or labor disturbances as a result of employees’ dissatisfaction of their current employment terms could have a material adverse effect on our financial condition, results of operations and cash flows. We also expect that in the event of a work stoppage or labor disturbance, we could incur additional costs and face increased competition.

If we fail to comply with requirements imposed by applicable law or other governmental regulations, we could become subject to lawsuits, investigations and other liabilities and restrictions on our operations that could significantly and adversely affect our business.

We are subject to regulation by various federal, state, and local governments, such as food safety and sanitation, ethical business practices, transportation, minimum wage, overtime, wage payment, wage and hour and employment discrimination, immigration, and human health and safety. While we attempt to comply with all applicable laws and regulations, we cannot represent that it is in full compliance with all applicable laws and regulations or interpretations of these laws and regulations at all times or that we will be able to comply with any future laws, regulations or interpretations of these laws and regulations. If we fail to comply with applicable laws and regulations, we may be subject to investigations, criminal sanctions or civil remedies, including fines, injunctions, and prohibitions on exporting. The cost of compliance or the consequences of non-compliance, including debarments, could have an adverse effect on our results of operations. In addition, governmental units may make changes in the regulatory frameworks within which we operate that may require us to incur substantial increases in costs in order to comply with such laws and regulations.

If the products distributed by us are alleged to have caused injury or illness, or to have failed to comply with governmental regulations, we may need to recall our products and may experience product liability claims.

We, like any other foodservice distributor, may be subject to product recalls, including voluntary recalls or withdrawals, if the products we distribute are alleged to have caused injury or illness, to have been mislabeled, misbranded, or adulterated or to otherwise have violated applicable governmental regulations. We may also choose to voluntarily recall or withdraw products that we determine do not satisfy our quality standards, whether for taste, appearance, or otherwise, in order to protect our brand and reputation. Any future product recall or withdrawal that results in substantial and unexpected expenditures, destruction of product inventory, damage to our reputation, and/or lost sales due to the unavailability of the product for a period of time, could materially adversely affect our results of operations and financial condition.

We also face the risk of exposure to product liability claims in the event that the use of products sold by us are alleged to have caused injury or illness. We cannot be sure that consumption of our products will not cause a health-related illness in the future or that we will not be subject to claims or lawsuits relating to such matters. Further, even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our corporate and brand image.

With respect to product liability claims, we believe we have sufficient insurance coverage. However, this insurance may not continue to be available at a reasonable cost or, if available, may not be adequate to cover all of our liabilities. We generally seek contractual indemnification and insurance coverage from parties supplying products to us, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by such suppliers. If we do not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially adversely affect our results of operations and financial condition.

We could be subject to claims from third parties or members of our workforce that are harmed by the daily operation of our trucking transportation of goods, which could adversely affect our business, brand, financial condition and results of operations.

We are from time to time subject to claims lawsuits, investigations and other legal proceedings relating to injuries to, or deaths of, or property damage incurred by, third parties or members of our workforce that are attributable to the occurrence of vehicular accidents arising from our daily operations of delivery trucks in commercial transport of our goods. We have incurred expenses to settle personal injury or property damage claims, which we sometimes choose to settle for reasons including expediency, protection of our reputation and to prevent the uncertainty of litigating, and we expect that such expenses will continue to increase as our business grows and we operate more trucks on public roadways and in deliveries to our customers’ places of business. Regardless of the outcome of any legal proceeding, any injuries to, or deaths of, or property damage incurred by, any third parties or members of our workforce could result in significant legal, regulatory or financial exposure and negative publicity and harm to our brand, reputation, business, financial condition and results of operations. Our insurance policies and programs may not provide sufficient coverage to adequately mitigate the potential liability we face, especially where any one incident, or a group of incidents, could cause disproportionate harm, and we may have to pay high premiums or deductibles for our coverage and, for certain situations, we may not be able to secure coverage at all.

Our actual losses may exceed our insurance coverages, which could adversely affect our financial condition and results of operations.

We acquire liability insurance indemnification for claims incurred and we periodically evaluate and, as necessary, adjust our insurance coverages as our experience develops or new information is learned. Estimating the number and severity of claims, as well as related judgment or settlement amounts, is inherently difficult, subjective and speculative. A number of external factors can affect the actual losses incurred for any given claim, including the length of time the claim remains open, fluctuations in healthcare costs, legislative and regulatory developments and judicial developments. For any of the foregoing reasons, our actual losses for claims and related expenses may deviate, individually or in the aggregate, from the insurance coverages we have acquired. If we determine that our insurance coverages are inadequate in an individual claim or in aggregate, we may be required to increase loss contingency reserves at the time of the determination, which could result in a decrease to our net profit in the period in which the deficiency is determined and negatively impact our financial condition and results of operations.

We may incur significant costs to comply with environmental laws and regulations, and we may be subject to substantial fines, penalties or third-party claims for non-compliance.

Our operations are subject to various federal, state, and local laws, rules and regulations relating to the protection of the environment, including those governing:

●	the discharge of pollutants into the air, soil, and water;

●	the management and disposal of solid and hazardous materials and wastes;

●	employee exposure to hazards in the workplace; and

●	the investigation and remediation of contamination resulting from releases of petroleum products and other regulated materials.

In the course of operations, we operate, maintain, and fuel vehicles; store fuel in on-site above ground containers; operate refrigeration systems; and use and dispose of hazardous substances and food waste. We could incur substantial costs, including fines or penalties and third-party claims for property damage or personal injury, as a result of any violations of environmental or workplace safety laws and regulations or releases of regulated materials into the environment. In addition, we could incur investigation, remediation or other costs related to environmental conditions at our currently or formerly owned or operated properties.

Litigation may materially adversely affect our business, financial condition and results of operations.

Our operations carry an exposure to litigation risk from consumers, customers, our labor force and others, and may be a party to individual personal injury, product liability and other legal actions in the ordinary course of its business, including litigation arising from food-related illness. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend future litigation may be significant. There may also be adverse publicity associated with litigation that may decrease consumer confidence in our businesses, regardless of whether the allegations are valid or whether we me ultimately found liable. As a result, litigation may materially adversely affect our businesses, financial condition, results of operations and cash flows.

Increased commodity prices and availability may impact profitability.

Many of our products include ingredients such as wheat, com, oils, sugar, and other commodities. Commodity prices worldwide have been increasing. While commodity price inputs do not typically represent the substantial majority of our product costs, any increase in commodity prices may cause our vendors to seek price increases from us. Although we are typically able to mitigate vendor efforts to increase our costs, we may be unable to continue to do so, either in whole or in part. In the event we me unable to continue mitigating potential vendor price increases, we may in turn consider raising our prices, and our customers may be deterred by any such price increases. Our profitability may be impacted through increased costs to us which may impact gross margins, or through reduced revenue as a result of a decline in the number and average size of customer transactions.

The U.S. government is currently imposing increased tariffs on certain products imported into the U.S., including products imported from China, which may have an adverse impact on our future operating results.

We sell our products based on the cost of such products plus a percentage markup. We import approximately 20% of our products from other countries, including China. The U.S. government is currently imposing and proposing increased tariffs on certain products imported into the U.S., including products imported from China. Some of our imported products may be subject to these increased tariffs and accordingly, our purchasing costs will be increased. We may determine to increase our sales prices in order to pass these increased costs to our customers. In the event we determine to take such action, our customers may reduce their orders from us, which could negatively affect our profitability and operating results.

Severe weather, natural disasters and adverse climate changes may materially adversely affect our financial condition and results of operations.

Severe weather conditions and other natural disasters in areas where our distribution network covers or from which we obtain the products we sell may materially adversely affect our operations or our product offerings and, therefore, our results of operations. Such conditions may result in physical damage to, or temporary or permanent closure of, one or more of our distribution centers, an insufficient work force in our market regions and/or temporary disruption in the supply of products, including delays in the delivery of goods to our warehouses or a reduction in the availability of products in our offerings. In addition, adverse climate conditions and adverse weather patterns, such as drought or flood, that impact growing conditions and the quantity and quality of crops may materially adversely affect the availability or cost of certain products within our supply chain. Any of these factors may disrupt our businesses and materially adversely affect our financial condition, results of operations and cash flows.

We rely on technology in our business and any cybersecurity incident, other technology disruption or delay in implementing new technology could negatively affect our business and our relationships with customers.

We use technology in our business operations, and our ability to serve customers most effectively depends on the reliability of our technology systems. We use software and other technology systems, among other things, to generate and select orders, to make purchases, to manage warehouses and to monitor and manage our business on a day-to-day basis. Further, our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including customers’ and suppliers’ personal information, private information about employees, and financial and strategic information about the company and its business partners.

These technology systems are vulnerable to disruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures, security breaches, espionage, cyber-attacks, viruses, theft and inadvertent release of information. Any such disruption to these software and other technology systems, or the technology systems of third parties on which we rely, the failure of these systems to otherwise perform as anticipated, or the theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage, any or all of which would potentially adversely affect Our customer service, decrease the volume of our business and result in increased costs and lower profits.

Further, as we pursue our strategy to grow through acquisitions and to pursue new initiatives that improve our operations and cost structure, we are also expanding and improving our information technology, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. If we fail to assess and identify cybersecurity risks associated with acquisitions and new initiatives, we may become increasingly vulnerable to such risks. Information technology systems continue to evolve and, in order to remain competitive, we need to implement new technologies in a timely and efficient manner. If our competitors implement new technologies more quickly or successfully than we do, such competitors may be able to provide lower cost or enhanced services of superior quality compared to those we provide, which could have an adverse effect on our results of operations.

Our current indebtedness may adversely affect our liquidity position and ability of future financing.

As of December 31, 2018, we have $8.19 million of debt borrowed from a bank credit lines and $14.56 million of long-term mortgage loans, which could adversely affect our cash flow, our ability to raise additional capital or obtain financing in the future, react to changes in business and repay other debts. These bank loans contain covenants that restrict the ability of us to incur additional debt and operate our business. We may not be able to generate the significant amount of cash needed to pay interest and principal on its debt facilities or refinance all or a portion of its indebtedness, due to the factors, including significant change of economic condition, market competition, whether conditions, outbreak of disaster, and failure of execution of its business plan.

Risk Factors Relating to HF Group’s Acquisition Strategy

Our continued growth depends on future acquisitions of other distributors or wholesalers and enlarge its customer bases. The failure to achieve these goals could negatively impact our results of operations and financial condition.

Historically, a portion of our growth has come through acquisitions, and our growth strategy depends, in large part, on acquiring other distributors or wholesalers to access the untapped market regions and enlarge our customer base. Successful implementation of this strategy is dependent on sufficient capital support from financing, finding suitable targets to acquire, identifying suitable locations and negotiating acceptable acquisition prices. There can be no assurance that we will continue to grow through acquisitions. We may not be able to obtain sufficient capital support for the expansion plan, or successfully implement the plan to acquire other competitors timely or within budget or operate them successfully.

If we are unable to integrate acquired businesses successfully or realize anticipated economic, operational and other benefits and synergies in a timely manner, our earnings may be materially adversely affected. A significant expansion of our business and operations, in terms of geography or magnitude, could strain our administrative and operational resources. Significant acquisitions may also require the issuance of material additional amounts of debt or equity, which could materially alter our debt-to-equity ratio, increase the interest expense and decrease net income, and make it difficult for us to obtain favorable financing for other acquisitions or capital investments.

Our operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

There is a scarcity of and competition for acquisition opportunities.

There are a limited number of operating companies available for acquisition that we deem to be desirable targets. In addition, there is a very high level of competition among companies seeking to acquire these operating companies. Many established and well- financed entities are active in acquiring interests in companies that we may find to be desirable acquisition candidates. Many of these entities have significantly greater financial resources, technical expertise and managerial capabilities than us. Consequently, we will be at a competitive disadvantage in negotiating and executing possible acquisitions of these businesses. Even if we are able to successfully compete with these entities, this competition may affect the terms of completed transactions and, as a result, we may pay more or receive less favorable terms than we expected for potential acquisitions. We may not be able to identify operating companies that complement our strategy, and even if we identify a company that complements our strategy, we may be unable to complete an acquisition of such a company for many reasons, including:

●	failure to agree on the terms necessary for a transaction, such as the purchase price;

●	incompatibility between our operational strategies or management philosophies with those of the potential acquiree;

●	competition from other acquirers of operating companies;

●	lack of sufficient capital to acquire a profitable distribution company; and

●	unwillingness of a potential acquiree to work with our management.

Risks related to acquisition financing.

We have a limited amount of financial resources and our ability to make additional acquisitions without securing additional financing from outside sources is limited. In order to continue to pursue our acquisition strategy, we may be required to obtain additional financing. We may obtain such financing through a combination of traditional debt financing or the placement of debt and equity securities. We may finance some portion of our future acquisitions by either issuing equity or by using shares of our common stock for all or a portion of the purchase price for such businesses. In the event that our common stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept our common stock as part of the purchase price for the sale of their businesses, we may be required to use more of our cash resources, if available, in order to maintain our acquisition program. If we do not have sufficient cash resources, we will not be able to complete acquisitions and our growth could be limited unless we are able to obtain additional capital through debt or equity financings. The terms of our credit facility require that we obtain the consent of our lenders prior to securing additional debt financing. There could be circumstances in which our ability to obtain additional debt financing could be constrained if we are unable to secure such consent.

To the extent we make any material acquisitions, our earnings may be adversely affected by non-cash charges relating to the amortization of intangible assets.

Under applicable accounting standards, purchasers are required to allocate the total consideration paid in a business combination to the identified acquired assets and liabilities based on their fair values at the time of acquisition. The excess of the consideration paid to acquire a business over the fair value of the identifiable tangible assets acquired must be allocated among identifiable intangible assets including goodwill. The amount allocated to goodwill is not subject to amortization. However, it is tested at least annually for impairment. The amount allocated to identifiable intangible assets, such as customer relationships and the like, is amortized over the life of these intangible assets. We expect that this will subject us to periodic charges against our earnings to the extent of the amortization incurred for that period. Because our business strategy focuses, in part, on growth through acquisitions, our future earnings may be subject to greater non-cash amortization charges than a company whose earnings are derived solely from organic growth. As a result, we may experience an increase in non-cash charges related to the amortization of intangible assets acquired in our acquisitions. Our financial statements will show that our intangible assets are diminishing in value, even if the acquired businesses are increasing (or not diminishing) in value.

We are not obligated to follow any particular criteria or standards for identifying acquisition candidates.

We are not obligated to follow any particular operating, financial, geographic or other criteria in evaluating candidates for potential acquisitions or business combinations. We will determine the purchase price and other terms and conditions of acquisitions. Our stockholders will not have the opportunity to evaluate the relevant economic, financial and other information that our management team will use and consider in deciding whether or not to enter into a particular transaction.

We may be required to incur a significant amount of indebtedness in order to successfully implement our acquisition strategy.

Subject to the restrictions contained under our current credit facilities, we may be required to incur a significant amount of indebtedness in order to complete future acquisitions. If we are not able to generate sufficient cash flow from the operations of acquired businesses to make scheduled payments of principal and interest on the indebtedness, then we will be required to use our capital for such payments. This will restrict our ability to make additional acquisitions. We may also be forced to sell an acquired business in order to satisfy indebtedness. We cannot be certain that we will be able to operate profitably once we incur this indebtedness or that we will be able to generate a sufficient amount of proceeds from the ultimate disposition of such acquired businesses to repay the indebtedness incurred to make these acquisitions.

We may experience difficulties in integrating the operations, personnel and assets of acquired businesses that may disrupt our business, dilute stockholder value and adversely affect our operating results.

A core component of our business plan is to acquire businesses and assets in the food distribution industry. There can be no assurance that we will be able to identify, acquire or profitably manage businesses or successfully integrate acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Such acquisitions also involve numerous operational risks, including:

●	difficulties in integrating operations, technologies, services and personnel;

●	the diversion of financial and management resources from existing operations;

●	the risk of entering new markets;

●	the potential loss of existing or acquired strategic operating partners following an acquisition;

●	the potential loss of key employees following an acquisition and the associated risk of competitive efforts from such departed personnel;

●	possible legal disputes with the acquired company following an acquisition; and

●	the inability to generate sufficient revenue to offset acquisition or investment costs.

As a result, if we fail to properly evaluate and execute any acquisitions or investments, our business and prospects may be seriously harmed.

Risk Factors Relating to HF Group’s Common Stock

A trading market for our common stock may not be sustained and our common stock prices could decline.

Although our common stock is listed on the Nasdaq Capital Market under the symbol “HFFG”, an active trading market for the shares of our common stock may not be sustained. Accordingly, no assurance can be given as to the following:

●	the likelihood that an active trading market for shares of our common stock will be sustained;

●	the liquidity of any such market;

●	the ability of our stockholders to sell their shares of common stock; or

●	the price that our stockholders may obtain for their common stock.

In addition, our common stock has experienced price and volume volatility over the past year. The market price and volume of our common stock may continue to experience fluctuations not only due to general stock market conditions but also due to government regulatory action, tax laws, interest rates, the condition of the U.S. economy and a change in sentiment in the market regarding our industry, operations or business prospects. In addition to other factors, the price and volume volatility of our common stock may be affected by:

●	factors influencing consumer food choices;

●	the operating and securities price performance of companies that investors consider comparable to us;

●	announcements of strategic developments, acquisitions and other material events by us or our competitors;

●	changes in global financial markets and global economies and general market conditions, such as tariffs, interest rates, commodity and equity prices and the value of financial assets;

●	additions or departures of key personnel;

●	operating results that vary from the expectations of securities analysts and investors;

●	sales of our equity securities by stockholders or managements or sales of additional equity securities by us;

●	actions by stockholders; and

●	passage of legislation or other regulatory developments that adversely affect us or our industry.

If an active market is not maintained, or if our common stock continues to experience price and volume volatility, the market price of our common stock may decline.

Stockholders of a public company sometimes bring securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our results of operations and financial condition.

Furthermore, our ability to raise funds through the issuance of equity or otherwise use our common stock as consideration is impacted by the price of our common stock. A low stock price may adversely impact our ability to reduce our financial leverage, as measured by the ratio of total debt to total capital. Continued high levels of leverage or significant increases may adversely affect our credit ratings and make it more difficult for us to access additional capital. These factors may limit our ability to implement our operating and growth plans.

Zhou Min Ni beneficially owns approximately 31% of our outstanding common stock and has the ability to control our business and affairs, which may prevent us from taking actions that may be favorable to our other stockholders.

As of December 31, 2018, Zhou Min Ni, who is our Chief Executive Officer and Chairman of our board of directors, beneficially owned approximately 6,689,896 of our outstanding common stock, representing approximately 31% of the voting power of our capital stock. As a result, Zhou Min Ni has the ability to control all matters requiring approval by our stockholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets. This concentration of ownership could have the effect of delaying, deferring or preventing a change in control of us or impeding a merger or consolidation, takeover or other business combination involving us that could be favorable to you.

Our current management does not have corporate governance experience, and we may need to recruit expertise on corporate governance and capital markets to comply with the regulations and communicate with the capital markets, which may increase our operating expenses.

Our current management doesn’t have experience in running a public company and conducting corporate governance required of a public company. It may take time for our management team to learn to comply with the reporting, disclosure and corporate governance requirements and listing standards of the Nasdaq Stock Market. We may need to recruit expertise on corporate governance and capital markets to comply with applicable regulations and communicate with the capital markets, which may increase our operating expenses.

We have identified material weaknesses in our internal control over financial reporting, which could affect our ability to ensure timely and reliable financial reports, affect the ability of our auditors to attest to the effectiveness of our internal controls should we become an accelerated filer in the future, and weaken investor confidence in our financial reporting.

The Sarbanes-Oxley Act of 2002 requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. Our management has concluded that (i) our internal controls over financial reporting were not effective as of December 31, 2018, (ii) there existed a material weaknesses in our internal control over financial reporting as of December 31, 2018, and (iii) our disclosure controls and procedures were not effective as of December 31, 2018. Please see the discussion of these conclusions below under Item 9A. “Controls and Procedures” of our most recent Annual Report on Form 10-K filed with the SEC.

We believe we are taking appropriate actions to remediate such material weakness and inadequate disclosure controls and procedures; however, such measures may not be sufficient to address the material weaknesses identified or ensure that our disclosure controls and procedures are effective. We may also discover other material weaknesses in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in the implementation of such controls, could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements and affect the ability of our auditors to attest to the effectiveness of our internal control over financing reporting to the extent we become an accelerated filer in the future. In addition, substantial costs and resources may be required to rectify any internal control deficiencies. If we cannot produce reliable financial reports, investors could lose confidence in our reported financial information, the market price of our common stock could decline significantly, and our business and financial condition could be adversely affected.

We are not required to obtain an attestation report on our assessment of our internal control over financial reporting from an independent registered public accounting firm, which may cause investors to lose confidence in us and cause the price of our common stock to be negatively impacted.

Under rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we are not required to obtain from our independent registered public accounting firm an attestation report on our assessment of our internal control over financial reporting, and we have not voluntarily sought such a report in the past. If we do not voluntarily seek to obtain an unqualified attestation report on our assessment of our internal control over financial reporting from our independent registered public accounting firm in the future, or if we seek to obtain such a report but our independent registered public accounting firm is unable to provide one to us, investors may lose confidence in us and the price of our common stock may be negatively impacted.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company”, as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.07 billion of revenues in a fiscal year, have more than $700 million in market value of our common stock held by non-affiliates as of any June 30 or issue more than $1.0 billion of non-convertible debt over a rolling three-year period.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to avail ourselves of this exemption and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies.

Future sales of our common stock may cause our stock price to decline.

As of March 27, 2019, there were 22,167,486 shares of our common stock outstanding. Of this number, 2,137,653 shares of common stock were freely tradable without restriction, unless the shares are purchased by our affiliates. The remaining 20,029,833 shares of common stock were “restricted securities” as that term is defined under Rule 144 of the Securities Act. None of our directors, executive officers or employees, except Zhou Min Ni, are subject to lock-up agreements or market stand-off provisions that limit their ability to sell shares of our common stock. The sale of a large number of shares of our common stock, or the belief that such sales may occur, could cause a drop in the market price of our common stock.

If securities analysts do not publish, or cease publishing, research or reports about us, our business or our market, or if they change their recommendations regarding our stock adversely, the price of our common stock and trading volume could decline.

The trading market for our common stock could be influenced by any research and reports that securities or industry analysts publish about us, our business or our market. If one or more of the analysts who covers us downgrades our common stock or publishes inaccurate or unfavorable research about us, our business or our market, the price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our common stock could decrease, which could cause the price of our common stock and trading volume to decline.

We do not currently intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have not declared or paid dividends on our common stock and we do not intend to do so in the near term. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock in the near term, and capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

 Provisions in our amended and restated certificate of incorporation and Delaware law may have the effect of discouraging lawsuits against our directors and officers.

Our amended and restated certificate of incorporation requires that, unless the company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the company to the company or the company’s stockholders, (iii) any action asserting a claim against the company, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the company, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended. This provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the company and its directors, officers, or other employees.

Risk Factors Relating to B&R Global’s Business

See the section titled “Risk Factors Relating to HF Group’s Business,” above, for a discussion of the risk factors that are also applicable to B&R Global’s business, as B&R Global and HF Group operate in the same industry.

Risk Factors Relating to the Business Combination

HF Group and B&R Global have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by HF Group, whether or not the Business Combination is completed.

HF Group and B&R Global expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, HF Group expects to incur approximately $[●] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by HF Group if the Business Combination is completed or by HF Group if the Business Combination is not completed.

Following the Business Combination, the former stockholders of B&R Group will own a majority of our outstanding shares, meaning that if the former holders of B&R Group voted as a block, the current HF Group stockholders would not be able elect directors or take action that the former B&R stockholders did not approve.

After the Business Combination, HF Group’s current public shareholders will own approximately [●]% of HF Group, HF Group’s current directors, officers and affiliates will own approximately [●]% of HF Group, and the former stockholders of B&R Global will own approximately 58.1% of HF Group.  Because the former stockholders of B&R Group will own a majority of our outstanding shares, if the former holders of B&R Group voted as a block, the current HF Group stockholders would not be able elect directors or take action that the former B&R stockholders did not approve.

HF Group may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.

HF Group may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The board of directors of HF Group will evaluate the materiality of any waiver to determine whether amendment of this proxy statement and resolicitation of proxies is warranted. In some instances, if the board of directors of HF Group determines that a waiver is not sufficiently material to warrant resolicitation of shareholders, HF Group has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to HF Group’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting B&R Global’s conduct of its business; however, if the board of directors of HF Group determines that any such order or injunction is not material to the business of B&R Global, then the board may elect to waive that condition and close the Business Combination.

If HF Group’s due diligence investigation of B&R Global was inadequate, then shareholders of HF Group following the Business Combination could lose some or all of their investment.

Even though HF Group conducted a due diligence investigation of B&R Global, it cannot be sure that this diligence uncovered all material issues that may be present inside B&R Global or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of B&R Global and its business and outside of its control will not later arise.

HF Group will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its shareholders.

HF Group is not required to obtain an opinion from an unaffiliated third party that the price it is paying is fair to its public shareholders from a financial point of view. Therefore, HF Group’s public shareholders must rely solely on the judgment of HF Group’s board of directors, and will not have an independent third party confirm that the transaction is fair to HF Group’s stockholders.  Without a fairness optinion, it is more likely that HF Group’s Board of Directors did not accurately determine the value of B&R and that HF Group is paying more for B&R Global that it should.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of HF Group’s securities may decline.

The market price of HF Group’s securities may decline as a result of the Business Combination if:

●	HF Group does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this proxy statement include, but are not limited to, statements regarding our disclosure concerning B&R Global’s operations, cash flows, financial position and dividend policy.

Forward-looking statements appear in a number of places in this proxy statement including, without limitation, in the sections entitled “Dividend Policy,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of B&R Global,” and “B&R Global’s Business”. The risks and uncertainties include, but are not limited to:

●	future operating or financial results;

●	future payments of dividends and the availability of cash for payment of dividends;

●	B&R Global’s expectations relating to dividend payments and forecasts of its ability to make such payments;

●	future acquisitions, business strategy and expected capital spending;

●	assumptions regarding interest rates and inflation;

●

the combined company’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

●	estimated future capital expenditures needed to preserve HF Group’s capital base;

●	ability of the combined company to effect future acquisitions and to meet target returns; and

●	other factors discussed in “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in “Risk Factors” in this proxy statement. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this proxy statement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we will file from time to time with the Securities and Exchange Commission after the date of this proxy statement.

CAPITALIZATION

The following table sets forth the capitalization on an unaudited, historical basis of each of HF Group and B&R Global as of June 30, 2019 after giving effect to the Business Combination.

	Historical		As Adjusted
	HF Group	B&R Global
As of June 30, 2019	(unaudited)	(unaudited)	Combined

Cash and cash equivalents	$6,941,989	$12,071,652	$19,013,641

Lines of credit	11,364,481	31,242,546	42,607,027
Long-term debt, including current portion	15,889,199	3,717,185	19,606,384
Obligations under capital leases, including current portion	1,470,599	-	1,470,599
Obligations under operating leases, including current portion	85,783	19,103,201	19,188,984
Total equity	37,225,766	32,270,234	69,496,000
Total capitalization	$66,035,828	$86,333,166	$152,368,994

SPECIAL MEETING OF HF Group SHAREHOLDERS

General

We are furnishing this proxy statement to the HF Group shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting of HF Group shareholders to be held on [●], 2019, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our shareholders on or about [●], 2019 in connection with the vote on the Business Combination Proposal, the Amendment Proposals, the Nasdaq Proposal and the Business Combination Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

The special meeting of shareholders will be held on [●], 2019 at [●] a.m., at [●], or such other date, time and place to which such meeting may be adjourned or postponed.

Purpose of the Special Meeting of HF Group Shareholders

At the special meeting of shareholders, we are asking holders of HF Group common stock to approve the following proposals:

●

The authorization for HF Group’s board of directors to complete the merger of Merger Sub into B&R Global, resulting in B&R Global becoming a wholly owned subsidiary of HF Group, as provided for in the Merger Agreement, or the “Business Combination.” This proposal is referred to as the Business Combination Proposal.

●

To approve the amendment of the amended and restated certificate of incorporation of HF Group to increase the number of authorized shares of common stock from 30,000,000 to [•]. This proposal is referred to as the Authorized Share Proposal.

●

To approve the amendment of the amended and restated certificate of incorporation of HF Group to add provisions requiring that certain actions of the Board of Directors require a two-thirds vote of the Board of Directors to approve. This proposal is referred to as the Board Voting Proposal.  The Authorized Share Proposal and the Board Voting Proposal are together referred to as the Amendment Proposals.

●

The issuance of more than 20% of the issued and outstanding shares of common stock of HF Group pursuant to the terms of the Merger Agreement, as required by Nasdaq Listing Rules 5635(a) and (d). This proposal is referred to as the Nasdaq Proposal.

●

The adjournment of the special meeting in the event HF Group does not receive the requisite shareholder vote to approve the Business Combination. This proposal is called the Business Combination Adjournment Proposal.

Proposals 1 through 5 are sometimes collectively referred to herein as the “Proposals.”

Recommendation of HF Group’s Board of Directors

HF Group’s board of directors:

●	has determined that each of the Business Combination Proposal, and the other Proposals is fair to, and in the best interests of, HF Group and its shareholders;

●	has approved the Business Combination Proposal and the other Proposals; and

●	recommends that HF Group’s shareholders vote “FOR” each of the Business Combination Proposal, the Amendment Proposals, the Nasdaq Proposal and the Business Combination Adjournment Proposal.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [●], 2019, as the “record date” for determining those HF Group shareholders entitled to notice of and to vote at the special meeting. As of the close of business on [●], 2019, there were [●] shares of HF Group common stock outstanding and entitled to vote. Each holder of HF Group common stock is entitled to one vote per share on each of the Business Combination Proposal, the Amendment Proposals, the Nasdaq Proposal and the Business Combination Adjournment Proposal.

Quorum and Required Vote for Shareholder Proposals

A quorum of HF Group shareholders is necessary to hold a valid meeting. A quorum will be present at the special meeting of HF Group shareholders if a majority of the HF Group common stock issued and outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions present in person and by proxy will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval of the Business Combination Proposal, the Nasdaq Proposal and the Business Combination Adjournment Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding shares of HF Group common stock entitled to vote thereon as of the record date present in person or represented by proxy at the special meeting, and approval of the Amendment Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of HF Group. Abstentions present in person and by proxy are considered present for the purposes of establishing a quorum but will have the same effect as a vote “AGAINST” all of the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the Business Combination Proposal and the Nasdaq Proposal, but will be the same as a vote against the Amendment Proposals.

Voting Your Shares

Each share of HF Group common stock that you own in your name entitles you to one vote for each proposal on which such shares are entitled to vote at the special meeting. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to ensure that your shares of HF Group common stock are voted at the special meeting:

You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by our board, “FOR” the adoption of the Business Combination Proposal, the Authorized Share Proposal, the Board Voting Proposal, the Nasdaq Proposal and the Business Combination Adjournment Proposal. Votes received after a matter has been voted upon at either of the special meetings will not be counted.

You can attend the special meetings and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL (AS WELL AS THE OTHER PROPOSALS).

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

you may send another proxy card with a later date;

if you are a record holder, you may notify our corporate secretary in writing before the special meeting that you have revoked your proxy; or

you may attend the special meeting, revoke your proxy, and vote in person, as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your shares of our common stock, you may call [•], our proxy solicitor, at [•], or HF Group at [•].

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the Business Combination. Under HF Group’s Amended and Restated Certificate of Incorporation, other than procedural matters incident to the conduct of the special meeting, no other matters may be considered at the special meeting if they are not included in the notice of the special meeting.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of our board of directors. This solicitation is being made by mail but also may be made by telephone or in person. HF Group and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement and proxy card. [•], a proxy solicitation firm that HF Group has engaged to assist it in soliciting proxies, will be paid its customary fee of approximately $[●] and out-of-pocket expenses.

HF Group will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. HF Group will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person if you revoke your proxy before it is exercised at the special meeting.

THE BUSINESS COMBINATION PROPOSAL

The discussion in this proxy statement of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached hereto as Annex A, which is incorporated by reference herein.

General Description of the Business Combination

Business Combination with B&R Global; Business Combination Consideration

Merger Sub will merger with and into B&R Global, resulting in B&R Global becoming a wholly owned subsidiary of HF Group. The issuance of shares of HF Group to the post-Business Combination shareholders is being consummated on a private placement basis pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. The aggregate value of the consideration to be paid by HF Group in the business combination is approximately $408,310,000 million (calculated as follows: 30,700,000 shares of common stock of HF Group to be issued to the B&R Global shareholders multiplied by $13.30 (the deemed value of the shares in the Merger Agreement)).

HF Group currently has authorized share capital of 31,000,000, shares consisting of 30,000,000 shares of common stock with a par value of $0.0001 per share and 1,000,000 shares of preferred stock with a par value of $0.0001 per share.

After the Business Combination, HF Group’s current public shareholders will own approximately [●]% of HF Group, HF Group’s current directors, officers and affiliates will own approximately [●]% of HF Group, and the former stockholders of B&R Global will own approximately 58.1% of HF Group.

Assuming the Business Combination Proposal is approved, the parties to the transaction expect to close the Business Combination as soon as practicable after the special meeting.

Background of the Business Combination

Background of the Merger

HF Group, previously Atlantic Acquisition Corp., or “Atlantic,” was incorporated in Delaware on May 19, 2016 for the purpose of acquiring, through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. On August 14, 2017, Atlantic completed its initial public offering (“IPO”) of 4,000,000 units, with each unit consisting of one share of common stock, par value $.0001 per share, and one right (“Right”) to receive one-tenth of one share of common stock upon consummation of an initial business combination. Promptly after Atlantic’s IPO, the officers and directors of Atlantic commenced the process of locating potential targets. As more fully described in Atlantic’s proxy statement dated July 16, 2018, pursuant to a merger agreement, Atlantic and HF Group consummated a business combination, whereby HF Group became a wholly-owned subsidiary of Atlantic, the shareholders of HF Group became the holders of a majority of the shares of common stock of Atlantic, and Atlantic changed its name to HF Group.

As described herein, HF Group has continually sought to consolidate its market segment by acquiring competitors, including other distributors and wholesalers, to expand its business into untapped regions around the United States, with the goal of eventually growing into a nationwide foodservice distributor. On or about October 1, 2018, Zhou Min Ni, the CEO of HF Group, made an initial telephone call to Peter Zhang, the CEO of B&R Global, to discuss the possibility of a business combination between HF Group and B&R Global. Because of the business conducted by each of HF Foods and B&R, the similarity of size of the two companies, and the scope of their respective geographic markets (which are complementary and do not overlap), Mr. Ni considered B&R Global to be a unique target opportunity for HF Foods and did not seek other potential targets.

After initial discussions, the parties engaged in several follow up telephone discussions during the next two weeks to determine how best to proceed. HF Group began internal discussions among management regarding the notion of a business combination with B&R Global and what would be necessary to move forward. HF Group’s then CFO, Jian Ming Ni, met to discuss the matter with HF Group’s outside general counsel and longtime corporate counsel, David B. Puryear, Jr. and Robert J. Lingle (“HF Group General Counsel”), of the law firm of Puryear and Lingle, P.L.L.C.

On or about November 27, 2018, HF Group and B&R Global entered into a mutual nondisclosure agreement which would allow them to share confidential information in furtherance of considering a business combination. During the following weeks, the parties had numerous discussions and shared financial data allowing them to explore a preliminary formula for a merger, including merger structure and the consideration to be paid. The discussions included the parties’ intent for B&R Global to merge with HF Group and to calculate the consideration to be paid the B&R Global stockholders based upon the ratio of HF Group’s annual EBIDTA to B&R Global’s EBIDTA at the time of the merger.

The parties initially discussed the potential pricing for a transaction on or about October 29, 2018.  Mr Ni and Mr. Zhang agreed to use 2017 EBITDA as the basis for the share issuance ratio.  For HF Group, the 2017 EBITDA was $14 million, and for B&R Global, the 2017 EBITDA was $21 million (estimated at the time).  Therefore, Mr. Ni proposed that HF Group issue to B&R Global's shareholders (pro rata based on their respective percentage ownership interests in B&R Global) 1.5 new shares of HF Group stock for every one share of then-outstanding HF Group common stock.  Therefore, on the agreed basis of approximately 20 million shares of HF Group stock outstanding, Mr. Ni proposed hat HF Group would to issue to B&R Global’s shareholders a total of 30 million shares of HF Group common stock.

On or about December 21, 2018, Zhou Min Ni and Peter Zhang developed a nonbinding term sheet regarding a possible business combination between HF Group and B&R Global, meant to serve as a letter of intent between the parties. The term sheet was discussed among HF Group’s management team and with the HF Group General Counsel on a number of occasions, and numerous considerations were discussed, including merger structure, consideration, procedures, timeline, and the engagement of specialized counsel.  This term sheet reflected consideration of 30 million shares of HF Group common stock in consideration for all of the outstanding shares of B&R Global.

On January 9, 2019, B&R Global engaged Friedman LLP (“Friedman”) as its auditor to audit its financial statements to be provided to HF Group in furtherance of negotiations.

On January 10, 2019, B&R Global engaged Musick, Peeler & Garrett LLP (“MPG”) as its legal counsel for the negotiation of the Merger Agreement with HF Group and consummation of the Business Combination.

Because B&R Global needed time to complete the audit of its financial statements, no significant negotiations or events took place between January 10, 2019 and April 15, 2019.

On April 15, 2019, HF Group engaged Loeb and Loeb LLP (“Loeb”) as its legal representative to perform legal due diligence, draft definitive agreements and prepare applicable securities filings relating to the Business Combination.

On May 3, 2019, Loeb circulated an internal draft of the Merger Agreement among HF Group management and HF General Counsel. The draft agreement was reviewed and various revisions were made.

On May 4, 2019, B&R Global began sharing due diligence documents with HF Group, after which the HF Group team and Loeb began conducting due diligence on B&R Global.

On May 14, 2019, Loeb distributed a draft of the Merger Agreement to B&R Global. Comments and revisions between the parties were exchanged on a number of occasions. Loeb also forwarded to B&R Global drafts of ancillary documents and exhibits as they were generated and approved, and the parties exchanged comments and revisions as to these documents on a number of occasions as well.

On May 18, 2019, the parties agreed to increase the merger consideration to 30.7 million shares of common stock of HF Food as a result of an additional subsidiary of B&R Global being included in the transaction.

An execution version of the Merger Agreement was prepared by Loeb on or about June 19, 2019. The next day, the HF Group Board of Directors (the “HF Group Board”) unanimously entered a consent resolution authorizing HF Group to enter into the Merger Agreement, which had been reviewed by the board in substantially final form, and approving all the terms and provisions thereof, declaring the advisability of the transactions contemplated by the Merger Agreement and finding that same were in the best interests of the HF Group shareholders.

On June 20, 2019, Loeb forwarded the final version of the Merger Agreement to B&R Global.

On June 21, 2019, B&R Global’s Board of Directors executed a unanimous written consent approving the terms and provisions of the Merger Agreement and authorizing B&R Global to enter into the Merger Agreement.

That same day, the Merger Agreement was formally executed by all parties.

HF Group filed a Current Report on Form 8-K with the SEC on June 25, 2019, which detailed the Merger Agreement and summarized the key terms of the deal.

On July 25, 2019, B&R Global’s auditor, Friedman, issued an audit report for B&R Global’s financial statements and footnotes for the two years ended December 31, 2017 and 2018.

The combined business will serve more than 10,000 restaurants in 21 states and had revenues in excess of $800 million in 2018. The closing of the Merger Agreement is subject to customary closing conditions and is expected to close in the third quarter of 2019.

HF Group’s Board’s Reasons for the Approval of the Merger

In the course of evaluating the Merger Agreement and the transactions contemplated thereby, including the issuance of HF Group common stock, the HF Group Board consulted with HF Group management and HF Group’s legal advisors and considered a number of factors in reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, including the issuance of HF Group common stock, which included the following (not in order of relative importance):

•

Establishes a Leading Asian Food Distribution Company with Enhanced Position and Large Market Opportunity. Combining HF Group and B&R Global is expected to create a sustainable, Asian cuisine focused food and restaurant supplies distribution leader that is well positioned to be a partner of choice throughout the Asian restaurant community on a nationwide basis.

•

Expanded and Complementary Asian Restaurants Clientele Portfolio. Upon consummation of the Merger, the combined company will have the potential to offer food and supply distribution options to Asian restaurant owners across a wide swath of US territory.

•

Financial Strength and Opportunities. Based on the unaudited pro forma cash and cash equivalent balance as of March 31, 2019, the combined company is expected to have a balance of approximately $18.7 million in cash and cash equivalents. This cash and cash equivalent balance, along with the expected cost synergies to be realized following closing, and the potential for increasing revenues from new products, are expected to provide the combined company with significant financial strength and flexibility to enable continued growth.

•

Significant Synergy Potential. The combined company will bring together HF Group, with operations serving Asian restaurant customers throughout the southeastern United States, with B&R Global, with operations serving Asian restaurants throughout the western United States. Although the main clientele of B&R Global, like HF Group, is Chinese restaurants, B&R Global is actively expanding into pan-Asian restaurants, high-end seafood restaurants, and Japanese restaurants. The HF Group board believes the business combination will enjoy a synergy of operations between the pre-merger entities and provide HF Group with additional competitive strength in the marketplace, given B&R Global’s existing market share, its large array of products, and its procurement system and delivery network, and the HF Group Board expects the Merger will result in stronger negotiation power with vendors and increased cost efficiency with larger economies of scale.

•

Experienced Management Team. The combined company will be led by a management team with a long track record of success supplying products for owners of Chinese cuisine restaurants and other restaurants serving Asian cuisine and seafood. Mr. Ni, HF Group’s President and Chief Executive Officer, and Mr. Zhang, B&R Global’s Chief Executive Officer, will lead the combined company as Co-Chief Executive Officers. Mr. Ni and Mr. Zhang both have more than two decades of accomplished executive experience in the Asian restaurant supply field.

•

Representation on the HF Group Board. The fact that Mr. Ni will serve as Chairman of the board of the combined company and will designate another independent director, the fact that Mr. Zhang will serve as a board member and will designate another independent director, and the fact that Mr. Ni and Mr. Zhang will jointly designate a fifth, independent director;

•

Participation in Potential Appreciation. After giving effect to the Merger, HF Group shareholders will own approximately 41.9% of the combined company based on the companies’ fully diluted market capitalizations as of the signing of the Merger Agreement, and as a result, HF Group shareholders would participate in the future growth of the combined company after the consummation of the Merger;

•

Knowledge of HF Group’s and B&R Global’s Businesses and Financial Condition. The HF Group Board’s knowledge of HF Group’s business, financial condition, results of operations and prospects, as well as B&R Global’s business, financial condition, results of operations and prospects, taking into account the discussions of HF Group management with B&R Global management and the results of HF Group’s due diligence review of B&R Global, which included review of historical financial results and projections, existing agreements, contingent liabilities and legal and other matters, and the subsequent recommendation of the Merger by HF Group management;

•	Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, including:

i.

Fixed Share Consideration. The fact that the Merger Consideration is based on a fixed share consideration as set forth in the Merger Agreement provides certainty as to the number of HF Group Shares that will be issued to the B&R Global stockholders;

ii.

Conditions to Consummation of the Merger. The limited number and nature of the conditions to the parties’ obligations to complete the Merger and the belief of the HF Group Board of the likelihood of satisfying such conditions;

iii.	Opportunity to Vote. HF Group shareholders will have an opportunity to vote on the issuance of the HF Group Shares in connection with the Merger;

iv.

Consideration of Alternatives. The HF Group Board had considered certain alternatives to the Merger and determined that entering into the Merger Agreement was more favorable to HF Group shareholders than other alternatives available to HF Group, including continued operation of HF Group on a standalone basis or the pursuit of potential alternative transactions; and

v.	Likelihood of Completing the Merger. The likelihood of completing the Merger on the anticipated schedule.

The HF Board also considered various risks and other potentially negative factors concerning the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the issuance of HF Group common stock, which included the following factors:

•

the challenges inherent in combining the businesses, operations and workforces of HF Group and B&R Global, including: (i) the possible diversion of management focus and resources from operational matters and other strategic opportunities and (ii) difficulties in integrating and retaining management employees, including from the two companies’ respective labor groups, as well as the potential effect the challenges inherent in combining the businesses, operations and workforces of HF Group and B&R Global could have on HF Group’s business and relations with partners, and suppliers;

•	the fact that forecasts of future results of operations and synergies are necessarily estimates based on assumptions;

•	the risk of not realizing anticipated synergies and cost savings between HF Group and B&R Global and the risk that other anticipated benefits might not be realized;

•	the fact that HF Group shareholders will be sharing participation of HF Group’s potential growth with the B&R Global stockholders after the consummation of the Merger;

•

the possibility that the Merger might not be completed, or that completion might be unduly delayed, including as a result of HF Group’s or B&R Global’s shareholders failing to grant the requisite approvals to consummate the Merger, and the potential negative impact that may have on HF Group’s business and relationships with employees, customers, suppliers and the communities in which it operates;

•

the substantial costs to be incurred in connection with the Merger, including the cash and other costs of integrating the businesses of HF Group and B&R Global, as well as the transaction expenses arising from the Merger;

•

the terms of the Merger Agreement, including generally reciprocal covenants relating to (i) the two companies’ conduct of their respective businesses during the period between the signing of the Merger Agreement and the completion of the Merger, and (ii) the restrictions on the two companies’ ability to solicit alternative transaction proposals; and

•	the other factors described in the section entitled “Risk Factors” and the matters described under “Special Note Regarding Forward-Looking Statements”.

The HF Group Board recognized that, in contrast with the management of a typical public corporation involved in a merger transaction, Mr. Ni’s future employment compensation is not dependent upon nor enhanced by the mere conclusion of the proposed Business Combination, in that he will receive no personal bonus nor any change of control compensation as a consequence of the proposed Business Combination. The board also considered Mr. Ni's personal stake in ensuring a fair value for all HF Group shareholders in negotiating the merger with B&R Global. For example, at the time of the negotiations with B&R Global, Mr. Ni personally owned 30.2% of the issued and outstanding shares of HF Group common stock; the trusts established for the benefit of Mr. Ni’s children owned an additional 36%; and, Mr. Ni’s sister-in-law owned an additional 6.3%. Thus, at the time of the negotiation of the merger consideration, Mr. Ni’s family had beneficial ownership of 72.5% of the issued and outstanding shares of HF Group common stock.  Under these unique circumstances, the board understood that Mr. Ni had and has a powerful incentive to assess and seek to obtain a fair value for the HF Group shareholders in the merger consideration offered to B&R Global shareholders.

The HF Group Board further noted that the proposed merger consideration offered, 30.7 million of HF Group shares, will result in B&R Global premerger shareholders owning approximately 58.1% of the outstanding shares of the post-merger combined business.  As against this consideration, the total assets of B&R at end of year 2018 ($123,168,090) would equal 59.7% of the combined total assets ($204,700,000) of the post-merger business. As another metric, the total revenue of B&R at year end 2018 ($526,974,506) would equal 64.5% of the combined businesses’ total revenue for the same period ($817981,204). Finally, B&R Global year-end 2018 EBIDTA accounts for 63.3% of the combined businesses’ EBIDTA for 2018. Based on these metrics, the Board of Directors noted that the HF Group shareholders will retain ownership of a share of the combined business which exceeds the relative assets, revenue and earnings of HF Group as compared to B&R Global. Also relevant as a factor in the board’s consideration is that the board believes that these two companies are the two largest businesses in the US serving the niche market of supplying Chinese takeout restaurants. Mr. Ni and HF Group management, with lengthy experience in managing a near-identical enterprise in terms of target market, and with deep understanding of the reputation and scope of operations of B&R Global, are uniquely qualified to assess the value of B&R Global in relation to the proposed transaction. Given the foregoing, the board of directors concluded that little additional value would be added for HF Group as buyer by incurring the substantial additional transactional cost of obtaining an independent fairness opinion.

The above discussion of the factors considered by the HF Group Board is not intended to be exhaustive, but does set forth material factors considered by the HF Group Board in evaluating the Merger Agreement and the transactions contemplated thereby. In light of the wide variety of factors considered in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the issuance of HF Group common stock, and the complexity of these matters, the HF Group Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors, and individual directors may have held varied views of the relative importance of the factors considered. The HF Group Board viewed its position and recommendation as being based on an overall review of the totality of the information available to it and considered these factors in the aggregate to be favorable to, and to support, its determination regarding the Merger and the issuance of HF Group common stock.

This explanation of the HF Group Board’s reasons for approving the Merger and the other transactions contemplated by the Merger Agreement, including the issuance of HF Group common stock, and other information presented in this section is forward-looking in nature and should be read in light of the section of this proxy statement entitled “Special Note Regarding Forward-Looking Statements” beginning on page [23] of this proxy statement.

B&R Global’s historical financial results are shown in the following table:

Actual Financial Results

(dollars in millions)

(unaudited)

	For Years ended December 31,
	2017	2018
	Actual	Actual

Net revenue	$503.4	$527.0
Growth of revenue		4.69%
Net income attributable to B&R Global	$17.7	$20.4
Pro Forma net income attributable to B&R Global(1)	$10.8	$15.2
Growth of net income attributable to B&R Global		40.7%
Adjusted EBITDA	$21.4	$24.5
Growth of Adjusted EBITDA		14.5%

(1) Prior to January 1, 2019, 18 of the subsidiaries elected to be taxed as pass-through entities. B&R Global converted to a C corporation as of January 1, 2019. Pro forma net income attributable to B&R Global was calculated with consideration of the income tax effect as if all the B&R Global's subsidiaries were taxed as C Corporation since January 1, 2018.

For additional information on Adjusted EBITDA, see the section titled “Management/s Discussion and Analysis of Financial Condition and Results of Operations of B&R Group – Adjusted EBTIDA” beginning on page [70].

Recommendation of HF Group’s Board

After careful consideration, the HF Group Board determined that the Business Combination with B&R Global is in the best interests of HF Group and its shareholders. On the basis of the foregoing, HF Group’s board has approved and declared advisable the Business Combination with B&R Global and recommends that you vote or give instructions to vote “FOR” each of the Business Combination Proposal and the other proposals.

The board of directors recommends a vote “FOR” each of the Business Combination Proposal and the other proposals.

Anticipated Accounting Treatment

The Business Combination will be accounted for using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, “Business Combinations”. HF Group will be considered the accounting acquirer.  The assets and liabilities and results of operations of B&R Global will be consolidated into the results of operations of HF Group as of the completion of the Business Combination.

Regulatory Approvals

The Business Combination and the other transactions contemplated by the Merger Agreement are not subject to any additional federal or state regulatory requirements or approvals, except for (1) the Hart-Scott Rodino Antitrust Improvements Act of 1976 and (2) filings with the State of Delaware necessary to effectuate the transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

Business Combination with B&R Global; Merger Consideration

Upon the closing of the transactions contemplated in the Merger Agreement, HF Group will acquire 100% of the issued and outstanding securities of B&R Global, in exchange for 30,700,000 shares of HF Group Common Stock. We refer to this transaction as the “Business Combination.”

Representations and Warranties

In the Merger Agreement, B&R Global makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of B&R Global and its subsidiaries and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) absence of conflicts; (d) capital structure; (e) accuracy of charter and governing documents; (f) affiliate transactions; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws, including those relating to foreign corrupt practices and money laundering; (o) ownership of intellectual property; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, HF Group makes certain representations and warranties relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) brokers and finders; (d) capital structure; (e) validity of share issuance; (f) SEC documents and financial statements; (g) certain business practices; (h) litigation; (i) money laundering laws and OFAC; and (h) corporate records.

Conduct Prior to Closing; Covenants

B&R Global has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions) and not to take certain specified actions without the prior written consent of HF Group.

HF Group has agreed to operate its business in the ordinary course prior to the closing of the Merger (with certain exceptions) and not to take certain specified actions without the prior written consent of B&R Global.

The Merger Agreement also contains certain customary covenants, including covenants relating to: (a) each party providing access to their books and records; (b) each party using their best efforts to complete the transactions contemplated by the Merger Agreement; and (c) B&R Global being required to deliver the financial statements required by HF Group to make applicable filings with the SEC.

Conditions to Closing

General Conditions

Consummation of the merger is conditioned on, among other things, (a) the absence of any order, stay, judgment or decree by any government agency; (b) the absence of any action brought by third-party non-affiliate to enjoin, modify, amend or prohibit the merger; and (c) the execution and delivery of the Additional Agreements as defined in the Merger Agreement.

B&R Global’s Conditions to Closing

The obligations of B&R Global to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	HF Group complying with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement;

●	the representations and warranties of HF Group being true on and as of the closing date of the merger;

●	absence of material adverse effect; and

●	delivery of a closing certificate signed by the Chief Executive Officer and Chief Financial Officer of HF Group.

HF Group’s Conditions to Closing

The obligations of HF Group to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon, among other things, each of the following:

●	B&R Global complying with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement;

●	the representations and warranties of B&R Global being true on and as of the closing date of the merger;

●	absence of material adverse effect;

●

delivery of a closing certificate signed by the Chief Executive Officer and Chief Financial Officer of B&R Global, all required third party consents, governmental approvals, and updated disclosure schedules;

●	B&R Global’s completion of the Restructuring as defined in the Merger Agreement;

●	HF Group completing its due diligence review of B&R Global; and

●	Approval by the majority of HF Group’s stockholders as set forth herein.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the closing by:

●	the mutual written agreement of HF Group and B&R Global;

●

HF Group, if the closing has not occurred on or prior to December 31, 2019, provided that HF Group is not in breach of any of its obligations under the Merger Agreement, or on 30 days’ notice if B&R Global is in material breach of the Merger Agreement; or

●

B&R Global, if the closing has not occurred on or prior to December 31, 2019, provided that B&R Global is not in breach of any of its obligations under the Merger Agreement, or on 30 days’ notice if HF Group is in material breach of the Merger Agreement.

Effect of Termination

In the event of termination and abandonment by either HF Group or B&R Global, all further obligations of the parties shall terminate.

Indemnification

B&R Global and its shareholders will jointly and severally indemnify HF Group for (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of B&R Global, (b) any actions by any third parties with respect to the business (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the closing date (c) the violation of any laws in connection with or with respect to the operation of the business on prior to the closing date, (d) any claims by any employee of B&R Global with respect to any period or event occurring on or prior to the closing date, (e) the failure of B&R Global to pay any taxes or to file any tax return with respect to any pre-closing period, or (f) any sales, use, transfer or similar tax imposed on HF Group as a result of any transaction contemplated by the Merger Agreement. The indemnification shall survive for a period of 12 months following the closing. 5% of the consideration shares will be held in escrow for purposes of satisfying the indemnification obligations of the stockholders, with such shares being valued at the time of such indemnification payment at the volume weighted average closing price of HF Group common stock on NASDAQ for the 20 trading days prior to such indemnification payment date.

The arbitration and jury trial waiver provisions contained in Article 11 of the Merger Agreement would not apply to any claims brought under the federal securities laws.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual agreement, which is filed as Annex A hereto.

Escrow Agreement

In connection with the Merger, HF Group, B&R Global, Xiao Mou Zhang, as representative of the B&R Global stockholders, and [•], as escrow agent, will enter into an Escrow Agreement, pursuant to which HF Group shall deposit shares of HF Group common stock, representing 5% of the aggregate amount of shares to be issued to the B&R Global stockholders pursuant to the Merger, to secure the indemnification obligations of the B&R Global stockholders as contemplated by the Merger Agreement.

Tag-Along Agreement

In connection with the Merger, HF Group and the B&R Global stockholders will enter into a Tag-Along Agreement, which will provide the B&R Global stockholders with tag-along rights in the event a B&R Global stockholder desires to sell his or her HF Group securities in a sale transaction. The form of Tag-Along Agreement that was attached as an exhibit to the Merger Agreement is attached to this proxy statement as Annex B.

Registration Rights Agreement

In connection with the Merger, HF Group and the B&R Global stockholders will enter into a Registration Rights Agreement to provide for the registration of the common stock being issued to the B&R Global stockholders in connection with the Business Combination. The B&R Global stockholders will be entitled to “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination, as well as certain demand rights. HF Group will bear the expenses incurred in connection with the filing of any such registration statements. The form of Registration Rights Agreement that was attached as an exhibit to the Merger Agreement is attached to this proxy statement as Annex C.

Voting Agreement

In connection with the Merger, HF Group, B&R Global, and certain of the B&R Global stockholders will enter into a five year Voting Agreement, which will provide that, immediately after the closing of the Business Combination, (i) Zhou Min Ni, the current Chief Executive Officer of HF Group, shall serve as a director and the chairman of the board; (ii) Xiao Mou Zhang, the current Chief Executive Officer of B&R Global, shall serve as a director; (iii) Zhou Min Ni shall select one person to serve as an independent director, (iv) Xiao Mou Zhang shall select one person to serve as an independent director, and (v) Zhou Min Ni and Xiao Mou Zhang shall jointly select one person to serve as an independent director. The form of Voting Agreement that was attached as an exhibit to the Merger Agreement is attached to this proxy statement as Annex D.

Employment Agreements

In connection with the Merger, HF Group will enter into separate employment agreements with each of Xiao Mou Zhang, Ling Fang Yang and Sha J. Zhang.

THE AUTHORIZED SHARE PROPOSAL

Overview

In order to effectuate the transactions contemplated by the Merger Agreement, HF Group must increase its number of authorized shares of common stock. The board of directors has requested that HF Group’s stockholders authorize the issuance of up to [•] shares of common stock. If this proposal is not approved, the transaction with B&R Global will not be able to be consummated because HF Group will not have sufficient authorized shares to issue to the B&R Global stockholders in consideration of the Business Combination.

HF Group will need approximately [●] authorized shares of common stock to pay the initial consideration to the B&R Global stockholders at the closing of the Business Combination. By authorizing up to [●] shares, the combined company will have flexibility to execute its business plan by having an adequate number of authorized but unissued shares of common stock available to facilitate potential equity financings, acquisitions, business combinations, stock dividends, stock options, stock splits, recapitalizations and other general corporate purposes, without the expense or delay attendant in seeking stockholder approval at a special or annual meeting at a time when such shares would be needed (except as may be required by law or by any stock exchange on which our securities may then be listed).

If stockholder approval is not obtained for the Authorized Share Proposal, we will not complete the Business Combination because stockholder approval of the Authorized Share Proposal is a condition to completion of the Business Combination and because we do not currently have a sufficient number of authorized shares to consummate the Business Combination.

We do not have any arrangements, commitments or understandings to issue any shares of our capital stock except in connection with the Business Combination, the 2018 Equity Incentive Plan and our currently outstanding warrants.

While it may be deemed to have potential anti-takeover effects, this proposal to increase our authorized common stock and preferred stock is not prompted by any specific effort or takeover threat currently perceived by management.

Required Vote

Approval of the Authorized Share Proposal requires the affirmative vote of the holders of a majority of the shares of HF Group common stock.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Authorized Share Proposal.

THE BOARD VOTING PROPOSAL

Overview

HF Group and B&R Global agreed to amend HF Group’s certificate of incorporation in connection with the Business Combination in order to insure that the management teams of both companies will share power of the combined company following the Business Combination.

The amendment contemplated by the Board Voting Proposal requires that certain actions of the Board of Directors require a two-thirds vote of the Board of Directors to approve.  These provisions are being added to insure that at least one director from both HF Foods and B&R Global will be required to take the specified actions.  In addition to the foregoing, the amendment will remove certain provisions that are no longer applicable to HF Group, and clarify that the forum selection clause in Article Eighth does not apply to actions brought under the federal securities laws.

Comparison of Current Certificate of Incorporation to Proposed Certificate of Amendment to Amended and Restated Certificate of Incorporation, in Connection with the Amendment Proposals

The following table sets forth a summary of the change proposed to be made between our Current Certificate of Incorporation and the Proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation if the Amendment Proposals are approved.

Article in Current Certificate of Incorporation	Current Certificate of Incorporation	Proposed Certificate of Amendment to Amended and Restated Certificate of Incorporation

Article FOURTH	“FOURTH: The name and mailing address of the incorporator is: Jaszick Maldonado, c/o Loeb & Loeb LLP, 345 Park Avenue, New York NY 10154.”	Removed

Article FIFTH:

“FIFTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 31,000,000, of which 30,000,000 shares will be common stock, par value $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock, par value $.001 per share (“Preferred Stock”).”

”FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [•], of which [•] shares will be common stock, par value $.0001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock, par value $.001 per share (“Preferred Stock”).”

Article SIXTH	This Article contains provisions that are no longer applicable to HF Foods; they relate to the period when HF Foods was a Spacial Purpose Acquisition Company.	Removed

No Current equivalent provision	None.

E.     Each director present in person shall have one vote at each Board meeting, and all decisions of the directors shall be passed by simple majority vote, provided, however, that the following acts of the Corporation or any of its subsidiaries, whether in a single transaction or series of related transactions, whether directly or indirectly and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, must be passed by a two-thirds (2/3) vote of the Board:

1.     alter any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including pursuant to a merger);

2.     any increase, decrease or cancellation of any authorized, issued, or outstanding shares of the Corporation or its subsidiaries, or any issuance, distribution, purchase or redemption of any share, convertible security or warrant or any issuance of option, except for any such action under the terms of any existing stock or option plan;

3.     increase the number of shares authorized for issuance under any existing stock or option plan or create any new stock or option plan;

4.     any action that results in the payment or declaration of a dividend or other distribution on any Common Stock or Preferred Stock;

5.     approve any liquidation, winding up or dissolution of the Corporation or any of its subsidiaries or majority-owned affiliates;

6.     approve or effect any merger, reorganization, consolidation or amalgamation of the Corporation or any of its subsidiaries or majority-owned affiliates with any other entity or entities or any spin-off, sub-division, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of the Corporation or any of its subsidiaries;

7.     create, issue or authorize the creation or issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $500,000 and such debt is not already included in a budget approved by the Board of Directors of the Corporation, other than trade debt or payables incurred in the ordinary course of business;

8.     any action that results in the Corporation selling, transferring or otherwise disposing of any capital stock of any direct or indirect subsidiary of the Corporation, or permitting any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

9.     make any change to the nature or scope of the business purpose of the Corporation or acquire any businesses which are not related to the business purpose of Corporation in a material manner;

10.     Change the name of the Corporation or the location of its principal office to a location outside the state of its current location;

11.     any appointment of, removal of, or substantial limitation or infringement of the scope of authority, management responsibilities, or access to Corporation facilities or records of the president, chief executive officer, chief financial officer, chief operating office, or other officer of the Corporation having the title of no less than Vice President;

12.     approve any compensation increase in excess of more than fifteen percent (15%) in a twelve (12) month period afforded to any of the five (5) highest paid employees of the Corporation and its subsidiaries and majority-owned affiliates;

13.     approve any new loans to any affiliate, officer, director, board member, employee, or holder of any equity security of the Corporation or its subsidiaries, and any affiliate or associate of any of the foregoing (collectively, “Related Party”);

14.     approve any transaction or series of transactions (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party involving payments in excess of $100,000 individually or in the aggregate other than the transaction incurred in the ordinary course of business;

15.     approve any material deviation from or material amendment of, the annual budget of the Corporation or its subsidiary;

16.     the appointment or removal of the auditors or the auditors for the Corporation or its subsidiaries, or the change of the term of the fiscal year for the Corporation or its subsidiaries;

17.     any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election

18.     sell, assign, pledge, or encumber material property or intellectual property;

19.     transfer or dispose of any stock of any subsidiary or majority owned affiliate, or permit any subsidiary or majority-owned affiliate to transfer or dispose of all or substantially all its assets or license a substantial portion of the Corporation’s intellectual properties to any Person for use on an exclusive basis; or

20.     any action to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Article Eighth

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the corporation to the corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the certificate of incorporation or the by-laws of the Corporation or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended.

Stockholder approval of the Board Voting Proposal is a condition to completion of the Business Combination.

Required Vote

Approval of the Board Voting Proposal requires the affirmative vote of the holders of a majority of the shares of HF Group common stock.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Board Voting Proposal.

THE NASDAQ PROPOSAL

Background and Overview

Under the terms of the Merger Agreement, HF Group is required to issue more than 20% of its issued and outstanding shares of common stock to the B&R Global stockholders. Because of the issuance of in excess of 20% of the outstanding shares of common stock of HF Group, we are required to obtain stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) such securities have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the greater of book or market value of the stock if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

If the Nasdaq Proposal is adopted, HF Group would issue shares representing more than 20% of its outstanding common stock in connection with the Business Combination. The issuance of such shares would result in significant dilution to the HF Group stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of HF Group.

If the Nasdaq Proposal is not approved and we consummate the Business Combination on its current terms, HF Group would be in violation of Nasdaq Listing Rule 5635(a) and potentially Nasdaq Listing Rule 5635(d), which could result in the delisting of our securities from the Nasdaq Capital Market. If Nasdaq delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity with respect to our securities;

●

a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage for the post-transaction company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Required Vote

Approval of the Nasdaq Proposal requires the affirmative vote of the holders of a majority of the shares of HF Group common stock represented in person or by proxy at the special meeting of HF Group stockholders and entitled to vote thereon.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Nasdaq Proposal.

THE BUSINESS COMBINATION ADJOURNMENT PROPOSAL

Purpose of the Business Combination Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Merger Agreement and the transactions contemplated thereby, the HF Group board of directors may adjourn the special meeting to a later date, or dates, if necessary, to permit further solicitation of proxies.

Required Vote

Approval of the Business Combination Adjournment Proposal requires the affirmative vote of the majority of the holders of HF Group common stock as of the record date represented in person or by proxy at the special meeting of HF Group shareholders and entitled to vote thereon. Adoption of the Business Combination Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Board Recommendation

The board of directors recommends a vote “FOR” adoption of the Business Combination Adjournment Proposal.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF B&R GLobal holdings, Inc.

The following table sets forth selected historical financial information derived from B&R Global’s audited consolidated financial statements for the years ended December 31, 2018 and 2017, and for each of the three and sixmonth periods ending June 30, 2019 and June 30, 2018 has been derived from B&R Global’s unaudited condensed consolidated financial statements for such periods, which are included elsewhere in this proxy statement.

The information is only a summary and should be read in conjunction with B&R Global’s consolidated financial statements and related notes, and “B&R Global Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of B&R Global or HF Group.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,		For the Years Ended December 31,
	2019	2018	2019	2018	2018	2017

Net revenue	$133,315,246	$133,666,010	$267,469,590	$270,045,477	$526,974,506	$503,362,450
Cost of sales	112,165,905	112,341,168	224,545,250	227,841,170	441,917,690	427,717,346
Gross profit	21,149,341	21,324,842	42,924,340	42,204,307	85,056,816	75,645,104
Distribution, selling and administrative expenses	16,499,937	15,180,352	32,406,418	30,116,633	63,074,257	55,079,623
Income from operations	4,649,404	6,144,490	10,517,922	12,087,674	21,982,559	20,565,481
Interest expenses and bank charges	(370,458)	110,354	(831,777)	(470,409)	(1,368,627)	(1,423,933)
Other income (expense)	(12,860)	45,613	103,053	12,149	188,726	(1,103,817)
Income before income tax provision	4,266,086	6,300,457	9,789,198	11,629,414	20,802,658	18,037,731
Provision for income taxes	943,806	49,268	2,613,539	97,133	151,806	85,527
Net income	3,322,280	6,251,189	7,175,659	11,532,281	20,650,852	17,952,204
Less: net income attributable to noncontrolling interest	251,925	68,336	377,183	88,175	272,595	248,605
Net income attributable to B&R Global	$3,070,355	$6,182,853	$6,798,476	$11,444,106	$20,378,257	$17,703,599

Cash Flow Data:
Net cash provided by (used in) operating activities	$3,433,979	$(3,769,795)	$18,280,711	$19,251,048	$15,301,659	$5,737,571
Net cash provided by (used in) investing activities	$(416,580)	$(764,063)	$(913,959)	$(2,259,091)	$(2,790,802)	$(4,246,304)
Net cash used in financing activities	$(2,746,480)	$2,358,791	$(13,597,204)	$(18,942,578)	$(12,401,355)	$(3,058,627)

	June 30,		June 30,		December 31,
Balance Sheet Data:	2019	2018	2019	2018	2018	2017
Cash	$12,071,652	$6,241,981	$12,071,652	$6,241,981	$8,302,104	$8,192,602
Total assets	$134,831,225	$104,307,830	$134,831,225	$104,307,830	$122,438,924	$112,278,385
Total liabilities	$102,560,991	$75,152,846	$102,560,991	$75,152,846	$96,869,600	$88,652,137
Total equity	$32,270,234	$29,154,984	$32,270,234	$29,154,984	$25,569,324	$23,626,248

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

HF Group is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2019 combines the unaudited historical condensed consolidated balance sheet of HF Group as of June 30, 2019 with the unaudited historical condensed consolidated balance sheet of B&R Global as of June 30, 2019, giving effect to the transactions as if they had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2018 combines the audited historical consolidated statement of income of HF Group for the year ended December 31, 2018 with the audited historical consolidated statement of income of B&R Global for the year ended December 31, 2018, giving effect to the transactions as if they had been consummated as of January 1, 2018.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The historical financial information of B&R Global was derived from the audited consolidated financial statements of B&R Global for the year ended [December 31, 2018] included elsewhere in this proxy statement. The historical financial information of HF Group was derived from the audited financial statements of HF Group for the year ended [December 31, 2018] included elsewhere in this proxy statement. This information should be read together with B&R Global’s and HF Group’s audited financial statements and related notes, “B&R Global Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Other Information Related to HF Group — HF Group’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. HF Group and B&R Global have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

HF Group will be considered the accounting acquirer.  The assets and liabilities and results of operations of B&R Global will be consolidated into the results of operations of HF Group as of the completion of the Business Combination.

	HF Group Historical	B&R Global Historical	Pro Forma Adjustment		Pro Forma Unaudited, Combined

Six Months ended June 30, 2019
Net revenue	$149,519,228	$267,469,590			$416,988,818
Gross profit	$25,219,009	$42,924,340			$68,143,349
Net income attributable to common shareholders	$2,695,708	$6,798,476			$9,494,184
Net income per share - basic and diluted	$0.12	$1.02			$0.19
Equivalent pro forma earnings per share of B&R Global – basic and diluted (1)					$0.86

Year ended December 31, 2018
Net revenue	$291,006,698	$526,974,506			$817,981,204
Gross profit	$49,565,549	$85,056,816			$134,622,365
Net income attributable to common shareholders	$6,286,455	$20,378,257	(5,173,024	)(2)	$21,491,688
Net income per share – basic and diluted	$0.30	3.08			$0.41
Equivalent pro forma earnings per share of B&R Global – basic and diluted (1)					$1.87

As of June 30, 2019
Cash	$6,941,989	$12,071,652			$19,013,641
Total assets	$92,848,958	$134,831,225			$227,680,183
Total liabilities	$55,623,192	$102,560,991			$158,184,183
Total equity	$37,225,766	$32,270,234			$69,496,000

(1) Equivalent pro forma net earnings per share for the six months ended June 30, 2019 was calculated by multiplying the share exchange ratio between HF Group and B&R Global (approximately 4.6/1=30,700,000/6,665,516) by pro forma net income per share. Equivalent pro forma net earnings per share for the year ended December 31, 2018 was calculated by multiplying the share exchange ratio between HF Group and B&R Global (approximately 4.6/1=30,700,000/6,622,093) by pro forma net income per share.

(2) Prior to January 1, 2019, 18 of the subsidiaries of B&R Global elected to be taxed as pass-through entities. B&R Global converted to C corporation as of January 1, 2019. Pro forma net income attributable to common stockholders of B&R Global was calculated with consideration of the income tax effect as if all of the subsidiaries were taxed as C Corporation since January 1, 2018.

See pro forma condensed combined financial statements and related notes in “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement.

COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of HF Group for the three months ended June 30, 2019 and the year ended December 31, 2018 on a stand-alone basis, and the unaudited pro forma combined per share ownership information of HF Group and B&R Global after giving effect to the transactions.

This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this proxy statement, and the historical financial statements of HF Group and B&R Global and related notes that are included elsewhere in this proxy statement. The unaudited HF Group and B&R Global pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of HF Group and B&R Global would have been had the companies been combined during the period presented.

	HF Group Historical	B&R Global Holdings Historical	Pro Forma Adjustments		Pro Forma Unaudited, Combined

Six Months ended June 30, 2019
Net income attributable to common shareholders	$2,695,708	$6,798,476			$9,494,184
Weighted Average Shares Outstanding — Basic and Diluted	22,167,486	6,665,516	24,034,484	(4)	52,867,486
Earnings Per Share – Basic and Diluted	$0.12	$1.02			$0.18
Equivalent pro forma earnings per share of B&R Global – basic and diluted (1)					$0.83

Year ended December 31, 2018
Net income attributable to common shareholders	$6,286,455	$20,378,257	(5,173,024	)(5)	$21,491,688
Weighted Average Shares Outstanding — Basic and Diluted	22,167,486	6,622,093	24,077,907	(4)	52,867,486
Earnings Per Share – Basic and Diluted	$0.28	$3.08			$0.41
Equivalent Pro Forma Earnings Per Share of B&R Global – Basic and Diluted (1)					$1.88

As of June 30, 2019
Shares Outstanding	22,167,486	6,665,516	24,034,484	(4)	52,867,486
Book Value Per Share (2)	$1.63	$4.69			$1.27
Equivalent Pro Forma Book Value Per Share of B&R Global(2) (3)					$5.86

(1) Equivalent pro forma net earnings per share for the six months ended June 30, 2019 was calculated by multiplying the share exchange ratio between HF Group and B&R Global (approximately 4.6/1=30,700,000/6,665,516) by pro forma net income per share. Equivalent pro forma net earnings per share for the year ended December 31, 2018 was calculated by multiplying the share exchange ratio between HF Group and B&R Global (approximately 4.6/1=30,700,000/6,622,093) by pro forma net income per share.

(2) The equity of noncontrolling interest was excluded from the calculation of book value per share related to HF Group and B&R Global and pro forma book value per share after merger because it was not attributable to the common stockholders of HF Group and B&R Global before the business combination and will not be attributable to HF Foods Group Inc. after the business combination, but will be attributable to the minority shareholders.

(3) Equivalent pro forma book value per share was calculated by multiplying the share exchange ratio between HF Group and B&R Global (approximately 4.6/1=30,700,000/6,665,516) by pro forma book value per share.

(4) Adjustment to shares outstanding is calculated by subtracting existing shares outstanding from proposed outstanding shares after merger of 52,867,486.

(5) Prior to January 1, 2019, 18 of the subsidiaries of B&R Global elected to be taxed as pass-through entities. B&R Global converted to C corporation as of January 1, 2019. Pro forma net income attributable to common stock holders of B&R Global was calculated with consideration of the income tax effect as if all of the subsidiaries were taxed as C Corporation since January 1, 2018.

See pro forma condensed combined financial statements and related notes in “Unaudited Pro Forma Condensed Combined Financial Statements” included elsewhere in this proxy statement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

HF Foods Group Inc.

Pro Forma Condensed Combined Balance Sheet

As of June 30, 2019

(Unaudited)

	HF Group	B&R Global	Pro Forma			Pro Forma Combined
	Unaudited	Unaudited	Adjustment			Unaudited
ASSET
Current assets:
Cash	$6,941,989	$12,071,652	$			$19,013,641
Accounts receivable, net	13,687,825	31,973,686				45,661,511
Accounts receivable - related parties, net	2,690,110	3,492,532				6,182,642
Inventories, net	26,122,873	51,271,251				77,394,124
Advances to suppliers, net	396,929	268,977				665,906
Advances to suppliers - related parties, net	1,229,659	-				1,229,659
Notes receivable	718,284	-				718,284
Notes receivable - related parties, current	979,211	-				979,211
Income Tax Recoverable	637,660	-				637,660
Other current assets	950,470	1,991,866				2,942,336
Other current assets - related parties	-	495,158				495,158
Total current assets	54,355,010	101,565,122				155,920,132
Property and equipment, net	27,617,543	10,879,648				38,497,191
Long-term investments	-	2,275,616				2,275,616
Security deposits	-	288,182				288,182
Security deposits - related parties	-	591,380				591,380
Operating Lease Right-of-use-assets	85,783	19,103,201				19,188,984
Deferred tax assets	85,451	-				85,451
Long-term notes receivables	3,078,987	-				3,078,987
Long-term notes receivables - related parties	7,419,521	-				7,419,521
Intangible assets	-	128,076				128,076
Other long-term assets	206,663	-				206,663
Total assets	$92,848,958	$134,831,225	$			$227,680,183

LIABILITIES AND EQUITY
Current liabilities:
Lines of credit	$11,364,481	$-	$			$11,364,481
Bank overdraft	-	21,006,246				21,006,246
Accounts payable	19,617,687	22,426,848				42,044,535
Accounts payable - related parties	3,453,519	1,511,955				4,965,474
Advance from customers	408,080	31,748				439,828
Current portion of long-term debt, net	1,757,027	1,139,674				2,896,701
Current portion of obligations under capital leases	262,904	-				262,904
Current portion of obligations under operating leases	40,156	4,199,610				4,239,766
Other payables	-	220,445				220,445
Other payables - related parties	-	812,448				812,448
Income tax payable	12,836	1,359,945				1,372,781
Accrued expenses	2,255,262	805,421				3,060,683
Total current liabilities	39,171,952	53,514,340				92,686,292
Long-term debt	14,132,172	2,577,511				16,709,683
Line of credit	-	31,242,546				31,242,546
Obligations under capital leases, non-current	1,207,695	-				1,207,695
Obligations under operating leases, non-current	45,627	14,903,591				14,949,218
Deferred tax liabilities	1,065,746	323,003				1,388,749
Total liabilities	55,623,192	102,560,991				158,184,183

Commitments and contingencies
Equity
Preferred Stock	-	-		-		-
Common stock	2,217	667		2,403	(a)	5,287
Additional paid-in capital	22,920,603	18,364,010		(2,403	)(a)	41,282,210
Retained earnings	13,129,692	12,885,097				26,014,789
Noncontrolling interest	1,173,254	1,020,460				2,193,714
Total equity	37,225,766	32,270,234		-		69,496,000
Total liabilities and equity	$92,848,958	$134,831,225		$-		$227,680,183

Shares Outstanding	22,167,486	6,665,516		24,034,484		52,867,486
Book Value Per Share or Pro Forma Book Value Per Share (1)	$1.63	$4.69				$1.27
Equivalent Pro Forma Book Value Per Share of B&R Global (2)						$5.86

(1) The equity of noncontrolling interest was excluded from the calculation of book value per share related to HF Group and B&R Global and pro forma book value per share after merger because it was not attributable to the common stockholders of B&R Global before the business combination and will not be attributable to HF Foods Group Inc. after the business combination, but will be attributable to the minority shareholders.

(2) Equivalent pro forma net book value per share was calculated by multiplying the share exchange ratio between HF Group and B&R Global Group (approximately 4.6/1=30,700,000/6,665,516) by pro forma book value per share.

(a) Adjustment to equity is related to the issuance of stock consideration of 30,700,000.

HF Foods Group Inc.

Pro Forma Condensed Combined Income Statement

For the Six Months ended June 30, 2019

(Unaudited)

	HF Group	B&R Global		Pro Forma
	Historical	Historical	Pro Forma	Combined
	Unaudited	Unaudited	Adjustment	Unaudited

Net revenue - third parties	$140,952,144	$248,401,056	$	$389,353,200
Net revenue - related parties	8,567,084	19,068,534		27,635,618
Total net revenue	149,519,228	267,469,590		416,988,818
Cost of revenue	124,300,219	224,545,250		348,845,469
Gross profit	25,219,009	42,924,340		68,143,349
Distribution, selling and administrative expenses	21,459,213	32,406,418		53,865,631
Income from operations	3,759,796	10,517,922		14,277,718
Interest income	304,467	-		304,467
Interest expenses and bank charges	(725,118)	(831,777)		(1,556,895)
Other income	623,530	103,053		726,583
Income before income tax provision	3,962,675	9,789,198		13,751,873
Income tax provision	1,108,390	2,613,539		3,721,929
Net income	$2,854,285	$7,175,659	$	$10,029,944
Less: income attributable to common stock subject to redemption				-
Less: net income attributable to noncontrolling interest	158,577	377,183		535,760
Net income (loss) attributable to common stockholders	$2,695,708	$6,798,476	$	$9,494,184
Weighted Average Shares Outstanding — Basic and Diluted	22,167,486	6,665,516	24,034,484	52,867,486
(Loss) Income or Pro Forma Earnings Per Share – Basic and Diluted	$0.12	$1.02		$0.18
Equivalent Pro Forma Earnings Per Share of B&R Global – Basic and Diluted (1)				$0.83

(1) Equivalent pro forma net earnings per share was calculated by multiplying the share exchange ratio between HF Group and B&R Global (approximately 4.6/1=30,700,000/6,665,516) by pro forma income per share.

HF Foods Group Inc.

Pro Forma Condensed Combined Income Statement

For the Year ended December 31, 2018

(Unaudited)

	HF Group	B&R Global			Pro Forma
	Historical	Historical	Pro Forma		Combined
	Audited	Audited	Adjustment		Unaudited
Net revenue - third parties	$272,859,695	$492,047,897			$764,907,592
Net revenue - related parties	18,147,003	34,926,609			53,073,612
Total net revenue	291,006,698	526,974,506			817,981,204
Cost of revenue	241,441,149	441,917,690			683,358,839
Gross profit	49,565,549	85,056,816			134,622,365
Distribution, selling and administrative expenses	41,039,438	63,074,257			104,113,695
Income from operations	8,526,111	21,982,559			30,508,670
Interest income	493,358				493,358
Interest expenses and bank charges	(1,372,508)	(1,368,627)			(2,741,135)
Other income	1,196,989	188,726			1,385,715
Income before income tax provision	8,843,950	20,802,658			29,646,608
Income tax provision	2,490,255	151,806	5,201,808	(1)	7,843,869
Net income	$6,353,695	$20,650,852	$(5,201,808)		$21,802,739
Less: net income attributable to noncontrolling interest	67,240	272,595	(28,784	)(1)	311,051
Net income (loss) attributable to common shareholders (1)	$6,286,455	$20,378,257	(5,173,024	)(1)	$21,491,688
Weighted Average Shares Outstanding — Basic and Diluted	20,991,004	6,622,093	25,254,389	(3)	52,867,486
Earnings Per Share – Basic and Diluted	$0.30	$3.08			$0.41
Equivalent Pro Forma Earnings Per Share of B&R Global – Basic and Diluted (2)					$1.88

(1) Prior to January 1, 2019, 18 of the subsidiaries of B&R Global elected to be taxed as pass-through entities. B&R Global converted to C corporation as of January 1, 2019. Pro forma net income attributable to common stock holders of B&R Global was calculated with consideration of the income tax effect as if all of the subsidiaries were taxed as C Corporation since January 1, 2018.

(2) Equivalent pro forma net earnings per share was calculated by multiplying the share exchange ratio between HF Group and B&R Global Group (approximately 4.6/1=30,700,000/6,622,093) by pro forma income per share.

(3) Adjustment to shares outstanding is calculated by subtracting existing shares outstanding from proposed outstanding shares after merger of 52,867,486.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL INFORMATION

1.     Description of Transaction

On June 21, 2019, HF Group, B&R Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of HF Group, or “Merger Sub,” B&R Global Holdings, Inc., a Delaware corporation, or “B&R Global,” the stockholders of B&R Global, and Xiao Mou Zhang, as representative of the stockholders, entered into a merger agreement, pursuant to which Merger Sub will merge into HF Group resulting in B&R Global becoming a wholly owned subsidiary of HF Group. See “The Business Combination Proposal” for more detailed information. The merger consideration consists of 30,700,000 shares of HF Group common stock. Upon consummation of the Business Combination, B&R Global will be a wholly owned subsidiary of HF Group.

B&R Global’s shareholders will own approximately 58.1% of HF Group’s shares to be outstanding immediately after the transactions, and the HF Group’s shareholders will own approximately 41.9% of HF Group’s outstanding shares.

2.     Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

a.	Issuance of the stock consideration of 30,700,000 shares.
b.

Prior to January 1, 2019, 18 of the subsidiaries of B&R Global elected to be taxed as pass-through entities. B&R Global converted to C corporation as of January 1, 2019. The adjustment represented income tax effect as if all of the subsidiaries were taxed as C Corporation since January 1, 2018.

3.     Reconciliation of Pro Forma Adjusted EBITDA

	HF Group	B&R Global			Pro Forma
	Historical	Historical	Pro Forma		Combined
	Unaudited	Unaudited	Adjustment		Unaudited
For the six Months ended June 30, 2019
Net income	$2,854,285	$7,175,659			$10,029,944
Interests expenses	725,118	831,777			1,556,895
Income tax provision	1,108,390	2,613,539			3,721,929
Depreciation and Amortization	1,434,819	1,209,394			2,644,213
Non-recurring expenses	1,000,000	-			1,000,000
Adjusted EBITDA	$7,122,612	$11,830,369	$		$18,952,981
For the Year ended December 31, 2018
Net income	$6,353,695	$20,650,852	$(5,201,808	)(1)	$21,802,739
Interests expenses	1,372,508	1,368,627			2,741,135
Income tax provision	2,490,255	151,806	5,201,808	(1)	7,843,869
Depreciation and Amortization	2,134,832	2,332,067			4,466,899
Non-recurring expenses	1,831,167	-			1,831,167
Adjusted EBITDA	$14,182,457	$24,503,352	$-		$38,685,809

(1) Prior to January 1, 2019, 18 of the subsidiaries of B&R Global elected to be taxed as pass-through entities. B&R Global converted to C corporation as of January 1, 2019. The adjustment represented income tax effect as if all of the subsidiaries were taxed as C Corporation since January 1, 2018.

B&R GLOBAL HOLDINGS, INC.’S BUSINESS

Overview

B&R Global Holdings, LLC, acting through its subsidiaries (sometimes referred to in this proxy statement as “B&R Global” or the “Group”), is a Chinese food wholesaler and distributor for Asian restaurants in the western United States. B&R Global was founded by Xiao Mou Zhang, aka Peter Zhang and his partners, who were originally from China, in 1999. Like many Chinese immigrants, Peter and his partners found their first jobs in the United States in Chinese restaurants, and eventually transitioned into opening their own restaurants. Through operating their own Chinese restaurants, Peter and partners realized vast business potential in food distribution business.

In the past 20 years, B&R Global has developed distribution channels throughout the western United States. The Group has eleven distribution centers located in Arizona, California, Colorado, Montana, Nevada, Oregon, Utah, and Washington. The Group spent several years developing its proprietary ERP system for inventory, sales, and customer management. B&R Global outsources most of its sales function to a call-center in China. This allows the Group to serve its customers around-the-clock in their native language, while lowering the administrative cost in the United States. Supported by the call center in China, B&R Global has been able to grow customer base and, at the same time, keep operating costs low. The utilization of private networks has allowed an integrated system facilitating real time information sharing between the headquarters in California, subsidiaries throughout the western United States, the call center in China, and its customers.

B&R Global’s management believes in pursuing growth through innovation and service. It is currently serving approximately 6,800 restaurant customers in more than ten western states. Although the main clientele of B&R Global is Chinese restaurants, it is actively expanding into pan-Asian restaurants, high-end seafood restaurants, and Japanese restaurants.

B&R Global is committed to providing its customers with a wide range of products at competitive prices. Since its inception, B&R Global has differentiated itself from its competitors with its distinctive product offerings, supplier relationships, locations, and technology. The wide range of products sets B&R Global apart from other mainstream competitors such as Sysco and US Foods, as many of the items B&R Global offers are specific to the Chinese restaurants and not offered by its competitors. Most of its service routes are within 300 miles of its distribution centers. With eleven warehouses and more than two hundred trucks on the road daily, B&R Global offers its customers prompt delivery of high-quality products.

B&R Global also imports specialized items that would be difficult to procure domestically such as Asian sauces, condiments specific to Asian cuisine, and dry good typically grown and processed in Asia.  B&R Global fully utilizes its proximity to the Pacific Rim to source specialty products for its distribution business. Riding on the trend of higher acceptance of Asian cuisine in the marketplace and Asian population growth, B&R Global grew its business from a regional company into what B&R Global believes to be the largest Asian foodservice distribution company in the United States.

B&R Global believes that the following has resulted in its success:

●	B&R Global offers a wide array of specialty products that are not available from larger distributors serving the mainstream market.
●	B&R Global has a deep understanding of Chinese culture and call-center employees can interact with customers in their native language.
●	B&R Global capitalizes on economies of scale, giving it strong negotiating power with suppliers.
●	B&R Global has a wide variety of product categories to provide customers a convenient and efficient shopping experience.
●	B&R Global’s strategically placed distribution centers and fleet cover delivery routes with 3 to 5 hours of driving time. Products can be delivered to a customer quickly.
●	B&R Global employees’ bilingual capabilities provide a competitive advantage against major players in the industry.
●	A proprietary integrated information system enables efficient and timely inventory control, customer service, and management oversight.

B&R Global’s net revenue for the year ended December 31, 2018 was $527.0 million, an increase of $23.6 million, or 4.7%, from $503.4 million for year ended December 31, 2017. Net income attributable to B&R Global’s members for the year ended December 31, 2018 was $20.4 million, an increase of $2.7 million, or 15.1%, from $17.7 million for the year ended December 31, 2017. Adjusted EBITDA for the year ended December 31, 2018 was $24.5 million, an increase of $3.1 million, or 14.5%, from $21.4 million for the year ended December 31, 2017. For additional information on Adjusted EBITDA, See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of B&R Global Holdings LLC — Adjusted EBITDA,” beginning on page [68].

Industry and Market Analysis

The Group’s core customer base is Chinese restaurant, which experienced exponential growth in the past twenty year due to increased appreciation of the cuisine. Number of Chinese restaurants have surpassed the traditional American fast food restaurants such as McDonald's, Burger King and Wendy. Chinese restaurants are thriving and have become an important element of American life.

Features of Chinese Restaurants

Primarily Serving Non-Chinese Americans -- There are tens of thousands of Chinese restaurants spread across the U.S., which primarily serve non-Chinese American customers. Although the products they serve cater to the preferences of a wide American mainstream customers and are more simply prepared when compared with traditional well-served Chinese restaurant, they still maintain typical Chinese ingredients and cooking styles.

Operated by Chinese Individual Families – Most Chinese restaurants serviced by B&R Global are operated and owned by individual families with very few workers, who are usually immigrants from China or second generation Chinese Americans. These restaurants owners have very limited resources and appreciate value-added services to help them improve their operational efficiency. The owners and workers in the Chinese restaurants usually speak Mandarin or other regional dialects of the Chinese language. Understanding the Chinese culture and language is paramount to facilitating efficient communications with customers.

Close-held Chinese American Community -- Second or third generation Chinese Americans living in the U.S. inherit their traditional cultural, and ethnic languages and prefer to do business with Chinese Americans as opposed to other ethnic groups.

Unique Cooking Style and Ingredients for Chinese Cuisines – Chinese cuisine requires unique cooking styles such as steaming and wokking, uses specialty ingredients and condiments such as bitter melons, Chinese yams, vine spinach, Chinese cabbage, winter melon, peanut oil, cooking wine, vinegar, dark soy sauce, black bean sauce, pepper oil and chili oil. Most of the ingredients for Chinese cuisine are not widely available from mainstream U.S. suppliers.

Growth Potential

Growing Consumption Trend for Food Away from Home – According to National Restaurant Association, the percentage of Americans which prefer food away from home increased from 41.2% in 2014 to 43.8% in 2018. B&R Global’s management believes the trend of consuming food away from home also represents a potential increase of demand for Chinese restaurants.

More Recognition by Americans on Chinese Cuisines – With the growing influence of China’s economy and culture, more and more Americans are consuming Chinese cuisines. B&R Global’s management has seen increasing demand for Chinese cuisine and believes it will bring expansion opportunities for Chinese restaurants, and thus the food distribution industry.

Current Industry Landscape and Opportunities

Natural Culture Barriers to Entry – Understanding Chinese cooking culture is important to run a Chinese restaurant and, therefore, most Chinese restaurants are operated by Chinese Americans. It is very difficult for mainstream food distributors to serve these restaurants because of cultural and language barriers.

Highly Fragmented Market Segment – The market is currently highly fragmented with many unsophisticated competitors and there is no recognized industry leader nationwide. Most participants are small players such as wholesalers, specialty import brokers, farmers markets, and local produce retailers without the support of sophisticated logistics infrastructure. B&R Global believe they are now the leading Chinese food distributor operating in the western United States and the fragmented market gives B&R Global the opportunity to consolidate the market and cement a dominant market position.

Infrastructure Barriers for New Entrants – The food distribution industry is an industry that requires large capital investment and resources to build a logistics infrastructure with warehouses and a fleet of trucks to cover its distribution network. In addition, larger suppliers have greater negotiating power with vendors and price advantages for customers.

Demand for Value-Added Services – The customers of B&R Global are Chinese/Asian restaurants. These customers are price and quality sensitive and prefer large suppliers with economies of scale to provide competitive prices. Given the limited labor forces and resources of these restaurants, most desire to have more value-added services from the suppliers to help them operate more efficiently.

As a result, B&R Global sees a great opportunity to increase its market share. B&R Global is in a prime position to use its advantages to address the current market needs and become a national leader in this niche market. With economies of scale, B&R Global can provide high quality products at competitive prices in a more efficient manner.

Business Model

B&R Global’s business model features an integrated structure with eleven distribution centers with 671,000 square feet of storage space, a fleet of 238 vehicles for short-distance and long-haul delivery, integrated and centralized inventory management and procurement, and outsourced call center in China for customer relationship management. B&R Global offers a variety of high-quality products at competitive prices to its customers. Customers can benefit from B&R Global’s efficient supply chain to support them continue to grow.

B&R Global offers one-stop service to Chinese restaurants with over 1,500 types of products, including fresh and frozen meats, Chinese specialty vegetables, sauces, and restaurants supplies. Chinese restaurants, especially small or takeout restaurants, can find almost all the products they need in B&R Global’s product lists and it can help customers efficiently replenish ingredients and supplies. B&R Global provides 24 hours customer service in English, Mandarin, Cantonese and other regional dialects.

With 20 years in operations, B&R Global has established a large supplier network and maintains long-term relationships with many major suppliers. The procurement team is led by Peter Zhang, CEO of the B&R Global, who has a deep understanding and wide-reaching connection in the industry. A Centralized procurement structure gives the Group negotiating power given the large procurement quantities.

The graph below depicts B&R Global’s business model:

B&R Global’s Business Model

Products

B&R Global offers over 1,500 products for the Chinese/Asian restaurants. Products range from perishable produce to takeout food packaging materials. To meet its customers’ demands, B&R Global has a large variety of products in its inventory. Eighty percent of products sold are sourced domestically, while the remainder are imported. B&R Global provides full service one-stop-shop for its customers in the western United States by providing a high quality selection of products, convenient ordering process, and around the clock customer service availability.

The products B&R Global distributes include:

●	Canned Food, Dry Food and Grains: The Group offers large variety of mainstream and Asian preserved canned food, dry food, rice and noodles.

●	Meat and Poultry: Various cuts of beef, pork, chicken and duck products under multiple brands are offered for sale daily.

●	Fresh Vegetables and Seafood: B&R Global offers fresh and seasonal fruits, vegetables and seafood to customers.

●	Frozen Desserts: The Group provides cakes, dumplings and other desserts to customers.

●	Frozen Seafood: B&R Global provides a variety of frozen seafood products.

●	Restaurant Supplies: B&R Global offers a wide range of take-out accessories widely used by customers as well as cleaning supplies, napkins, utensils, menus, and other restaurant supplies.

●	Specialty Food Items: Japanese and Korean specialty ingredients, such as miso sauce, fresh sushi grade salmon, pre-cut barbeque ribs, Korean radish and kimchee.

The following table set forth sales percentage by category for the year ended December 31, 2018:

Category	2018
Frozen Seafood	20.4%
Frozen Meat	15.5%
Dry Food	14.8%
Fresh Vegetable	13.9%
Frozen Dessert	11.0%
Fresh Meat	7.5%
Restaurant Supplies	6.0%
Grains	4.7%
Can Food	2.8%
Specialty Items – Japanese	2.5%
Fresh Seafood	0.7%
Specialty Items – Korean	0.3%
100.0%

Customer Service

B&R Global’s China call center and US sales team work together to manage sales orders, cultivate new customers, publicize promotions and provide customer service. Call center employees communicate with customers in their native tongue, which creates a familiar environment for customers to transact business and reduces the likelihood of misunderstandings due to language barriers. With cultural understanding and a common language, B&R’s sales team can better serve customers, anticipate their needs, and execute precise marketing strategies to promote specific products. The primary function of the US sales team is to interact with customers via frequent visits, gain a better understanding of customer’s operations, and anticipate market trend changes to better serve customers.

Currently, B&R’ Global’s key management team operates at its headquarters in City of Industry, California. This team is responsible for devising sales strategies, provide supervision to sales staff, and monitor and evaluate sales team performance. Managers work closely with the sale team to ensure the effective implementation of sales strategies.

A proprietary information system is used to maintain customers’ record, including location, contact information, preferences, purchase and payment history. Customers can contact the call center to inquire about products and place orders. Upon order confirmation, electronic sales orders are generated by the information system and sent to the distribution center. Guided by the sales order, workers at the distribution center pull products from the shelves and move them to a staging area at the loading docks. Daily at 8:00PM, products are loaded into delivery vehicles from the staging area in preparation for delivery. Products are generally delivered to customers the day of order placement.

B&R Global offers a refund policy for non-satisfaction without penalty, which isn’t provided by many of its smaller competitors in the market. B&R Global allows its customers to return a sales order in whole or in part with no penalty within limited reasonable periods if products are found to be unsatisfactory. This return policy highlights the Group’s confidence in its products and is paramount in earning the trust and loyalty from its customers.

Inventory Procurement

B&R Global has implemented centralized procurement on bulk and frequently sold items. Subsidiaries send their inventory procurements requests to the headquarters and the operations team at the headquarters is responsible for fulfillment in the most cost-effective way. The centralized procurement allows the Group to establish meaningful vendor relationship under one brand.

The Group maintains a large supplier network through a carefully selected vendor pool to ensure product quality, availability and competitive pricing. Eighty percent of products sold, such as poultry, fresh produce, and dry goods, are sourced from large suppliers or directly from the farm, or poultry processing plants. The remaining twenty percent of products sold, sourced internationally, consist of specialty products not available in the US. Key procurement team members closely monitor the supply market for seasonal products and adjust pricing according to market conditions.

Warehousing

B&R Global uses its proprietary information system for daily warehouse management. The system allows its sales personnel to see past purchase and sales history, sets reminders for reordering, and displays locations for inventory on hand. Warehouse employees rely heavily on the information system to monitor inventory level and location.

Inventory levels are maintained based on the category of products. Perishable goods are kept in the refrigerated warehouse for a period of no more than seven days. This includes fresh produce and fresh meat products. Frozen produce, seafood and meat products are kept in the freezer have extended shelf life. Frozen products usually turn over between 30 days to 60 days. Non-perishable goods are held in greater quantities of inventory based on the pricing of the market. Non-perishable items are carefully monitored for pricing changes. As they have an extended shelf life, there is an advantage to ordering larger quantities of stock. Non-perishable goods generally turn over in approximately three weeks, which we believe is average for distributors of similar size. Maintaining this level of inventory allows B&R Global to manage a surge in demand.

Products are stored in the B&R Global distribution centers. A routine inventory count is taken weekly to ensure stock quantity and to monitor replenishment needs. Forty percent of the inventory consists of fresh meats and produce; this inventory is counted daily and turns over on average in about seven days. The other sixty percent consists of frozen and dry goods with interim cycle counts every two weeks and average turnover of about 30 days. Non-perishable items are stored on racks until their shelf life is reached or the product is sold, whichever comes first. Products are broken down from their pallets and sold in their original packaging. Items stored in the warehouses are not removed from their original packaging. Each package is sold as one unit and priced accordingly.

Locations

B&R Global currently has eleven distribution centers located throughout Arizona, California, Colorado, Montana, Utah, and Washington with a total of 671,000 square feet of storage, including refrigerated storage of 201,000 square feet. The distribution centers are located on the route of many of B&R Global’s suppliers; delivery of each truckload can be made to each location with one large order. Each warehouse is equipped with multiple loading docks, allowing parallel methods of loading goods to the trucks during the start of each shift. Warehouse locations are also located in industrial regions, allowing large delivery trucks to enter without the need for acquiring permits.

It is important for B&R Global to strategically place its warehouses within certain markets to maximize market capture. B&R Global currently places its warehouses within markets that are not saturated and has limited competitors. This allows B&R Global to quickly penetrate the market and develop customer relationships that will assist in the promotion of their products and services and to improve the delivery routes and maximize the utilization of delivery vehicles.

The table below summarizes the details of the eleven distribution centers:

Location	Total Size (Square Feet)	Size of Refrigerated Storage (Square Feet)	Year Established	Number of Trucks

Phoenix, AZ	68,000	21,000	2011	18
City of Industry, CA	136,000	41,000	2013	87
Fresno, CA	10,000	3,000	2011	----
Hayward, CA	107,000	32,000	2012	29
Irwindale, CA	85,000	26,000	2006	29
West Sacramento, CA	25,000	8,000	2011	19
Aurora, CO	55,000	16,000	2010	18
Hardin, MT	16,000	5,000	2011	---
Murray, UT	59,000	18,000	2013	14
West Jordan, UT	35,000	10,000	2006	---
Renton, WA	70,000	21,000	2015	24
Total:	671,000	201,000		238

Fleet Management

Currently B&R Global operates a fleet of 238 vehicles. Vehicles range from vans, 26-foot semi-delivery trucks, to 53 foot long refrigerated trucks and trailer units. These vehicles are maintained by both in-house and external mechanics and follow a strict maintenance schedule. Each vehicle has a 7-year life cycle of approximately 250,000 miles. Each vehicle is refueled daily upon return from their delivery route. When smaller delivery vehicle reaches its usable life, they will be retired and replaced with larger vehicles that are 53 feet long and have a capacity of 40,000 lbs.

Promotion and Marketing

B&R Global doesn’t advertise in the media or magazines. B&R Global has found that it is more efficient to have its sales team do in person visits and to promote products over the phone. Weekly promotional items are shared with customers when they make an order.

Competitive Strengths

B&R Global believes it has the following competitive strengths that differentiate it from competitors in the niche industry sector of food service distribution to Chinese restaurants:

A Large Array of Products to Meet the Demands of Customers

B&R Global offers over 1,500 products ranging from meats, produce and specialty products, to restaurant supplies. Compared with the mainstream U.S. foodservice distributors, the Group’s selection of products easily meets the demand of Chinese restaurants. An extensive product list, including specialty items, allows restaurants with limited resources to do one stop shopping from the Group.

Outsourced Customer Call Center with Low Costs; Cultural Understanding and Language Advantages

B&R Global uses an outsourced call center in China to interact with customers, facilitate sales orders, run promotional campaigns, and provide post sales customer service. The outsourced call center is staffed with employees speaking English, Mandarin, Cantonese and other regional dialects of the Chinese language. Most Chinese restaurants are owned and operated by persons of Chinese descent.  By offering its customers with services in the customers’ native language, B&R Global’s sales teams can communicate more clearly and efficiently with their customers. Lower labor costs in China allows the call center to provide ample sales staff, most of whom have assigned customer lists. Sales staff are instructed to provide a warm and easy experience for the customers. Familiarity of repeat customers allows the staff to gain a better understanding of the customer’s operations, promote products suitable for specific restaurants, and anticipate market trend.  With cultural understanding and a common language, sales people can also make meaningful product recommendations to customers.

Cost Efficiency with Economies of Scale

B&R Global has developed its business around its eleven distribution centers in more than ten states in the western United States. It services over 6,800 Chinese restaurants and has annual sales of $527.0 million for the year ended December 31, 2018. The Group believes it is the leading Asian/Chinese food service distributor in the regions covered by its distribution network. Compared with small and local distributors, B&R Global operates in a more cost-efficient way through its centralized inventory procurement and integrated information system.

Strong Negotiation Power with Vendors

With a large purchase volume and a centralized procurement process, B&R Global has favorable negotiating power with vendors and can source high quality products at lower prices than many competitors. The Group’s inventory procurement team is led by its CEO, Mr. Peter Zhang, who has 20 years of operational experience in the industry. The cost saving achieved through bulk purchases is passed on to customers through competitive pricing.

Developed Logistics Infrastructure

B&R Global has developed a sophisticated infrastructure with eleven distribution centers with total storage capacity of 671,000 square feet and a fleet of 238 refrigerated vehicles. Its distribution network covers more than ten states in the western United States, including Arizona, California, Colorado, Montana, Nevada, Oregon, Utah, and Washington. In conjunction with the development of its logistics infrastructure and business expansion, the Group also relies on its proprietary information system to effectively manage inventory level and customer relationships. Due to the significant capital expenditures of developing a logistical infrastructure, there is a significant entry barrier for potential new competitors. In addition, it is difficult for B&R Global’s competitors, which are mostly smaller wholesalers, brokers and grocery stores, to compete with the Group given B&R Global’s economies of scale and well-placed logistics infrastructure.

Proprietary Information System

B&R Global has developed its proprietary ERP system for inventory and sales management. All relevant customer information including preferences, purchase and payment history is recorded in the system and can be used to provide post-sales services and promotion. The information available, such inventory levels, historic purchases and sales prices, and estimated current market requirements allows management to make timely and appropriate operational decisions. The Group fully leverages the features of the ERP system to stay nimble and competitive in the industry.

Experienced Management and Proven Growth

The Group’s CEO, Peter Zhang, along with other managing partners, built the business from ground the up. Their operational expertise is paramount in devising, executing, and evaluating all business strategies. B&R Global has also built a team with operational experience, financial expertise and IT knowledge to grow the company. With an experienced management team that has grown the business over the past 20 years, B&R Global is ready to expand its business into other underserved regions through the acquisition of smaller competitors.

Competition

The foodservice distribution industry is large and highly competitive. There are a few very large distributors serving the mainstream market after decades of developments. However, with natural cultural barriers, the mainstream foodservice distributors haven’t yet earned a significant market share for Chinese restaurants. The management of B&R Global believes that the market participants in the niche market segment that B&R Global is serving are highly fragmented and immature. With the continuing growth of demand for Chinese cuisine, this industry sector has significant opportunity for acquisition.

The competitors serving the industry sector for Chinese restaurants include many small wholesalers, some medium-sized distributors, as well as large mainstream market players. However, B&R Global believe there is no dominating market player in this segment yet. B&R Global’s customers also make purchase from local farms, retailers and grocery stores. Small wholesalers usually supply specialized items such as spices, specialized sauces, and specialty foods, which may also be carried in B&R Global’s product lists. But the smaller wholesalers are not able offer the broadline products that B&R Global does. Compared with the medium-sized distributors and large mainstream market players, the Group’s competitive advantages such as broadline products, specialty ethnic offerings, efficient operation infrastructure, friendly and easy to navigate customer service, is vital to maintaining its market position and continued steady growth.

Trademarks and Other Intellectual Property

B&R Global owns five Trademarks: Green Leave trademark, Rong trademark, 333 trademark, Sea888 trademark, Sea333 trademark.

Insurance

B&R Global uses commercial insurance carriers to provide coverage for potential liability for worker’s compensation, automobile, general liability, product liability, employee health care benefits and other casualty and property risks. Changes in legal trends and interpretations, variability in inflation rates, changes in the nature and method of claims settlement, benefit level changes due to changes in applicable laws, insolvency or insurance carriers, and changes in discount rates could all affect ultimate settlements of claims. B&R Global evaluates its insurance requirements on an ongoing basis to ensure it maintains adequate levels of coverage.

Properties

B&R Global headquarter is located at 19319 Arenth Avenue, City of Industry, California, which is owned by a related party. The following set forth the properties owned or leased by B&R Global:

Location	Owned/Leased	Use
19317-19319 Arenth Avenue, City of Industry, CA 91748	Leased	Warehouse and office
15854 Ornelas Street, Irwindale, CA 91706	Leased	Warehouse and office
31056 Genstar Road, Hayward, CA 94544	Leased	Warehouse and office
4122 S 500 W, Murray, UT 84123	Leased	Warehouse and office
1333 West 7900 South, West Jordan, UT 84088	Leased	Warehouse and office
930 W 3rd St., Hardin, MT 59034	Leased	Warehouse and office
3333 Moline Street, Aurora, CO, 80010	Leased	Warehouse and office
3401 West Buckeye Road, Phoenix, AZ 85009	Leased	Warehouse and office
601 SW 7th Street, Renton, WA 98055	Leased	Warehouse and office
2503 S. Chestnut Avenue, Fresno, CA 93725	Leased	Warehouse
1590 Raleys Court, Suite 10 and 20, West Sacramento, CA 97015	Leased	Warehouse and office
6800 NE 59th Place, Portland, OR 97218	Leased	Office
2334 Stagecoach Road, Suite F, Stockton, CA 95206	Leased	Warehouse and office
4830 S Procyon, Las Vegas, NV 89103	Leased	Truck parking
1101 W San Marcos Boulevard, San Marcos, CA 92078	Leased	Truck parking

Employees

As of December 31, 2018, B&R Global had approximately 560 employees, 550 of whom are full-time employees and the remaining 10 of whom work part-time. B&R Global has 100 employees whose tenures are over 10 years. B&R Global employees are not unionized nor, to B&R Global’s knowledge, are there any plans for them to unionize. B&R Global has never experienced a strike or significant work stoppage. B&R Global regards its employee relations to be good.

Government Regulation

Legal compliance is pertinent to the operations of B&R Global.  The Group is required to comply, and it is its policy to comply, with all applicable laws in the numerous jurisdictions in which B&R Global operates.

In the U.S., as a marketer and distributor of food products, we are subject to the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the U.S. Food and Drug Administration (FDA). The FDA regulates food safety and quality through various statutory and regulatory mandates, including manufacturing and holding requirements for foods through good manufacturing practice regulations, hazard analysis and critical control point (HACCP) requirements for certain foods, and the food and color additive approval process. The agency also specifies the standards of identity for certain foods, prescribes the format and content of information required to appear on food product labels, regulates food contact packaging and materials, and maintains a Reportable Food Registry for the industry to report when there is a reasonable probability that an article of food will cause serious adverse health consequences. For certain product lines, we are also subject to the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act, the Packers and Stockyard Act and regulations promulgated by the U.S. Department of Agriculture (USDA) to interpret and implement these statutory provisions. The USDA imposes standards for product safety, quality and sanitation through the federal meat and poultry inspection program. The USDA reviews and approves the labeling of these products and establishes standards for the grading and commercial acceptance of produce shipments from our suppliers. B&R Global is also subject to the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, which imposes certain registration and record keeping requirements on facilities that manufacture, process, pack or hold food for human or animal consumption.

The recently published and pending rules under the Food Safety Modernization Act (FSMA) will significantly expand food safety requirements, including those of B&R Global. Among other things, FDA regulations implementing the FSMA require B&R Global to establish and maintain comprehensive, prevention-based controls across the food supply chain that are both verified and validated. The FSMA further imposes new requirements for food products imported into the U.S. and provides the FDA with mandatory recall authority.

B&R Global and its products are also subject to state and local regulation through such measures as the licensing of its facilities; enforcement by state and local health agencies of state and local standards for its products; and regulation of its trade practices in connection with the sale of its products.  B&R Global’s facilities are subject to regulations issued pursuant to the U.S. Occupational Safety and Health Act by the U.S. Department of Labor.  These regulations require B&R Global to comply with certain manufacturing, health and safety standards to protect employees from accidents and to establish hazard communication programs to transmit information on the hazards of certain chemicals which may be present in products that B&R Global distributes.

B&R Global’s distribution facilities must be registered with the FDA biennially and are subject to periodic government agency inspections by the FDA and USDA. B&R Global’s facilities are generally inspected at least annually by federal and/or state authorities. Further, B&R Global is required to establish communication programs to transmit information about the hazards of certain chemicals present in some of the products it distributes.

B&R Global’s business and employment of employees are also subject to regulation by numerous federal, state and local regulatory agencies, including, but not limited to, the U.S. Department of Labor, which sets employment practice standards for workers, and the U.S. Department of Transportation, as well as its agencies, the Surface Transportation Board, the Federal Highway Administration, the Federal Motor Carrier Safety Administration, and the National Highway Traffic Safety Administration, which collectively regulate B&R Global’s trucking operations through the regulation of operations, safety, insurance and hazardous materials. B&R Global must comply with the safety and fitness regulations promulgated by the Federal Motor Carrier Safety Administration, including those relating to drug and alcohol testing and hours-of service. Such matters as weight and dimension of equipment also fall under federal and state regulations. In addition, B&R Global is subject to the U.S. False Claims Act, and similar state statutes, which prohibit the submission of claims for payment to the government that are false and the knowing retention of overpayments.

The U.S. Foreign Corrupt Practices Act (FCPA) prohibits bribery of public officials to obtain or retain business in foreign jurisdictions.  The FCPA also requires B&R Global to keep accurate books and records and to maintain internal accounting controls to detect and prevent bribery and to ensure that transactions are properly authorized.  B&R Global will be required to implement and continue to develop a robust anti-corruption compliance program applicable to its operations to detect and prevent bribery and to comply with these and other anti-corruption laws in countries where it may operate.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF B&R GLOBAL HOLDINGS INC

You should read the following description of B&R Global’s results of operations and financial condition in conjunction with the section above titled “Risk Factors” and its consolidated audited financial statements presented in this filing.

Overview

B&R Global Holdings, Inc, acting through its subsidiaries (“B&R Global” or the “Group”), is a leading foodservice distributor, providing primarily Chinese restaurants located in the Western United States, with good quality food and supplies at competitive prices. Since its inception, fueled by increasing demand in the Chinese foods market segment, which is highly fragmented with unsophisticated competitors and which has natural cultural barriers to entry, B&R Global has grown its business and currently serves approximately 6,800 restaurant customers in more than ten states. B&R Global is actively working on expanding its business into Japanese, Korean, and Pan-Asian restaurants in the Western United States. On June 21, 2019, B&R Global entered into a merger agreement with HF Foods, Group, Inc. ( “HF Foods”), subject to regulatory and shareholder approval.

B&R Global’s net revenue for the six months ended June 30, 2019 was $267.5 million, a decrease of $2.5 million or 1.0%, from $270.0 million for the six months ended June 30, 2018. Net income attributable to B&R Global for the six months ended June 30, 2019 was $6.8 million, a decrease of $4.6 million, or 39.8%, from $11.4 million for the six months ended June 30, 2018. EBITDA for the six months ended June 30, 2019 was $11.8 million, a decrease of $1.3 million, or 10.2%, from $13.2 million for the six months ended June 30, 2018.

B&R Global’s net revenue for the year ended December 31, 2018 was $527.0 million, an increase of $23.6 million or 4.7%, from $503.4 million for year ended December 31, 2017. Net income attributable to B&R Global’s members for the year ended December 31, 2018 was $20.4 million, an increase of $2.7 million, or 15.1%, from $17.7 million for the year ended December 31, 2017. EBITDA for the year ended December 31, 2018 was $24.5 million, an increase of $3.1 million, or 14.5%, from $21.4 million for the year ended December 31, 2017. See the discussion in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations of B&R Global Holding, Inc—EBITDA,” on page [ ] below for additional information on EBIDTA.

How to Assess B&R Global’s Performance

In assessing performance, B&R Global considers a variety of performance and financial measures, including growth in net revenue, gross profit and EBITDA. The key measures that we use to evaluate the performance of B&R Global’s business are set forth below:

Net Revenue

Net revenue is equal to gross sales minus sales returns; sales incentives that B&R Global offers to its customers, such as rebates and discounts that are offsets to gross sales; and certain other adjustments. B&R Global’s net sales are driven by changes in volumes, pricing of products and mix of products sold.

Gross Profit

Gross profit is equal to net sales minus cost of goods sold. Cost of goods sold primarily includes inventory costs (net of supplier consideration), inbound freight, custom clearance fees and other miscellaneous expenses. Cost of goods sold generally changes as B&R Global incurs higher or lower costs from suppliers and as the customer and product mix changes.

Distribution, General and Administrative Expenses

Distribution, general and administrative expenses primarily consist of salaries and benefits for employees and contract labor, trucking and fuel expenses, utilities, maintenance and repairs expenses, insurance expense, depreciation and amortization expenses, selling and marketing expenses, professional fees and other operating expenses.

EBITDA

B&R Global believes that EBITDA is a useful performance measure and can be used to facilitate a comparison of B&R Global’s operating performance on a consistent basis from period to period and to provide for a more complete understanding of factors and trends affecting B&R Global’s business than GAAP measures alone can provide. B&R Global’s management believes that EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect B&R Global operating performance. B&R Global’s management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing B&R Global’s financial measures with the companies in the same industry, many of which present similar non-GAAP financial measures to investors. B&R Global presents EBITDA in order to provide supplemental information that B&R Global’s management considers relevant for the readers of its consolidated financial statements included elsewhere in this report, and such information is not meant to replace or supersede U.S. GAAP measures.

B&R Global’s management defines EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization. EBITDA is not defined under U.S. GAAP and is subject to important limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of B&R Global’s results as reported under U.S. GAAP. For example, EBITDA:

●	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future; and
●	does not reflect changes in, or cash requirements for, B&R Global’s working capital needs

Results of Operations for the six months ended June 30, 2019 and 2018

The following table sets forth a summary of B&R Global’s consolidated results of operations for the six months ended June 30, 2019 and 2018. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended June 30		Changes
	2019	2018	Amount	%
Net revenue	$267,469,590	$270,045,477	$(2,575,887)	-1.0%
Cost of revenue	224,545,250	227,841,170	(3,295,920)	-1.4%
Gross profit	42,924,340	42,204,307	720,033	1.7%
Distribution, selling and administrative expenses	32,406,418	30,116,633	2,289,785	7.6%
Income from operations	10,517,922	12,087,674	(1,569,752)	-13%
Interest expenses and bank charges, net	(831,777)	(470,409)	(361,368)	76.8%
Other income (expenses)	103,053	12,149	90,904	748.2%
Income before income tax provision	9,789,198	11,629,414	(1,840,216)	-15.8%
Provision for income taxes	2,613,539	97,133	2,516,406	2590.7%
Net income	7,175,659	11,532,281	(4,356,622)	-37.8%
Less: net income attributable to noncontrolling interest	377,183	88,175	289,008	327.8%
Net income attributable to B&R Global Holdings	$6,798,476	$11,444,106	$(4,645,630)	-40.6%

Net Revenue

The following table sets forth the breakdown of B&R Global’s net revenue:

	For the six months ended June 30
	2019		2018		Changes
	Amount	%	Amount	%	Amount	%
Net revenue
Sales to independent restaurants	$259,708,540	97.1%	$258,288,501	95.6%	$1,420,039	-0.5%
Wholesale	7,761,050	2.9%	11,756,976	4.4%	(3,995,926)	-34.0%
Total	$267,469,590	100.0%	$270,045,477	100.0%	$(2,575,887)	-1.0%

Compared with the six months ended June 30, 2018, B&R Global’s net revenue decreased by $2.6 million, or 1.0%, for the six months ended June 30, 2019, which was primarily attributable to a $1.4 million increase in sales to independent restaurants, and a $4 million decrease in wholesale business. Gross profit margin for retail business (sales to independent restaurants) is significantly higher than wholesale business. B&R Global redirected resources from wholesale sector to retail market (sales to independent restaurants) in pursuit of retail market expansion, resulting in $1.4 million increase in sales to independent restaurants and decrease in wholesale business.

B&R Global conducts wholesale as supplemental business for foodservice distribution to restaurants, by purchasing full truckloads of product from suppliers and redistributing to smaller distributors who are typically not large enough to order truckload quantities, or do not want to keep inventory for long periods. The larger purchase can improve overall bargaining power with manufacturers by increasing total order quantity. The combination of B&R’ Global’s continued effort to lower demand on certain product, B&R Global continued effort to shift resources in developing retail business, and uncertainty surrounding the trade world between US and China contributed to a decreased in $4 million in wholesale revenue.  Wholesale customers purchased larger quantity of frozen poultry product during the six months ended June 30, 2018 due to lower market prices. Frozen products have longer shelf lives and customers tend up stock up when the market price is favorable. Significant market price increase in frozen poultry products resulted in lower demand from customers and lower wholesale volume for the six months ended June 30, 2019.  B&R Global’s strategy to redirect resources from wholesale to retail market in pursuit of higher margin resulted in $2.9 million decrease of wholesale revenue. Since September 2018, 10% tariff on goods imported from China in our industry imposed by the US government resulted higher prices to customers and uncertainty in market pricing trend. With the increasing price and uncertainty on the trade negotiation, customers are hesitant to buy products more than they need to manage cost. However, profitability was not negatively impacted by the trade war as price increase was mostly passed on to end users. Please refer to the gross margin analysis in the next section.

Cost of sales and Gross Profit

The following tables set forth the calculation of gross profit and gross margin for B&R Global’s sales to independent restaurants, wholesale and total net revenue:

	For the six months ended June 30,		Changes
	2019	2018	Amount	%

Sales to independent restaurants
Net revenue	$259,708,540	$258,288,501	$1,420,039	-0.5%
Cost of revenue	217,195,990	216,760,567	435,423	-0.2%
Gross profit	$42,512,550	$41,527,934	$984,616	2.4%
Gross Margin	16.4%	16.1%	0.3%

Wholesale
Net revenue	$7,761,050	$11,756,976	$(3,995,926)	-34%
Cost of revenue	7,349,260	11,080,603	(3,731,343)	-33.7%
Gross profit	$411,790	$676,373	$(264,583)	-39.1%
Gross Margin	5.3%	5.8%	-0.5%

Total sales
Net revenue	$267,469,590	$270,045,477	$(2,575,887)	-1.0%
Cost of revenue	224,545,250	227,841,170	(3,295,920)	-1.4%
Gross profit	$42,924,340	$42,204,307	$720,033	1.7%
Gross Margin	16.0%	15.6%	0.4%

B&R Global’s cost of revenue was $224.5 million for the six months ended June 30, 2019, a decrease of $3.3 million, or 1.4%, from $227.8 million for the six months ended June 30, 2018, which was attributable to the increase of $0.4 million in cost of revenue for the sales to independent restaurants, from $216.8 million for the six months ended June 30, 2018 to $217.2 million for the six months ended June 30, 2019 and a decrease of $3.8 million in cost of revenue for wholesale business, from $11.1 million for the six months ended June 30, 2018 to $7.3 million for the six months ended June 30, 2019 . The decrease was mainly attributable to the decrease in sales.

B&R Global’s gross profit was $42.9 million for the six months ended June 30, 2019, an increase of $0.7 million, or 1.7%, from $42.2 million for the six months ended June 30, 2018, which was primarily attributable to the increase of $1 million in gross profit derived from sales to independent restaurants from $41.5 million for the six months ended June 30, 2018 to $42.5 million for the six months ended June 30, 2019. The increase was mainly result of improved gross margin derived from sales to independent restaurants and wholesale explained below.

B&R Global’s gross margin increased from 15.6% for the six months ended June 30, 2018 to 16.0% for the six months ended June 30, 2019, representing an increase of 40 basis points, which primarily resulted from the increase of 0.3% in gross margin from the sales to independent restaurants from 16.1% for the six months ended June 30, 2018 to 16.4% for the six months ended June 30, 2019. US government implemented a 10% trade tariff on Chinese imports on September 24, 2018 and increased it to 25% on May 10, 2019. Approximately $34.8 million, or 13% of revenue is derived from Chinese imports subject to tariff. Focused on expanding its reach in the frozen seafood market, B&R Global strategically absorbed more tariff cost, resulting in 0.6% gross margin erosion in frozen seafood sales while increased dry goods margin in excess of tariff to mitigate the impact on gross profit. Gross margin improvement was 0.9% for dry goods. As a result, B&R Global’s gross margin was not negatively impacted by the tariff for the six months ended June 30, 2019.

Distribution, selling and Administrative Expenses

Distribution, selling and administrative expenses were $32.4 million for the six months ended June 30, 2019, an increase of $2.3 million, or 7.6%, from $30.1 million for the six months ended June 30, 2018. The increase was mainly attributable to: (a) an increase of $1.2 million in payroll expenses and commission expenses, mainly due to the increase head count in our trucking business for the increase sales volume; (b) an increase of $0.6 million in shipping, handling and fuel costs (c) an increase of $0.6 million in professional fees for the potential merger with HF Foods.

Interest Expense, net

Interest expenses are primarily generated from lines of credit, capital leases and long-term debt. Interest expenses were $0.8 million for the six months ended June 30, 2019, in increase of $0.3 million or 76.8% compared with $0.5 million for the six months ended June 30, 2018, which was due to the increased average loan balance outstanding from $36.6 for the six months ended June 30, 2018 to $43.1 compared the six months ended June 30, 2019, and the increased interest rate from 3.16% for the six months ended June 30, 2018 to 3.96% for the six months ended June 30, 2019.

Other Income

Other income primarily consists of non-operating income and rental income. Other income was $0.1 million for the six months ended June 30, 2019 as compared to $12,000 income for the six months ended June 30, 2018, representing an increase of $90,000, which was primarily attributable to $37,000 income from disposal of equipment for the six months ended June 30, 2019, compared to loss of $83,000 from disposal of equipment for the six months ended June 30, 2018.

Income taxes Provision

B&R Global’s provision for income taxes increased by $2.5 million, from $97,000 for the six months ended June 30, 2018 to $2.6 million for the six months ended June 30, 2019, as a result the fact that effective January 1, 2019, B&R Global has been converted to C corporations from Partnership and taxed at as a corporation. Consequently, income from subsidiaries to B&R Global is also be taxed as a corporation.

Net Income Attributable to Non-Controlling Interest

B&R Global’s net income attributable to non-controlling interest was derived from three minority owned subsidiaries and increased by $289,000 or 328% from $88,000 for the six months ended June 30, 2018 to $377,000 for the six months ended June 30, 2019, as a result of the increase of net income of the subsidiaries of which we have a non-controlling interest.

Net Income Attributable to B&R Global’s Stockholder

As a result recording C-corporation tax provisions due to C-corporation conversion on January 1, 2019, as well as the increase of distribution, selling and administrative expense, B&R Global’s net income attributable to B&R Global’s shareholders decreased by $4.6 million, or 40.6%, from $11.4 million for the six months ended June 30, 2018 to $6.8 million for the six months ended June 30, 2019.

EBITDA

The following table sets forth of the calculation of B&R Global’s EBITDA:

	For the six months ended June 30,		Changes
	2019	2018	Amount	%

Net income	$7,175,659	$11,532,281	$(4,356,622)	-37%
Interest expense	831,777	470,409	361,368	76.8%
Income tax provision	2,613,539	97,133	2,516,406	2590.7%
Depreciation & Amortization	1,209,394	1,079,807	129,587	12.0%
EBITDA	$11,830,369	$13,179,630	$(1,349,261)	-10.2%
Percentage of revenue	4.4%	4.9%	-0.5%

B&R Global’s EBITDA was $11.8 million for the six months ended June 30, 2019, a decrease of $1.4 million, or 10.2%, compared to $13.2 million for the six months ended June 30, 2018. The percentage of revenue for EBITDA was 4.4% and 4.9% for the six months ended June 30, 2019 and 2018, respectively. The decrease of EBITDA is mainly due to the increase of distribution, selling and administrative expense for the six months ended June 30, 2019.

Results of Operations for 2018 and 2017

The following table sets forth a summary of B&R Global’s consolidated results of operations for the years ended December 31, 2018 and 2017. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended December 31,		Changes
	2018	2017	Amount	%
Net revenue	$526,974,506	$503,362,450	$23,612,056	4.7%
Cost of revenue	441,917,690	427,717,346	14,200,344	3.3%
Gross profit	85,056,816	75,645,104	9,411,712	12.4%
Distribution, selling and administrative expenses	63,074,257	55,079,624	7,994,633	14.5%
Income from operations	21,982,559	20,565,480	1,417,079	6.9%
Interest expenses and bank charges, net	(1,368,627)	(1,423,933)	55,306	-3.9%
Other income (expenses)	188,726	(1,103,817)	1,292,543	-117.1%
Income before income tax provision	20,802,658	18,037,730	2,764,928	15.3%
Provision for income taxes	151,806	85,527	66,279	77.5%
Net income	20,650,852	17,952,203	2,698,649	15.0%
Less: net income attributable to noncontrolling interest	272,595	248,605	23,990	9.6%
Net income attributable to B&R Global Holdings LLC	$20,378,257	$17,703,598	$2,674,659	15.1%

Net Revenue

The following table sets forth the breakdown of B&R Global’s net revenue:

	For the years ended December 31,
	2018		2017		Changes
	Amount	%	Amount	%	Amount	%
Net revenue
Sales to independent restaurants	$506,902,413	96.2%	$482,575,060	95.9%	$24,327,353	5.0%
Wholesale	20,072,093	3.8%	20,787,390	4.1%	(715,297)	-3.4%
Total	$526,974,506	100.0%	$503,362,450	100.0%	$23,612,056	4.7%

Compared with the year ended December 31, 2017, B&R Global’s net revenue increased by $23.6 million, or 4.7%, for the year ended December 31, 2018, which was primarily attributable to a $24.3 million increase in sales to independent restaurants. The increase was a result of B&R Global’s continued effort to expand our business and customer bases. For the year ended December 31, 2018, the number of B&R Global’s customers increased by about 200, compared to 2017. Sales in California, which is one of the largest Chinese food market in the United States, increased by $18 million from 2017 to 2018. Specially, in the end of 2017, B&R Global formed a new subsidiary in California to focus on the Asian fusion and American food market. This subsidiary contributed $7.6 million more sales in 2018 compared to 2017. In addition, in 2017, we established a subsidiary in the San Francisco Bay area in order to better serve our customers, which contributed $4.7 million more sales in 2018 compared to 2017. Sales from states other than California increased by $5.4 million.

B&R Global conducts wholesale sales as a supplemental business for foodservice distribution to restaurants, by purchasing full truckloads of product from suppliers and redistributing these products to smaller distributors who are typically not large enough to order truckload quantities, or do not want to keep inventory for long periods. The larger purchase can improve overall bargaining power with manufacturers by increasing total order quantity. The net revenue from wholesale for the year ended December 31, 2018 showed a 3.4% decrease compared with the year ended December 31, 2017. This is within normal fluctuation in our business.

Cost of Sales and Gross Profit

The following tables set forth the calculation of gross profit and gross margin for B&R Global’s sales to independent restaurants, wholesale and total net revenue:

	For the years ended December 31,		Changes
	2018	2017	Amount	%

Sales to independent restaurants
Net revenue	$506,902,413	$482,575,060	$24,327,353	5.0%
Cost of revenue	422,789,464	408,028,615	14,760,849	3.6%
Gross profit	$84,112,949	$74,546,445	$9,566,504	12.8%
Gross Margin	16.6%	15.5%	1.1%

Wholesale
Net revenue	$20,072,093	$20,787,390	$(715,297)	-3.4%
Cost of revenue	19,128,226	19,688,731	(560,505)	-2.8%
Gross profit	$943,867	$1,098,659	$(154,792)	-14.1%
Gross Margin	4.7%	5.3%	-0.6%

Total sales
Net revenue	$526,974,506	$503,362,450	$23,612,056	4.7%
Cost of revenue	441,917,690	427,717,346	14,200,344	3.3%
Gross profit	$85,056,816	$75,645,104	$9,411,712	12.4%
Gross Margin	16.2%	15.1%	1.1%

B&R Global’s cost of revenue was $442 million for the year ended December 31, 2018, an increase of $14.2 million, or 3.3%, from $427.7 million for the year ended December 31, 2017, which was primarily attributable to an increase of $14.8 million in cost of revenue for the sales to independent restaurants, from $408 million for the year ended December 31, 2017 to $422.8 million for the year ended December 31, 2018. The increase was mainly attributable to the increase in sales.

B&R Global’s gross profit was $85.1 million for the year ended December 31, 2018, an increase of $9.4 million, or 12.4%, from $75.6 million for the year ended December 31, 2017, which was primarily attributable to the increase of $9.6 million in gross profit derived from sales to independent restaurants from $74.5 million for the year ended December 31, 2017 to $84.1 million for the year ended December 31, 2018. The increase was mainly a combined result of the increase in sales and improved gross margin derived from sales to independent restaurants.

B&R Global’s gross margin increased from 15.1% for the year ended December 31, 2017 to 16.2% for the year ended December 31, 2018, representing an increase of 110 basis points, which primarily resulted from the increase of 1.1% in gross margin from the sales to independent restaurants from 15.5% for the year ended December 31, 2017 to 16.6% for the year ended December 31, 2018. The increase in gross margin was mainly attributable to new market B&R Global developed in 2018 in the Asian fusion and American food markets. Our products were sold with higher margin to those restaurants and seafood is a major product with higher profit Margin. The gross margin for the wholesale segment decreased by 0.6%, which is considered as normal fluctuation in our business.

Distribution, Selling and Administrative Expenses

Distribution, selling and administrative expenses were $63.1 million for the year ended December 31, 2018, an increase of $8.0 million, or 14.5%, from $55.1 million for the year ended December 31, 2017. The increase was mainly attributable to: (a) an increase of $2.7 million in payroll expenses and commission expenses (b) an increase of $2.6 million in shipping, handling and fuel costs (c) an increase of $0.8 million in insurance costs; (e) an increase of $0.4 million in equipment rental fees; (f) an increase of $0.4 million in bad debt provision; (g) an increase of $0.4 million in contract services; (i) an increase of $0.7 million in professional services and other administrative expenses. The above expense increases are all consistent with the sales increase in the year ended December 31, 2018 compared to the year ended December 31, 2017.

Interest Expense, net

Interest expenses are primarily generated from lines of credit, capital leases and long-term debt. Interest expenses were $1.4 million for the year ended December 31, 2018 and 2017, which was consistent in these two years.

Other Income

Other income primarily consists of non-operating income and rental income. Other income was $0.2 million for the year ended December 31, 2018 as compared to $1.1 million expense for the year ended December 31, 2017, representing an increase of $1.3 million, which was primarily attributable to the $1.3 million loss related to leasehold improvement disposal in 2017.

Income Taxes Provision

B&R Global’s provision for income taxes increased by $66,000, from $86,000 for the year ended December 31, 2017 to $152,000 for the year ended December 31, 2018, as a result of an increase of taxable income from our non-pass through entities for the year ended December 31, 2018.

Net Income Attributable to Non-Controlling Interest

B&R Global’s net income attributable to non-controlling interest was derived from three minority owned subsidiaries and increased by $24,000 or 9.6% from $249,000 for the year ended December 31, 2017 to $273,000 for the year ended December 31, 2018, as a result of the increase of net income of from a subsidiary from which we have a non-controlling interest.

Net Income Attributable to B&R Global’s Members

As a result of explanation provided above, B&R Global’s net income attributable to B&R Global’s members increased by $2.7 million, or 15.1%, from $17.7 million for the year ended December 31, 2017 to $20.4 million for the year ended December 31, 2018.

EBITDA

The following table sets forth of the calculation of B&R Global’s adjusted EBITDA:

	For the years ended December 31,		Changes
	2018	2017	Amount	%

Net income	$20,650,852	$17,952,203	$2,698,649	15.0%
Interest expense	1,368,627	1,423,933	(55,306)	(3.9)%

Income tax provision	151,806	85,527	66,279	77.5%
Depreciation & Amortization	2,332,067	1,947,093	384,974	19.8%
EBITDA	$24,503,352	$21,408,756	$3,094,596	14.5%
Percentage of revenue	4.6%	4.3%	0.3%

B&R Global’s EBITDA was $24.5 million for the year ended December 31, 2018, an increase of $3.1 million, or 14.5%, compared to $21.4 million for the year ended December 31, 2017, mainly attributable to the increase of gross profit as a result of increase in net revenue and gross margin derived from the sales to independent restaurants with the Group’s continued effort to expand its business and customer base, strengthen its negotiating power with suppliers, and improve the operational efficiency for centralized procurement, inventory and logistics management. The percentage of revenue for EBITDA was 4.6% and 4.3% for the years ended December 31, 2018 and 2017, respectively.

 Liquidity and Capital Resources

As of June 30, 2019, B&R Global had cash of approximately $12.1 million. B&R Global has funded working capital and other capital requirements primarily by equity contribution from shareholders, cash flow from operations, and bank loans. Cash is required to pay purchase costs for inventory, salaries, fuel and trucking expenses, selling expenses, rental expenses, income taxes, other operating expenses and repay debts. Although B&R Global’s management believes that the cash generated from operations will be sufficient to meet its normal working capital needs for at least the next twelve months, its ability to repay its current obligation will depend on the future realization of its current assets. B&R Global’s management has considered the historical trend, the economy, trends in the foodservice distribution industry, the expected collectability of the accounts receivables and the realization of the inventories as of June 30, 2019. Based on the above considerations, B&R Global’s management is of the opinion that B&R Global has sufficient funds to meet its working capital requirements and debt obligations as they become due in the next twelve months.

The following table summarizes B&R Global’s cash flow data for the six months ended June 30, 2019 and 2018:

	For the six months ended June 30,
	2019	2018

Net cash provided by operating activities	$18,280,711	$19,251,048
Net cash used in investing activities	(913,959)	(2,259,091)
Net cash used in financing activities	(13,597,204)	(18,942,578)
Net increase (decrease) in cash and cash equivalents	$3,769,548	$(1,950,621)

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, changes in deferred income taxes and others, and adjusted for the effect of working capital changes. Net cash provided by operating activities was approximately $18.3 million for the six months ended June 30, 2019, a decrease of $1.0 million, or 5%, compared to $19.3 million for the six months ended June 30, 2018. The increase was a combined result of a decrease $4.3 million of net income and $3.3 million increase from change of working capital mainly resulting from the change in inventory, income tax payable.

Investing Activities

Net cash used in investing activities was approximately $0.9 million for the six months ended June 30, 2019, a decrease of $1.4 million, or 60%, compared to $2.3 million used in investing activities for the six months ended June 30, 2018. The decrease was mainly a result of a decrease of $1.1 million used in payment made for property and equipment acquisitions. In addition, the Company made payment of $0.3 million for equity investment in other entity for the six months ended June 30, 2018, offset by $0.2 million decrease of proceeds from disposal of equipment for the six months ended June 30, 2019, compared to the six months ended June 30, 2018.

Financing Activities

Net cash used in financing activities was approximately $13.6 million for the six months ended June 30, 2019, a decrease of $5.3 million, or 28%, compared with $18.9 million for the six months ended June 30, 2018. The decrease was a combined result of a decrease of $11.9 million used in cash paid for other payable to related parties, a decrease of $5.5 million of cash paid distribution to members, offset of a decrease of $1.1 million proceeds from long term debt and an increase of $10.5 million net payments made for the line of credit.

The following table summarizes B&R Global’s cash flow data for the years ended December 31, 2018 and 2017:

	For the years ended December 31,
	2018	2017

Net cash provided by operating activities	$15,301,659	$5,737,571
Net cash used in investing activities	(2,790,802)	(4,246,304)
Net cash used in financing activities	(12,401,355)	(3,058,627)
Net increase (decrease) in cash and cash equivalents	$109,502	$(1,567,360)

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, changes in deferred income taxes and others, and adjusted for the effect of working capital changes. Net cash provided by operating activities was approximately $15.3 million for the year ended December 31, 2018, an increase of $9.6 million, or 166.7%, compared to $5.7 million for the year ended December 31, 2017. The increase was a result of an increase of net income of $2.7 million and $7.2 million from change of working capital mainly resulting from the change in accounts receivable.

Investing Activities

Net cash used in investing activities was approximately $2.8 million for the year ended December 31, 2018, a decrease of $1.5 million, or 34%, compared to $4.3 million used in investing activities for the year ended December 31, 2017. The decrease was mainly a result of a decrease of $1.6 million used for property and equipment acquisitions.

Financing Activities

Net cash used in financing activities was approximately $12.4 million for the year ended December 31, 2018, an increase of $9.3 million, or 305.5%, compared with $3.1 million for the year ended December 31, 2017. The increase was a combined result of an increase of $1.1 million used in cash distribution to members, a decrease of 0.5 million from member’s equity subscription, an increase of $10.7 million net proceeds from a line of credit, an increase of $7.3 million in bank overdraft, an increase of $26.3 million in advances repayment to related parties and an increase of $0.5 million in net proceeds from long-term debt.

Commitments and Contractual Obligations

The following table presents B&R Global’s material contractual obligations as of December 31, 2018:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Line of credit	$44,600,480	$—	$44,600,480	$—	$—
Long term debt	6,711,026	1,204,997	210,905	2,914,845	2,380,279
Operating lease obligations	24,065,853	5,094,051	9,505,960	7,276,025	2,189,817
Total	$75,377,359	$6,299,048	$54,317,345	$10,190,870	$4,570,096

Off-Balance Sheet Arrangements

B&R Global is not a party to any off -balance sheet arrangements.

Critical Accounting Policies

The discussion and analysis of B&R Global’s financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with GAAP. These principles require B&R Global’s management to make estimates and judgments that affect the reported amounts of assets, liabilities, sales and expenses, cash flow and related disclosure of contingent assets and liabilities. The estimates include, but are not limited to, accounts receivable, revenue recognition, impairment of long-lived assets and income taxes. B&R Global bases its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

B&R Global’s management believes that among their significant accounting policies, which are described in Note 2 to the audited consolidated financial statements of B&R Global included in this proxy statement, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, B&R Global’s management believes these are the most critical to fully understand and evaluate its financial condition and results of operations.

Accounts Receivable

Accounts receivable represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Receivables are presented net of the allowance for doubtful accounts in the accompanying consolidated balance sheets. B&R Global evaluates the collectability of its accounts receivable and determines the appropriate allowance for doubtful accounts based on a combination of factors. When B&R Global is aware of a customer’s inability to meet its financial obligation, a specific allowance for doubtful accounts is recorded, reducing the receivable to the net amount B&R Global reasonably expects to collect. In addition, allowances are recorded for all other receivables based on historic collection trends, write-offs and the aging of receivables. B&R Global uses specific criteria to determine uncollectible receivables to be written off, including bankruptcy, accounts referred to outside parties for collection, and accounts past due over specified periods. As of June 30, 2019 and December 31, 2018, the allowances for doubtful accounts were $827,370 and $853,872, respectively.

Revenue Recognition

B&R Global recognizes revenue from the sale of products when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. Sales taxes invoiced to customers and remitted to government authorities are excluded from net sales.

On January 1, 2018 B&R Global adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective method for contracts that were not completed as of January 1, 2018. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on B&R Global’s consolidated balance sheets, statement of income, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that B&R Global will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which B&R Global expects to be entitled in such exchange. This will require B&R Global to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of our contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. B&R Global’s revenue streams are recognized at a point in time.

The contract assets and contract liabilities are recorded on the consolidated balance sheets as accounts receivable and customer deposits as of June 30, 2019, December 31, 2018 and 2017. For the six months ended June 30, 2019 and 2018, as well as for the years ended December 31, 2018 and 2017, revenue recognized from performance obligations related to prior periods was insignificant.

Impairment of Long-Lived Assets

B&R Global assesses its long-lived assets such as property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds their fair value.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including those interim periods within those fiscal years. B&R Global is currently assessing the impact of adopting this standard, but based on a preliminary assessment, does not expect the adoption of this guidance to have a material impact on its consolidated financial statements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. B&R Global is currently evaluating the impact ASU 2018-13 will have on its consolidated financial statements.

SELECTED HISTORICAL FINANCIAL INFORMATION OF HF GROUP

The following table sets forth selected historical financial information derived from HF Group’s unaudited condensed consolidated financial statements for the six months ended June 30, 2019 and 2018, and audited consolidated financial statements for the years ended December 31, 2018 and 2017, which are incorporated by reference in this proxy statement.

The information is only a summary and should be read in conjunction with HF Group’s consolidated financial statements and related notes, and “HF Group’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement are not indicative of the future performance of HF Group.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2019	2018	2018	2017

Net revenue	149,519,228	146,868,286	291,006,698	295,549,980
Cost of sales	124,300,219	122,640,487	241,441,149	251,615,013
Gross profit	25,219,009	24,227,799	49,565,549	43,934,967
Distribution, selling and administrative expenses	21,459,213	21,340,382	41,039,438	32,924,877
Income from operations	3,759,796	2,887,417	8,526,111	11,010,090
Interest income	304,467	13,750	493,358	21,105
Interest expenses and bank charges	(725,118)	(754,713)	(1,372,508)	(1,339,897)
Other income	623,530	547,332	1,196,989	1,010,038
Income before income tax provision	3,962,675	2,693,786	8,843,950	10,701,336
Provision for income taxes	1,108,390	702,060	2,490,255	623,266
Net income	2,854,285	1,991,726	6,353,695	10,078,070
Less: net income attributable to noncontrolling interest	158,577	(381,455)	67,240	431,999
Net income attributable to HF Foods Group Inc.	$2,695,708	$2,373,181	$6,286,455	$9,646,071

Cash Flow Data:
Net cash provided by (used in) operating activities	$2,070,308	$6,100,471	$11,953,466	$15,286,862
Net cash used in investing activities	$(4,774,301)	$(5,292,804)	$(6,365,313)	$(5,468,604)
Net cash provided by (used in) financing activities	$4,156,578	$(1,733,526)	$(6,184,793)	$(9,688,359)

	June 30,	December 31,
Balance Sheet Data:	2019	2018	2017
Cash	$6,941,989	$5,489,404	$6,086,044
Total assets	$92,848,958	$82,476,407	$80,657,900
Total liabilities	$55,623,192	$48,014,925	$53,759,788
Total equity	$37,225,766	$34,461,482	$26,898,112

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF HF GROUP

 The following discussion should be read in conjunction with our Financial Statements and footnotes thereto incorporated by reference in this proxy statement.

Overview

We market and distribute fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the Southeast region of the United States.

The Company was originally incorporated in Delaware on May 19, 2016 as a special purpose acquisition company under the name Atlantic Acquisition Corp. (“Atlantic”), in order to acquire, through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Effective August 22, 2018, Atlantic consummated the transactions contemplated by a merger agreement (the “Merger Agreement”), dated as of March 28, 2018, by and among Atlantic, HF Group Merger Sub Inc., a Delaware subsidiary formed by Atlantic, HF Group Holding Corporation, a North Carolina corporation (“HF Holding”), the stockholders of HF Holding, and Zhou Min Ni, as representative of the stockholders of HF Holding. Pursuant to the Merger Agreement, HF Holding merged with HF Merger Sub and HF Holding became the surviving entity (the “Merger”) and a wholly-owned subsidiary of Atlantic (the “Acquisition”). Additionally, upon the closing of the transactions contemplated by the Merger Agreement (the “Closing”), the stockholders of HF Holding became the holders of a majority of the shares of common stock of Atlantic, and (ii) Atlantic changed its name to HF Foods Group Inc. (collectively, these transactions are referred to as the “Transactions”).

At closing on August 22, 2018, Atlantic issued the HF Holding stockholders an aggregate of 19,969,831 shares of its common stock, equal to approximately 88.5% of the aggregate issued and outstanding shares of Atlantic’s common stock. The pre-Transaction stockholders of Atlantic owned the remaining 11.5% of the issued and outstanding shares of common stock of the combined entities.

Following the consummation of the Transactions on August 22, 2018, there were 22,167,486 shares of common stock issued and outstanding, consisting of (i) 19,969,831 shares issued to HF Holding’s stockholders pursuant to the Merger Agreement, (ii) 400,000 shares redeemed by one of Atlantic’s shareholders in conjunction with the Transactions, (iii) 10,000 restricted shares issued to one of Atlantic’s shareholders in conjunction with the Transactions, and (iv) 2,587,655 shares originally issued to the pre-Transaction stockholders of Atlantic.

Outlook

We plan to continue to expand our business through acquisition of other distributors and wholesalers, which depends on access to sufficient capital. If we are unable able to obtain equity or debt financing, or borrowings from bank loans, we may not be able to execute our plan to acquire other distributors and wholesalers. Even if we are able to make such acquisitions, we may not be able to successfully integrate any acquired businesses or improve their profitability, which could have a material adverse effect on our financial condition and future operating performance.

How to Assess HF Group’s Performance

In assessing our performance, we consider a variety of performance and financial measures, including principal growth in net revenue, gross profit, distribution, general and administrative expenses, and adjusted EBITDA. The key measures that we use to evaluate the performance our business are set forth below:

Net Revenue

Net revenue is equal to gross sales minus sales returns, sales incentives that we offer to our customers, such as rebates and discounts that are offsets to gross sales; and certain other adjustments. Our net sales are driven by changes in number of customers, product inflation that is reflected in the pricing of its products, and mix of products sold.

Gross Profit

Gross profit is equal to net sales minus cost of goods sold. Cost of goods sold primarily includes inventory costs (net of supplier consideration), inbound freight, custom clearance fees and other miscellaneous expenses. Cost of goods sold generally changes as HF Group incurs higher or lower costs from suppliers and as the customer and product mix changes.

Distribution, General and Administrative Expenses

Distribution, general and administrative expenses primarily consist of salaries and benefits for employees and contract labors, trucking and fuels expenses, utilities, maintenance and repairs expenses, insurance expense, depreciation and amortization expenses, selling and marketing expenses, professional fees and other operating expenses.

Adjusted EBITDA

We believe that Adjusted EBITDA is a useful performance measure and can be used to facilitate a comparison of HF Group’s operating performance on a consistent basis from period to period and to provide for a more complete understanding of factors and trends affecting our business than GAAP measures alone can provide. Our management believes that Adjusted EBITDA is less susceptible to variances in actual performance resulting from depreciation, amortization and other non-cash charges and more reflective of other factors that affect our operating performance. Our management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial performance with other companies in the same industry, many of which present similar non-GAAP financial measures to investors. We present Adjusted EBITDA in order to provide supplemental information that we consider relevant for the readers of our consolidated financial statements incorporated by reference in this proxy statement, and such information is not meant to replace or supersede U.S. GAAP measures.

We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization, further adjusted to exclude certain unusual, non-cash, non-recurring, cost reduction, and other adjustment items. The definition of Adjusted EBITDA may not be the same as similarly titled measures used by other companies in the industry. Adjusted EBITDA is not defined under U.S. GAAP and is subject to important limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of HF Group results as reported under U.S. GAAP. For example, Adjusted EBITDA:

•	excludes certain tax payments that may represent a reduction in cash available to HF Group;
•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future;
•	does not reflect changes in, or cash requirements for, our working capital needs; and
•	does not reflect the significant interest expense, or the cash requirements, necessary to service our debt.

For additional information on Adjusted EBITDA, see the section entitled “Adjusted EBITDA” below.

Results of Operations for the three months ended June 30, 2019 and 2018

The following table sets forth a summary of our consolidated results of operations for the three months ended June 30, 2019 and 2018. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the three months ended June 30,			Changes
	2019	2018	Amount	%
Net revenue	$74,718,206	$72,287,515	$2,430,691	3.4%
Cost of revenue	62,206,053	60,163,782	2,042,271	3.4%
Gross profit	12,512,153	12,123,733	388,420	3.2%
Distribution, selling and administrative expenses	11,094,041	11,267,770	(173,729)	(1.5%)
Income from operations	1,418,112	855,963	562,149	65.7%
Interest income	152,518	6,875	145,643	2,118.4%
Interest expenses and bank charges	(388,160)	(349,150)	(39,010)	11.2%
Other income	338,995	290,142	48,853	16.8%
Income before income tax provision	1,521,465	803,830	717,635	89.3%
Provision for income taxes	460,751	198,579	262,172	132.0%
Net income	1,060,714	605,251	455,463	75.3%
Less: net income (loss) attributable to noncontrolling interest	37,819	(419,980)	457,799	(109.0%)
Net income attributable to HF Foods Group Inc.	$1,022,895	$1,025,231	$(2,336)	(0.2%)

Net Revenue

Net revenue was mainly derived from sales to independent restaurants (Chinese/Asian restaurants) and sales as wholesale to smaller distributors.

The following table sets forth the breakdown of net revenue:

	For the three months ended June 30,
	2019		2018		Change
	Amount	%	Amount	%	Amount	%
Net revenue
Sales to independent restaurants	$70,460,722	94.3%	$67,640,429	93.6%	$2,820,293	4.2%
Wholesale	4,257,484	5.7%	4,647,086	6.4%	(389,602)	(8.4%)
Total	$74,718,206	100.0%	$72,287,515	100.0%	$2,430,691	3.4%

Net revenue increased by $2.4 million, or 3.4%, during the three months ended June 30, 2019 as compared to the three months ended June 30, 2018. This was attributable primarily to a $2.8 million increase in sales to independent restaurants, resulting primarily from slightly increased commodity prices in the three months ended June 30, 2019 compared with the three months ended June 30, 2018.

We conduct wholesale operations as a supplemental business to our foodservice distribution to restaurants by purchasing full truckloads of product from suppliers and redistributing to smaller distributors who are typically not large enough to order truckload quantities, or do not want to keep inventory for long periods. The larger purchase can improve overall bargaining power with manufacturers by increasing total order quantity. Net revenue from wholesale for the three months ended June 30, 2019 decreased 8.4% as compared to the three months ended June 30, 2018, due primarily to the decrease in imports from China caused in part by increased tariffs, which resulted in lower sales to certain of our wholesale customers.

Cost of sales and Gross Profit

The following tables set forth the calculation of gross profit and gross margin for sales to independent restaurants, wholesale and total net revenue:

	For the three months ended June 30,		Changes
	2019	2018	Amount	%
Sales to independent restaurants
Net revenue	$70,460,722	$67,640,429	$2,820,293	4.2%
Cost of revenue	58,140,065	56,033,664	2,106,401	3.8%
Gross profit	$12,320,657	$11,606,765	$713,892	6.2%
Gross Margin	17.5%	17.2%	0.3%

Wholesale
Net revenue	$4,257,484	$4,647,086	$(389,602)	(8.4)%
Cost of revenue	4,065,988	4,130,118	(64,130)	(1.6)%
Gross profit	$191,496	$516,968	$(325,472)	(63.0)%
Gross Margin	4.5%	11.1%	(6.6)%

Total sales
Net revenue	$74,718,206	$72,287,515	$2,430,691	3.4%
Cost of revenue	62,206,053	60,163,782	2,042,271	3.4%
Gross profit	$12,512,153	$12,123,733	$388,420	3.2%
Gross Margin	16.7%	16.8%	(0.1)%

Cost of revenue was $62.2 million for the three months ended June 30, 2019, an increase of $2.0 million, or 3.4%, from $60.2 million for the three months ended June 30, 2018. The increase was attributable primarily to the $2.1 million increase in cost of revenue for the sales to independent restaurants, from $56.0 million in the three months ended June 30, 2018 to $58.1 million in the three months ended June 30, 2019. The increase was attributable primarily to the increase in net sales.

Gross profit was $12.5 million for the three months ended June 30, 2019, an increase of $0.4 million, or 3.2%, from $12.1 million for the three months ended June 30, 2018. The increase was attributable primarily to a $0.7 million increase in gross profit derived from sales to independent restaurants from $11.6 million in the three months ended June 30, 2018 to $12.3 million in the three months ended June 30, 2019. Gross margin decreased from 16.8% for the three months ended June 30, 2018 to 16.7% for the three months ended June 30, 2019.

Distribution, selling and Administrative Expenses

Distribution, selling and administrative expenses were $11.1 million for the three months ended June 30, 2019, a decrease of $0.2 million, or 1.5%, from $11.3 million for the three months ended June 30, 2018. The decrease is within the normal fluctuation of business operations.

Interest Expense and Bank Charges

Interest expense and bank charges are primarily generated from lines of credit, capital leases, and long-term debt. Interest expenses and bank charges were $0.4 million for the three months ended June 30, 2019, an increase of $0.1 million or 11.2%, compared with $0.3 million for the three months ended June 30, 2018. The increase was due primarily to an increase in the average balance of our lines of credit.

Other Income

Other income consists primarily of non-operating income and rental income. Other income was $0.3 million for both the three months ended June 30, 2019 and the three months ended June 30, 2018.

Income taxes Provision

Provision for income taxes increased by $0.3 million, or 132%, from $0.2 million for the three months ended June 30, 2018 to $0.5 million for the three months ended June 30, 2019, as a result of the increase in income before income tax provision.

Net Income Attributable to Noncontrolling interest

Net income attributable to noncontrolling interest was derived from one minority owned subsidiary and increased by $0.5 million or 109% from a loss of $0.4 million for the three months ended June 30, 2018 to income of $0.1 million for the three months ended June 30, 2019 as a result of the increase of net income of this subsidiary.

Net Income Attributable to Our Stockholders

Net income attributable to our stockholders was $1.0 million for the three months ended June 30, 2018 and for the three months ended June 30, 2019.

Adjusted EBITDA

The following table sets forth of the calculation of adjusted EBITDA and reconciliation to Net Income, the closest U.S. GAAP measure:

	For the three months ended June 30,		Change
	2019	2018	Amount	%
Net income	$1,060,714	$605,251	$455,463	75.3%
Interest expenses	388,160	349,150	39,010	11.2%
Income tax provision	460,751	198,579	262,172	132.0%
Depreciation & Amortization	727,423	545,567	181,856	33.3%
Non-recurring expenses*	1,000,000	2,200,000	(1,200,000)	(54.5)%
Adjusted EBITDA	$3,637,048	$3,898,547	$(261,499)	(6.7)%
Percentage of revenue	4.9%	5.4%	(0.5)%

* For the three months ended June 30, 2018, represents labor dispute expenses accrued in connection with United States Department of Labor investigation of our subsidiary Kirnland Food Distribution, Inc. For the three months ended June 30, 2019, represents a non-recurring expense accrued for potential loss contingency relating to negligence claim(s) for damages arising in the ordinary course of business.

Adjusted EBITDA was $3.7 million for the three months ended June 30, 2019, a decrease of $.3 million, or 6.7%, compared to $3.9 million for the three months ended June 30, 2018, resulting mainly from the decrease of non-recurring expenses which was offset by increases in interest, taxes, depreciation and amortization. As a percentage of revenue, adjusted EBITDA was 4.9% and 5.4% for the three months ended June 30, 2019 and 2018, respectively.

Results of Operations for the six months ended June 30, 2019 and 2018

The following table sets forth a summary of our consolidated results of operations for the six months ended June 30, 2019 and 2018. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the six months ended June 30,		Changes
	2019	2018	Amount	%
Net revenue	$149,519,228	$146,868,286	$2,650,942	1.8%
Cost of revenue	124,300,219	122,640,487	1,659,732	1.4%
Gross profit	25,219,009	24,227,799	991,210	4.1%
Distribution, selling and administrative expenses	21,459,213	21,340,382	118,831	0.6%
Income from operations	3,759,796	2,887,417	872,379	30.2%
Interest income	304,467	13,750	290,717	2,114.3%
Interest expenses and bank charges	(725,118)	(754,713)	29,595	(3.9)%
Other income	623,530	547,332	76,198	13.9%
Income before income tax provision	3,962,675	2,693,786	1,268,889	47.1%
Provision for income taxes	1,108,390	702,060	406,330	57.9%
Net income	2,854,285	1,991,726	862,559	43.3%
Less: net income(loss) attributable to	158,577	(381,455)	540,032	(141.6)%
Net income attributable to HF Foods Group	$2,695,708	$2,373,181	$322,527	13.6%

Net Revenue

Net revenue was mainly derived from sales to independent restaurants (Chinese/Asian restaurants) and sales as wholesale to smaller distributors. The following table sets forth the breakdown of net revenue:

	For the six months ended June 30,
	2019		2018		Change
	Amount	%	Amount	%	Amount	%
Net revenue
Sales to independent restaurants	$140,583,856	94.0%	$137,516,339	93.6%	$3,067,517	2.2%
Wholesale	8,935,372	6.0%	9,351,947	6.4%	(416,575)	(4.5)%
Total	$149,519,228	100.0%	$146,868,286	100.0%	$2,650,942	1.8%

Net revenue increased by $2.7 million, or 1.8%, for the six months ended June 30, 2019 as compared to the six months ended June 30, 2018. This was attributable primarily to a $3.1 million increase in sales to independent restaurants resulting primarily from slightly increased commodity prices in the six months ended June 30, 2019 compared with the six months ended June 30, 2018.

We conduct wholesale operations as a supplemental business to our foodservice distribution to restaurants by purchasing full truckloads of product from suppliers and redistributing to smaller distributors who are typically not large enough to order truckload quantities, or do not want to keep inventory for long periods. The larger purchase can improve overall bargaining power with manufacturers by increasing total order quantity. Net revenue from wholesale for the six months ended June 30, 2019 decreased 4.5% compared to the six months ended June 30, 2018, due primarily to the decrease in imports from China caused in part by increased tariffs, which resulted in lower sales to certain of our wholesale customers.

Cost of sales and Gross Profit

The following tables set forth the calculation of gross profit and gross margin for sales to independent restaurants, wholesale and total net revenue:

	For the six months ended June 30,			Changes
	2019	2018	Amount	%
Sales to independent restaurants
Net revenue	$140,583,856	$137,516,339	$3,067,517	2.2%
Cost of revenue	115,700,311	113,900,208	1,800,103	1.6%
Gross profit	$24,883,545	$23,616,131	$1,267,414	5.4%
Gross Margin	17.7%	17.2%	0.5%

Wholesale
Net revenue	$8,935,372	$9,351,947	$(416,575)	(4.5)%
Cost of revenue	8,599,908	8,740,279	(140,371)	(1.6)%
Gross profit	$335,464	$611,668	$(276,204)	(45.2)%
Gross Margin	3.8%	6.5%	(2.7%)

Total sales
Net revenue	$149,519,228	$146,868,286	$2,650,942	1.8%
Cost of revenue	124,300,219	122,640,487	1,659,732	1.4%
Gross profit	$25,219,009	$24,227,799	$991,210	4.1%
Gross Margin	16.9%	16.5%	0.4%

Cost of revenue was $124.3 million for the six months ended June 30, 2019, an increase of $1.7 million, or 1.4%, from $122.6 million for the six months ended June 30, 2018. The increase was attributable primarily to the increase of $1.8 million in cost of revenue for the sales to independent restaurants, from $113.9 million in the six months ended June 30, 2018 to $115.7 million for the six months ended June 30, 2019. The increase was attributable primarily to the increase in net sales.

Gross profit was $25.2 million for the six months ended June 30, 2019, an increase of $1.0 million, or 4.1%, from $24.2 million for the six months ended June 30, 2018. The increase was attributable primarily to the $1.3 million increase in gross profit derived from sales to independent restaurants from $23.6 million in the six months ended June 30, 2018 to $24.9 million in the six months ended June 30, 2019. Gross margin increased from 16.5% for the six months ended June 30, 2018 to 16.9% for the six months ended June 30, 2019, representing a 0.4% increase due primarily to the 0.5% increase in gross margin from sales to independent restaurants resulting from our continuing effort to offer better products and value-added services to our customers, strengthen our negotiation power with suppliers, and improve the operation efficiency for centralized procurement, inventory and logistics management.

Distribution, selling and Administrative Expenses

Distribution, selling and administrative expenses were $21.5 million for the six months ended June 30, 2019, an increase of $0.2 million, or 0.6%, from $21.3 million for the six months ended June 30, 2018. The increase is within the normal fluctuation of business operations.

Interest Expense and Bank Charges

Interest expense and bank charges are primarily generated from lines of credit, capital leases and long-term debt. Interest expenses and bank charges were $0.7 million for the six months ended June 30, 2019, a decrease of $0.1 million, or 3.9%, compared with $0.8 million for the six months ended June 30, 2018, which was due primarily to a decrease in the average balance of our lines of credit.

Other Income

Other income consists primarily of non-operating income and rental income. Other income was $0.6 million for the six months ended June 30, 2019, an increase of $0.1 million, or 13.9%, compared with $0.5 million for the six months ended June 30, 2018.

Income taxes Provision

Provision for income taxes increased by $0.4 million, or 57.9%, from $0.7 million for the six months ended June 30, 2018 to $1.1 million for the six months ended June 30, 2019, as a result of the increase in income before income tax provision.

Net Income Attributable to Noncontrolling interest

Net income attributable to noncontrolling interest is derived from one minority owned subsidiary and increased by $0.6 million or 141.6% from a loss of $0.4 million for the six months ended June 30, 2018 to $0.2 million of income for the six months ended June 30, 2019, as a result of the increase of net income of this subsidiary.

Net Income Attributable to Our Stockholders

Net income attributable to our stockholders increased by $0.3 million, or 13.6%, from $2.4 million for the six months ended June 30, 2018 to $2.7 million for the six months ended June 30, 2019.

Adjusted EBITDA

The following table sets forth of the calculation of adjusted EBITDA:

	For the six months ended June 30,		Change
	2019	2018	Amount	%
Net income	$2,854,285	$1,991,726	$862,559	43.3%
Interest expenses	725,118	754,713	(29,595)	(3.9)%
Income tax provision	1,108,390	702,060	406,330	57.9%
Depreciation & Amortization	1,434,819	1,041,662	393,157	37.7%
Non-recurring expenses*	1,000,000	2,200,000	(1,200,000)	(54.5)%
Adjusted EBITDA	$7,122,612	$6,690,161	$432,451	6.5%
Percentage of revenue	4.8%	4.6%	0.2%

* For the six months ended June 30, 2018, represents labor dispute expenses accrued in connection with United States Department of Labor investigation of our subsidiary Kirnland Food Distribution, Inc. For the six months ended June 30, 2019, represents a non-recurring expense accrued for potential loss contingency relating to negligence claim(s) for damages arising in the ordinary course of business.

Adjusted EBITDA was $7.1 million for the six months ended June 30, 2019, an increase of $0.4 million, or 6%, compared to $6.7 million for the six months ended June 30, 2018 resulting mainly from the increase of gross margin derived from the sales to independent restaurants resulting from our continuing effort to offer better products and value-added services to our customers, strengthen our negotiation power with suppliers, and improve the operation efficiency for centralized procurement, inventory and logistics management. As a percentage of revenue, adjusted EBITDA was 4.8% and 4.6% for the six months ended June 30, 2019 and 2018, respectively.

Results of Operations for the years ended December 31, 2018 and 2017

The following table sets forth a summary of our consolidated results of operations for the years ended December 31, 2018 and

2017. The historical results presented below are not necessarily indicative of the results that may be expected for any future period.

	For the years ended December 31		Changes
	2018	2017	Amount	%
Net revenue	$291,006,698	$295,549,980	$(4,543,282)	(1.5)%
Cost of revenue	241,441,149	251,615,013	(10,173,864)	(4.0)%
Gross profit	49,565,549	43,934,967	5,630,582	12.8%
Distribution, selling and administrative expenses	41,039,438	32,924,877	8,114,561	24.6%
Income from operations	8,526,111	11,010,090	(2,483,979)	(22.6)%
Interest income	493,358	21,105	472,253	2238%
Interest expenses and bank charges	(1,372,508)	(1,339,897)	(32,611)	2.4%
Other income	1,196,989	1,010,038	186,951	18.5%
Income before income tax provision	8,843,950	10,701,336	(1,857,386)	(17.4)%
Provision for income taxes	2,490,255	623,266	1,866,989	299.5%
Net income	6,353,695	10,078,070	(3,724,375)	(37)%
Less: net income attributable to noncontrolling interest	67,240	431,999	(364,759)	(84.4)%
Net income attributable to HF Foods Group Inc.	$6,286,455	$9,646,071	$(3,359,616)	(34.8)%

Net Revenue

Our net revenue was $291.0 million for the year ended December 31, 2018, which consisted of $272.2 million, or 93.5% of net revenue, of sales to independent restaurants (Chinese/Asian restaurants) and $18.8 million, or 6.5% of net revenue, of sales to wholesale distributors. Net revenue was $295.5 million for the year ended December 31, 2017, which consisted of $275.5 million, or 93.2% of net revenue, of sales to independent restaurants and $20.0 million, or 6.8% of net revenue, of sales to wholesale distributors.

The following table sets forth the breakdown of net revenue:

	For the years ended December 31,
	2018		2017		Changes
	Amount	%	Amount	%	Amount	%
Net revenue
Sales to independent restaurants	$272,172,106	93.5%	$275,481,019	93.2%	$(3,308,913)	(1.2)%
Wholesale	18,834,592	6.5%	20,068,961	6.8%	(1,234,369)	(6.2)%
Total	$291,006,698	100.0%	$295,549,980	100.0%	$(4,543,282)	(1.5)%

Compared with the year ended December 31, 2017, net revenue decreased by $4.5 million, or 1.5%, for the year ended December 31, 2018, which was primarily attributable to a $1.2 million decrease in sales to wholesale customers and a $3.3 million decrease in sales to independent restaurants. We conduct wholesale sales as a supplemental business for foodservice distribution to restaurants by purchasing full truckloads of product from suppliers and redistributing to smaller distributors who are typically not large enough to order truckload quantities, or do not want to keep inventory for long periods. The larger purchases can improve overall bargaining power with suppliers by increasing total order quantity. The net revenue from wholesale for the year ended December 31, 2018 showed a 6.2% decrease compared with the year ended December 31, 2017. Commencing the second quarter of 2018, we stopped selling to two customers with very low gross margin in order to improve the overall margin of the business. In addition, decreases in commodity prices, such as chicken, also contributed to the decreased sales in 2018.

Sales to independent restaurants decreased by $3.3 million in 2018 primarily due to the reduced commodity prices in 2018. We observed a 15% - 30% decrease in price across different products categories. The quantity of products sold in 2018 actually increased due to new customers obtained in 2018. Our sales quantity increased by 17.5% from 263.4 million items for the year ended December 31, 2017 to 308.5 million items for the year ended December 31, 2018. However, as a result of the decrease in prices described above, overall sales to independent restaurants decreased.

Cost of Revenue and Gross Profit

The following tables set forth the calculation of gross profit and gross margin for sales to independent restaurants, wholesalers, and total net revenue:

	For the years ended December 31,		Changes
	2018	2017	Amount		%
Sales to independent restaurants
Net revenue	$272,172,106	$275,481,019	$(3,308,913)		(1.2)%
Cost of revenue	223,535,244	232,914,638	(9,379,394)		(4.0)%
Gross profit Gross Margin	$48,636,862 17.9%	$42,566,381 15.5%	$6,070,481 2.4%		14.3%
Wholesale
Net revenue	$18,834,592	$20,068,961	$(1,234,369)		(6.2)%
Cost of revenue	17,905,905	18,700,375	(794,470)		(4.2)%
Gross profit Gross Margin	$928,687 4.9%	$1,368,586 6.8%	$(439,899 (1.9	) )%	(32.1)%
Total sales
Net revenue	$291,006,698	$295,549,980	$(4,543,282)		(1.5)%
Cost of revenue	241,441,149	251,615,013	(10,173,864)		(4.0)%
Gross profit Gross Margin	$49,565,549 17%	$43,934,9671 4.9%	$5,630,582 2.1%		12.8%

Cost of revenue was $241.4 million for the year ended December 31, 2018, a decrease of $10.2 million, or 4.0%, from $251.6 million for the year ended December 31, 2017, which was attributable primarily to the decrease of $9.4 million in cost of revenue for the sales to independent restaurants and a $ 0.8 million decrease in cost for wholesale revenue.

Gross profit was $49.5 million for the year ended December 31, 2018, an increase of $5.6 million, or 12.8%, from $43.9 million for the year ended December 31, 2017, which was attributable primarily to the increase of $6.0 million in gross profit derived from sales to independent restaurants which increased from $42.6 million in 2017 to $48.6 million in 2018. In 2018, we observed a 15- 30% commodity price decrease across different products categories. Due to the international trade war in 2018 many of our products, mainly chicken and other agricultural products, were not able to be sold to China and stayed in the US, which resulted in a decrease in the prices for such products. Due to lower commodity prices, gross margin increased as our mark up remained the same in 2018 and represented a higher percentage of sales than in 2017. In addition, we generated new customers in 2018 which contributed to the increased sales quantity partially offsetting the impact of decreased sales prices.

Gross margin increased from 14.9% for the year ended December 31, 2017 to 17% for the year ended December 31, 2018, representing an increase of 210 basis points, which resulted primarily from an increase of 240 basis point in gross margin from the sales to independent restaurants and offset by a decrease of 190 base points from the wholesale segment. The increase in gross margin was attributable mainly to (a) decreased commodity prices for many of our products caused by the trade war between the United States and China in 2018 as described above, (b) lower purchase prices negotiated with suppliers as a result of larger purchase volumes and strengthened negotiating power, and (c) improvement of our centralized procurement function resulting in more efficient management of inventory, logistics and vendor payment.

Gross margin for our wholesale segment decreased by $440,000, or 32.1%, and our wholesale revenue decreased by $ 1.2 million or 6.2%. The decrease in margins resulted from increased sales to related parties relative to total wholesale revenue in 2018 as compared to 2017. The wholesale price for related parties is generally lower than third party customers due to the larger quantities purchased by related parties resulting in lower margin than the sales made to third parties. For the year ended December 31, 2018, 96.3% of the wholesale revenue was generated by related parties, compared to 92% in 2017.

Distribution, Selling and Administrative Expenses

Distribution, selling and administrative expenses were $41.0 million for the year ended December 31, 2018, an increase of $8.1 million, or 24.65%, from $32.9 million for the year ended December 31, 2017. The increase was mainly attributable to: (a) an increase of $5.7 million in salaries for senior management and contract labor costs as we implemented a time clock system and switched from annual salary to hourly wage for our production workers in order to comply with DOL requirements resulting in a 15% increase in wages for production workers, (b) $1.8 million of accrued labor dispute expenses related to Kimland Food Distribution (“Kimland”) which are described in more detail below, (c) an increase of $0.5 million in professional fees for legal, consulting and auditing services in connection with our restructuring in preparation for the merger with Atlantic, and (d) an increase of $ 1.1 million in advertising expenses.

Kimland Food Distribution, Inc., a subsidiary of the Company, has been under an inquiry by the United States Department of Labor, Wage and Hour Division, Atlanta Regional Office (the “Department”) concerning wage practices and record keeping for the period from April 2013 through July 2018. On March 11, 2019, we entered into an agreement with the Department to settle the claims arising from this investigation on behalf of the current and former employees for back wages, liquidated damages, and penalties in a total aggregate amount of $1,831,167, to be paid on or before May 15, 2019. The $1.8 million has been accrued in distribution, selling and administrative expenses in the consolidated financial statements for the year ended December 31, 2018. For additional information regarding this settlement, please the section entitled “LEGAL PROCEEDINGS” above.

Interest Expenses and Bank Charges

Interest expenses and bank charges are generated primarily from lines of credit, capital leases and long-term debt. Interest expenses and bank charges were $1.4 million and $1.3 million for the years ended December 31, 2018 and 2017, respectively.

Other Income

Other income consists primarily of non-operating income and rental income. Other income was $1.2 million for the year ended December 31, 2018 as compared to $1.0 million for the year ended December 31, 2017, representing an increase of $0.2 million, which was attributable primarily to rental income earned by a subsidiary acquired in the middle of 2017 and increased sales from pallet in 2018.

Income taxes Provision

Provision for income taxes increased by $1.9 million, or 300%, from $0.6 million for the year ended December 31, 2017 to $2.5 million for the year ended December 31, 2018, as a result of all S corporation and partnership entities within HF Group being converted to C corporations effective January 1, 2018 and being taxed at the corporate level. Before January 1, 2018, only one subsidiary was taxed at the corporate level.

Net Income Attributable to Non-controlling interest

Net income attributable to non-controlling interest was derived from one minority owned subsidiary and decreased by $364,759, or 84.4%, from $431,999 for the year ended December 31, 2017 to $67,240 for the year ended December 31, 2018, as a result of the decrease of net income of the subsidiary which is partially owned by non-controlling interest holders.

Net Income Attributable to HF Group’s Stockholders

As a result of above, net income attributable to our stockholders decreased by $3.4 million, or 34.8%, from $9.6 million for the year ended December 31, 2017 to $6.3 million for the year ended December 31, 2018.

Adjusted EBITDA

The following table sets forth of the calculation of our adjusted EBITDA and reconciliation to Net Income, the closest US GAAP measure:

	For the years ended December 31,		Changes
	2018	2017	Amount	%
Net income	$6,353,695	$10,078,070	$(3,724,375)	(37.0)%
Interest expenses	1,372,508	1,339,897	32,611	2.4%
Income tax provision	2,490,255	623,266	1,866,989	299.5%
Depreciation & Amortization	2,134,832	2,004,374	130,458	6.5%
Non-recurring expenses*	1,831,167	—	1,831,167	N/A
Adjusted EBITDA	$14,182,457	$14,045,607	$136,850	1.0%
Percentage of revenue	4.9%	4.8%	0.1%

* Non-recurring expenses consisted of $1.8 million of labor dispute expenses accrued for Kimland, which was discussed in the section of Distribution, Selling and Administrative Expenses above.

Adjusted EBITDA was $14.2 million for the year ended December 31, 2018, an increase of $0.1 million, or 1%, compared to $14.1 million for the year ended December 31, 2017. This was due mainly to the fact that the increase in our gross profit was higher than the increase of distribution, selling and administrative expenses. As a percentage of revenue, adjusted EBITDA was 4.9% and 4.8% for the years ended December 31, 2018 and 2017, respectively.

Liquidity and Capital Resources

As of June 30, 2019, we had cash of approximately $6.9 million. We have funded working capital and other capital requirements primarily by equity contribution from shareholders, cash flow from operations, and bank loans. Cash is required to pay purchase costs for inventory, salaries, fuel and trucking expenses, selling expenses, rental expenses, income taxes, other operating expenses and repay debts.

On April 18, 2019, we and our operating subsidiaries Han Feng, New Southern Food Distributers and Kirnland entered into a credit agreement with East West Bank, which replaced our prior credit agreement with East West Bank. The credit agreement provides a $25,000,000 revolving credit facility which is due August 18, 2021, accrues interest based on the prime rate less 0.375% or 2.20% above LIBOR, but in no event less than 4.214% per annum, and is secured by virtually all assets of the Company and our domestic subsidiaries. The outstanding balance on this line of credit at June 30, 2019 was $11,364,481. The line of credit agreement contains certain financial covenants which, among other things, require us to maintain certain financial ratios. As of the date of this report, we were in compliance with the covenants under the line of credit agreement.

Although management believes that the cash generated from operations will be sufficient to meet our normal working capital needs for at least the next twelve months, our ability to repay our current obligations will depend on the future realization of our current assets. Management has considered the historical experience, the economy, trends in the foodservice distribution industry, the expected collectability of accounts receivable and the realization of the inventories as of June 30, 2019. Based on the above considerations, management is of the opinion that we have sufficient funds to meet our working capital requirements and debt obligations as they become due. The proposed business combination with B&R Global Holdings will involve issuance of the Company’s shares in exchange for all shares of B&R, so that management does not foresee any negative impact on cash or working capital as a consequence of the transaction, but rather expects an increase in available working capital of the combined businesses upon final closing of the transactions.

However, there is no assurance that management will be successful in our plan. There are a number of factors that could potentially arise that could result in shortfalls to our plan, such as the demand for our products, economic conditions, the competitive pricing in the foodservice distribution industry, and our bank and suppliers being able to provide continued support. If the future cash flow from operations and other capital resources are insufficient to fund our liquidity needs, we may be forced to reduce or delay our expected acquisition plan, sell assets, obtain additional debt or equity capital or refinance all or a portion of our debt.

The following table sets forth cash flow data for the six months ended June 30, 2019 and 2018:

	For the six months ended June 30,
	2019	2018
Net cash provided by operating activities	$2,070,308	$6,100,471
Net cash used in investing activities	(4,774,301)	(5,292,804)
Net cash provided by (used in) financing activities	4,156,578	(1,733,526)
Net increase (decrease) in cash and cash equivalents	$1,452,585	$(925,859)

The following table summarizes cash flow data for the years ended December 31, 2018 and 2017:

	For the years ended December 31,
	2018	2017
Net cash provided by operating activities	$11,953,466	$15,286,862
Net cash used in investing activities	(6,365,313)	(5,468,604)
Net cash used in financing activities	(6,184,793)	(9,688,359)
Net increase (decrease) in cash and cash equivalents	$(596,640)	$129,899

Operating Activities

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, changes in deferred income taxes and others, and adjusted for the effect of working capital changes. Net cash provided by operating activities was approximately $2.1 million for the six months ended June 30, 2019, a decrease of $4.0 million, or 66%, compared to net cash provided by operating activities of $6.1 million for the six months ended June 30, 2018. The decrease was a result of a decrease of $5.6 million from changes in working capital items mainly resulting from changes in inventory, accrued expenses, accounts payable, and other long- term assets which were offset by an increase of $1.0 million in net income.

Net cash provided by operating activities consists primarily of net income adjusted for non-cash items, including depreciation and amortization, changes in deferred income taxes and others, and adjusted for the effect of working capital changes. Net cash provided by operating activities was approximately $12.0 million for the year ended December 31, 2018, a decrease of 3.3 million, or 22%, compared to net cash provided by operating activities of $15.3 million for the year ended December 31, 2017. The decrease was a result of a decrease of $3.7 million in net income, partially offset by an increase of $0.4 million from change of working capital mainly resulting from the change in related party accounts receivable, advances to related parties suppliers, advance from customers and other current assets.

Investing Activities

Net cash used in investing activities was approximately $4.8 million for the six months ended June 30, 2019, a decrease of $0.5 million, or 9.8%, compared to $5.3 million net cash provided by investing activities for the six months ended June 30, 2018. The decrease resulted from an increase of $3.1 million to purchase property and equipment which was offset by a decrease of $1.6 million in payments made for notes receivable, and a decrease of $1.1 million on payments made for shareholder loan.

Net cash used in investing activities was approximately $6.4 million for the year ended December 31, 2018, an increase of $0.9 million, or 16%, compared to $5.5 million net cash used investing activities for the year ended December 31, 2017. The increase was a combined result of increased cash paid for the purchase of property and equipment of $0.8 million, increased cash paid for notes receivable of $2.3 million, offset by cash acquired from the reverse merger with Atlantic Acquisition of $1.4 million, net of cash paid for stock redemptions in connection with the acquisition, and a decrease of cash paid for notes receivable to related parties of $0.8 million.

Financing Activities

Net cash provided by financing activities was approximately $4.2 million for the six months ended June 30, 2019, an increase of $5.9 million, or 340%, compared with net cash used in financing activities of $1.7 million for the six months ended June 30, 2018. The increase resulted from an increase of $11.7 million of proceeds from lines of credit and long-term debt, a decrease of $0.9 million of repayments of long-term debt, and a decrease of $1.0 in cash distributions paid to shareholders. These amounts were offset by an increase of $7.9 million of repayment of lines of credit and long-term debt.

Net cash used in financing activities was approximately $6.2 million for the year ended December 31, 2018, a decrease of $3.5 million, or 36%, compared with $9.7 million for the year ended December 31, 2017. The decrease was a combined result of an increase of $1.3 million of proceeds from lines of credit and a decrease of $7.4 million in cash dividend to shareholders, offset by an increase of $5.2 million in repayment of lines of credit and long term debt.

Commitments and Contractual Obligations

The following table presents the company’s material contractual obligations as of June 30, 2019:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Line of credit	$11,364,481	$-	$11,364,481	$-	$-
Long-term debt	15,889,199	1,757,027	4,416,545	3,095,928	6,619,699
Capital lease obligations	1,797,768	373,715	715,994	611,563	96,496
Operating lease obligations	90,830	43,631	47,199	-	-
Total	$29,142,278	$2,174,373	$16,544,219	$3,707,491	$6,716,195

On July 2, 2018, AnHeart Inc. (“AnHeart”), our former subsidiary, entered into two separate leases for two buildings located in Manhattan, New York, at 273 Fifth Avenue and 275 Fifth Avenue, for 30 years and 15 years, respectively, which are net leases, meaning that AnHeart is required to pay all costs associated with the buildings, including utilities, maintenance and repairs. We provided a guaranty for all rent and related costs of the leases, including costs associated with the construction of a two-story structure at 273 Fifth Avenue and rehabilitation of the building at 275 Fifth Avenue.

On February 23, 2019, we executed an agreement to transfer all of our ownership interest in AnHeart to Jianping An, a resident of New York for a sum of $20,000. We completed the transfer of ownership on May 2, 2019. However, the transfer of ownership did not release our guaranty of AnHeart’s obligations or liabilities under the original lease agreements. Under the terms of the sale of shares, AnHeart executed a security agreement which provides a security interest in AnHeart’s assets and acovenant that the lease will be assigned to us if AnHeart defaults. Further, Minsheng Pharmaceutical Group Company, Ltd., a Chinese manufacturer and distributor of herbal medicines, executed an unconditional guaranty of all AnHeart liabilities arising from the leases.

Off -balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. These principles require our management to make estimates and judgments that affect the reported amounts of assets, liabilities, sales and expenses, cash flow and related disclosure of contingent assets and liabilities. The estimates include, but are not limited to, accounts receivable, revenue recognition, impairment of long-lived assets and income taxes. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

We believe that among our significant accounting policies, which are described in Note 2 to the audited consolidated financial statements incorporated by reference in this proxy statement, the following accounting policies involve a greater degree of judgment and complexity. Accordingly, we believe these are the most critical to fully understand and evaluate our financial condition and results of operations.

Accounts receivable

Accounts receivable represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Receivables are presented net of the allowance for doubtful accounts in the accompanying unaudited condensed consolidated balance sheets. We evaluate the collectability of our accounts receivable and determine the appropriate allowance for doubtful accounts based on a combination of factors. When we become aware of a customer’s inability to meet its financial obligation, a specific allowance for doubtful accounts is recorded, reducing the receivable to the net amount we reasonably expect to collect. In addition, allowances are recorded for all other receivables based on historic collection trends, writeoffs and the aging of receivables. We use specific criteria to determine uncollectible receivables to be written off, including bankruptcy, accounts referred to outside parties for collection, and accounts past due over specified periods. As of December 31, 2018 and December 31, 2017, the allowances for doubtful accounts were $658,104 and $567,108, respectively.

Revenue recognition

We recognize revenue from the sale of products when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. Sales taxes invoiced to customers and remitted to government authorities are excluded from net sales.

On January 1, 2018 we adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective method for contracts that were not completed as of January 1, 2018. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on our consolidated financial condition, results of operations, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that we will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which we expect to be entitled in such exchange. This will require us to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of our contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. Our revenue streams are recognized at a point in time.

The contract assets and contract liabilities are recorded on the Condensed Consolidated Balance Sheet as accounts receivable and advance payment from customers as of December 31, 2018 and December 31, 2017. For the year ended December 31, 2018, revenue recognized from performance obligations related to prior periods was insignificant.

Revenue expected to be recognized in any future periods related to remaining performance obligations is insignificant. The following table summarizes disaggregated revenue from contracts with customers by geographic locations:

For the Years Ended

	December 31, 2018	December 31, 2017
North Carolina	$138,790,263	$140,933,148
Florida	88,670,044	87,174,466
Georgia	63,546,391	67,442,366
Total	$291,006,698	$295,549,980

Impairment of Long-lived Assets

We assess our long-lived assets such as property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds their fair value.

Income taxes

We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. We do not believe that there was any uncertain tax position at December 31, 2018, and 2017.

Recent accounting pronouncements

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260), Distinguishing Liabilities from Equity (Topic 480), and Derivatives and Hedging (Topic 815). The guidance of Part I is to clarify accounting for certain financial instmments with down round feature in a financial instrument that reduces the strike price of an issued financial instrument if the issuer sells shares of its stock for an amount less than the currently stated strike price of the issued financial instrument or issues an equity- linked financial instrument with a strike price below the currently stated strike price of the issued financial instrument. For freestanding equity classified financial instruments, the amendments require entities that present earnings per share (EPS) in accordance with Topic 260 to recognize the effect of the down round feature when it is triggered. That effect is treated as a dividend and as a reduction of income available to common shareholders in basic EPS. Convertible instmments with embedded conversion options that have down round features are now subject to the specialized guidance for contingent beneficial conversion features. The amendments also re-characterize the indefinite deferral of certain provisions of Topic 480 that now are presented as pending content in the Codification, to a scope exception. Those amendments do not have an accounting effect. The amendments in Part I of ASU No. 2017-11 are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted for all entities, including adoption in an interim period. The amendments in Part II of this Update do not require any transition guidance because those amendments do not have an accounting effect. We are currently evaluating the impact of our pending adoption of ASU 2017-11 on our consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income”. The amendments eliminate the stranded tax effects resulting from the United States Tax Cuts and Jobs Act (the “Act”) and will improve the usefulness of information reported to financial statement users. ASU No. 2018-02 is effective for all entities for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. We do not expect that the adoption of this guidance will have a material impact on our consolidated financial statements.

HF GrouP’s BUSINESS

Overview

HF Foods Group Inc. acting through its subsidiaries (“HF Group,” the “Company,” “we,” “us,” or ''our''), is a foodservice distributor operated by Chinese Americans, providing Chinese restaurants, primarily Chinese takeout restaurants located in the southeastern United States, with good quality food and supplies at competitive prices. Since our inception in 1997, fueled by increasing demand in the Chinese foods market segment, which our management believes is highly fragmented with unsophisticated competitors and has natural cultural barriers, we have grown our business and currently serve approximately 3,200 restaurant customers in ten states with our deep understanding of Chinese Culture and our business know-how in the Chinese community.

Chinese takeout restaurants are located in most, if not all, urban and suburban areas in the United States. They focus on serving Chinese cuisine mainly to non-Chinese Americans. Our management believes that, for the most part, these takeout restaurants are operated by individual families with very few workers, and over 80% of the restaurants we service are owned by Chinese Americans from Fuzhou (“Fuzhouese”), the province capital of Fujian, China. The industry has been able to grow rapidly because it provides good food at low cost and in a convenient way. We offer an array of specialty Chinese foods and supplies that are not widely available elsewhere. By becoming a one-stop-shopping location for our customers, we have made it more difficult for small competitors to enter this market. As a way to focus our efforts, we concentrate on serving primarily the fast growing Chinese restaurants in the southeastern region of the United States. With natural cultural barriers, we are able to maintain market position with our core customers and compete effectively against large competitors serving mainstream restaurants, like Sysco and US Food Services, who have not effectively penetrated this market segment.

In the past 20 years of operation, we have developed distribution channels throughout the southeastern United States. We have three distribution centers located in Greensboro, North Carolina, Ocala, Florida, and Atlanta Georgia. We have developed a proprietary information system for management of customer relationships and inventory management and are able to sustain our growth partly because of this information system. We also use a call-center located in China, which allows us to serve our customers on a 24-hour basis in their native language, while lowering the administrative cost in the United States. Supported by technology, we have been able to support our growing customer base and, at the same time, keep operating costs low. By utilizing private networks, we have linked our Greensboro headquarters with both our other distribution centers and our outsourced call center in China. This communication system allows us to communicate seamlessly both internally and externally with our customers.

Development of Business

We were founded by Zhou Min Ni and his wife, Chan Sin Wong in 1997. They came to the United States from Fuzhou, the provincial capital of Fujian, China. Like many other Fuzhouese, they started by working in Chinese takeout restaurants. After gaining experience, they established their own takeout restaurants in North Carolina. From the experience of operating Chinese takeout restaurants, they realized there was a great potential id the business of providing supplies to takeout restaurants.

The Company was founded in Kernersville, North Carolina in a 3,000-square-foot warehouse. In 2001, we opened a warehouse in Florida to further expand our reach to the southeastern United States. In 2003, we purchased a warehouse in Greensboro, North Carolina to support growing customer demand. In June 2005, we started to outsource our sales and customer services to a call center in China, which allows us to operate on a 24-hour basis and provides a solid platform for expansion. In late 2005, we opened a warehouse in Atlanta, Georgia. We acquired HD Food Service, a wholesaler operated in Winston Salem, North Carolina, in late 2008. This successful acquisition resulted in business expansion and sales growth.

Business Model and Competitive Advantage

We are committed to providing our customers with a wide range of products at competitive prices. Since inception, we have differentiated ourselves from our competitors with our distinctive product portfolio, supplier relationships, locations, and technology. Our wide range of product offerings sets us apart from other mainstream competitors such as Sysco and US Foods, as many of the items we offer are specific to the Chinese restaurant industry. More importantly, our relationships with our suppliers allow us to procure a large variety of products in volume at a low ci We also import specialized items that would be difficult to procure domestically. With three warehouses and over one hundred trucks executing daily routes within 200 miles of our distribution centers, we offer our customers prompt delivery of high quality products.

We believe that the following elements of our business model provides us with a competitive advantage and has resulted io our success:

•	We offer a wide array of specialty products that are not widely provided by large distributors serving the mainstream market.

•	We have a deep understanding of Chinese Culture and most of our employees can speak the native language of our customers.

•	We outsource our sales and customer service to a call center located in China serving our customers in Chinese, which incurs lower administrative expenses and operates efficiently.

•	We capitalize on economies of scale, giving us strong negotiating power with suppliers.

•	We have developed a sophisticated infrastructure with three distribution centers and a fleet of well-maintained trucks for prompt delivery.

•	With the self-developed proprietary information system, we are able to manage our customer relationships and inventory efficiently and reduce operating expenses.

•	We have over 20 years of successful operational experience and a record of successful acquisitions.

We plan to strategically consolidate our market segment by acquiring competitors, including other distributors and wholesalers, to expand our business into untapped regions around the United States and to eventually grow into a nationwide foodservice distributor. We will continue to invest in the management technology system to further improve our operational efficiency, accuracy and customer satisfaction. We will also explore value-added products such a semi-prepared products to help our customers upgrade their service.

Industry and Market Analysis

We distribute food and supplies to Chinese/Asian restaurants, primarily Chinese takeout restaurants that mainly serve non-Chinese Americans, which is a niche market segment of the foodservice distribution industry. The foodservice industry in the U.S. is generally large and has a long history, with several large players such as Sysco Corporation, US Foods Holding Corp, and o services, or carrying specific products for large chains. However, they do not generally serve Chinese restaurants.

Chinese/Asian Takeout Restaurants

Set forth below are the principal characteristics of the Chinese/Asian take-out restaurants we serve.

Primarily Serving Non-Chinese Americans. There are tens of thousands of Chinese takeout restaurants spread across the U.S., which primarily serve non-Chinese American customers. Although the products they serve cater to the preferences of a wide American mainstream of customers and are more simply prepared when compared with traditional well-served Chinese restaurant cuisine, they still maintain typical Chinese ingredients and cooking styles.

Operated by Fuzhouese Individual Families. Over 80% of the Chinese takeout restaurants we service are operated and owned by individual families with very few (two or three) workers. The owners usually are the first or second generation of Fuzhouese, Chinese American from Fuzhou, the province capital of Fujian, China. The se takeout restaurants have very limited resources and appreciate value-added service to help them improve their operational efficiency. The owners and workers in the Chinese takeout restaurants usually speak Mandarin or the Fuzhou dialect, their regional dialect. Understanding the Chinese Culture and language is important for efficient communication with these customers.

Close-held Chinese American Community. Second or third generation Chinese Americans living in the U.S. inherit their traditional cultural, and ethnic languages, and we believe that people in these communities prefer to do business with Chinese Americans as opposed to other ethnic groups if they have a choice.

Unique Cooking Style and Ingredients for Chinese Cuisines. Chinese cuisine requires unique cooking styles such as steaming and wokking, and requires specialty ingredients and vegetables such as bitter melons, Chinese yams, vine spinach, Chinese cabbage and winter melon. They also use Chinese and Asian seasonings and spices including peanut oil, cooking wine, vinegar, dark soy source, black bean sauce, pepper oil and chili oil. Most of the unique ingredients for Chinese cuisine are not widely available from mainstream U.S. suppliers.

Growth Potential

Growing Consumption Trend for Food Away from Home. According to the National Restaurant Association, the percentage of Americans who prefer to have food away from home increased from 41.2% in 2014 to 43.8% in 2016. Our management believes the trend of consuming food away from home also represents a potential increase of demand for Chinese takeout restaurants.

More Recognition by Americans of Chinese Cuisines. With the growing influence of China’s economy and culture, more and more Americans are consuming Chinese cuisines. The management of the Company has seen increasing demand for Chinese cuisine and believe it will bring expansion opportunities for Chinese restaurants, and thus the food distribution industry.

Current Industry Landscape and Opportunities

Natural Culture Barriers to Entry. Understanding Chinese cooking culture is important to run a Chinese restaurant and, therefore, most Chinese takeout restaurants are operated by Chinese Americans, especially Fuzhouese. It is very difficult for mainstream food distributors to serve these restaurants because of cultural and language barriers.

Highly Fragmented Market Segment. The market is currently highly fragmented with many unsophisticated competitors and there is no recognized industry leader nationwide. Most participants are small players such as wholesalers, specials import brokers, farmers markets, and local produce retailers without the support of sophisticated logistics infrastructure. We believe we are the only Chinese food distributor operating in the southeastern United States with a well-developed logistics infrastructure and experienced management team and that the fragmented market gives us the opportunity to consolidate the market and develop a dominant market position.

Infrastructure Barriers for New Entrants. The food distribution industry requires large capital investment and resources to build a logistics infrastructure with warehouses and a fleet of trucks to cover its distribution network. In addition, larger suppliers have greater negotiating power with vendors and price advantages for customers.

Demand for Value-Added Services. Our customers are Chinese/Asian restaurants, primarily takeout restaurants. Usually, these restaurants are relatively small with only approximately 1,000 square feet and are operated by family members with very few workers. Most of them are open seven days a week, twelve hours a day. These customers are price and quality sensitive and prefer large suppliers with scale economies providing competitive prices for products. Given the limited labor forces and resources of these restaurants, most desire to have more value-added services from the suppliers to help them to operate more efficiently.

In sum, we see a great opportunity for market consolidation. We believe we have advantages to address the current market imperfections and become a national leader in the niche market. With economies of scale, we can provide high quality products at competitive prices in an efficient way.

Business Model

Our business model features an integrated structure with three distribution centers with 400,000 square feet of total storage space, a fleet of 105 refrigerated vehicles for short-distance delivery, 12 tractors and 17 trailers for long-haul operations, and centralized inventory management and procurement, supported by an outsourced call center located in China for customer relationship management. We offer a variety of high quality products at competitive prices to our customers. Customers can benefit from our efficient supply chain to support such customer’s growth.

We offer one-stop service to Chinese restaurants with over 1,000 types of products, including fresh and frozen meats, Chinese specialty vegetables, sauces, and packaging materials for takeout restaurants. Chinese restaurants, especially small or takeout restaurants, can find almost all the products they need in our product lists, which can help them to save their workload to manage their purchase of inventory. We use an outsourced call center in Fuzhou, China, with 24 horn availability for sales and marketing, order placement and post-sales service, which reduces our operating costs, and offers service in Mandarin and Fuzhou dialect, in addition to English.

With 20 years of operations, we have established a large supplier network and we maintain long-term relationships with many major suppliers. The procurement team is led by Zhou Min Ni, CEO of the Company, who has a deep insight in the industry. The centralized procurement management system gives us negotiating power given the large procurement quantities, improves our turnover of inventory and account payables, and reduces our operating costs.

The graph below depicts our business model:

Products

We offer a wide range of products with over 1,000 products for the Chinese/Asian restaurants, primarily Chinese takeout restaurants. Products range from perishable produce to takeout food packaging materials. To meet our customers’ demands, we have a large variety and a complete line of products in our inventory. Eighty percent of sales volume currently consists of domestic goods such as frozen meat and vegetables, which are procured through large suppliers or directly from the producer. The remaining twenty percent are imported specialty products. We provide full service one-stop-shop for our customers in the southeastern United States by providing most of the products needed by our customers, from order placement to delivery and post-sales services. Services to customers are supported by physical facilities, vehicles, material handling equipment and techniques, and administrative and operating staffs.

The products we distribute include:

•	Meat and Poultry . We provide our customers a variety of beef, pork, chicken and duck products with different brands to choose from, such as Smithfield, Teys Australia and Tyson.

•

Rice, Noodles and Skins. Rice is indispensable for Chinese cuisines and we provide our customers with a wide variety of high quality rice and seasonings. Brands includes kikkoman, Ajinomoto, WY, Hunt’s, and other well- known brands. Noodles and spring rolls are not merely a principal food in Chinese cuisines, but also can convey different meanings in different situations. In our noodle and wrapper section, customers can find a complete selection of noodles and wrappers.

•	Vegetables. We offer fresh, seasonal fruits and vegetables including celery, Chinese cabbage, and winter melon, which is widely used in Chinese cuisines.

•	Dry products. We offer a variety of specialty sauces, oil, dried mushrooms, and dried beans.

•

Seafood. We are committed to provide our customers with the freshest possible seafood. We provide our customers with all sorts of seafood including lobster, shrimp, crab, scallops and flavorful fish such as tuna and Alaskan salmon with different brands to choose from, brands like Asian Star and Atlantic Bay.

•	Canned foods. We offer preserved food and frozen or canned products such as preserved vegetables, bamboo shoots and water chestnut.

•

Frozen pastry. We offer a wide selection of frozen food, from french fries to chicken nuggets, from apple sticks to cream cheese, and a large variety of specialty products for Chinese cuisine such as bun, dim sum, dumpling and sumai.

•	Packaging, disposable and utensils. We offer a wide range of take-out accessories for customers, from bamboo chopsticks to takeout containers, plastic cups to and sushi combo boxes.

The following table set forth sales percentage by category for the year ended December 31, 2018:

Category	Percentage
Meat and Frozen Food	37%
Cooking Supplies	22%
Vegetables	20%
Grocery/Other	13%
Packaging Supplies	8%
100.0%

Customer Service

We use an outsourced call center located in China to manage our sales order, customer development, sales promotion and post-sales services. The outsourced call center is located in Fuzhou, the capital city of Fujian Province of China, with local employees speaking Mandarin, Fuzhounese and English. By offering the customer service in their native language, the sales persons can communicate smoothly and efficiently with our customers and understand what the customers need. With cultural understanding and a common language, sales people can design a product portfolio for our customers and use a precision marketing strategy to promote our products. The location of the outsourced call center controls costs by employing skilled sales persons at lower wages in China as compared with the U.S.

Currently, we maintain our sales department, including decision making for sales strategies and supervision of sales performance by its key sales managers, in our headquarters in Greensboro, North Carolina. The sales managers work closely with the sales persons in China to ensure our sales strategies are exactly implemented. Our plan is to further integrate our operating model with the outsourced call center to expand our business and operate more efficiently.

A proprietary information system is used to maintain the customers’ record, including location, size, contact information, purchasing history, preference, order and payment record. Customers can directly call the outsourced call center in China to inquire about products and place orders. Once orders are confirmed, electronic sales orders are generated by the information system and sent to the distribution center closest to the customer. Upon receipt of the sales orders, products are pulled from the shelves and moved to staging area at the loading docks. Daily as early as 2:00 AM, products are loaded into delivery vehicles from the staging area in preparation for delivery. Products are delivered to customers within 2 days of the order. Customer analysis can be generated through the information system and guides the sales person to follow up with customers for product promotion and post-sales services.

We offer a refund policy for non-satisfaction without penalty, which many of our small competitors in the market segment are unable to provide. We provide a 100% satisfaction guarantee to our customer. When a shipment is made and the products are not to the standards of the customer, we allow our customers to reject the order in whole or in part with no penalty within 24 hours. The non-penalty refund policy is designed to help us earn the trust and loyalty of our customers.

Inventory Procurement

We implemented a centralized inventory procurement under the lead of Zhou Min Ni, our CEO, and other experienced managers. All the inventory procurement of all the distribution centers are summarized and sent to the procurement team in in Greensboro, North Carolina. Centralized procurement allows us to have negotiating power with its suppliers and to control procurement costs.

We maintain a large supplier network through a vendor pool with a carefully selection of suppliers to ensure the product quality, availability and competitive pricing. Eighty percent of sales volume currently consists of domestic goods such as frozen meat and vegetables, which are procured through large suppliers or directly from the producer. The remaining twenty percent are imported specialty products. The procurement team directly manages our major vendors for large and frequent purchases and engages brokers for our smaller suppliers of specialty goods. Utilizing brokers allows us to maintain lower costs due to the brokers’ volume.

The key procurement team members closely monitor the supply market for seasonal products such as vegetables and make procurement adjustments according to market conditions. In addition, they use dual-sourcing method for their suppliers and can negotiate lower prices for comparable products. For high volume sale products such as certain vegetables and meats, we usually negotiates long term agreements with its suppliers to ensure stabile pricing and minimize risk due to market fluctuation.

Each distribution center reviews the inventory level in the information system on daily basis and submits purchase requests as needed to the procurement team at the headquarters. The procurement team in the headquarters also can make decisions based on an analysis of the inventory data in the system. Upon completion of the procurement of the products, the delivery schedule is based on the needs of each location. The lead-time for products is dependent on the product category and need. For perishable goods, products are usually delivered by suppliers within 72 hours of placing the order. Products that are ordered through import brokers have lead times of up to 7 days.

We employ a large supplier network to ensure product availability and low pricing. These suppliers range from small importers of specialty goods to large produce and meat suppliers. JBS USA LLC accounted for approximately 13.2% of our aggregate purchases during the year ended December 31, 2017. None of our suppliers accounted for more than 10% of our aggregate purchases during the year ended December 31, 2018.

Warehousing

We use our information system for warehouse management with daily inventory monitoring. The system allows us to manage our inventory in an efficient way. It optimizes the inventory level and turnover, reducing waste, and helps to reduce labor costs to track and record the inventory.

Inventory levels are maintained based on the category of products. Perishable goods are kept at seven days levels. This includes produce and frozen goods. Non-perishable goods are held in greater quantities of inventory based on the pricing of the market. Non-perishable items are carefully monitored for pricing changes. As they have extended shelf life, there is an advantage to n distributors of similar size. Maintaining this level of inventory allows us to manage surges in demand.

Products are stored throughout warehouses in our distribution centers. A routine inventory count is taken weekly to ensure stock quantity and replenishment needs. Forty percent of the inventory consists of fresh meats and produce; this inventory is counted daily and turns over on average in about ten days. The otter sixty percent consists of frozen and dry goods which are physically inventoried annually with top 50 items in volume with interim cycle counts every two weeks and average turnover of about 30 days. Perishable items are stored in freezers for a period of 7 to 15 days, depending on the shelf life. Non-perishable items are stored on racks until shelf life is reached or product is sold, whichever comes first. Products are broken down from their pallets and sold in their original packaging. Items stored in the warehouse are not removed from their original packaging. Each package is sold as one unit and priced accordingly.

Locations

We currently have three distribution centers located in Greensboro, North Carolina, Ocala, Florida, and Atlanta, Georgia, with a total of 400,000 square feet of storage, including refrigerated storage of 95,000 square feet. The distribution centers are located on the route of many of our suppliers; delivery of each truckload can be made to each location with one large order. Each warehouse is equipped with multiple loading docks, allowing parallel methods of loading goo ds to the tracks during the start of each shift. Warehouse locations are also located in industrial regions, allowing large delivery trucks to enter without the need of acquiring permits.

It is important for us to strategically place our warehouses within certain markets to maximize fur market capture. We currently strategically place our warehouses within markets that are not saturated and have limited competitors. This allows us to quickly penetrate the market and develop customer relationships that will assist in promotion of products and services. Upon penetrating the market, we will establish our warehouse into the regions to streamline our distribution network. This strategy is designed to improve the delivery routes and maximize the utilization of our delivery vehicles.

The table below summarizes the details of the three distribution centers:

Location	Total Size (Square Feet)	Size of Refrigerated Storage (Square Feet)	Year Established	Number of Trucks
Greensboro, NC	170,000	45,000	2002	50
Ocala, FL	130,000	30,000	2008	35
Atlanta, GA	100,000	25,000	2006	20
Total:	400,000	100,000		105

Fleet Management

We currently own a fleet of 105 refrigerated vehicles. Each vehicle is 24 feet long and has a 12,000 pound capacity. All vehicles are identical in make and model. This is essential, as the fleet can be maintained by a single set of mechanics and suppliers for commonality. These vehicles are maintained by an in-house mechanic ad follow a strict maintenance schedule. Each vehicle has a 7-year life cycle of approximately 250,000 miles. Each vehicle is refueled daily upon return from their delivery route. As delivery vehicles reach their usable life, they will be retired ad replaced with larger vehicles that are 30 feet long and have a capacity of 36,000 pounds. This change in vehicle is dictated by our expected growth. We also operate a fleet of 12 tractors and 17 trailers for long-haul operations.

Promotion and Marketing

We do not advertise in the media or magazines. We have found that it is more efficient to telemarket and have drivers promote our business while executing deliveries. Our drivers visit the Chinese/Asian restaurants along their delivery route and are trained to market our products to non-customers along their route. Telemarketing is conducted by sales persons from the outsourced call center in China.

Competitive Strengths

We believe we have the following competitive strengths that differentiate us from competitors in the niche industry sector of food service distribution to Chinese restaurants:

A Large Array of Products to Meet the Demands of Customers. We offer over 1,000 products ranging from meats, vegetables and specialty products to packaging materials. Compared with the mainstream foodservice distributors in the United States, our products are selected to meet foe demand of Chinese restaurants. A large array of products allows Chinese restaurants to purchase from us almost all of foe products they need for operation, and receive one-stop service, which can help them run their business more efficiently with limited operation resources.

Cultural Understanding and Language Advantages. The majority of Chinese restaurants are owned and operated by Fuzhounese. By offering customers service in their native language, foe sales persons can communicate smoothly and efficiently with our customers and understand what the customers need. With cultural understanding and a common language, sales people can design a product portfolio for our customers and use a precision marketing strategy to promote the Group’s products. The location of the outsourced call center controls costs by employing skilled salespersons at lower wages in China as compared with the U.S.

Outsourced Customer Call Center with Low Costs. We use an outsourced call center in China to manage our sales order, customer development, sales promotion, and post-sales services. The outsourced call center is located in Fuzhou, the capital city of Fujian Province of China, with local employees speaking Mandarin, Fuzhou dialect and English. In addition to the advantage provided by interacting with customers in their native language, the location of the outsourced call center also helps us control costs by employing skilled sales persons at lower wages in China as compared with the U.S.

Cost Efficiency with Economies of Scale. We have developed our business around our three distribution centers serving over 3,200 Chinese restaurants in ten states in the southeastern United States. We believe we are the only Asian/Chinese food service distributor with a well-developed logistic infrastructure and experienced management team in the regions covered by our distribution network. Compared with small and local distributors, we operate in a more cost-efficient manner and have generated economies of scale, which allows us to offer products with competitive prices to our customers.

Strong Negotiation Power with Vendors. With a large purchase volume and a centralized procurement management, we have strong negotiating power with our vendors and are able to source high quality products at lower prices than many competitors. Our inventory procurement team is led by Mr. Zhou Min li, our founder and Chief Executive Officer, who has 00 years of operational experience in the industry. With a developed inventory procurement system supported by strong negotiating power and an experienced management team, we can offer our customers high quality products at competitive prices.

Developed Logistics Infrastructure. We have developed a sophisticated infrastructure with three distribution centers with a total storage capacity of 400,000 square feet and a fleet of 105 refrigerated vehicles, 12 tractors and 17 trailers. Our distribution network covers ten states in the southeastern United States, including North Carolina, South Carolina, Georgia, Florida, Alabama, Virginia, West Virginia, Tennessee, Kentucky, and Mississippi. In conjunction with the development of our logistics infrastructure and business expansion, we have also developed our proprietary information system to manage our customer relationships and inventory. The logistics infrastructure provides efficiency and economies of scale resulting in significant advantages for us and creates a high entry barrier for potential competitors.

Proprietary Information System. We have developed a proprietary electronic information system for our customer relationship and inventory management. All customer information including preferences, purchase and payment history is recorded in the system and can be used to provide post-sales services and promotion. We use our system to daily monitor our inventory, which provides prompt management of inventory and important information to make operating decisions. The use of the electronic information system improves our management efficiency and reduces operating costs and makes us more competitive in the industry.

Experienced Management and Proven Growth. Key management personnel include Mr. Zhou Min Ni, Chief Executive Officer and his wife Chan Sin Wong, President, who founded the business and have grown it into a regional leader serving over 3,200 Chinese restaurants in ten states in the southeastern United States over the past 20 years. We have also built a team with operational experience, financial expertise and IT knowledge to grow the business. We believe that we are well-positioned to expand our business into other underserved regions through consolidation of small competitors.

Competition

The foodservice distribution industry is large and highly competitive. There are a few very large distributors serving the mainstream market. However, with natural cultural barriers, the mainstream foodservice distributors haven’t yet earned a significant market share for Chinese restaurants. Management believes that the market participants in the niche market segment that we are serving is highly fragmented and immature. With the continuing growth of demand for Chinese cuisine, we believe that this industry sector has significant opportunity for consolidation.

The competitors serving the industry sector for Chinese restaurants include a large number of small wholesalers, some medium sized distributors, as well as large mainstream market players. However, we believe there is no dominating market player in this specialized items such as spices, specialized sauces, and specialty foods, which may also be carried in our product lists, but are not able offer the broadline products that we do. Compared with the medium-sized distributors and large mainstream market players, we have advantages of offering a relatively broad line of products, efficient operation infrastructure, and cultural understanding to maintain our market position and continue to grow our business.

Trademarks and Other Intellectual Property

We own three Trademarks: US Trademark 4,422,688, Han Feng, Inc., US Trademark 4,381,017, Hau Fcug. Inc., and common lm trademark used for Han Feng.

Insurance

We use a combination of insurance and self-insurance to provide coverage for potential liability for worker’s compensation, automobile and general liability, product liability, director and officer’s liability, employee health care benefits and other casualty and property risks. Changes in legal trends and interpretations, variability in inflation rates, changes in the nature and method of claims settlement, benefit level changes due to changes in applicable laws, insolvency or insurance carriers, and changes in discount rates could all affect ultimate settlements of claims. We evaluate our insurance requirements on an ongoing basis to ensure we maintain adequate levels of coverage.

Employees

As of December 31, 2018, we had a workforce of approximately 400 persons, including both our employees and workers engaged through agency placements, 350 of whom are full-time associates and the remaining 50 of whom work part-time. We have 80 employees who have worked for us for 10 years or more. Our workforce is not unionized nor, to our knowledge, are there any plans for them to unionize. We have never experienced a strike or significant work stoppage. We regard our employee relations to be good.

Government Regulation

Legal compliance is important to our operations. We are required to comply, and it is our policy to comply, with all applicable laws in the numerous jurisdictions in which we do business.

As a marketer and distributor of food products in the United States, we are subject to the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder by the U.S. Food and Drug Administration (FDA). The FDA regulates food safety and quality through various statutory and regulatory mandates, including manufacturing and holding requirements for foods through good manufacturing practice regulations, hazard analysis and critical control point (HACCP) requirements for certain foods, and the food and color additive approval process. The agency also specifies the standards of identity for certain foods, prescribes the format and content of information required to appear on food product labels, regulates food contact packaging and materials, and maintains a Reportable Food Registry for the industry to report when there is a reasonable probability that an article of food will cause serious adverse health consequences. For certain product lines, we are also subject to the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act, the Packers and Stockyard Act and regulations promulgated by the U.S. Department of Agriculture (USDA) to interpret and implement these statutory provisions. The USDA imposes standards for product safety, quality and sanitation through the federal meat and poultry inspection program. The USDA reviews and approves the labeling of these products and also establishes standards for the grading and commercial acceptance of produce shipments from our suppliers. We are also subject to the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, which imposes certain registration and record keeping requirements on facilities that manufacture, process, pack or hold food for human or animal consumption.

The recently published and pending rules under the Food Safety Modernization Act (FSMA) will significantly expand food safety requirements, including those of the Company. Among other things, FDA regulations implementing the FSMA require us to establish and maintain comprehensive, prevention-based controls across the food supply chain that are both verified and validated. The FSMA further imposes new requirements for food products imported into the U.S. and provides the FDA with mandatory recall authority.

The Company and our products are also subject to state and local regulation through such measures as the licensing of our facilities; enforcement by state and local health agencies of state and local standards for our products; and regulation of our trade practices in connection with the sale of our products. Our facilities are subject to regulations issued pursuant to the U.S. Occupational Safety and Health Act by the U.S. Department of Labor. These regulations require us to comply with certain manufacturing, health and safety standards to protect employees from accidents and to establish hazard communication programs to transit info relation on the hazards of certain chemicals which may be present in products that we distribute.

Our distribution facilities must be registered with the FDA biennially and are subject to periodic government agency inspections by the FDA and USDA. Our facilities are generally inspected at least annually by federal and/or state authorities. Further, we are required to establish communication programs to transmit information about the hazards of certain chemicals present in some of the products it distributes.

Our business and employment of employees are also subject to regulation by numerous federal, state and local regulatory agencies, including, but not limited to, the U.S. Department of Labor, which sets employment practice standards for workers, and the U.S. Department of Transportation, as well as its agencies, the Surface Transportation Board, the Federal Highway Administration, the Federal Motor Carrier Safety Administration, and the National Highway Traffic Safety Administration, which collectively regulate Our trucking operations through the regulation of operations, safety, insurance and hazardous materials. We must comply with the safety and fitness regulations promulgated by the Federal Motor Carrier Safety Administration, including those relating to drug and alcohol testing and hours-of service. Such matters as weight and dimension of equipment also fall under federal and state regulations. In addition, we are subject to the U.S. False Claims Act, and similar state statutes, which prohibit the submission of claims for payment to the government that are false and the knowing retention of overpayments.

Our operations are also subject to a broad range of U.S. federal, state, and local environmental laws and regulations, as well as zoning and building regulations. Environmental laws and regulations cover a variety of procedures, including appropriately managing wastewater and stormwater; complying with clean air laws, including those governing vehicle emissions; properly handling and disposing of solid and hazardous wastes; protecting against and appropriately investigation and remediating spills and releases; and monitoring and maintaining underground and aboveground storage tanks for diesel fuel and other petroleum products. As of December 31, 2018, the costs of managing our compliance with environmental laws and regulations was [•].

The U.S. Foreign Corrupt Practices Act (FCPA) prohibits bribery of public officials to obtain or retain business in foreign jurisdictions. The FCPA also requires us to keep accurate books and records and to maintain internal accounting controls to detect and prevent bribery and to ensure that transactions are properly authorized. We will be required to implement and continue to develop a robust anti-corruption compliance program applicable to its operations to detect and prevent bribery and to comply with these and other anti-corruption laws in countries where it may operate.

For the purchase of products produced, harvested or manufactured outside of the United States, we are subject to applicable custom laws regarding the import and export of various products. Certain activities, including working with customs brokers and freight forwarders, are subject to applicable regulation by U.S. Customs and Border Protection, which is a part of the Department of Homeland Security.

DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Current Directors and Executive Officers

HF Group’s current directors and executive officers are as follows:

Name	Age	Position
Zhou Min Ni	50	Chairman and Chief Executive Officer
Chan Sin Wong Ren Hua Zheng Dr. Hong Wang Zhehui Ni Caixuan Xu	53 48 60 35 42	Director and President Director Director Director Chief Financial Officer

Zhou Min Ni, together with his wife, Chan Sin Wong, founded HF Group. Mr. Ni has served as Chairman and Chief Executive Officer of the Company for over 20 years since he founded the business in 1997. From 1997 to the present, Mr. Ni has been responsible for the supervision of the Company’s strategy development, financing, acquisition, business expansion, inventory procurement and vendor management. Under his leadership, the Company developed into a well-recognized foodservice distributor operating three distribution centers serving over 3,200 Chinese/Asian restaurants in ten states in Southeastern America. We believe Mr. Zhou Min Ni’s qualification to sit on our board of directors includes his extensive knowledge of the Company and the foodservice distribution industry serving Chinese/Asian restaurants, his 20 years of management and leadership experience in the Company, and his connections in Chinese/Asian American business society.

Chan Sin Wong, the wife of Zhou Min Ni, co-founded HF Group in 1997. She has served as Director and President of the Company for over 20 years since she co-founded HF Group in 1997. From 1997 to the present, Ms. Wong has been responsible for the operation and supervision of the Company, including sales, inventory, logistics distribution, human resources, regulations and legal compliance. She also led the development of the Company’s logistics and distribution network. We believe Ms. Wong’s qualification to sit on our board of directors includes her knowledge of the Company, her extensive expertise in Company operations, and established relationships with service providers.

Ren Hua Zheng has served as a director since June 2017. Mr. Zheng founded Hope Kitchen Cabinets and Stone Supply LLC, a cabinet decoration company in the United States, and has served as its Manager since January 2006. Mr. Zheng has served as Property Manager of H&C Brother LLC, Orland Property LLC, B&J Investment LLC, and 5904 5th Ave LLC since January 1999. We believe Mr. Zheng’s qualification to sit on our board of directors includes his business experience in the areas of strategy implementation, sales and marketing, staff training, cost analysis, and financial budget supervision in enterprise operation.

Dr. Hong Wang has served as a Professor of Management Information Systems North Carolina A&T State University since 2005 and a Visiting Professor at Yunnan University of Finance and Economics in China since June, 2012, Dalian Maritime University in China since June 2012, and Henan Polytechnic University in China since June 2015. Dr. Wang has over 30 years of university teaching experience and has taught Management Sciences, Operations Research, Optimization, Business Environment, Management Concepts, Strategic Management, Engineering Economy, in addition to various Information Systems courses at both graduate and undergraduate levels. Dr. Wang is active in professional and community services. He has served in multiple cities in the US for several terms as president of local Chinese Associations, on various boards, as a principal of Chinese schools, as session chair of academic conferences, and as a journal referee. He also helped several Chinese universities to establish international programs in collaboration with US universities. Dr. Wang received his Ph.D. in Management Information Systems/Decision Sciences from Ohio State University. We believe Dr. Wang’s qualification to sit on our board of directors includes his knowledge of management, operations, optimization, business environment, and economic engineering.

Zhehui Ni has served as a director since _______________. Ms. Ni has served as vice president of Shanghai Electric Investment Company since 2014, charged with strategic and financial investment. She worked as an associate at Haixiahuifu Investment Company from 2011 to 2013 and worked as a senior consultant in Deloitte Touche Tohmatsu Shanghai Office from 2007 to 2011. Ms. Ni is experienced in equity investment, corporate finance and investment-related tax structuring. Ms. Ni received a master’s degree and bachelor’s degree in international economical law from Shanghai Jiaotong University. She is a certified public accountant and certified tax accountant, and passed the bar exam in the People’s Republic of China. We believe Ms. Ni’s qualification to sit on our board of directors includes her knowledge in accounting, financial reporting, equity investment, corporate finance, and investment-related tax structuring.

Caixuan Xu has been employed by HF Group since February 1, 2019 and has served as the Chief Financial Officer of the Company since April 1, 2019, and has nearly 20 years of accounting and financial management experience. Prior to joining HF Group, Ms. Xu served as the Vice President of Finance of Ninestar (Lexmark) since June 2018. Ms. Xu served as the Finance Director (Greater China CFO) for Red Hat from June 2017 until June 2018, and as the Chief Financial Officer of Shouqi Car Rental in Beijing, China from December 2016 through June 2017. Prior to that, she spent five years in finance positions with Lenovo in Morrisville, NC and Beijing, China, most recently as Senior Finance Manager and Controller. Before joining Lenovo, Ms. Xu held finance and auditor positions with Credit Suisse and PwC in Durham and Raleigh, NC, which followed her earlier career in public accounting firms (PwC and Tin Wha CPAs) in Beijing, China. Ms. Xu earned a BS in Accounting from The Central University of Finance and Economics in Beijing, China, and a Master’s Degree in Business Administration from the Freeman School of Business in New Orleans, LA. She is a CPA, certified in both North Carolina and Beijing, China (inactive), and has passed all three levels of the Chartered Financial Analyst (CFA) exams.

Director Independence

As required under the Nasdaq Capital Market listing rules (“Listing Rules”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Listing Rules. Based upon such definition and SEC regulations, we have determined that Ren Hua Zheng, Dr. Hong Wang and Zhehui Ni are “independent” under the Listing Rules.

Board Leadership Structure and Role in Risk Oversight

We do not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as our board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman is in the best interest of our stockholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and our industry, as well as fostering greater communication between our management and the board.

Our corporate governance guidelines provide that the board of directors is responsible for reviewing the process for assessing the major risks facing us and the options for their mitigation. This responsibility is largely satisfied by our audit committee, which is responsible for reviewing and discussing with management and our independent registered public accounting firm our major risk exposures and the policies management has implemented to monitor such exposures, including our financial risk exposures and risk management policies.

Committees of the Board of Directors

Audit Committee

Our audit committee is comprised of Dr. Hong Wang (Chair), Zhehui Ni and Ren Hua Zheng, all of whom meet the independence standards for purposes of serving on an audit committee under the Listing Rules and the Exchange Act. Our audit committee (i) assists the board of directors in its oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, and corporate policies and controls, (ii) has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof, and pre-approve any non-audit services to be rendered by our independent registered public accounting firm, and (iii) is responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm has unrestricted access to our audit committee. Our board of directors has determined that Ren Hua Zheng qualifies as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our audit committee operates under a written charter that is reviewed annually. The charter is available on our website at https://hffoodsgroup.com. The audit committee held one meeting during the year ended December 31, 2018.

Compensation Committee

Our compensation committee is comprised of Dr. Hong Wang (Chair), Ren Hua Zheng and Zhehui Ni, all of whom meet the independence standards under the Listing Rules and the Exchange Act. The compensation committee’s duties include overseeing our overall compensation philosophy, policies and programs. This includes reviewing and analyzing the design and function of our various compensation components, establishing salaries, incentives and other forms of compensation for officers and non-employee directors, and administering our equity incentive plan. In fulfilling its responsibilities, the compensation committee has the authority to delegate any or all of its responsibilities to a subcommittee of the compensation committee.

Our compensation committee operates under a written charter that is reviewed annually. The charter is available on our website at https://hffoodsgroup.com. The compensation committee held one meeting during the year ended December 31, 2018.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or the Listing Rules. In accordance with Rule 5605(e)(2) of the Listing Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. In accordance with Rule 5605(e)(1)(A) of the Listing Rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth below under the caption “Stockholder Recommendations for Nominations to the Board of Directors”.

Considerations in Evaluating Director Nominees

In selecting nominees for director, without regard to the source of the recommendation, our independent directors use a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our independent directors may consider, among other things, the current size and composition of our board of directors, the needs of our board of directors, and the respective committees of our board of directors. Some of the qualifications that our independent directors may consider include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, leadership skills, potential conflicts of interest, and other commitments. Director candidates must have sufficient time available in the judgment of our independent directors to perform all board of director and committee responsibilities. In addition, our independent directors consider all applicable statutory and regulatory requirements and the requirements of any exchange upon which our common stock is listed or to which it may apply in the foreseeable future.

Although our board of directors does not maintain a specific policy with respect to board diversity, we believe that our board of directors should be a diverse body, and our independent directors consider a broad range of backgrounds and experiences in reviewing candidates for nomination to the board of directors. In making determinations regarding nominations of directors, our independent directors may take into account the benefits of diverse viewpoints. Our independent directors also consider these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our independent directors recommend to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

We will consider directors candidates recommended by stockholders so long as such recommendations comply with our certificate of incorporation, our bylaws, and applicable laws, rules and regulations, including those promulgated by the SEC. Our independent directors will evaluate such recommendations in accordance with our charter, bylaws, policies and procedures for director candidates, and the regular director nominee criteria described above. This process is designed to ensure that our board of directors includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Secretary in writing. Such recommendations must include information about the candidate, evidence of the recommending stockholder’s ownership of our common stock, and written consent from the candidate confirming willingness to serve on our board of directors, if elected. Our independent directors have discretion to decide which individuals to recommend for nomination as directors.

Director Attendance

During 2018, the board of directors held three meetings. Each of our directors attended at least 75% of all meetings of the board of directors and any committees on which such director was a member.

Although we do not have a specific director attendance policy, directors are encouraged to attend the annual meetings of stockholders.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Ethics is designed to deter wrongdoing and promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications; (iii) compliance with applicable governmental laws, rules, and regulations; (iv) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (v) accountability for adherence to the code. We intend to disclose amendments or waivers of the Code of Ethics on our website within four business days. Any person may obtain a copy of our Code of Ethics free of charge by sending a written request for such to the attention of the Chief Financial Officer of the Company, 6001 W. Market Street, Greensboro, NC 27409.

Directors and Executive Officers after the Business Combination

HF Group’s directors and executive officers after the business combination will be as follows:

Name	Age	Position
Zhou Min Ni	50	Chairman, Co-CEO
Xiao Mou Zhang	46	Director, Co-CEO, CFO
Xi Lin	30	Independent Director
Ren Hua Zheng	48	Independent Director
Zhehui Ni	35	Independent Director
Caixuan Xu	42	VP of Finance
Sha J. Zhang	40	VP of Finance

Zhou Min Ni, together with his wife, Chan Sin Wong, founded HF Group. Mr. Ni has served as Chairman and Chief Executive Officer of HF Group for over 20 years since he founded the business in 1997. From 1997 to the present, Mr. Ni has been responsible for the supervision of the Company’s strategy development, financing, acquisition, business expansion, inventory procurement and vendor management. Under his leadership, the Company developed into a well-recognized foodservice distributor operating three distribution centers serving over 3,200 Chinese/Asian restaurants in ten states in Southeastern America. We believe Mr. Zhou Min Ni’s qualification to sit on our board of directors includes his extensive knowledge of the Company and the foodservice distribution industry serving Chinese/Asian restaurants, his 20 years of management and leadership experience in the Company, and his connections in Chinese/Asian American business society.

Xiao Mou Zhang (aka Peter Zhang), has served as Chief Executive Officer, Chairman of the Board, and as a Director of B&R Global since 2014 when he founded B&R Global with his partners, who are all originally from China. Mr. Zhang has over 20 years of experience in the food distribution industry with extensive experience in sales, marketing, financing, acquisitions, inventory, logistics and distribution. Under Mr. Zhang’s leadership, B&R Global has established a large supplier network and maintains long-term relationships with many major suppliers stemming from business relationships that have been built up over the years. A large purchase volume and a centralized procurement process has also allowed B&R Global favorable negotiating power with vendors that source high quality products at lower prices than many competitors. By also establishing a call center in China, B&R Global has been able to grow its customer base and, at the same time, keep its operating costs low. We believe Mr. Zhang’s qualification to sit on our board of directors includes his extensive knowledge of the food distribution industry, particularly serving Chinese/Asian restaurants, and his 20 years of management and leadership experience at B&R Global.

Xi Lin aka Felix Lin, has worked in a number of positions at Blue Bird Corporation since 2011. His current position is in the Human Resource/Corporate Strategy Department as Executive Director of Human Resources and Strategy. He has also held various other positions within Blue Bird Corporation in the Operations Management Department from 2015 to 2016, the Finance and Accounting Department in 2011 and from 2013 to 2015, and the Business Development Department in 2012. Mr. Lin received his B.A. in Accounting and Finance from the Eugene Stetson School of Business and Economics in Georgia, a Master’s degree in Accountancy from the J. Whitney Bunting College of Business in Georgia, and a Master’s degree in Business Administration from the University of North Carolina at Chapel Hill. We believe Mr. Lin’s qualification to sit on our board of directors includes his experience in corporate/operations, HR, manufacturing, corporate finance, corporate accounting, fixed asset management, international business development, and strategic development.

Ren Hua Zheng has served as a director of HF Group since June 2017. Mr. Zheng founded Hope Kitchen Cabinets and Stone Supply LLC, a cabinet decoration company in the United States, and has served as its Manager since January 2006. Mr. Zheng has served as Property Manager of H&C Brother LLC, Orland Property LLC, B&J Investment LLC, and 5904 5th Ave LLC since January 1999. We believe Mr. Zheng’s qualification to sit on our board of directors includes his business experience in the areas of strategy implementation, sales and marketing, staff training, cost analysis, and financial budget supervision in enterprise operation.

Zhehui Ni has served as a director of HF Group since _______________.  Ms. Ni has served as vice president of Shanghai Electric Investment Company since 2014, charged with strategic and financial investment. She worked as an associate at Haixiahuifu Investment Company from 2011 to 2013 and worked as a senior consultant in Deloitte Touche Tohmatsu Shanghai Office from 2007 to 2011. Ms. Ni is experienced in equity investment, corporate finance and investment-related tax structuring. Ms. Ni received a master’s degree and bachelor’s degree in international economical law from Shanghai Jiaotong University. She is a certified public accountant and certified tax accountant, and passed the bar exam in the People’s Republic of China. We believe Ms. Ni’s qualification to sit on our board of directors includes her knowledge in accounting, financial reporting, equity investment, corporate finance, and investment-related tax structuring.

Caixuan Xu has been employed by HF Group since February 1, 2019 has served as the Chief Financial Officer of HF Group since April 1, 2019, and has nearly 20 years of accounting and financial management experience. Prior to joining the Company, Ms. Xu served as the Vice President of Finance of Ninestar (Lexmark) since June 2018. Ms. Xu served as the Finance Director (Greater China CFO) for Red Hat from June 2017 until June 2018, and as the Chief Financial Officer of Shouqi Car Rental in Beijing, China from December 2016 through June 2017. Prior to that, she spent five years in finance positions with Lenovo in Morrisville, NC and Beijing, China, most recently as Senior Finance Manager and Controller. Before joining Lenovo, Ms. Xu held finance and auditor positions with Credit Suisse and PwC in Durham and Raleigh, NC, which followed her earlier career in public accounting firms (PwC and Tin Wha CPAs) in Beijing, China. Ms. Xu earned a BS in Accounting from The Central University of Finance and Economics in Beijing, China, and a Master’s Degree in Business Administration from the Freeman School of Business in New Orleans, LA. She is a CPA, certified in both North Carolina and Beijing, China (inactive), and has passed all three levels of the Chartered Financial Analyst (CFA) exams.

Sha J Zhang has over a decade of experience in public accounting providing advisory and audit services to businesses in Southern California with a focus on manufacturing, software, professional services, construction and telecommunications. Since February 2016, Ms. Zhang serves as the Chief Financial Officer for B&R Global, overseeing accounting, finance, human resource, risk management, and regulatory compliance functions. Ms. Zhang is a Certified Public Accountant (CPA) licensed in the state of California. She earned a BS in Accounting from Rochester Institute of Technology.

Compensation of Directors and Executive Officers

Compensation of Officers and Directors of HF Group

The following table sets forth a summary of the compensation paid to or accrued by our chief executive officer and the most highly compensated executive officer other than our chief executive officer whose total compensation exceeded $100,000 for the fiscal years ended December 31, 2018 and 2017:

		Salary	Total
Name	Year	($)	($)
Zhou Min Ni	2018	400,000	400,000
Chairman and Chief Executive Officer	2017	240,000	240,000

Chan Sin Wong	2018	400,000	400,000
Director and Chief Operating Officer	2017	240,000	240,000

Narrative Disclosure to Summary Compensation Table

Compensation for our executives is comprised of solely of base salary. We do use a prescribed formula to establish pay levels. Rather, the board of directors and compensation committee considers changes in the business, external market factors and our financial position each year when determining pay levels for the named executive officers.

The committee generally seeks to set a named executive officer’s targeted total cash compensation opportunity within a range that is the average of the applicable peer company and/or general industry compensation survey data, adjusted as appropriate for individual performance and internal pay equity and labor market conditions.

Each executive’s base salary is supplemented by various benefit plans that provide health, life, accident, disability and severance benefits, most of which are the same as the benefits provided to all of our employees.

Employment Agreements

On August 22, 2018, we entered into an employment agreement with Zhou Min Ni to serve as our Chief Executive Officer until August 31, 2023. The agreement automatically renews for subsequent one-year terms, unless the employment relationship is terminated by either party, or modified in accordance with the terms and conditions of the agreement. Under the agreement, Zhou Min Ni’s initial annual base salary was $400,000, subject to adjustment by the Board. In addition to the base salary, an annual bonus may be awarded to Zhou Min Ni on the basis of the Company achieving certain corporate and strategic performance goals, as determined by the Board in its sole discretion. The employment agreement contains a standard and customary confidentiality provision as well as a covenant not to compete which prohibits Zhou Min Ni from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of his employment. This agreement also contains a number of termination and change in control provisions as described under the captions “Termination Arrangements” and “Change in Control Arrangements” below.

On August 22, 2018, we entered into an employment agreement with Chan Sin Wong to serve as our Chief Operating Officer until August 31, 2023. The agreement automatically renews for subsequent one-year terms, unless the employment relationship is terminated by either party, or modified in accordance with the terms and conditions of the agreement. Under the agreement, Chan Sin Wong’s initial annual base salary was $400,000, subject to adjustment by the Board. In addition to the base salary, an annual bonus may be awarded to Chan Sin Wong on the basis of the Company achieving certain corporate and strategic performance goals, as determined by the Board in its sole discretion. The employment agreement contains a standard and customary confidentiality provision as well as a covenant not to compete which prohibits Chan Sin Wong from doing business with any current or prospective customer of the Company or engaging in a business competitive with that of the Company during the term of his employment. This agreement also contains a number of termination and change in control provisions as described under the captions “Termination Arrangements” and “Change in Control Arrangements” below.

Termination Arrangements

Under our employment agreements with Zhou Min Ni and Chan Sin Wong, we may terminate such executive’s employment due to death, total disability or for cause, as such terms may be defined under such employment agreements, without the acceleration of benefits or additional benefits other than accrued pay. If we terminate such executive’s employment without cause or an executive terminates such executive’s employment for good reason, as such terms are defined under such employment agreements, then we are required to pay to such executive all accrued pay, an amount equal to two times such executive’s then-current base salary and accelerate vesting of any outstanding equity grants.

Change in Control Provisions

Our 2018 Omnibus Equity Incentive Plan (the “Plan”) provides for the acceleration of the vesting of unvested equity awards upon a “Change in Control” of the Company. A Change in Control is defined in the Plans to include (i) a sale or transfer of substantially all of the Company’s assets; (ii) the dissolution or liquidation of the Company; (iii) a merger or consolidation to which the Company is a party and after which the prior shareholders of the Company hold less than 50% of the combined voting power of the surviving corporation’s outstanding securities; or (iv) the incumbent directors cease to constitute at least a majority of the Board of Directors. In the event of a “Change In Control,” the Plan provides for the immediate vesting of all equity awards issued thereunder.

Our employment agreements with Zhou Min Ni and Chan Sin Wong contain a change in control provision that is triggered if such executive is not offered continued employment with us or any successor, or within 90 days following such change of control, we or any successor terminate such executive’s employment without cause or such executive terminates employment for good reason, as defined in such employment agreements. If this occurs, then we will pay to such executive his or her base salary and benefits earned but unpaid through the date of termination, and any prorated bonus earned during the then current bonus year, plus two times such executive’s then current base salary.

Outstanding Equity Awards at December 31, 2018

We have not granted any equity awards to any named executive officer as of December 31, 2018.

Director Compensation

Name(1)	Fees ($)	Total ($)
Ren Hua Zheng	10,000	10,000
Dr. Hong Wang	10,000	10,000
Zhehui Ni	10,000	10,000

(1) Zhou Min Ni and Chan Sin Wong have been omitted from this table because they do not receive any additional compensation for serving on the Board of Directors.

Narrative Disclosure to Director Compensation Table

We pay our non-employee directors $5,000 per calendar quarter. We reimburse directors for any out-of-pocket expenses incurred in connection with attending board or committee meetings.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2018.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	$--	3,000,000
Equity compensation plans not approved by security holders	0	$--	--
Total	0	$--	3,000,000

On August 10, 2018, our stockholders adopted the HF Food Group Inc. 2018 Omnibus Equity Incentive Plan (the “Plan”). The Plan reserves 3,000,000 shares of common stock for issuance of awards to employees, non-employee directors, and consultants and is administered by the Compensation Committee of the Board. The Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards, and performance awards that may be settled in stock, or other property. The term of stock options granted may not exceed ten years and exercise prices may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. If an equity award granted under the Plan, or any portion thereof, expires, is forfeited or otherwise terminates without all of the shares covered by the equity award having been issued, such expiration, termination or settlement will not reduce or otherwise offset the number of shares available for issuance under the Plan. In the event of a change in control, an equity award under the Plan may be subject to additional acceleration of vesting and exercisability. Unless terminated sooner by our board of directors, the Plan will automatically terminate on August 9, 2028. As of December 31, 2018, there were no equity awards granted under the Plan and all 3,000,000 shares were available for future grants.

Compensation of Officers and Directors of B&R Global]

Name	Year	Salary	Bonus	Total
Xiao Mou Zhang	2018	99,692	10,000	109,692
	2017	66,462	14,818	81,280

Ling Fang Yang	2018	120,461	7,467	127,928
	2017	103,558	24,692	128,250

Sha J. Zhang	2018	175,309	16,573	191,882
	2017	156,156	22,221	178,377

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of [_______], 2019, information with respect to the securities holdings of all persons that we, pursuant to filings with the SEC and our stock transfer records, have reason to believe may be deemed the beneficial owner of more than 5% of our common stock. The following table also sets forth, as of such date, the beneficial ownership of our common stock by all of our current officers and directors, both individually and as a group.

The beneficial owners and amount of securities beneficially owned have been determined in accordance with Rule 13d-3 under the Exchange Act and, in accordance therewith, include all shares of our common stock that may be acquired by such beneficial owners within 60 days of [_______], 2019 upon the exercise or conversion of any options, warrants or other convertible securities. This table has been prepared based on 22,277,276 shares of common stock outstanding on April 16, 2019.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Zhou Min Ni	6,689,896	30.0%
Chan Sin Wong	0(2)	0
Ren Hua Zheng	33,031	*
Hong Wang	0	0
Zhehui Ni	0	0
Caixuan Xu	0
All directors and executives officers as a group (6 individuals)	6,722,927	30.2%
Five Percent Holders:
Irrevocable Trust for Raymond Ni (3)	5,591,553	25.1%
Irrevocable Trust for Amanda Ni (3)	798,793	3.6%
Irrevocable Trust for Ivy Ni (3)	798,793	3.6%
Irrevocable Trust for Tina Ni (3)	798,793	3.6%
HT Group Holding, L.L.C. (4)	1,897,134	8.5%
Wah Lam (5)	1,397,888	6.3%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each person listed below is c/o HF Foods Group Inc., 6001 W. Market Street, Greensboro, NC 27509.
(2)	Does not include shares beneficially owned by Zhou Min Ni, Chan Sin Wong’s husband.
(3)

Jian Ming Ni has voting and dispositive power over the shares owned by Irrevocable Trust for Raymond Ni, Irrevocable Trust for Amanda Ni, Irrevocable Trust for Ivy Ni and Irrevocable Trust for Tina Ni. The business address for the four trusts is 810 Northern Shore Point, Greensboro, NC.

(4)	Xiao Yong Zhang has voting and dispositive power over the shares owned by HT Group Holding, L.L.C. Its business address is 4417 Shenandoah St., Dallas, TX.
(5)	The business address of Wah Lam is 601 SW 33rd Ave, Ocala, FL.

Security Ownership of the Combined Company after the BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of HF Group’s common stock and preferred stock immediately after the consummation of the Business Combination by:

●	each person known to HF Group who will be the beneficial owner of more than 5% of any class of its stock immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, HF Group believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all HF Group securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, HF Group believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. This table has been prepared based on 52,967,275 shares of common stock outstanding after the closing of the transaction.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class
Zhou Min Ni	6,689,896	12.65%
Xiao Mou Zhang (2)	16,093,214	30.44%
Xi Lin	0	0
Ren Hua Zheng	33,031	*
Zhehui Ni	0	0
Caixuan Xu	0	0
Sha J. Zhang (3)	70,008	*
All directors and executives officers as a group (7 individuals)	22,886,149	43.29%
Five Percent Holders:
Spot Light Investments, LLC (4)	12,676,299	23.98%
Irrevocable Trust for Raymond Ni (5)	5,591,553	10.58%
Irrevocable Trust for Amanda Ni (5)	798,793	1.51%
Irrevocable Trust for Ivy Ni (5)	798,793	1.51%
Irrevocable Trust for Tina Ni (5)	798,793	1.51%
Great Wall Seafood LA, Corp.(6)	2,763,477	5.23%

*Less than one percent.

(1)	Unless otherwise indicated, the address of each person listed below is c/o HF Foods Group Inc., 6001 W. Market Street, Greensboro, NC 27509.
(2)

Consists of 653,438 shares directly owned by Xiao Mou Zhang, the 12,676,298 owned by Spot Light Investments, LLC, and 2,763,477 shares owned by Great Wall Seafood LA, Corp. over which Xiao Mou Zhang has voting and dispositive power. The business address of Spot Light Investments, LLC is 19319 Arenth Avenue, City of Industry, CA. The business address of Great Wall Seafood LA, Corp. is 15854 Ornelas Street, Irwindale, CA. Mr. Zhang disclaims any pecuniary interest in the shares owned by Spot Light Investments, LLC that are in excess of his 12.925% ownership in Spot Light Investments, LLC.

(3)	Consists of shares owned by S&S Family Ventures, LLC over which Sha J. Zhang has voting and dispositive power. Its business address is 1526 Autumn Hill Rd., Diamond Bar, CA.
(4)	Xiao Mou Zhang has voting and dispositive power over the shares owned by Spot Light Investments, LLC. The business address of Spot Light Investments, LLC is 19319 Arenth Avenue, City of Industry, CA.
(5)

Jian Ming Ni has voting and dispositive power over the shares owned by Irrevocable Trust for Raymond Ni, Irrevocable Trust for Amanda Ni, Irrevocable Trust for Ivy Ni and Irrevocable Trust for Tina Ni. The business address for the four trusts is 810 Northern Shore Point, Greensboro, NC.

(6)	Xiao Mou Zhang has voting and dispositive power over the shares owned by Great Wall Seafood LA. The business address of Great Wall Seafood LA, Corp. is 15854 Ornelas Street, Irwindale, CA.

CERTAIN TRANSACTIONS

Certain Transactions of HF Group

Mr. Zhou Min Ni, the Chief Executive Officer, Chairman of the Board of Directors, and beneficial owner of 30.2% of HF Group’s outstanding shares of common stock, and certain of his immediate family members have ownership interests in various companies (the “Related Parties”) involved in (i) the distribution of food and related products to restaurants and other retailers and (ii) the supply of fresh food, frozen food, and packaging supplies to distributers.

The Company purchases products from and sells products to some of these Related Parties which at times also involve making advance payments to, or receiving advance payments from, these Related Parties. Prices paid for these goods are based on the prices published by the particular Related Party. The Board of Directors has analyzed the prices paid to these Related Parties as well as the level of service, reliability, delivery terms, and historical performance of these Related Parties and has concluded that such prices and terms are substantially equivalent to, or more advantageous than, prices and terms the Company would receive in arm’s length transactions from third parties that have no relationship with the Company and are capable of providing the same level of service. Sales to Related Parties consist primarily of sales to distributers. These sales permit the Company to purchase certain items from manufacturers in larger quantities which at times, results in better purchase prices for the Company. The Company also leases to a Related Party, on commercially reasonable terms, a warehouse and distribution facility near Savannah, Georgia, which promotes a relationship that helps the Company source a reliable supply of fresh and frozen seafood. In addition to these factors, the Board of Directors believes that Mr. Zhou Min Ni’s extensive experience and contacts in the foodservice industry, including the numerous companies in which he has an ownership interest, provide valuable insight into industry trends and access to products, pricing and customers that the Company would not otherwise be exposed to.

The Company has also made loans to certain Related Parties. Set forth on page [•] below is the outstanding amount due under each loan and the amount of principal and interest payments received in each of the last two years.

Related party sales transactions

The Company makes sales to various Related Parties in the ordinary course of business. The total sales made to Related Parties were $18,147,003 and $18,449,864 for the years ended December 31, 2018 and 2017, respectively. Set forth below is a breakdown of sales to Related Parties and by footnote reference, a description of the relationship between each Related Party and Zhou Min Ni:

		For the years ended
#	Name of Related Party	December 31, 2018	December 31, 2017
(1)	Eagle Food Service LLC	$6,315,926	$7,146,894
(2)	Eastern Fresh LLC	5,025,528	4,819,421
(3)	N&F Logistic Inc.	2,948,031	2,253,248
(4)	Heng Feng Food Service Inc.	1,769,125	1,940,294
(5)	Allstate Trading Company Inc.	17,959	617,495
(6)	Fortune One Foods Inc.	895,031	574,805
(7)	Enson Trading LLC	568,971	570,235
(8)	Enson Seafood GA Inc.	514,554	527,471
(9)	UGO USA Inc.	39,186	—
(10)	Enson Philadelphia Inc.	49,027	—
(11)	Others	3,655	—
	TOTAL	$18,147,003	$18,449,864

(1)	Tina Ni, the daughter of Mr. Zhou Min Ni, owns a 50% equity interest in Eagle Food Service LLC.
(2)	Mr. Zhou Min Ni owns a 30% equity interest in Eastern Fresh LLC.
(3)	Mr. Zhou Min Ni owns a 25% equity interest in N&F Logistic, Inc.
(4)	Mr. Zhou Min Ni owns a 45% equity interest in Hengfeng Food Service Inc.
(5)	Mr. Zhou Min Ni owns a 40% equity interest in Allstate Trading Company Inc.

(6)	N&F Logistic, Inc., one of HF Group’s related parties owns a 70% equity interest in Fortune One Foods Inc. See note 3 above.
(7)	Mr. Zhou Min Ni owns a 25% equity interest in Enson Trading LLC.
(8)	Mr. Zhou Min Ni owns a 50% equity interest in Enson Seafood GA Inc.
(9)	Mr. Zhou Min Ni owns a 30% equity interest in UGO USA Inc.
(10)	Mr. Zhou Min Ni owns a 25% equity interest in Enson Philadelphia Inc.
(11)	Represents nominal sales to two additional Related Parties.

The Company also periodically receives advances from Related Parties for sales transactions in the ordinary course of business. These advances are interest free and due upon demand. The balances for advances from Related Parties in connection with the above sales transactions amounted to $166,490 and $1,350,296 as of December 31, 2018 and 2017, respectively. Set forth below is a breakdown of advances from Related Parties:

Name of Related Party(1)	As of December 31, 2018	As of December 31, 2017
Enson Trading LLC	--	242,492
N&F Logistic, Inc.	166,490	322,333
Heng Feng Food Service Inc.	--	785,471
TOTAL	166,490	1,350,296
(1)	Please see footnotes in the table above for a description of the relationship between the Related Party and Mr. Zhou Min Ni.

Related Party purchase transactions

The Company makes purchases from various Related Parties in the ordinary course of business. The total purchases made from Related Parties were $31,676,828 and $32,221,005 for the years ended December 31, 2018 and 2017, respectively. Set forth below is a breakdown of purchases from Related Parties and by footnote reference, a description of the relationship between each Related Party and Zhou Min Ni:

		For the years ended December 31,
#	Name of Related Party	2018	2017
(2)	Golden Poultry, LLC	$5,641,599	$7,065,901
(1)	Eastern Fresh LLC	7,140,754	6,486,180
(3)	Fujian RongFeng Plastic Co., Ltd.	5,350,755	4,644,437
(4)	NC Good Taste Noodle Inc.	3,881,433	4,060,177
(5)	Fuzhou (Hanfeng) Information Tec.	3,130,875	2,832,933
(1)	Fortune One Foods Inc.	-	1,318,459
(1)	N&F Logistic, Inc.	1,206,106	1,273,190
(6)	Collegepoint Distribution, LLC	-	1,100,100
(1)	Enson Trading LLC	664,770	926,427
(7)	New Day Top Trading Inc.	-	761,020
(8)	Eternal Food Service Inc.	415,462	616,639
(9)	Ocean Pacific Seafood Group	687,225	524,722
(1)	Allstate Trading Company Inc.	43,212	327,821
(1)	Eagle Food Service LLC	270,368	149,714
(10)	Han Feng Global Inc. d/b/a NSG International	119,092	86,092
(11)	Great Wall Seafood Florida Inc.	-	23,542
(1)	UGO USA INC.	710,224	19,151
(12)	iUnited Services	-	4,500
(13)	Revolution Industry, LLC	2,122,240	—
(14)	First Choice Seafood Inc.	292,514	—
	TOTAL	$31,676,828	$32,221,005

(1)	Please see footnotes in the table above for a description of the relationship between the Related Party and Mr. Zhou Min Ni.
(2)	Mr. Zhou Min Ni owns a 40% equity interest in Golden Poultry, LLC.
(3)	Mr. Zhou Min Ni is the legal representative in Fujian RongFeng Plastic Co., Ltd.
(4)	Mr. Jian Ming Ni owns a 66.6% equity interest in NC Good Taste Noodle Inc.
(5)	Mr. Zhou Min Ni owns a 100% equity interest in Fuzhou (Hanfeng) Information Tec.

(6)	Mr. Zhou Min Ni owns a 33.3% equity interest in Collegepoint Distribution, LLC.
(7)	Amanda Ni, the daughter of Mr. Zhou Min Ni, owns a 19% equity interest in New Day Top Trading Inc.
(8)	Enson Trading LLC., one of HF Group’s related parties owns a 100% equity interest in Eternal Food Service Inc. See note 9 above.
(9)	Mr. Zhou Min Ni owns a 25% equity interest in Ocean Pacific Seafood Group.
(10)	Mr. Zhou Min Ni owns a 30% equity interest in Han Feng Global Inc. d/b/a NSG International.
(11)	Mr. Zhou Min Ni owns a 30% equity interest in Great Wall Seafood Florida Inc.
(12)	Mr. Zhou Min Ni owns a 37% equity interest in iUnited Services.
(13)	Raymond Ni, the son of Mr. Zhou Min Ni, owns 100% of Revolution Industry, LLC.
(14)	First Choice Seafood Inc. is owned by Enson Seafood GA Inc., a related party of the Company

The Company periodically provides purchase advances to various suppliers, including suppliers that are the Related Parties. These advances are made in the ordinary course of business and are considered fully realizable. The balances for advances to suppliers that are Related Parties in connection with the purchase transactions described above amounted to $1,526,482 and $3,248,309 as of December 31, 2018 and 2017, respectively. Set forth below is a breakdown of advances to suppliers that are Related Parties:

	Name of Related Party	December 31, 2018	December 31, 2017
(1)	Enson Seafood GA Inc.	$—	$2,978,161
(1)	Ocean Pacific Seafood Group	208,960	145,888
(2)	Han Feng Information Tech. Jinhua Inc.	—	5,167
(1)	Han Feng Global Inc. d/b/a NSG International	—	119,093
(1)	Revolution Industry LLC	329,394	—
(1)	First Choice Seafood Inc.	988,128	—
	TOTAL	$1,526,482	$3,248,309

(1)	Please see footnotes in the table above for a description of the relationship between the Related Party and Mr. Zhou Min Ni.
(2)	Mr. Zhou Min Ni owns 37% of this entity.

Long-term notes receivables due from Related Parties

The Company had a promissory note dated May 31, 2017 from Eastern Fresh LLC in the original principal amount of $1,000,000 which accrued interest at the rate of 5% per year. The balance was paid in full as of March 31, 2018 and we received $22,646 of interest during the life of this loan.

On January 1, 2018, the $550,000 due from Enson Seafood as of December 31, 2017 was converted into promissory note payable accruing interest at the rate of 5% per annum. The principal plus all accrued and unpaid interest was initially due no later than December 31, 2019. On March 1, 2019, the Company and Enson Seafood extended the expiration date of the note until February 29, 2024 and Mr. Zhou Min Ni agreed to personally guarantee the note.

On September 30, 2018, the Company signed a promissory note agreement with Enson Seafood in the principal amount of $2,000,000. The note accrues interest at the rate of 5% per annum on the unpaid balance, compounded monthly. The principal plus all accrued and unpaid interest was initially due no later than September 30, 2019, with an option to renew, and required Enson Seafood to make monthly payments of $171,215 for 12 months. On March 1, 2019, the Company and Enson Seafood extended the expiration date of the note until February 29, 2024 and Mr. Zhou Min Ni agreed to personally guarantee the note.

On January 1, 2018, the outstanding balance of $5,993,552 due from NSG International as of December 31, 2017 was converted into a promissory note payable accruing interest at the rate of 5% per annum. The principal plus all accrued and unpaid interest is due no later than December 31, 2019.

On March 1, 2018, the Company signed promissory note agreement with Revolution Automotive in the principal amount of $483,628. The loan accrues interest at the rate of 5% per annum and is due no later than April 30, 2023. Revolution Automotive is required to make monthly payments of $5,000 for 60 months, including interest, with final payment of $284,453 due at maturity.

As of December 31, 2018, the outstanding loans to various Related Parties consisted of the following:

Name of Related Party(1)	As of December 31, 2018	As of December 31, 2017
Enson Seafood GA Inc.	$1,987,241	$550,000
Han Feng Global Inc. d/b/a NSG International	6,092,397	5,993,552
Eastern Fresh LLC	-	316,504
Revolution Automotive LLC	461,311	-
TOTAL	$8,540,949	$6,860,056

(1)     Please see footnotes in the tables above for a description of the relationship between the related party and Zhou Min Ni.

We received the following amounts of principal and interest payments on account of loans to Related Parties in the years ended December 31, 2018 and 2017:

	As of December 31,		As of December 31,
	2018		2017
Name of Related Party (1)	Principal	Interest	Principal	Interest
Enson Seafood GA Inc.	—	—	—	—
Han Feng Global Inc. d/b/a NSG International	200,000	—	—	—
Eastern Fresh LLC	316,504	1,853	683,496	20,793
Revolution Automotive LLC	24,230	15,770	—	—
Total	540,734	17,623	683,496	20,793

(1)      Please see footnotes in the tables above for description of the relationship between the Related Party and Zhou Min Ni.

Real Estate Lease

HG Realty, LLC a subsidiary of the Company, leases a warehouse to Enson Seafood GA Inc. under an operating lease agreement dated January 1, 2018 which expires on September 21, 2027. Rental income received under this lease during the years ended December 31, 2018 and 2017 was $480,000 and $490,000, respectively. Mr. Zhou Min Ni owns a 50% equity interest in Enson Seafood GA, Inc. Additionally, RN Holding [•], a subsidiary of the Company, leases a facility to [•], a related party, under an operating lease agreement dated [•] which expires on [•], 2019. Rental income received under such lease for the years ended December 31, 2018 and 2017 was $45,600 and $45,600, respectively.

Related Party Policy

Our Code of Ethics, which we adopted upon consummation of our IPO, requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, special advisors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Interests of the Board of Directors and Officers of HF Group in the Business Combination

Except for their interests as shareholders of HF Group, which is the same as the interest of each other stockholder in HF Group, the Board of Directors and Officers of HF Group have no substantial interest, direct or indirect, in the Business Combination, except that:

a.           Zhou Min Ni his affiliates will enter into the tag-along agreement described above, and

b.           Zhoun Min Ni will be able to select nominees for the Board of Directors pursuant to the Voting Agreement described above.

Certain Transactions of B&R Global

Mr. Xiao Mou Zhang, aka Peter Zhang, the Chief Executive Officer, Chairman of the Board of Directors, of B&R Global, Zhuang J. Lin, Xiao Peng Guan, Hua Gui Liang, Mei Lan Liang, Yu Zhou Zheng,  Allen Xinbin Lin, and Jia Jing Zhang, Directors of B&R Global, and some of their respective family members, have ownership interests in various companies (the “Related Parties”) with whom B&R Global transacts business.

B&R Global purchases products and services from and sells products to some of these Related Parties which at times also involve making advance payments to, or receiving advance payments from, these Related Parties. Prices and terms of such transactions are substantially equivalent to, or more advantageous than, prices and terms B&R Global would receive in arm’s length transactions from third parties that have no relationship with B&R Global and are capable of providing the same level of service. Sales to Related Parties consist primarily of sales to restaurants and distributors. B&R Global also leases from Related Parties, on commercially reasonable terms, warehouse and distribution facilities, which helps B&R Global source and deliver food to its customers. B&R Global has also made loans and advances to certain Related Parties.

Related Party sales transactions

B&R Global makes sales to various Related Parties in the ordinary course of business. The total sales made to Related Parties were $34,391,178 and $27,886,552 for the years ended December 31, 2018 and 2017, respectively. Set forth below is a breakdown of sales to Related Parties and footnote references describing the ownership of such Related Parties.

Name of Related Party		For the year ended December 31, 2018	For the year ended December 31, 2017
(a)	ABC Trading, LLC dba Wha Ming of Texas	$3,601,083	$4,048,632
(b)	Asahi Food, Inc.	523,866	517,777
(c)	Best Food Services, LLC.	2,444,926	660,953
(d)	E City Fresh, LLC	568,048	2,022
(e)	EMC Rowland, LLC	202,219	-
(f)	Happy Harbor Restaurant, Inc.	401,842	505,770
(g)	HGL Global, LLC	902,930	529,143
(h)	HGL Restaurant Group, LLC	20,278,126	16,774,207
(i)	Idaho Capital Asian Market, LLC	127,014	-
(j)	KaHu Hawaiian BBQ, LLC	162,807	-
(k)	Leyen Food, LLC	2,453,713	2,162,430
(l)	LWP3 Investment, LLC	203,834	19,252
(m)	Three Rivers Enterprises, LLC	1,795,200	2,587,400
(n)	The Big Catch Alhambra, LLC	393,338	78,966
(o)	Wokcano Culver City, LLC	332,232	-

TOTAL		$34,391,178	$27,886,552

(a)	Spot Light Investments, LLC, a 41.29% interest holder in B&R Global, owns 100% equity interest of this entity.
(b)	B&R Global’s wholly owned subsidiary Mountain Food, LLC owns 49% equity of this entity.
(c)	Spot Light Investments, LLC, a 41.29% interest holder in B&R Global, owns 100% equity interest of this entity.
(d)	Zhuang J. Lin indirectly owns 39% of this entity.
(e)	Owned by the Spouse of Mei Lan Liang
(f)	Hua Gui Liang and Mei Lan Liang own 37.5% and 27.5% of this entity, respectively.
(g)	Majority owned by Hua Gui Liang
(h)	Majority owned by family member of Mei Lan Liang
(i)	Zhuang J. Lin indirectly owns 39% of this entity.
(j)	Allen X. Lin owns 50% of this entity.
(k)	Mei Lan Liang’s spouse owns 100% of this entity.
(l)	Zhuang J. Lin indirectly owns 20% of this entity
(m)	Yu Zhou Zheng’s family member owns 25% of this entity.
(n)	Mei Lan Liang and family members indirectly own 22.5% of this entity.
(o)	Mei Lan Liang and family members indirectly own 22.5% of this entity.

Related Party purchase transactions

B&R Global makes purchases from various Related Parties in the ordinary course of business. Total purchases from Related Parties were $21,066,569 and $20,593,063 for the years ended December 31, 2018 and 2017, respectively.  Set forth below is a breakdown of purchases from Related Parties and footnote references describing the ownership of such Related Parties.

Name of Related Party	For the year ended December 31, 2018	For the year ended December 31, 2017
(a) Best Food Services, LLC	$7,470,142	$7,716,888
(b) Leyen Food, LLC	2,958,351	3,256,924
(c) Pt Tamron Akuatik Produk Industri	1,678,210	-
(d) Winfat, LLC	8,959,866	9,619,251

TOTAL	$21,066,569	$20,593,063

(a)	Spot Light Investments, LLC, a 41.29% interest holder in B&R Global, owns 100% equity interest of this entity.
(b)	Mei Lan Liang’s spouse owns 100% of this entity.
(c)	B&R Global owns 12% of this entity. Spot Light Investments, LLC, a 41.29% interest holder in B&R Global, owns 12% equity interest of this entity.
(d)	Mei Lan Liang and Hua Gui Liang own 30% and 18.25% of this entity, respectively.

Related Party contract service agreements

B&R Global contracts from various Related Parties in the ordinary course of business. Related Parties billed B&R Global $7,876,818 and $6,139,761 for providing logistic services for the years ended December 31, 2018 and 2017, respectively. Set forth below is a breakdown of contract service fees paid to Related Parties and footnote references describing the ownership of such Related Parties.

Name of Related Party	For the year ended December 31, 2018	For the year ended December 31, 2017
(a) Lin’s Farm LLC	237,000	274,000
(b) Yi Z Service, LLC	4,296,071	3,206,000
(c) New Berry Trading, LLC	964,940	1,062,778
(d) Royal Trucking Service, Inc.	386,140	45,000
(e) Lin’s Distribution. LLC	1,992,667	1,551,983

TOTAL	$7,876,818	$6,139,761

(a)	Zhuang J. Lin owns 100% of this entity.
(b)	Jia Jing Zheng’s family members owns 100% of this entity.
(c)	Xiao Peng Guan’s spouse and sibling own 90% and 10% of this entity, respectively.
(d)	Peter Zhang’s family member owns 100% of this entity.
(e)	Beneficially owned by Zhuang J. Lin’s spouse.

Long-term debt – related parties

The B&R Global signed a $4 million on-demand promissory note bearing interest at 3% a year with B&R Group Realty Holding, LLC, a related party owned by the B&R Global’s shareholders, on October 1, 2016.

As of December 31, 2018 and 2017, the outstanding loan to related parties consist of the following:

Name of Related Party	As of December 31, 2018	As of December 31, 2017
B&R Group Realty Holding, LLC	$2,380,279	$4,000,000
Total	$2,380,279	$4,000,000

Accounts receivable - related parties

As of December 31, 2018, and 2017, B&R Global had a trade accounts receivable balances of $3,559,271 and $4,074,868, respectively, due from various related parties. These accounts receivable to related parties occurred in the ordinary course of business and are receivable by due date without interest.

B&R Global had other receivables of $524,992 and $1,600,399 as of December 31, 2018 and 2017, respectively.

Accounts payable - related parties

As of December 31, 2018 and 2017, B&R Global had a trade accounts payable balances of $1,447,986 and $1,064,701, respectively, due to various related parties. These accounts payable to related parties occurred in the ordinary course of business and are payable upon demand without interest.

B&R Global had other payables of $440,000 and $15,172,279 as of December 31, 2018 and 2017, respectively. $14,672,279 of the balance as of December 31, 2017 arose from an advance from B&R Group Realty Holding, LLC to enable B&R Global to pay off a bank loan. The advance was repaid in February 2018.

Warehouse Rental

B&R Global leases warehouse and office space at nine locations from nine lessors which are owned by B&R Global Holdings, Inc., which in turn is owned 100% by the members of B&R Global.  Rent incurred was $4,506,000 for both of the years ended on December 31, 2018 and 2017. The B&R Global made deposits for warehouse rental purposes. These deposits will be returned upon termination of the leases. Total deposits amounted to $591,380 and $493,380 as of December 31, 2018 and 2017, respectively.

Consulting Agreement

Logistic Track Software LLC has entered into information technology consulting agreements with affiliates of B&R Global.  Peter Zhang owns 80% equity interest in Logistics Track Software, LLC.  Total fees for the year ended December 31, 2018 and 2017 were $268,000 and $130,000, respectively

EXPERTS

The consolidated financial statements of B&R Global and its subsidiaries as of December 31, 2018 and 2017 have been included in this proxy statement in reliance on the report of Friedman LLP, an independent registered public accounting firm, appearing elsewhere in this proxy statement upon the authority of the said firm as experts in accounting and auditing.

The consolidated financial statements of HF Group as December 31, 2018 and 2017 incorporated by reference in this proxy statement have been audited by Friedman LLP, an independent registered public accounting firm, to the extent set forth in their report appearing elsewhere in this joint proxy statement and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of HF Group knows of no other matters which may be brought before the HF Group special meeting. If any matter other than the proposed Business Combination or related matters should properly come before the special meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Stockholder Proposals to Be Included in the Company’s Proxy Statement

Pursuant to and subject to the requirements of Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included for the 2020 Annual Meeting, stockholder proposals must be received by us at our principal executive offices located at 6001 W. Market Street, Greensboro, NC 27409 no later than December 31, 2019, and must otherwise comply with the requirements of Rule 14a-8.

Stockholder Proposals Not to Be Included in the Company’s Proxy Statement

Stockholders wishing to present proposals for action at an annual meeting apart from proposals pursuant to Rule 14a-8 must give timely notice of the proposed business to the Secretary at the executive offices referred to above. For each matter the stockholder proposes to bring before the meeting, the notice to the Secretary must include: (i) a brief description of the business proposed to be brought before the meeting; (ii) the name and address, as they appear in our books, of the stockholder proposing such business; (iii) the class and number of shares of Company stock that are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Stockholders wishing to present nominees for election as a director must provide timely notice of such proposed nominee to the Secretary at the executive officers referred to above. The notice must set forth: (i) the name, age, business address and, if known, residence address of each such nominee; (ii) principal occupation or employment of each such nominee; (iii) the number of shares of stock of the Company that are beneficially owned by each such nominee; and (iv) any other information concerning such nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act. In addition, as to the stockholder giving the notice, the notice must include: (1) the name and record address of such stockholder; and (2) the class and number of shares of Company stock beneficially owned by such stockholder. Our independent directors will consider all director candidates recommended by any stockholder on the same basis as candidates recommended by the board and other sources.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

HF Group  is subject to the informational requirements of the Exchange Act, and is required to file reports, proxy statements and other information with the SEC. You can read HF Group’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at http://www.sec.gov.

The SEC’s rules allow the Company to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement from the date those documents are filed, except for any information superseded by information contained directly in this proxy statement. The Company has filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference:

●	The financial statements of HF Group for the three and six months ended June 30, 2019 are incorporated herein by reference to pages 1-25 of HF Group’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2019.

●

The financial statements of HF Group  for the years ended December 31, 2018 and 2017 are incorporated herein by reference to pages 37-65 of HF Group’s Annual Report on Form 10-K filed with the SEC on April 1, 2019.

You may request a copy of this proxy statement, the documents attached as annexes to this proxy statement or the documents incorporated by reference into the proxy statement, excluding all exhibits unless specifically incorporated by reference into such documents, by writing to or calling us at the following address and telephone number and we will provide the requested documents to you without charge:

HF Foods Group Inc.
6001 W. Market Street
Greensboro, NC 27409
Attn: _______________
Telephone: (646) 465-9000

If you are a stockholder of HF Group  and would like to request documents, please do so by [●], 2019, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means within one business day of receipt of y request.

All information contained in this proxy statement relating to HF Group  has been supplied by HF Group , and all such information relating to B&R Global has been supplied by B&R Global. Information provided by either HF Group  or B&R Global does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement of HF Group  for the special meeting. Neither HF Group  nor B&R Global has authorized anyone to give any information or make any representation about the Business Combination, HF Group  or B&R Global that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement speaks only as of the date of this proxy statement, unless the information specifically indicates that another date applies.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

Consolidated Financial Statements for the years ended December 31, 2018 and 2017

Consolidated Financial Statements for the three and six months ended June, 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
B&R Global Holding LLC.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of B&R Global Holding LLC. and its subsidiaries (collectively, the “Company”) as of December 31, 2018 and 2017, and the related consolidated statements of income, changes in members’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audits provide a reasonable basis for our opinion.

/s/Friedman LLP

We have served as the Company’s auditor since 2019.
New York, New York
July 25, 2019

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31	December 31
	2018	2017

ASSETS
CURRENT ASSETS:
Cash	$8,302,104	$8,192,602
Accounts receivable, net	33,018,964	35,314,781
Accounts receivable - related parties, net	3,559,271	4,074,868
Inventories, net	60,235,918	49,252,379
Advances to suppliers, net	1,180,526	470,938
Other current assets	1,193,104	1,003,297
Other current assets-related parties	524,992	1,600,399
TOTAL CURRENT ASSETS	108,014,879	99,909,264

Property and equipment, net	11,117,278	9,672,948
Long term investments	2,254,958	1,738,638
Security deposits	314,604	289,164
Security deposits-related parties	591,380	493,380
Intangible assets, net	145,825	174,991
TOTAL ASSETS	$122,438,924	$112,278,385

CURRENT LIABILITIES:
Bank overdraft	$18,305,548	$9,801,869
Accounts payable	23,249,703	22,996,215
Accounts payable - related parties	1,447,986	1,064,701
Advance from customers	88,239	116,317
Current portion of long-term debt, net	1,204,997	523,258
Other payables	331,259	294,320
Other payables - related party	440,000	15,172,279
Accrued expenses and other liabilities	1,317,759	1,519,312
TOTAL CURRENT LIABILITIES	46,385,491	51,488,271

Long-term debt, net	3,125,750	807,285
Line of credit	44,444,307	32,356,581
Long-term debt, related parties	2,380,279	4,000,000
Deferred tax liabilities	533,773	-
TOTAL LIABILITIES	96,869,600	88,652,137

Commitments and contingencies

MEMBERS' EQUITY:
Members' capital	18,764,677	18,763,677
Retained earnings	6,086,621	4,108,608
Total controlling members’ equity	24,851,298	22,872,285
Noncontrolling interest	718,026	753,963
TOTAL MEMBERS' EQUITY	25,569,324	23,626,248
TOTAL LIABILITIES AND MEMBERS' EQUITY	$122,438,924	$112,278,385

The accompanying notes are an integral part of these consolidated financial statements.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31
	2018	2017

Net revenue - third parties	$492,047,897	$474,916,233
Net revenue - related parties	34,926,609	28,446,217
TOTAL NET REVENUE	526,974,506	503,362,450

Cost of revenue - third parties	410,827,612	402,418,757
Cost of revenue - related parties	31,090,078	25,298,589
TOTAL COST OF REVENUE	441,917,690	427,717,346

GROSS PROFIT	85,056,816	75,645,104

DISTRIBUTION, SELLING AND ADMINISTRATIVE EXPENSES	63,074,257	55,079,623

INCOME FROM OPERATIONS	21,982,559	20,565,481

Other Income (Expenses)
Interest expense	(1,368,627)	(1,423,933)
Other income (expense)	188,726	(1,103,817)
Total Other Income (Expenses), net	(1,179,901)	(2,527,750)

INCOME BEFORE INCOME TAX PROVISION	20,802,658	18,037,731

PROVISION FOR INCOME TAXES	151,806	85,527

NET INCOME	20,650,852	17,952,204

Less: net income attributable to noncontrolling interest	272,595	248,605

NET INCOME ATTRIBUTABLE TO B&R GLOBAL HOLDINGS LLC	$20,378,257	$17,703,599

NET INCOME	$20,650,852	$17,952,204
Less: Pro forma adjustment to reflect income tax expenses if taxed under C Corporation	5,201,808	6,976,105
Less: Pro forma net income attributable to noncontrolling interest	243,811	216,018
Pro forma net income attributable to B&R Global Holdings LLC	$15,205,233	$10,760,081

The accompanying notes are an integral part of these consolidated financial statements.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES CONSOLIDATED

STATEMENTS OF CHANGES IN MEMBERS' EQUITY

For the years ended December 31, 2018 and 2017

			Controlling members'	Noncontrolling	Total Members'
	Members' Capital	Retained Earnings	Equity	Interest	Equity

Balance at December 31, 2016	$18,233,245	$3,291,476	$21,524,721	$687,259	$22,211,980

Capital contributions by members	530,432	-	530,432	-	530,432
Net income	-	17,703,599	17,703,599	248,605	17,952,204
Distribution to members	-	(16,886,467)	(16,886,467)	(181,901)	(17,068,368)
Balance at December 31, 2017	$18,763,677	$4,108,608	$22,872,285	$753,963	$23,626,248
Capital contributions by members	1,000	-	1,000	-	1,000
Net income	-	20,378,257	20,378,257	272,595	20,650,852
Distribution to members		(17,879,662)	(17,879,662)	(295,341)	(18,175,003)
Effect of future conversion of the pass-through entities to C corporations		(520,582)	(520,582)	(13,191)	(533,773)
Balance at December 31, 2018	$18,764,677	$6,086,621	$24,851,298	$718,026	$25,569,324

The accompanying notes are an integral part of these consolidated financial statements.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31
	2018	2017

Cash flows from operating activities:
Net Income	$20,650,852	$17,952,204
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,332,067	1,947,093
Loss from disposal of equipment	109,039	1,300,139
Allowance for doubtful accounts	280,312	(350,912)
Inventory valuation allowance	(8,626)	135,764
Investment income	(41,320)	(33,092)
Changes in operating assets and liabilities:
Accounts receivable, net	2,015,504	(6,372,191)
Accounts receivable - related parties, net	515,597	(1,641,312)
Inventories	(10,974,913)	(7,719,833)
Advances to suppliers	(709,588)	(213,053)
Other current assets	885,602	(1,621,292)
Security deposit	(123,440)	180,157
Accounts payable	179,982	1,162,809
Accounts payable - related parties	383,285	366,960
Advance from customers	(28,078)	(679,553)
Accrued expenses and other liabilities	(164,616)	1,323,683
Net cash provided by operating activities	15,301,659	5,737,571

Cash flows from investing activities:
Purchase of property and equipment	(2,451,758)	(4,008,393)
Purchase of intangible assets	-	(174,991)
Proceeds from disposal of equipment	135,956	-
Payment made for purchase of equity interest in other entities	(475,000)	(62,920)
Net cash used in investing activities	(2,790,802)	(4,246,304)

Cash flows from financing activities:
Proceeds from bank overdraft	8,503,679	1,189,968
Proceeds from lines of credit	638,074,863	494,458,291
Repayment of lines of credit	(625,987,137)	(493,101,710)
Proceeds from long-term debt	2,467,782	335,627
Repayment of long-term debt	(934,539)	(328,535)
Repayment of long-term debt-Related parties	(1,619,721)	(608,232)
Repayment of other payables - Related parties	(14,732,279)	11,533,899
Proceeds from capital contributions	1,000	530,433
Cash distributions paid to members	(18,175,003)	(17,068,368)
Net cash used in financing activities	(12,401,355)	(3,058,627)

Net increase (decrease) in cash	109,502	(1,567,360)

Cash at beginning of the year	8,192,602	9,759,962

Cash at end of the year	$8,302,104	$8,192,602

Supplemental cash flow information
Cash paid for interest	$1,333,403	$1,256,910
Cash paid for income taxes	$151,806	$85,527

Non-cash investing and financing activities
Leased vehicles from financing	$1,540,468	$140,652

The accompanying notes are an integral part of these consolidated financial statements.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

B&R Global Holdings, LLC (“B&R Global”) was organized in the State of Delaware on January 3, 2014. B&R Global entered into membership exchange agreements (the “Agreements”) on October 31, 2014 and January 1, 2016, whereby the controlling members of the following 7 entities contributed their respective membership units to B&R Global in exchange for all of B&R Global’s membership units. Upon completion of the membership exchanges, these entities became wholly-owned subsidiaries of B&R Global (hereafter collectively referred to as “B&R Group”, or the “Company Group”).

●	Rongcheng Trading, LLC (“RC”)

●	Capital Trading, LLC (“UT”)

●	Win Woo Trading, LLC (“WW”)

●	Mountain Food, LLC (“MF”)

●	R & C Trading, L.L.C. (“RNC”)

●	Great Wall Seafood LA, LLC (“GW”)

●	B&L Trading, LLC (“BNL”)

In accordance with ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests should initially recognize the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of the transfer. If the carrying amounts of the assets and liabilities transferred differ from the historical cost of the parent of the entities under common control, then the financial statements of the receiving entity should reflect the transferred assets and liabilities at the historical cost of the parent of the entities under common control. Accordingly, the Company has initially measured the assets and liabilities transferred from the above entities at their carrying amount at the date of membership exchange.

RC owns 67.5% interest in Ocean West Food Services, LLC (“OW”),  and 65% interest in Monterey Food Services, LLC (“MS”). These entities are included in B&R Global’s consolidated financial statements.

B&R Global also owns 100% interest in B&R Group Logistic Holdings, LLC (“BRGL”) and 60.25% interest in Min Food, Inc. (“MIN”), both of which were acquired by B&R Global on August 1, 2016, as well as 100% interest in Irwindale Poultry, LLC (“IP”), which was formed on December 27, 2017.

In addition, for financial reporting purposes, the Company consolidated 16 companies, which are considered as variable interest entity (“VIE”) under accounting principles generally accepted in the United States of America (“U.S. GAAP”), due to its pecuniary and contractual interest in these entities as a result of the funding arrangements outlined in these entities.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The Company and its subsidiaries market and distribute fresh produce, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the Western region of the United States of America (“USA”).

The following table summarizes the entities under B&R Group after the above-mentioned reorganization and acquisitions:

Name	Date of formation / incorporation	Place of formation / incorporation	Percentage of legal ownership by B&R Global	Principal activities
Parent:
B&R Global	January 3, 2014	Delaware, USA	—	Holding Company
Subsidiarie:
RC	January 31, 2006	California, USA	100%	Food distribution
UT	March 10, 2003	Utah, USA	100%	Food distribution
WW	January 23, 2004	California, USA	100%	Food distribution
MF	May 2, 2006	Colorado, USA	100%	Food distribution
RNC	November 26, 2007	Arizona, USA	100%	Food distribution
GW	March 7, 2014	California, USA	100%	Food distribution
BNL	July 18, 2013	Washington, USA	100%	Food distribution
MIN	May 29, 2014	California, USA	60.25%	Food distribution
BRGL	July 17, 2014	Delaware, USA	100%	Food distribution
OW	December 22, 2011	California, USA	67.5%	Food distribution
MS	September 14, 2017	California, USA	65%	Food distribution
IP	December 27, 2017	California, USA	100%	Poultry processing
Best Choice Trucking, LLC (BCT)	January 1, 2011	California, USA	VIE	Logistics solutions
KYL Group, Inc. (KYL)	April 18, 2014	Nevada, USA	VIE	Logistics solutions
American Fortune Foods, Inc. (AF)	February 19, 2014	California, USA	100% after 5/30/2019, VIE before 5/30/2019	Logistics solutions and importer
Happy FM Group, Inc. (HFM)	April 9, 2014	California, USA	VIE	Logistics solutions
GM Food Supplies, Inc. (GM)	March 22, 2016	California, USA	VIE	Logistics solutions
Lin’s Distribution, Inc. (LIN)	February 2, 2010	Utah, USA	VIE	Logistics solutions
Lin’s Farms, LLC (LNF)	July 2, 2014	Utah, USA	VIE	Poultry processing
New Berry Trading, LLC (NBT)	September 5, 2012	California, USA	VIE	Logistics solutions
Hayward Trucking, LLC (HRT)	September 5, 2012	California, USA	VIE	Logistics solutions
Fuso Trucking, Corp. (FUSO)	January 20, 2015	California, USA	VIE	Logistics solutions
Yi Z Service, LLC (YZ)	October 2, 2017	California, USA	VIE	Logistics solutions
Golden Well, Inc. (GWT)	November 8, 2011	California, USA	VIE	Logistics solutions
Kami Trading, Inc. (KAMI)	November 20, 2013	California, USA	VIE	Importer
Royal Trucking Service, Inc. (RTS)	May 19, 2015	Washington, USA	VIE	Logistics solutions
Royal Service, Inc. (RS)	December 29, 2014	Oregon, USA	VIE	Logistics solutions
MF Food Services, Inc. (MFS)	December 21, 2017	California, USA	VIE	Logistics solutions

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. GAAP. The consolidated financial statements include the financial statements of B&R Global, its subsidiaries and the VIEs. VIEs have been accounted for at historical cost and prepared on the basis as if the common control had been established as of the beginning of the first period presented in the accompanying consolidated financial statements. All inter-company balances and transactions have been eliminated upon consolidation

U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. The Company evaluates each of its interests in an entity to determine whether or not the investee is a VIE and, if so, whether the Company is the primary beneficiary of such VIE. In determining whether the Company is the primary beneficiary, the Company considers if the Company (1) has power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receives the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, the Company consolidates the VIE.

As of December 31, 2018 and 2017, there are 16 entities (see the list in above table) were considered as the Company’s VIE. The 16 entities were established solely to provide exclusive services to the Company. They lack sufficient equity to finance their activities without additional subordinated financial support from the Company, and the Company has the power to direct VIEs’ activities. In addition, the Company receives the economic benefits from the 16 entities and concluded that the Company is a primary beneficiary.

The carrying amounts of the assets, liabilities, the results of operations and cash flows of all of these VIEs included in the Company’s consolidated balance sheets, statements of income and statements of cash flows are as follows:

	December 31,	December 31,
	2018	2017
Current assets	$5,967,517	$2,973,197
Non-current assets	1,214,904	1,718,122
Total assets	$7,182,421	$4,691,319
Current liabilities	$7,788,720	$4,458,036
Non-current liabilities	236,331	520,571
Total liabilities	$8,025,051	$4,978,607

	For the years December 31
	2018	2017
Net revenue	$49,916,094	$44,442,701
Net income	(556,342)	(248,165)

	For the years ended December 31,
	2018	2017
Net cash provided by operating activities	$1,044,969	$167,815
Net cash used in investing activities	-	(704,865)
Net cash provided by (used in) financing activities	(445,580)	477,990
Net increase (decrease) in cash and cash equivalents	$599,389	$(59,060)

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Non-controlling interests

U.S. GAAP requires that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income (loss) of those subsidiaries are reported separately in the consolidated statements of income.

Uses of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during each reporting period. Significant accounting estimates reflected in the Company’s consolidated financial statements include the allowances for doubtful accounts, inventory reserve, estimated useful lives and fair value in connection with the impairment of property and equipment. Actual results could differ from those estimates.

Cash and cash equivalent

The Company considers all highly liquid investments purchased with a maturity of three or fewer months to be cash equivalents. As of December 31, 2018 and 2017, the Company had no cash equivalents.

Accounts receivable

Accounts receivable represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Accounts receivable are presented net of the allowance for doubtful accounts in the accompanying consolidated balance sheets. The Company evaluates the collectability of its accounts receivable and determines the appropriate allowance for doubtful accounts based on a combination of factors. When the Company is aware of a customer’s inability to meet its financial obligation, a specific allowance for doubtful accounts is recorded, reducing the receivable to the net amount the Company reasonably expects to collect. In addition, allowances are recorded for all other receivables based on historic collection trends, write-offs and the aging of receivables. The Company uses specific criteria to determine uncollectible receivables to be written off, including bankruptcy, accounts referred to outside parties for collection, and accounts past due over specified periods. As of December 31, 2018 and 2017, the allowance for doubtful accounts was $853,871 and $573,559, respectively.

Inventories

The Company’s inventories, consisting mainly of food and other food service-related products, are primarily considered finished goods. Inventory costs include the purchase price of the product and freight charges to deliver it to the Company’s warehouses. The Company assesses the need for valuation allowances for slow-moving, excess and obsolete inventories by estimating the net recoverable value of such goods based upon inventory category, inventory age, specifically identified items, and overall economic conditions. Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method. As of December 31, 2018 and 2017, the valuation allowance was $218,681 and $227,307, respectively.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives (in years)
Automobiles	7
Computer equipment and software	3-5
Furniture and fixtures	5-15
Leasehold improvements	7-15
Machinery and equipment	3-7

Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of income in other income or expenses.

Intangible assets

Intangible assets are comprised customer lists, which is subject to amortization over five years of estimated life. The Company evaluate the assets annually for impairment. No impairment is recorded as of December 31, 2018 and 2017.

Long term investments

Investments in entities in which the Company can exercise significant influence but does not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC 323 (“ASC 323”), “Investments-Equity Method and Joint Ventures”. Under the equity method, the Company initially records its investment at cost and the difference between the cost and the fair value of the underlying equity in the net assets of the equity investee is recognized as equity method goodwill, which is included in the equity method investment on the consolidated balance sheets. The equity method goodwill is not subsequently amortized and is not tested for impairment under ASC 350. The Company evaluates the equity method investments for impairment under ASC 323. An impairment loss on the equity method investments is recognized in earnings when the decline in value is determined to be other-than-temporary. The Company subsequently adjusts the carrying amount of the investment to recognize the Company’s proportionate share of each equity investee’s net income or loss into earnings after the date of investment.

Impairment of long-lived assets

The Company assesses its long-lived assets such as property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment or intangible assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds their fair value. The Company did not record any impairment loss on its long-lived assets as of December 31, 2018 and 2017.

Revenue recognition

The Company recognizes revenue from the sale of products when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. Sales taxes invoiced to customers and remitted to government authorities are excluded from net sales.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On January 1, 2018 the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective method for contracts that were not completed as of January 1, 2018. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on our consolidated balance sheets, statement of income, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of our contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s revenue streams are recognized at a point in time.

The contract assets and contract liabilities are recorded on the consolidated balance sheets as accounts receivable and customer deposits as of December 31, 2018 and 2017. For the years ended December 31, 2018 and 2017, revenue recognized from performance obligations related to prior periods was insignificant.

Revenue expected to be recognized in any future periods related to remaining performance obligations is also insignificant.

The following table summarizes disaggregated revenue from operating entities by geographic locations:

	For the Years Ended
	December 31, 2018	December 31, 2017
Arizona	$41,514,302	$38,850,012
California	340,585,326	322,343,429
Colorado	39,034,523	39,187,589
Utah	50,857,314	48,525,488
Washington	54,983,041	54,455,932
Total	$526,974,506	$503,362,450

Shipping and handling costs

Shipping and handling costs, which include costs related to the selection of products and their delivery to customers, are presented in distribution, selling and administrative expenses. Shipping and handling costs were $3,463,024 and $2,124,115 for the years ended December 31, 2018 and 2017, respectively.

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company recognizes deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not believe that there was any uncertain tax positions at December 31, 2018 and 2017.

Fair value of financial instruments

The Company follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, advances to suppliers, other current assets, accounts payable, other payables, customer deposits, accrued expenses and other liabilities approximate their fair value based on the short-term maturity of these instruments.

Concentrations and credit risk

Credit risk

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

Concentration risk

There were no receivables from any customer representing more than 10% of our consolidated gross accounts receivable at December 31, 2018 and 2017.

For the years ended December 31, 2018 and 2017, no supplier accounted for more than 10% of total purchases. As of December 31, 2018, one third party supplier accounted for 72.1% of total advance payments outstanding.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, "Leases” to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet with a corresponding liability and disclosing key information about leasing arrangements. For public business entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2018, including interim reporting periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2019, and interim reporting periods within fiscal years beginning after December 15, 2020.  The Company has adopted the Updated Lease Guidance effective January 1, 2019, using a modified retrospective approach whereby a cumulative effect adjustment will be recognized upon adoption and the Updated Lease Guidance will be applied prospectively. As of the date of implementation on January 1, 2019, the impact of the adoption of the Updated Lease Guidance resulted in the recognition of a right of use asset and lease payable obligation on the Company’s consolidated balance sheet of approximately $20 million to $21 million, Subsequent to adoption, the Company does not anticipate the impact on its results of operations and cash flows to be material.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including those interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard, but based on a preliminary assessment, does not expect the adoption of this guidance to have a material impact on its consolidated financial statements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company is currently evaluating the impact ASU 2018-13 will have on its consolidated financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of December 31, 2018	As of December 31, 2017
Accounts receivable	$33,872,835	$35,888,340
Less: allowance for doubtful accounts	(853,871)	(573,559)
Accounts receivable, net	$33,018,964	$35,314,781

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - ACCOUNTS RECEIVABLE, NET (continued)

Movement of allowance for doubtful accounts is as follows:

	For the Years Ended
	December 31, 2018	December 31, 2017
Beginning balance	$573,559	$924,472
Provision for doubtful accounts	419,938	(203,227)
Less: write off/recovery	(139,626)	(147,684)
Ending balance	$853,871	$573,559

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of December 31, 2018	As of December 31, 2017
Automobiles	$12,271,616	$10,655,036
Computer equipment and software	530,170	525,401
Furniture and fixtures	2,770,039	2,480,251
Leasehold improvements	4,135,927	2,848,115
Machinery and equipment	120,669	87,549
Total Cost	19,828,421	16,596,352
Less: accumulated depreciation	(8,711,143)	(6,923,404)
Property and equipment, net	$11,117,278	$9,672,948

Depreciation expense was $2,302,901 and $1,852,279 for the years ended December 31, 2018 and 2017, respectively.

NOTE 5 – LONG TERM INVESTMENTS

Long term investments consisted of the following:

	Ownership As of December 31, 2018 and 2017	As of December 31, 2018	As of December 31, 2017
Pt. Tamron Akuatik Produk Industri	12%	$1,800,000	$1,325,000
Asahi Food, Inc.	49%	454,958	413,638
Long term investments		$2,254,958	$1,738,638

Investment in Pt. Tamron Akuatik Produk Industri is accounted for under the cost method and investment in Asahi Food, Inc. is accounted for under the equity method due to the fact that the Company has significant influence but does not exercise full control over this investee. The Company believes there was no impairment as of December 31, 2018 and 2017 for these investments.

NOTE 6 – INTANGIBLE ASSETS, NET

Intangible assets, net of amortization, mainly consisted of customer lists of $145,825 and $174,991 as of December 31, 2018 and 2017, respectively. The Company also had a non-compete agreement which was fully amortized as of December 31, 2017.

Amortization expense was $29,166 and $94,814 for the years ended December 31, 2018 and 2017, respectively.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - LINES OF CREDIT

The Company obtained a revolving line of credit with J.P. Morgan Chase (the Bank) on November 16, 2017. It matures on November 16, 2020, with an option to renew at the bank's discretion. Under the terms of the agreement, the Company can borrow up to $55 million with interest rate calculated based on 30 days LIBOR rate plus 1.5%. Interest rates were 3.85% and 2.86% at December 31, 2018 and 2017, respectively. The line of credit is collateralized by all assets of the Company and is also guaranteed by B&R Group Realty Holding LLC, a related party. Under the credit agreement, the Company must maintain certain covenants which, among other things, require the Company to maintain specified levels of debt to tangible net worth and debt service coverage. As of December 31, 2018 and 2017, the Company was in compliance with such covenants. The Company was not in compliance with certain covenants during certain periods in 2017 but obtained waivers from the Bank (Note 14). The unpaid principal balance as of December 31, 2018 and 2017 was $44,600,480 and $32,593,550, respectively.

NOTE 8 - LONG-TERM DEBT

The Company also has various long-term financing loans with J.P. Morgan Chase and other financial institutions for equipment purchases. The loans are payable in monthly installment payments including principal and interest.

Long-term debt at December 31, 2018 and 2017 is as follows:

Bank name	Maturity	Interest rate at December 31, 2018	As of December 31, 2018	As of December 31, 2017
J.P. Morgan Chase – (a)	February 2023 – December 2023	4.35%	$3,523,446	$—
Other finance institutions – (b)	February 2019 – August 2022	3.9% - 5.8%	807,301	1,330,543
Total debt			4,330,747	1,330,543
Less: current portion			(1,204,997)	(523,258)
Long-term debt			$3,125,750	$807,285

(a)	Secured by specific vehicles and equipment as defined in loan agreements

(b)	Secured by vehicles.

The future maturities of long-term debt at December 31, 2018 are as follows:

Twelve months ending December 31

2019	$1,204,997
2020	1,037,820
2021	887,445
2022	824,795
2023	375,690
Total	$4,330,747

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - LEASES

Operating lease commitments

The Company’s operating leases mainly include warehouse, office space, automobile and equipment. These leases had an average remaining lease term of approximately 5 years as of December 31, 2018. Rental expense charged to expenses under operating leases for the years ended December 31, 2018 and 2017 amounted to $7,937,835 and $7,449,524, respectively.

Future minimum lease obligations for operating leases with initial terms in excess of one year at December 31, 2018 are as follows:

Twelve months ended December 31,	Third Party	Related Parties	Total
2019	$588,051	$4,506,000	$5,094,051
2020	528,563	4,506,000	5,034,563
2021	371,397	4,100,000	4,471,397
2022	284,923	3,588,000	3,872,923
2023	154,102	3,249,000	3,403,102
Thereafter	5,317	2,184,500	2,189,817
Total	$1,932,353	$22,133,500	$24,065,853

NOTE 10 - TAXES

A.	Corporate Income Taxes (“CIT”)

Prior to January 1, 2019, 18 subsidiaries of the Company have elected under the Internal Revenue Code to be a partnership or S Corporation. A partnership or S Corporation is considered a flow-through entity and is generally not subject to federal or state income tax on corporate level. In lieu of corporate income taxes, the members of these entities are taxed on their proportionate share of the entities’ taxable income.

Effective January 1, 2019, B&R Global has been converted to C corporations and will be taxed as a corporation going forward. Consequently, income from subsidiaries to B&R will also be taxed as a corporation. Accordingly, the Company shall account for income taxes of all these entities under ASC 740. The Company has recognized the impact on deferred income tax assets and liabilities from the future conversion of the above-mentioned partnership entities to C corporations in the consolidated financial statements as of December 31, 2018.

(i)	The Income tax provision of the Company for the last two fiscal years consists of the following:

	For the Years Ended
	December 31, 2018	December 31, 2017
Current:
Federal	$-	$-
State	151,806	85,527
Current income tax provision	151,806	85,527
Total income tax provision	$151,806	$85,527

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(ii)   Temporary differences and carryforwards of the Company that created significant deferred tax assets and liabilities are as follows:

	As of December 31, 2018	As of December 31, 2017
Deferred tax assets:
Allowance for doubtful accounts	$237,241	$-
Inventories	62,237	-
Section 263(a) adjustment	491,434	-
Total deferred tax assets	790,912	-
Deferred tax liabilities:
Property and equipment	(1,324,685)	-
Total deferred tax liabilities	(1,324,685)	-
Net deferred tax liabilities	$(533,773)	$-

The above-disclosed deferred income tax assets and liabilities as of December 31, 2018 included deferred tax assets in the amount of $790,912 and deferred tax liabilities in the amount of $1,324,685 derived from the effect of future conversion of the above-mentioned S corporations and partnership entities to C corporations.

(iii) Reconciliations of the statutory income tax rate to the effective income tax rate are as follows:

	For the Years Ended
	December 31, 2018	December 31, 2017
Federal statutory tax rate	21.0%	34.0%
State statutory tax rate	7.2%	7.3%
U.S. permanent difference	1.6%	2.4%
Effect of flow-through entities	(29.1)%	(43.2)%
Effective tax rate	0.7%	0.5%

B.	Pro forma Income Taxes information

As mentioned before, prior to January 1, 2019, B&R Global and its subsidiaries have elected under the Internal Revenue Code to be a partnership except Min and BRGL. Starting January 1, 2019, all of the above-mentioned entities have been converted to C corporations and will be subject to regular corporate income tax rate going forward.

The following pro forma financial information presents the income tax expenses and Earnings Per Share (“EPS”) for the years ended December 31, 2018 and 2017 as well as the deferred tax assets and liabilities as of December 31, 2018 and 2017, respectively, as if all of these S corporation and partnership entities had been converted to C corporations as of the beginning of each period presented:

(i)  The Pro forma Income tax provision of the Company for the last two fiscal years consists of the following:

	For the Years Ended
	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Current:
Federal	$3,814,825	$5,537,012
State	1,448,419	1,266,687
Current income tax provision	5,263,244	6,803,698
Deferred:
Federal	67,102	229,892
State	23,268	28,042
Deferred income provision	90,370	257,934
Total income tax provision	$5,353,614	$7,061,632

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(ii)  The Pro forma deferred tax assets and liabilities are as follows:

	As of December 31, 2018	As of December 31, 2017
	(Unaudited)	(Unaudited)
Deferred tax assets	790,912	915,647
Deferred tax liabilities	(1,324,685)	(1,359,050)
Net deferred tax liabilities	$(533,773)	$(443,043)

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company conducts transactions with various related parties. These related party transactions as of and for the years ended December 31, 2018 and 2017 are identified as follows:

Related party balances:

a.	Accounts receivable - related parties, net

Below is a summary of accounts receivable with related parties as of December 31, 2018 and 2017, respectively:

Name of Related Party	As of December 31, 2018	As of December 31, 2017
(a) HGL Restaurant Group, LLC	$1,804,773	$1,568,731
(b) Three Rivers Enterprises, LLC.	170,932	424,677
(c) ABC Trading, LLC	326,837	640,268
(d) E City Fresh, LLC	174,630	2,022
(e) Idaho Capital Asian Market, LLC	104,092	-
(f) Best Foods Services, LLC	469,836	64,598
(g) Lenfa Food, LLC	-	277,093
(h) B&R Group Realty Holding, LLC	-	235,522
(i) Others	508,171	861,957
Total	$3,559,271	$4,074,868

(a) (b)	The entities are owned by family member of one of the Company’s board directors.
(c) (d) (e) (f)	The entities are owned by one of the Company’s board directors.
(g) (h)	B&R Global’s shareholders owns 100% equity interest of these business entities.

All accounts receivable from these related parties are current and considered fully collectible. No allowance is deemed necessary.

b.	Other current assets, net

The Company periodically provides advances to related parties. These advances are made in the normal course of business and are considered fully realizable.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Below is a summary of other receivable from related party suppliers as of December 31, 2018 and 2017, respectively:

Name of Related Party	As of December 31, 2018	As of December 31, 2017
(a) Lucky Realty, LLC	$-	$64,023
(b) Fortune Liberty, LLC	40,003	25,504
(c) Genstar Realty, LLC	367,872	1,223,647
(d) Hayward Realty LLC	51,328	500
(e) B&R Realty, LLC	-	241,879
(f) Receivables from shareholders and directors	65,789	40,575
(g) Others	-	4,271
Total	$524,992	$1,600,399

(a) (b) (c) (d) (e) B&R Global’s shareholders own 100% equity interest of these entities.

c.	Long-term debt – related parties

The Company signed a $4 million on-demand promissory note with B&R Group Realty Holding, LLC, a related party owned by the Company’s members, on October 1, 2016 with 3% interest per annum.

As of December 31, 2018 and 2017, the outstanding loans to related parties consist of the following:

Name of Related Party	As of December 31, 2018	As of December 31, 2017
B&R Group Realty Holding, LLC	$2,380,279	$4,000,000
Total	$2,380,279	$4,000,000

d.	Accounts payable - related parties

As of December 31, 2018 and 2017, the Company had a total accounts payable balance of $1,447,986 and $1,064,701 due to various related parties, respectively. All these accounts payable to related parties occurred in the ordinary course of business and are payable upon demand without interest.

e.	Security deposit - related parties

The Company made deposits to its related parties for warehouse rental purpose. These deposits will be returned upon termination of the respective leases. Total deposits to related parties amounted to $591,380 and $493,380 as of December 31, 2018 and 2017, respectively.

f.	Other payable- related party

The Company had other payable of $440,000 and $15,172,279 as of December 31, 2018 and 2017, respectively. $15,087,279 out of the balance as of December 31, 2017 was arising from an advance from B&R Group Realty Holding, LLC in order to pay off a bank loan. The advance was paid off in February 2018.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Related party transactions:

The Company also makes regular sales to or purchases from various related parties during the normal course of business.

Below is a summary of sales to related parties for the year ended December 31, 2018 and 2017, respectively:

Name of Related Party	For the year ended December 31, 2018	For the year ended December 31, 2017
(a) HGL Restaurant Group, LLC	$20,278,126	$16,774,207
(b) ABC Trading, LLC.	3,601,083	4,048,632
(c) Leyen Food, LLC	2,453,713	2,162,430
(d) Best Food Service, LLC.	2,444,925	660,953
(e) Three Rivers Enterprises, LLC	1,795,200	2,587,400
(f) Others	4,353,562	2,212,595
Total	$34,926,609	$28,446,217

(a) (c) (e)	These entities are owned by family member of one of the Company’s board directors;
(b) (d)	These entities are owned by one of the Company’s board directors;

Below is a summary of purchase from related parties for the year ended December 31, 2018 and 2017, respectively:

Name of Related Party	For the year ended December 31, 2018	For the year ended December 31, 2017
(a) WinFat, LLC	$8,959,866	$9,619,251
(b) Best Food Service LLC.	7,470,142	7,716,888
(c) Leyen Food, LLC	2,958,351	3,256,924
(d) Others	1,693,514	110,568
Total	$21,081,873	$20,703,631

The Company leases warehouse from related parties owned by the majority shareholder of the Company. Rent incurred to the related parties was $4,506,000 and $4,212,000 for the years ended on December 31, 2018 and 2017, respectively.

For the year ended December 31, 2018 and 2017, the Company paid $268,000 and $130,000, respectively, to its related party vendor for computer software service provided, which is partially owned by its major member.

NOTE 12 - SEGMENT REPORTING

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products. Based on management’s assessment, the Company has determined that it has two operating segments: sales to independent restaurants and wholesale.

B&R GLOBAL HOLDINGS LLC AND SUBSIDIARIES

 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

All the Company’s revenue was generated from its business operation in the U.S.

	For the Year Ended December 31, 2018
	Sales to independent restaurants	Wholesale	Total
Revenue	$506,902,413	$20,072,093	$526,974,506
Cost of revenue	$422,789,464	$19,128,226	$441,917,690
Gross profit	$84,112,949	$943,867	$85,056,816
Depreciation and amortization	$2,241,376	$90,691	$2,332,067
Total capital expenditures	$2,358,464	$93,294	$2,451,758
Total assets	$117,761,047	$4,677,877	$122,438,924

	For the Year Ended December 31, 2017
	Sales to independent restaurants	Wholesale	Total
Revenue	$482,633,678	$20,728,772	$503,362,450
Cost of revenue	$408,028,615	$19,688,731	$427,717,346
Gross profit	$74,605,062	$1,040,042	$75,645,104
Depreciation and amortization	$1,804,471	$142,622	$1,947,093
Total capital expenditures	$3,843,325	$165,068	$4,008,393
Total assets	$107,616,108	$4,662,277	$112,278,385

NOTE 13 – CONTINGENT LIABILITY

A labor and employment lawsuit was filed by a former employee against Fuso Trucking Corp (“FUSO”), one of the VIEs of the Company, alleging FUSO failed to provide him with proper meal and rest breaks, as well as other related violations.  FUSO denies all the allegations. A status conference is scheduled for October 25, 2019, upon which time the Court will likely set a briefing schedule and hearing date for the motion. The liability portion of this case will be addressed after the hearing, and trial will not be set until well after then.  Management believes there is no merit to the case and will vigorously defend the case.   Therefore, Company did not accrue any loss contingency for this matter on its financial statements as of March 31, 2019 and December 31, 2018.

NOTE 14 – SUBSEQUENT EVENTS

Effective from January 1, 2019, the Company converted from a limited liabilities company into a corporation.  The corporation authorized 10,000,000 common shares at $0.0001 par value, and issued 6,622,093 common shares on January 1, 2019. Consequently, it will be taxed at as a corporation going forward. Income from subsidiaries to the Company will also be taxed as a corporation.

On February 22, 2019, the Company amended the line of credit agreement with J.P. Morgan Chase. The amendment increased the maximum borrowing limit from $55 million to $75 million. The line of credit is secured by inventories and accounts receivable owned by B&R Global. The maximum borrowings are determined by certain percentages of eligible accounts receivable and inventories. The principal and all accrued unpaid interest are due in November 16, 2020. Interest is based on the LIBOR rate plus 1.5%.

On February 22, 2019, the Company obtained waiver from J.P. Morgan Chase for certain covenant noncompliance as a result of the conversion to C Corporations as described in Note 10.

On July 22, 2019, the Company obtained waiver from J.P. Morgan Chase for violation related to timeliness of financial statement delivery for the years ended December 31, 2018 and 2017 as well as notification failure for additional investment acquired on January 1, 2019.

B&R GLOBAL HOLDINGS INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
	June 30	December 31
	2019	2018

ASSETS
CURRENT ASSETS:
Cash	$12,071,652	$8,302,104
Accounts receivable, net	31,973,686	33,018,964
Accounts receivable - related parties, net	3,492,532	3,559,271
Inventories, net	51,271,251	60,235,918
Advances to suppliers, net	268,977	1,180,526
Other current assets	1,991,866	1,193,104
Other current assets-related parties	495,158	524,992
TOTAL CURRENT ASSETS	101,565,122	108,014,879

Property and equipment, net	10,879,648	11,117,278
Long term investments	2,275,616	2,254,958
Security deposits	288,182	314,604
Security deposits-related parties	591,380	591,380
Right of use assets-lease	19,103,201	-
Intangible assets, net	128,076	145,825
	$134,831,225	$122,438,924

CURRENT LIABILITIES:
Bank overdraft	$21,006,246	$18,305,548
Accounts payable	22,426,848	23,249,703
Accounts payable - related parties	1,511,955	1,447,986
Advance from customers	31,748	88,239
Current portion of long-term debt, net	1,139,674	1,204,997
Lease liabilities-current	4,199,610	-
Other payables	220,445	331,259
Other payables - related party	812,448	440,000
Income taxes payable	1,359,945	-
Accrued expenses and other liabilities	805,421	1,317,759
TOTAL CURRENT LIABILITIES	53,514,340	46,385,491

Long-term debt, net of current portion	2,577,511	3,125,750
Line of credit	31,242,546	44,444,307
Long-term debt, net of current portion - related parties	-	2,380,279
Deferred tax liabilities	323,003	533,773
Long term lease liabilities	14,903,591	-
TOTAL LIABILITIES	102,560,991	96,869,600

Commitments and contingencies

SHAREHOLDERS' EQUITY:
Common Stock, $0.0001 par value, 10,000,000 shares authorized, 6,665,516 and 6,622,093 common stock issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	667	662
Additional paid-in capital	18,364,010	18,764,015
Retained earnings	12,885,097	6,086,621
Total Shareholders’ equity	31,249,774	24,851,298
Noncontrolling interest	1,020,460	718,026
TOTAL EQUITY	32,270,234	25,569,324
TOTAL LIABILITIES AND EQUITY	$134,831,225	$122,438,924

The accompanying notes are an integral part of these condensed consolidated financial statements.

1

B&R GLOBAL HOLDINGS INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018

Net revenue - third parties	$124,137,263	$124,796,508	$248,401,056	$252,243,703
Net revenue - related parties	9,177,983	8,869,502	19,068,534	17,801,774
TOTAL NET REVENUE	133,315,246	133,666,010	267,469,590	270,045,477

Cost of revenue - third parties	104,067,066	104,525,456	207,647,189	212,033,900
Cost of revenue - related parties	8,098,839	7,815,712	16,898,061	15,807,270
TOTAL COST OF REVENUE	112,165,905	112,341,168	224,545,250	227,841,170

GROSS PROFIT	21,149,341	21,324,842	42,924,340	42,204,307

DISTRIBUTION, SELLING AND ADMINISTRATIVE EXPENSES	16,499,937	15,180,352	32,406,418	30,116,633

INCOME FROM OPERATIONS	4,649,404	6,144,490	10,517,922	12,087,674

Other Income (Expenses)
Interest (expense) income	(370,458)	110,354	(831,777)	(470,409)
Other income (expense)	(12,860)	45,613	103,053	12,149
Total Other Income (Expenses), net	(383,318)	155,967	(728,724)	(458,260)

INCOME BEFORE INCOME TAX PROVISION	4,266,086	6,300,457	9,789,198	11,629,414

PROVISION FOR INCOME TAXES	943,806	49,268	2,613,539	97,133

NET INCOME	3,322,280	6,251,189	7,175,659	11,532,281

Less: net income attributable to noncontrolling interest	251,925	68,336	377,183	88,175

NET INCOME ATTRIBUTABLE TO B&R GLOBAL HOLDINGS	3,070,355	6,182,853	6,798,476	$11,444,106

NET INCOME	3,322,280	6,251,189	7,175,659	11,532,281
Less: Pro forma adjustment to reflect income tax expenses if taxed under C Corporation	-	1,572,170	-	2,895,725
Less: Net income attributable to noncontrolling interest	251,925	61,120	377,183	78,864
Pro forma net income attributable to B&R Global Holdings	3,070,355	4,617,899	6,798,476	8,557,692

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

B&R GLOBAL HOLDINGS INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EUQITY
For the six months ended June 30, 2019 and 2018
(Unaudited)

	Common Stock		Additional Paid-in	Retained	Controlling Shareholders'	Noncontrolling	Total Shareholders'
	Shares	Amount	Capital	Earnings	Equity	Interest	Equity

Balance at December 31, 2017	6,622,093	$662	$18,763,015	$4,108,608	$22,872,285	$753,963	$23,626,248
Capital contributions by shareholders	-	-	1,000	-	1,000	-	1,000
Net income	-	-	-	5,261,253	5,261,253	19,839	5,281,092
Distribution to shareholders `	-	-	-	(2,979,947)	(2,979,947)	(16,250)	(2,996,197)
Balance at March 31, 2018	6,622,093	$662	$18,764,015	$6,389,914	$25,154,591	$757,552	$25,912,143
Capital contributions by shareholders	-	-	-	-	-	-	-
Net income	-	-	-	6,182,853	6,182,853	68,336	6,251,189
Distribution to shareholders `	-	-	-	(2,979,947)	(2,979,947)	(28,401)	(3,008,348)
Balance at June 30, 2018	6,622,093	$662	$18,764,015	$9,592,820	$28,357,497	$797,487	$29,154,984

Balance at December 31, 2018	6,622,093	$662	$18,764,015	$6,086,621	$24,851,298	$718,026	$25,569,324
Capital contributions by shareholders	-	-	-	-	-	-	-
Net income	-	-	-	3,728,121	3,728,121	125,258	3,853,379
Distribution to shareholders	-	-	-	-	-	(35,749)	(35,749)
Balance March 31, 2019	6,622,093	662	18,764,015	9,814,742	28,579,419	807,535	29,386,954
Capital contributions by shareholders	43,423	5	(5)	-	-	-	-
Net income	-	-	-	3,070,355	3,070,355	251,925	3,322,280
Distribution to shareholders	-	-	(400,000)	-	(400,000)	(39,000)	(439,000)
Balance at June 30, 2019	6,665,516	$667	$18,364,010	$12,885,097	$31,249,774	$1,020,460	$32,270,234

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

B&R GLOBAL HOLDINGS INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2019	2018

Cash flows from operating activities:
Net Income	$7,175,659	$11,532,281
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,209,394	1,079,807
Loss (gain) from disposal of equipment	(37,132)	85,534
Allowance for doubtful accounts	(26,501)	43,419
Inventory valuation allowance	15,711	-
Deferred tax expense	(210,770)	-
Investment income	(20,658)	-
Changes in operating assets and liabilities:
Accounts receivable, net	1,071,779	2,215,148
Accounts receivable - related parties, net	66,739	330,641
Inventories	8,948,956	6,246,483
Advances to suppliers	911,549	(77,183)
Advances to suppliers - related parties	-	(444,203)
Other current assets	(798,762)	(2,633,295)
Other current assets - related parties	29,834	1,597,132
Security deposit	26,422	(12,458)
Security deposit - related parties	-	(152,000)
Accounts payable	(825,783)	963,143
Accounts payable - related parties	63,973	(7,035)
Advance from customers	(56,491)	(41,525)
Income taxes payable	1,359,945	-
Accrued expenses and other liabilities	(623,153)	(1,474,841)
Net cash provided by operating activities	18,280,711	19,251,048

Cash flows from investing activities:
Purchase of property and equipment	(1,045,936)	(2,122,766)
Proceeds from disposal of equipment	131,977	338,676
Payment made for purchase of equity interest in other entities	-	(475,001)
Net cash used in investing activities	(913,959)	(2,259,091)

Cash flows from financing activities:
Proceeds from bank overdraft	2,700,698	3,533,780
Proceeds from line of credit	329,439,535	292,612,368
Repayment of line of credit	(342,641,296)	(295,295,625)
Proceeds from long-term debt	-	881,795
Repayment of long-term debt	(613,562)	(382,940)
Repayment of long-term debt - related parties	(2,380,279)	(14,288,411)
Repayment of other payables - related parties	372,448	-
Proceed from capital contribution	-	1,000
Cash distributions paid to shareholders/members	(474,748)	(6,004,545)
Net cash used in financing activities	(13,597,204)	(18,942,578)

Net increase (decrease) in cash	3,769,548	(1,950,621)
Cash at beginning of the period	8,302,104	8,192,602
Cash at end of the period	$12,071,652	$6,241,981

Supplemental cash flow information
Cash paid for interest	$875,831	$714,221
Cash paid for income taxes	$1,534,983	$151,806

Non-cash investing and financing activities
Assets acquired through financing	2,925	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION

B&R Global Holdings, Inc., originally named B&R Global Holdings, LLC before January 1, 2019, was formed in the State of Delaware on January 3, 2014. B&R Global Holdings, LLC entered into membership exchange agreements (the “Agreements”) on October 31, 2014 and January 1, 2016, whereby the controlling members of the following 7 entities contributed their respective membership units to B&R Global Holdings, LLC in exchange for all of B&R Global Holdings, LLC’s membership units. Upon completion of the membership exchanges, these entities became wholly-owned subsidiaries of B&R Global Holdings, LLC. Starting from January 1, 2019, B&R Global Holdings LLC converted into a corporation and renamed into B&R Global Holdings, Inc. The historical financial statements have been retrospectively adjusted to present the equity under the Corporation structure. Hereinafter, B&R Global Holdings, Inc. (“B&R Global”, or “the Company”)) and its subsidiaries are collectively referred to as “B&R Group”, or the “Group”.

●	Rongcheng Trading, LLC (“RC”)

●	Capital Trading, LLC (“UT”)

●	Win Woo Trading, LLC (“WW”)

●	Mountain Food, LLC (“MF”)

●	R & C Trading, L.L.C. (“RNC”)

●	Great Wall Seafood LA, LLC (“GW”)

●	B&L Trading, LLC (“BNL”)

In accordance with ASC 805-50-30-5, when accounting for a transfer of assets or exchange of shares between entities under common control, the entity that receives the net assets or the equity interests should initially recognize the assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of the transfer. If the carrying amounts of the assets and liabilities transferred differ from the historical cost of the parent of the entities under common control, then the financial statements of the receiving entity should reflect the transferred assets and liabilities at the historical cost of the parent of the entities under common control. Accordingly, the Company has initially measured the assets and liabilities transferred from the above entities at their carrying amount at the date of membership exchange.

RC owns 67.5% interest in Ocean West Food Services, LLC (“OW”), and 65% interest in Monterey Food Services, LLC (“MS”). These entities are included in B&R Global’s consolidated financial statements.

B&R Global also owns 100% interest in B&R Group Logistic Holdings, LLC (“BRGL”) and 60.25% interest in Min Food, Inc. (“MIN”), both of which were acquired by B&R Global on August 1, 2016, as well as 100% interest in Irwindale Poultry, LLC (“IP”), which was formed on December 27, 2017.

On May 30, 2019, B&R Global executed a stock exchange agreement with American Fortune Foods, Inc. (AF) in which AF became a wholly owned subsidiary of B&R Global.

In addition, for financial reporting purposes, the Company consolidated 15 companies, which are considered as variable interest entity (“VIE”) under accounting principles generally accepted in the United States of America (“U.S. GAAP”), due to its pecuniary and contractual interest in these entities as a result of the funding arrangements outlined in these entities.

The Company and its subsidiaries market and distribute fresh produces, frozen and dry food, and non-food products to primarily Asian restaurants and other foodservice customers throughout the Western region of the United States of America (“USA”).

5

NOTE 1 - ORGANIZATION AND BUSINESS DESCRIPTION (continued)

The following table summarizes the entities under B&R Group after the above-mentioned reorganization and acquisitions:

Name	Date of formation / incorporation	Place of formation / incorporation	Percentage of legal ownership by B&R Global	Principal activities
Parent:
B&R Global	January 3, 2014	Delaware, USA	—	Holding Company
Subsidiaries:
RC	January 31, 2006	California, USA	100%	Food distribution
UT	March 10, 2003	Utah, USA	100%	Food distribution
WW	January 23, 2004	California, USA	100%	Food distribution
MF	May 2, 2006	Colorado, USA	100%	Food distribution
RNC	November 26, 2007	Arizona, USA	100%	Food distribution
GW	March 7, 2014	California, USA	100%	Food distribution
BNL	July 18, 2013	Washington, USA	100%	Food distribution
MIN	May 29, 2014	California, USA	60.25%	Food distribution
BRGL	July 17, 2014	Delaware, USA	100%	Food distribution
OW	December 22, 2011	California, USA	67.5%	Food distribution
MS	September 14, 2017	California, USA	65%	Food distribution
IP	December 27, 2017	California, USA	100%	Poultry processing
Best Choice Trucking, LLC (BCT)	January 1, 2011	California, USA	VIE	Logistics solutions
KYL Group, Inc. (KYL)	April 18, 2014	Nevada, USA	VIE	Logistics solutions
American Fortune Foods, Inc. (AF)	February 19, 2014	California, USA	100% after 5/30/2019, VIE before 5/30/2019	Logistics solutions and importer
Happy FM Group, Inc. (HFM)	April 9, 2014	California, USA	VIE	Logistics solutions
GM Food Supplies, Inc. (GM)	March 22, 2016	California, USA	VIE	Logistics solutions
Lin’s Distribution, Inc. (LIN)	February 2, 2010	Utah, USA	VIE	Logistics solutions
Lin’s Farms, LLC (LNF)	July 2, 2014	Utah, USA	VIE	Poultry processing
New Berry Trading, LLC (NBT)	September 5, 2012	California, USA	VIE	Logistics solutions
Hayward Trucking, LLC (HRT)	September 5, 2012	California, USA	VIE	Logistics solutions
Fuso Trucking, Corp. (FUSO)	January 20, 2015	California, USA	VIE	Logistics solutions
Yi Z Service, LLC (YZ)	October 2, 2017	California, USA	VIE	Logistics solutions
Golden Well, Inc. (GWT)	November 8, 2011	California, USA	VIE	Logistics solutions
Kami Trading, Inc. (KAMI)	November 20, 2013	California, USA	VIE	Importer
Royal Trucking Service, Inc. (RTS)	May 19, 2015	Washington, USA	VIE	Logistics solutions
Royal Service, Inc. (RS)	December 29, 2014	Oregon, USA	VIE	Logistics solutions
MF Food Services, Inc. (MFS)	December 21, 2017	California, USA	VIE	Logistics solutions

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. GAAP. The condensed consolidated financial statements include the financial statements of B&R Global, its subsidiaries and the VIEs. VIEs have been accounted for at historical cost and prepared on the basis as if the common control had been established as of the beginning of the first period presented in the accompanying consolidated financial statements. All inter-company balances and transactions have been eliminated upon consolidation.

U.S. GAAP provides guidance on the identification of VIE and financial reporting for entities over which control is achieved through means other than voting interests. The Company evaluates each of its interests in an entity to determine whether or not the investee is a VIE and, if so, whether the Company is the primary beneficiary of such VIE. In determining whether the Company is the primary beneficiary, the Company considers if the Company (1) has power to direct the activities that most significantly affects the economic performance of the VIE, and (2) receives the economic benefits of the VIE that could be significant to the VIE. If deemed the primary beneficiary, the Company consolidates the VIE.

6

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

As of June 30, 2019, and December 31, 2018, 15 and 16 entities (see the list in above table), respectively, were considered as the Company’s VIEs. These entities were established solely to provide exclusive services to the Company. They lack sufficient equity to finance their activities without additional subordinated financial support from the Company, and the Company has the power to direct VIEs’ activities. In addition, the Company receives the economic benefits from the VIE entities and concluded that the Company is a primary beneficiary.

The carrying amounts of the assets, liabilities, the results of operations and cash flows of all of these VIEs included in the Company’s consolidated balance sheets, statements of income and statements of cash flows are as follows:

	June 30,	December 31,
	2019	2018
Current assets	$4,361,024	$5,967,517
Non-current assets	982,668	1,214,904
Total assets	$5,343,692	$7,182,421
Current liabilities	$5,478,598	$7,788,720
Non-current liabilities	150,447	236,331
Total liabilities	$5,629,045	$8,025,051

	For the six months ended June 30
	2019	2018
Net revenue	$22,128,598	$24,103,158
Net income	$577,034	$356,911

	For the six months ended June 30
	2019	2018
Net cash provided by operating activities	$647,561	$836,337
Net cash used in investing activities	-	-
Net cash used in financing activities	(675,846)	(218,184)
Net increase (decrease) in cash and cash equivalents	$(28,285)	$618,153

The unaudited condensed financial information as of June 30, 2019 and for the three and six months ended June 30, 2019 and 2018 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures, which are normally included in annual financial statements prepared in accordance with U.S. GAAP, have been omitted pursuant to those rules and regulations. The unaudited interim condensed consolidated financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto for the fiscal year ended December 31, 2018.

Non-controlling interests

U.S. GAAP requires that non-controlling interests in subsidiaries and affiliates be reported in the equity section of a company’s balance sheet. In addition, the amounts attributable to the net income (loss) of those subsidiaries are reported separately in the consolidated statements of income.

7

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Uses of estimates

The preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during each reporting period. Significant accounting estimates reflected in the Company’s condensed consolidated financial statements include the allowances for doubtful accounts, inventory reserve, estimated useful lives and fair value in connection with the impairment of property and equipment. Actual results could differ from those estimates.

Cash and cash equivalent

The Company considers all highly liquid investments purchased with a maturity of three or fewer months to be cash equivalents. As of June 30, 2019 and December 31, 2018, the Company had no cash equivalents.

Accounts receivable

Accounts receivable represent amounts due from customers in the ordinary course of business and are recorded at the invoiced amount and do not bear interest. Accounts receivable are presented net of the allowance for doubtful accounts in the accompanying consolidated balance sheets. The Company evaluates the collectability of its accounts receivable and determines the appropriate allowance for doubtful accounts based on a combination of factors. When the Company is aware of a customer’s inability to meet its financial obligation, a specific allowance for doubtful accounts is recorded, reducing the receivable to the net amount the Company reasonably expects to collect. In addition, allowances are recorded for all other receivables based on historic collection trends, write-offs and the aging of receivables. The Company uses specific criteria to determine uncollectible receivables to be written off, including bankruptcy, accounts referred to outside parties for collection, and accounts past due over specified periods. As of June 30, 2019 and December 31, 2018, the allowance for doubtful accounts was $790,682 and $853,871, respectively.

Inventories

The Company’s inventories, consisting mainly of food and other food service-related products, are primarily considered finished goods. Inventory costs include the purchase price of the product and freight charges to deliver it to the Company’s warehouses. The Company assesses the need for valuation allowances for slow-moving, excess and obsolete inventories by estimating the net recoverable value of such goods based upon inventory category, inventory age, specifically identified items, and overall economic conditions. Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) method. As of June 30, 2019 and December 31, 2018, the valuation allowance was $234,392 and $218,681, respectively.

8

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Following are the estimated useful lives of the Company’s property and equipment:

Estimated useful lives (in years)
Automobiles	7
Computer equipment and software	3-5
Furniture and fixtures	5-15
Leasehold improvements	7-15
Machinery and equipment	3-7

Repair and maintenance costs are charged to expense as incurred, whereas the cost of renewals and betterment that extends the useful lives of property and equipment are capitalized as additions to the related assets. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the asset and accumulated depreciation accounts with any resulting gain or loss reflected in the consolidated statements of income in other income or expenses.

Intangible assets

Intangible assets are comprised customer lists, which is subject to amortization over five years of estimated life. The Company evaluate the assets annually for impairment. No impairment is recorded as of June 30, 2019 and December 31, 2018.

Long term investments

Investments in entities in which the Company can exercise significant influence but does not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC 323 (“ASC 323”), “Investments-Equity Method and Joint Ventures”. Under the equity method, the Company initially records its investment at cost and the difference between the cost and the fair value of the underlying equity in the net assets of the equity investee is recognized as equity method goodwill, which is included in the equity method investment on the consolidated balance sheets. The equity method goodwill is not subsequently amortized and is not tested for impairment under ASC 350. The Company evaluates the equity method investments for impairment under ASC 323. An impairment loss on the equity method investments is recognized in earnings when the decline in value is determined to be other-than-temporary. The Company subsequently adjusts the carrying amount of the investment to recognize the Company’s proportionate share of each equity investee’s net income or loss into earnings after the date of investment.

Impairment of long-lived assets

The Company assesses its long-lived assets such as property and equipment for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property and equipment or intangible assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds their fair value. The Company did not record any impairment loss on its long-lived assets as of June 30, 2019 and December 31, 2018.

9

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue recognition

The Company recognizes revenue from the sale of products when title and risk of loss passes and the customer accepts the goods, which generally occurs at delivery. Sales taxes invoiced to customers and remitted to government authorities are excluded from net sales.

On January 1, 2018 the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (FASB ASC Topic 606) using the modified retrospective method for contracts that were not completed as of January 1, 2018. The results of applying Topic 606 using the modified retrospective approach were insignificant and did not have a material impact on our consolidated balance sheets, statement of income, cash flows, business process, controls or systems.

The core principle underlying the revenue recognition ASU is that the Company will recognize revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer. The majority of our contracts have one single performance obligation as the promise to transfer the individual goods is not separately identifiable from other promises in the contracts and is, therefore, not distinct. The Company’s revenue streams are recognized at a point in time.

The contract assets and contract liabilities are recorded on the consolidated balance sheets as accounts receivable and customer deposits as of June 30, 2019 and December 31, 2018.

Revenue expected to be recognized in any future periods related to remaining performance obligations is also insignificant.

The following table summarizes disaggregated revenue from operating entities by geographic locations:

	For the three months ended
	June 30, 2019	June 30, 2018
Arizona	$10,515,096	$10,268,058
California	86,552,964	87,629,363
Colorado	9,835,094	9,631,901
Utah	12,531,308	12,333,484
Washington	13,880,784	13,803,204
Total	$133,315,246	$133,666,010

	For the six months ended
	June 30, 2019	June 30, 2018
Arizona	$21,720,225	$21,407,386
California	174,787,805	174,518,458
Colorado	19,621,785	19,711,543
Utah	24,126,049	26,806,243
Washington	27,213,726	27,601,847
Total	$267,469,590	$270,045,477

Shipping and handling costs

Shipping and handling costs, which include costs related to the selection of products and their delivery to customers, are presented in distribution, selling and administrative expenses. Shipping and handling costs were $1,470,325 and $1,232,214 for the six months ended June 30, 2019 and 2018, and $727,704 and $701,710 for the three months ended June 30, 2019 and 2018, respectively.

10

 NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company does not believe that there were any uncertain tax positions at June 30, 2019 and December 31, 2018.

Leases

On January 1, 2019 the Company adopted Accounting Standards Update (“ASU”) 2016-02. For all leases that were entered into prior to the effective date of ASC 842, we elected to apply the package of practical expedients. Based on this guidance we will not reassess the following: (1) whether any expired or existing contracts are or contain leases; (2) the lease classification for any expired or existing leases; and (3) initial direct costs for any existing leases. The new standard was adopted in the current quarter and did not have a material impact on the Company’s consolidated balance sheets or on our consolidated income statements. The adoption of Topic 842 resulted in the presentation of $19,103,201 of operating lease assets and operating lease liabilities on the consolidated balance sheet as of June 30, 2019. See Note 9 for additional information.

The Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, current portion of obligations under operating leases, and obligations under operating leases, non-current on the Company’s consolidated balance sheets. Finance leases are included in property and equipment, net, current portion of obligations under capital leases, and obligations under capital leases, non-current on our consolidated balance sheets.

Operating lease ROU assets and operating lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term at commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The operating lease ROU asset also includes any lease payments made and excludes lease incentives and initial direct costs incurred. The Company’s terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term.

11

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments

The Company follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, advances to suppliers, other current assets, accounts payable, other payables, customer deposits, accrued expenses and other liabilities approximate their fair value based on the short-term maturity of these instruments.

Concentrations and credit risk

Credit risk

Accounts receivable are typically unsecured and derived from revenue earned from customers, thereby exposed to credit risk. The risk is mitigated by the Company's assessment of its customers' creditworthiness and its ongoing monitoring of outstanding balances.

Concentration risk

There were no receivables from any customer representing more than 10% of our consolidated gross accounts receivable at June 30, 2019 and December 31, 2018.

For the six and three month ended June 30, 2019 and 2018, no supplier accounted for more than 10% of total purchases. As of June 30, 2019, one third party supplier accounted for 26.6% of total advance payments outstanding. As of December 31, 2018, one third party supplier accounted for 72.1% of total advance payments outstanding.

Recent accounting pronouncements

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). ASU 2016-13 requires companies to measure credit losses utilizing a methodology that reflects expected credit losses and requires a consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, including those interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard, but based on a preliminary assessment, does not expect the adoption of this guidance to have a material impact on its condensed consolidated financial statements

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 removes, modifies and adds certain disclosure requirements in Topic 820 “Fair Value Measurement”. ASU 2018-13 eliminates certain disclosures related to transfers and the valuations process, modifies disclosures for investments that are valued based on net asset value, clarifies the measurement uncertainty disclosure, and requires additional disclosures for Level 3 fair value measurements. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company is currently evaluating the impact ASU 2018-13 will have on its consolidated financial statements.

12

NOTE 3 - ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of June 30, 2019	As of December 31, 2018
Accounts receivable	$32,764,367	$33,872,835
Less: allowance for doubtful accounts	(790,682)	(853,871)
Accounts receivable, net	$31,973,685	$33,018,964

Movement of allowance for doubtful accounts is as follows:

	For the six months ended
	June 30, 2019	June 30, 2018
Beginning balance	$853,871	$573,559
Provision for doubtful accounts	(31,193)	45,807
Less: write off/recovery	(31,996)	(2,388)
Ending balance	$790,682	$616,978

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of June 30, 2019	As of December 31, 2018
Automobiles	$11,564,700	$12,271,616
Computer equipment and software	547,000	530,170
Furniture and fixtures	2,895,354	2,770,039
Leasehold improvements	4,742,798	4,135,927
Machinery and equipment	123,868	120,669
Total Cost	19,873,720	19,828,421
Less: accumulated depreciation	(8,994,072)	(8,711,143)
Property and equipment, net	$10,879,648	$11,117,278

Depreciation expense was $1,191,645 and $1,062,307 for the six months ended June 30, 2019 and 2018, and $604,770 and $530,123 for the three month ended June 30, 2019 and 2018, respectively.

NOTE 5 – LONG TERM INVESTMENTS

Long term investments consisted of the following:

	Ownership as of June 30, 2019 and December 31, 2018	As of June 30, 2019	As of December 31, 2018
Pt. Tamron Akuatik Produk Industri	12%	$1,800,000	$1,800,000
Asahi Food, Inc.	49%	475,616	454,958
Long term investments		$2,275,616	$2,254,958

Investment in Pt. Tamron Akuatik Produk Industri is accounted for under the cost method and investment in Asahi Food, Inc. is accounted for under the equity method due to the fact that the Company has significant influence but does not exercise full control over this investee. The Company believes there was no impairment as of June 30, 2019 and December 31, 2018 for these investments.

13

NOTE 6 – INTANGIBLE ASSETS, NET

Intangible assets, net of amortization, mainly consisted of customer lists of $128,076 and $145,825 as of June 30, 2019 and December 31, 2018, respectively.

Amortization expense was $17,750 and $17,500 for the six months ended June 30, 2019 and 2018, and $8,950 and $8,750 for the three-month ended June 30, 2019 and 2018, respectively.

NOTE 7 - LINES OF CREDIT

The Company obtained a revolving line of credit with J.P. Morgan Chase (the Bank) on November 16, 2017. It matures on November 16, 2020, with an option to renew at the bank's discretion. Under the terms of the agreement, the Company can borrow up to $75 million with interest rate calculated based on 30 days LIBOR rate plus 1.5%. Interest rates were 3.94% and 3.85% at June 30, 2019 and December 31, 2018, respectively. The line of credit is collateralized by all assets of the Company and is also guaranteed by B&R Group Realty Holding LLC, a related party. Under the credit agreement, the Company must maintain certain covenants which, among other things, require the Company to maintain specified levels of debt to tangible net worth and debt service coverage. The Company was in compliance with covenants as of June 30, 2019 and 2018.

The unpaid principal balance as of June 30, 2019 and December 31, 2018 was $31,373,836 and 44,600,480, respectively.

NOTE 8 - LONG-TERM DEBT

The Company also has various long-term financing loans with J.P. Morgan Chase and other financial institutions for equipment purchases. The loans are payable in monthly installment payments including principal and interest.

Long-term debt at June 30, 2019 and December 31, 2018 is as follows:

Bank name	Maturity	Interest rate at June 30, 2019	As of June 30, 2019	As of December 31, 2018
J.P. Morgan Chase – (a)	February 2023 – December 2023	4.44%	$3,129,939	$3,523,446
Other finance institutions – (b)	August 2019 – August 2022	3.9% - 5.8%	587,246	807,301
Total debt			3,717,185	4,330,747
Less: current portion			(1,139,674)	(1,204,997)
Long-term debt			$2,577,511	$3,125,750

(a)	Secured by specific vehicles and equipment as defined in loan agreements

(b)	Secured by vehicles.

The future maturities of long-term debt at June 30, 2019 are as follows:

Twelve months ending June 30,

2020	$1,139,674
2021	939,961
2022	858,492
2023	779,058
Total	$3,717,185

14

NOTE 9 - LEASES

The Company leases office space and warehouses under non-cancelable operating leases, with terms typically ranging from one to five years. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of lease liabilities and right-of-use assets. Lease expense for lease payments is recognized on a straight-line basis over the lease term. Leases with an initial term of 12 months or less are not recorded on the balance sheet.

The Company determines whether a contract is or contains a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. When available, the Company uses the rate implicit in the lease to discount lease payments to present value; however, most of the Company’s leases do not provide a readily determinable implicit rate. Therefore, the Company discount lease payments based on an estimate of its incremental borrowing rate.

There are no material residual value guarantees associated with any of the Company’s leases. There are no significant restrictions or covenants included in the Company’s lease agreements other than those that are customary in such arrangements.

The table below presents the lease related assets and liabilities recorded on the Company’s Condensed Consolidated Balance Sheets as of June 30, 2019:

	Classification on the Balance Sheet	As of June 30, 2019
Assets:
Operating Lease	Operating lease right of use assets	$19,103,201
Total lease assets		19,103,201
Liabilities:
Current operating lease liabilities	Current operating lease liabilities	4,199,610
Non-current operating lease liabilities	Long-term operating lease liabilities	14,903,591
Total Lease liabilities		$19,103,201

NOTE 10 - TAXES

A.	Corporate Income Taxes (“CIT”)

Prior to January 1, 2019, 18 subsidiaries of the Company have elected under the Internal Revenue Code to be a partnership or S Corporation. A partnership or S Corporation is considered a flow-through entity and is generally not subject to federal or state income tax on corporate level. In lieu of corporate income taxes, the members of these entities are taxed on their proportionate share of the entities’ taxable income.

Effective January 1, 2019, B&R Global converted to C corporations and will be taxed at as a corporation going forward. Consequently, income from subsidiaries to B&R will also be taxed as a corporation. Accordingly, the Company shall account for income taxes of all these entities under ASC 740. The Company has recognized the impact on deferred income tax assets and liabilities from the conversion to C corporations in the consolidated financial statements as of December 31, 2018.

15

NOTE 10 - TAXES (Continued)

(i)	Income tax provision of the Company consists of the following:

	For the six months ended
	June 30, 2019	June 30, 2018
Current:
Federal	$1,937,220	$-
State	887,089	97,133
Current income tax provision	2,824,309	97,133
Deferred:
Federal	(128,490)
State	(82,280)	-
Deferred income tax provision	(210,770)	-
Total income tax provision	$2,613,539	$97,133

(ii) Temporary differences and carryforwards of the Company that created significant deferred tax assets and liabilities are as follows:

	As of June 30, 2019	As of December 31, 2018
Deferred tax assets:
Allowance for doubtful accounts	$231,825	$237,241
Inventories	65,675	62,237
Section 263(a) adjustment	412,117	491,434
Total deferred tax assets	709,617	790,912
Deferred tax liabilities:
Property and equipment	(1,032,620)	(1,324,685)
Total deferred tax liabilities	(1,032,620)	(1,324,685)
Net deferred tax liabilities	$(323,003)	$(533,773)

The above-disclosed deferred income tax assets and liabilities as of December 31, 2018 included deferred tax assets in the amount of $790,912 and deferred tax liabilities in the amount of $1,324,685 derived from the effect of future conversion of the above-mentioned S corporations and partnership entities to C corporations.

(iii) Reconciliations of the statutory income tax rate to the effective income tax rate are as follows:

	For the six months ended
	June 30, 2019	June 30, 2018
Federal statutory tax rate	21.0%	21.0%
State statutory tax rate	6.7%	7.2%
U.S. permanent differences	1.8%	1.6%
Effect of flow-through entities	0%	(28.9)%
Other	(2.8)%	-%
Effective tax rate	26.7%	0.9%

16

NOTE 10 - TAXES (Continued)

B.	Pro forma Income Taxes information

As mentioned before, prior to January 1, 2019, B&R Global and its subsidiaries have elected under the Internal Revenue Code to be a partnership except Min and BRGL. Starting January 1, 2019, all of the above-mentioned entities have been converted to C corporations and will be subject to regular corporate income tax rate going forward.

The following pro forma financial information presents the income tax expenses for the six and three month ended June 30, 2018 as well as the deferred tax assets and liabilities as of December 31, 2018, respectively, as if all of these S corporation and partnership entities had been converted to C corporations as of the beginning of the period presented:

(i) Pro forma income tax provision of the Company consists of the following:

For the six months ended June 30, 2018
(Unaudited)
Current:
Federal	$2,132,621
State	809,717
Current income tax provision	2,942,338
Deferred:
Federal	37,513
State	13,007
Deferred income provision	50,520
Total income tax provision	$2,992,858

For the three months ended June 30, 2018
(Unaudited)
Current:
Federal	$1,155,388
State	438,680
Current income tax provision	1,594,068
Deferred:
Federal	20,324
State	7,046
Deferred income provision	27,370
Total income tax provision	$1,621,438

(ii) The Pro forma deferred tax assets and liabilities are as follows:

As of December 31, 2018
(Unaudited)
Deferred tax assets	790,912
Deferred tax liabilities	(1,324,685)
Net deferred tax liabilities	$(533,773)

17

NOTE 11 – RELATED PARTY TRANSACTIONS

The Company transacts with various related parties. These related party transactions as of and for the three and six month ended June 30, 2019 and 2018 are identified as follows:

Related party balances:

a.	Accounts receivable - related parties, net

Below is a summary of accounts receivable with related parties as of June 30, 2019 and December 31, 2018, respectively:

Name of Related Party	As of June 30, 2019	As of December 31, 2018
(a) HGL Restaurant Group, LLC	$2,124,085	$1,804,773
(b) Three Rivers Enterprises, LLC.	238,555	170,932
(c) ABC Trading, LLC	207,751	326,837
(d) Leyen Food, LLC	196,662	1,185
(e) Idaho Capital Asian Market, LLC	150,945	104,092
(f) E City Fresh, LLC	139,513	174,630
(g) Others	435,021	976,822
Total	$3,492,532	$3,559,271

(a) (b) (d)	These entities are owned by family member of one of the Company’s board members;
(c) (e) (f)	These entities are owned by one of the Company’s board members.

Allowance for these accounts receivable - related parties were $36,689 and $Nil as of June 30, 2019, and 2018, respectively.

b.	Other current assets, net

The Company periodically provides advances to related parties. These advances are made in the normal course of business and are considered fully realizable.

Below is a summary of other receivables from related party suppliers as of June 30, 2019 and December 31, 2018, respectively:

Name of Related Party	As of June 30, 2019	As of December 31, 2018
(a) Fortune Liberty, LLC	40,003	40,003
(b) Genstar Realty, LLC	367,872	367,872
(c) Hayward Realty LLC	50,000	51,328
(d) Receivables from shareholders and directors	37,283	65,789
Total	$495,158	$524,992

(a) (b) (c) B&R Global’s shareholders owns 99.35% equity interest of these business entities.

18

NOTE 11 – RELATED PARTY TRANSACTIONS (Continued)

c.	Long-term debt – related parties

The Company signed a $4 million on-demand promissory note with B&R Group Realty Holding, LLC, a related party owned by the Company’s shareholders, on October 1, 2016 with 3% interest per annum.

As of June 30, 2019 and December 31, 2018, the outstanding loans to related parties consist of the following:

Name of Related Party	As of June 30, 2019	As of December 31, 2018
B&R Group Realty Holding, LLC	$-	$2,380,279
Total	$-	$2,380,279

d.	Accounts payable - related parties

As of June 30, 2019 and December 31, 2018, the Company had a total accounts payable balance of $1,511,955 and $1,447,986 due to various related parties, respectively. All these accounts payable to related parties occurred in the ordinary course of business and are payable upon demand without interest.

e.	Security deposit - related parties

The Company made deposits to its related parties for warehouse rental purposes. These deposits will be returned upon termination of the respective leases. Total deposits to related parties amounted to $591,380 as of both June 30, 2019 and December 31, 2018.

Related party transactions:

The Company also makes regular sales to or purchases from various related parties during the normal course of business.

Below is a summary of sales to related parties for the six months ended June 30, 2019 and 2018, respectively:

Name of Related Party	For the six months ended June 30, 2019	For the six months ended June 30, 2018
(a) HGL Restaurant Group, LLC	$12,216,011	$10,019,995
(b) ABC Trading, LLC	1,549,694	2,213,252
(c) Leyen Food, LLC	558,680	2,040,417
(d) Best Food Services, LLC	1,225,185	388,799
(e) Three Rivers Enterprises, LLC	885,272	787,286
(f) Others	2,633,692	2,442,026
Total	$19,068,534	$17,801,774

(a) (c) (e)	The entities are owned by family member of one of the Company’s board directors;
(b) (d)	The entities are owned by one of the Company’s board directors;

19

NOTE 11 – RELATED PARTY TRANSACTIONS (Continued)

Below is a summary of sales to related parties for the three months ended June 30, 2019 and 2018, respectively:

Name of Related Party	For the three months ended June 30, 2019	For the three months ended June 30, 2018
(a) HGL Restaurant Group, LLC	$6,254,243	$5,197,469
(b) ABC Trading, LLC	820,163	1,219,428
(c) Leyen Food, LLC	394,228	136,896
(d) Best Food Services, LLC	(98,257)	323,506
(e) Three Rivers Enterprises, LLC	423,644	406,517
(f) Others	1,383,962	1,585,686
Total	$9,177,983	$8,869,502

(a) (c) (e)	The entities are owned by family member of one of the Company’s board directors;
(b) (d)	The entities are owned by one of the Company’s board directors;

Below is a summary of purchase from related parties for the six and three months ended June 30, 2019 and 2018, respectively:

Name of Related Party	For the six months ended June 30, 2019	For the six months ended June 30, 2018
(a) WinFat, LLC	$5,249,829	$5,063,339
(b) Best Food Service LLC.	4,972,449	3,891,884
(c) Leyen Food, LLC	1,509,632	1,863,934
(d) Others	1,656,137	1,129,934
Total	$13,388,047	$11,949,091

(a) (b)	The entities are owned one of the Company’s board directors;
(c)	The entities are owned by one of the Company’s board directors;

Name of Related Party	For the three months ended June 30, 2019	For the three months ended June 30, 2018
(a) WinFat, LLC	$3,011,534	$2,485,538
(b) Best Food Service LLC.	3,406,254	1,867,222
(c) Leyen Food, LLC	899,901	722,204
(d) Others	1,310,385	842,401
Total	$8,628,074	$5,917,365

(a) (b)	The entities are owned one of the Company’s board directors;
(c)	The entities are owned by one of the Company’s board directors;

The Company leases warehouse from related parties owned by the majority shareholder of the Company. Rent incurred to the related parties was $2,253,000 for both of the six months ended on June 30, 2019 and 2018. Rent incurred to the related parties was $1,126,500 for both of the three months ended on June 30, 2019 and 2018.

The Company pays a related party computer vendor for computer software services provided, which is partially owned by its majority shareholder. For the six months ended June 30, 2019 and 2018, the Company paid $90,000 and $147,000, respectively. For the three months ended June 30, 2019 and 2018, the Company paid $45,000 and $75,000, respectively.

20

NOTE 12 - SEGMENT REPORTING

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different products. Based on management’s assessment, the Company has determined that it has two operating segments: sales to independent restaurants and wholesale.

 All the Company’s revenue was generated from its business operation in the U.S.

The following table presents net sales by segment for the six months ended June 30, 2019 and 2018, respectively:

	For the six months ended June 30, 2019

	Sales to independent restaurants	Wholesale	Total
Revenue	$259,708,540	$7,761,050	$267,469,590
Cost of revenue	$217,195,990	$7,349,260	$224,545,250
Gross profit	$42,512,550	$411,790	$42,924,340
Depreciation and amortization	$1,174,302	$35,092	$1,209,394
Total capital expenditures	$1,015,587	$30,349	$1,045,936
Total assets	$130,918,884	$3,912,341	$134,831,225

21

NOTE 12 - SEGMENT REPORTING (Continued)

	For the six months ended June 30, 2018

	Sales to independent restaurants	Wholesale	Total
Revenue	$258,288,501	$11,756,976	$270,045,477
Cost of revenue	$216,760,567	$11,080,603	$227,841,170
Gross profit	$41,527,934	$676,373	$42,204,307
Depreciation and amortization	$1,032,795	$47,012	$1,079,807
Total capital expenditures	$2,030,347	$92,419	$2,122,766
Total assets	$99,766,577	$4,541,253	$104,307,830

The following table presents net sales by segment for the three months ended June 30, 2019 and 2018, respectively:

	For the three months ended June 30, 2019

	Sales to independent restaurants	Wholesale	Total
Revenue	$130,364,074	$2,951,172	$133,315,246
Cost of revenue	$109,317,892	$2,848,013	$112,165,905
Gross profit	$21,046,182	$103,159	$21,149,341
Depreciation and amortization	$600,132	$13,586	$613,718
Total capital expenditures	$418,855	$9,482	$428,337
Total assets	$131,846,494	$2,984,731	$134,831,225

	For the three months ended June 30, 2018

	Sales to independent restaurants	Wholesale	Total
Revenue	$128,360,231	$5,305,779	$133,666,010
Cost of revenue	$107,343,460	$4,997,708	$112,341,168
Gross profit	$21,016,771	$308,071	$21,324,842
Depreciation and amortization	$517,483	$21,390	$538,873
Total capital expenditures	$944,334	$39,034	$983,368
Total assets	$100,167,404	$4,140,426	$104,307,830

22

NOTE 13 CONTINGENT LIABILITY

 A labor and employment lawsuit was filed by a former employee against Fuso Trucking Corp (“FUSO”), one of the VIEs of the Company, alleging FUSO failed to provide him with proper meal and rest breaks, as well as other related violations.  FUSO denies all the allegations.  A status conference is scheduled for October 25, 2019, upon which time the Court will likely set a briefing schedule and hearing date for the motion. The liability portion of this case will be addressed after the hearing, and trial will not be set until well after then.  Management believes there is no merit to the case and will vigorously defend the case. Therefore, Company did not accrue any loss contingency for this matter on its financial statements as of June 30, 2019 and December 31, 2018.

NOTE 14 – SUBSEQUENT EVENTS

The Company’s management reviewed all material events that have occurred after the balance sheet date through the date which these financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

23

Annex A

Form of Escrow Agreement

MERGER AGREEMENT

dated

June 21, 2019

by and among

HF Foods Group Inc., a Delaware corporation

as the Parent,

B&R Merger Sub Inc., a Delaware corporation

as the Purchaser

B&R Global Holdings, Inc., a Delaware corporation

as the Company,

Stockholders of the Company,

as the Stockholders,

and Xiao Mou Zhang,

as the Stockholders’ Representative

Page

ARTICLE I DEFINITIONS	6

ARTICLE II THE MERGER	12

2.1 The Merger	12
2.2 Closing; Effective Time.	12
2.3 Board of Directors	13
2.4 Effects of the Merger	13
2.5 Articles of Incorporation; Bylaws	13
2.6 No Further Ownership Rights in Company Capital Stock	13
2.7 Withholding Rights	13
2.8 Taking of Necessary Action; Further Action	13
2.9 Section 368 Reorganization	14

ARTICLE III CONVERSION OF SHARES; CLOSING MERGER CONSIDERATION	14

3.1 Conversion of Capital Stock	14
3.2 Amended and Restated Certificate of Incorporation	15
3.3 Payment of Merger Consideration	15
3.4 Merger Consideration Adjustment	16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY	17

4.1 Corporate Existence and Power	17
4.2 Authorization	18
4.3 Governmental Authorization	18
4.4 Non-Contravention	18
4.5 Capitalization	18
4.6 Articles of Incorporation and Bylaws	19
4.7 Corporate Records	19
4.8 Third Parties	19
4.9 Assumed Names	19
4.10 Subsidiaries	20
4.11 Consents	20
4.12 Financial Statements	20
4.13 Books and Records	21
4.14 Absence of Certain Changes	22
4.15 Properties; Title to the Company’s Assets	24
4.16 Litigation	24
4.17 Contracts	24
4.18 Insurance	26
4.19 Licenses and Permits	26
4.20 Compliance with Laws	27
4.21 Intellectual Property	27

i

TABLE OF CONTENTS CONTINUED

Page

4.22 Customers and Suppliers	28
4.23 Accounts Receivable and Payable; Loans	28
4.24 Pre-payments	29
4.25 Employees	29
4.26 Employment Matters	29
4.27 Withholding	30
4.28 Employee Benefits and Compensation	30
4.29 Real Property	32
4.30 Accounts	33
4.31 Tax Matters	33
4.32 Finders’ Fees	36
4.33 Powers of Attorney and Suretyships	36
4.34 Directors and Officers	36
4.35 Other Information	36
4.36 Certain Business Practices	36
4.37 Money Laundering Laws	36
4.38 OFAC	37
4.39 Not an Investment Company	37
4.40 Unanimous Approval	37
4.42 Knowledge	37
4.43 Prior Knowledge	37

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT	37

5.1 Corporate Existence and Power	37
5.2 Corporate Authorization	38
5.3 Governmental Authorization	38
5.4 Non-Contravention	38
5.5 Finders’ Fees	38
5.6 Issuance of Shares	38
5.7 Capitalization	38
5.8 Information Supplied	39
5.9 Board Approval	39
5.10 Parent SEC Documents and Parent Financial Statements	39
5.11 Certain Business Practices	40
5.12 Litigation	40
5.13 Money Laundering Laws	40
5.14 OFAC	40
5.15 Corporate Records	40
5.16 No Other Representations or Warranties	41

ARTICLE VI COVENANTS OF THE COMPANY PENDING CLOSING	41

6.1 Conduct of the Business	41
6.2 Access to Information	43
6.3 Notice of Certain Events	43
6.4 Annual and Interim Financial Statements	44

TABLE OF CONTENTS CONTINUED

Page

6.5 SEC Filings	44
6.6 Financial Information	45
6.7 Employees of the Company and the Manager	45
6.8 Reporting and Compliance with Laws	45
6.9 Best Efforts to Obtain Consents	45
6.10 Restructuring	45

ARTICLE VII COVENANTS OF THE PARENT Pending closing	45

7.1 Access to Information	45
7.2 Notice of Certain Events	46
7.3 Proxy Statement	46
7.4 Dividends; Distributions	46

ARTICLE VIII COVENANTS OF ALL PARTIES HERETO	46

8.1 Best Efforts; Further Assurances	46
8.2 Tax Matters	47
8.3 Confidentiality	48
8.4 Existing Agreements	48
8.5 Affiliate Leases	48
8.6 Bank Loans	49
8.7 Notice of Developments	49

ARTICLE IX CONDITIONS TO CLOSING	49

9.1 Condition to the Obligations of the Parties	49
9.2 Conditions to Obligations of Parent	50
9.3 Conditions to Obligations of the Company	51

ARTICLE X INDEMNIFICATION	52

10.1 Indemnification of Parent	52
10.2 Procedure	52
10.3 Escrow of Escrow Shares by Stockholders	54
10.4 Periodic Payments	55
10.5 Payment of Indemnification	55
10.6 Insurance	55
10.7 Survival of Indemnification Rights	55

ARTICLE XI DISPUTE RESOLUTION	55

11.1 Arbitration	55
11.2 Waiver of Jury Trial; Exemplary Damages	57

ARTICLE XII TERMINATION	57

12.1 Termination of Agreement	57
12.2 Effect of Termination	58
12.3 No Other Termination	58
12.4 Survival	58

TABLE OF CONTENTS CONTINUED

Page

ARTICLE XIII MISCELLANEOUS	58

13.1 Notices	58
13.2 Amendments; No Waivers; Remedies	59
13.3 Arm’s Length Bargaining; No Presumption Against Drafter	60
13.4 Publicity	60
13.5 Expenses	60
13.6 No Assignment or Delegation	60
13.7 Governing Law	60
13.8 Counterparts; facsimile signatures	60
13.9 Entire Agreement	60
13.10 Severability	61
13.11 Construction of Certain Terms and References; Captions	61
13.12 Further Assurances	62
13.13 Third Party Beneficiaries	62
13.14 Stockholders’ Representative	62
13.15 Hart-Scott-Rodino Act Filings	62

SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1.8	Closing Payment Shares
Schedule 1.30	Leases
Schedule 4.1	Qualifications to Do Business/Business Addresses
Schedule 4.3	Governmental Authorization
Schedule 4.5	Capitalization/Stock Ownership
Schedule 4.8	Related Party Contracts
Schedule 4.9	Assumed Names
Schedule 4.10	Subsidiaries
Schedule 4.11	Consents
Schedule 4.14	Certain Changes
Schedule 4.15(b)	Permitted Liens
Schedule 4.17(a)	Material Contracts
Schedule 4.18	Insurance
Schedule 4.19	Licenses and Permits
Schedule 4.20	Exceptions to Compliance with Laws
Schedule 4.21	Intellectual Property
Schedule 4.22(a)	Largest Customers and Suppliers
Schedule 4.23(c)	Affiliate Accounts
Schedule 4.25	Highest Paid Employees/Government Investigations and Proceedings
Schedule 4.26(a)	Labor Agreements
Schedule 4.26(b)	Employees Not Terminable At Will
Schedule 4.28	Employee Benefits and Plans
Schedule 4.29	Owned Real Property

TABLE OF CONTENTS CONTINUED

Page

Schedule 4.30	Accounts
Schedule 4.31	Tax Matters
Schedule 4.34	Directors and Officers
Schedule 6.1	Certain Exceptions to Conduct of Business
Schedule 6.7	Key Personnel
Schedule 6.10	Restructuring

EXHIBITS

Exhibit A	Form of Escrow Agreement
Exhibit B	Form of Tag Along Agreement
Exhibit C	Form of Registration Rights Agreement
Exhibit D	Form of Voting Agreement
Exhibit E	Form of Amended and Restated Certificate of Incorporation

v

MERGER AGREEMENT

This MERGER AGREEMENT (the “Agreement”), dated as of June 21, 2019, by and among HF Foods Group Inc., a Delaware corporation (the “Parent”), B&R Merger Sub Inc., a Delaware corporation (the “Purchaser”), B&R Global Holdings, Inc., a Delaware corporation (the “Company”), the stockholders of the Company (each, a “Stockholder” and collectively the “Stockholders”), and Xiao Mou Zhang, an individual, as the representative of the Stockholders (the “Stockholders’ Representative”).

W I T N E S S E T H :

A.	The Company is in the business of operating a food service distributor serving Chinese restaurants in the Western region of the United States (the “Business”); and

B.	The Purchaser is a wholly-owned subsidiary of the Parent; and

C.

The parties desire that Purchaser merge with and into the Company, upon the terms and subject to the conditions set forth herein and in accordance with applicable Law (the “Merger”), and that the shares of Company Common Stock (excluding any shares held in the treasury of the Company) be converted upon the Merger into the right to receive the Applicable Per Share Merger Consideration, as is provided herein (the Company following the Merger is sometimes hereinafter referred to as the “Surviving Corporation”).

The parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1     “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.

1.2     “Additional Agreements” means the Voting Agreement, the Registration Rights Agreement, the Escrow Agreement, the Employment Agreements and the Tag Along Agreement.

1.3     “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, (a) with respect to all periods prior to the Closing, the Principal Stockholder is an Affiliate of the Company, and (ii) with respect to all periods subsequent to the Closing, Purchaser is an Affiliate of the Company.

1.4     “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

6

1.5     “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.6     “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.

1.7     “Closing Indebtedness” means, as of the Reference Time, the aggregate amount of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, determined in accordance with the U.S. GAAP. For purpose of this definition, Closing Indebtedness shall not include the debts and liabilities of B&R Realty Holding, LLC and liabilities associated with any Real Property that is not owned by the Company or its Subsidiaries.

1.8     “Closing Payment Shares” means stock certificates representing, in the aggregate, 30,700,000 shares of Parent Common Stock payable to the Stockholders and in such amounts set forth opposite each Stockholder’s name on Schedule 1.8, with a deemed price per share of the greater of the average closing sale price of the Company’s Common Stock for ten (10) consecutive trading days prior to the Closing or $13.30 (the “Deemed Value”).

1.9     “COBRA” means collectively, the requirements of Sections 601 through 606 of ERISA and Section 4980B of the Code.

1.10     “Code” means the Internal Revenue Code of 1986, as amended.

1.11     “Company Stock Rights” means all options, warrants or other rights to purchase, convert or exchange into Company Common Stock.

1.12     “Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company is a party or by which any of its respective assets are bound, including any entered into by the Company in compliance with Article 6.1 after the date hereof and prior to the Closing, each of which have a performance value of in excess of $150,000.00 or a term longer than one year; and all rights and benefits thereunder, including all rights and benefits thereunder with respect to all cash and other property of third parties under the Company’s dominion or control.

1.13     “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

7

1.14      “DGCL” means Delaware General Corporation Law.

1.15     “Dissenting Shares” means any shares of Company Common Stock held by Stockholders who are entitled to appraisal rights under Delaware law, and who have properly exercised, perfected and not subsequently withdrawn or lost or waived their rights to demand payment with respect to their shares in accordance with Delaware law.

1.16     “Environmental Laws” shall mean all Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

1.17     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

1.18     “Escrow Agreement” means the agreement in the form attached hereto as Exhibit A governing the Escrow Shares.

1.19     “Employment Agreements” mean the separate employment agreements that shall be entered and subject to further negotiation between the Surviving Corporation and each of the Key Personnel of the Company.

1.20     “Escrow Shares” means shares of Parent Common Stock representing 5% of the aggregate amount of Closing Payment Shares.

1.21     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.22     “Final Net Working Capital” means the Net Working Capital as reflected in the finally determined Closing Statement (as defined in Article 3.4(a)).

1.23     “Former Company” means B&R Global Holdings, LLC, a Delaware limited liability company and predecessor-in-interest to the Company. Former Company was merged into the Company effective January 2, 2019.

1.24     “Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

1.25     “Hazardous Materials Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, without limitation, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

8

1.26      “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person and (h) any agreement to incur any of the same.

1.27     “Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, and with respect to each of the forgoing items in this definition, which is owned or licensed or filed by the Company, or used or held for use in the Business, whether registered or unregistered or domestic or foreign.

1.28     “Inventory” is defined in the UCC.

1.29     “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.

1.30     “Leases” means the leases with respect to the stores, warehouses and parking lots leased by the Company or its Subsidiaries at the locations as set forth on Schedule 1.30 attached hereto, together with all fixtures and improvements erected on the premises leased thereby. Schedule 1.30 also lists certain subleases of premises by Subsidiaries of the Company to other Subsidiaries of the Company, to VIEs, or to third parties. Such subleases are not “Leases” for purposes of this Agreement.

1.31     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

9

1.32     “Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of the Company, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, event, development, or effect (whether short-term or long-term) arising from or relating to (1) general business or economic conditions, including such conditions related to the business of the Company, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles, (5) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby, (a) any existing event, occurrence, or circumstance with respect to which Parent has knowledge as of the date hereof and (b) any adverse change in or effect on the business of the Company that is cured by the Company before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to Article XII.

1.33      “Net Working Capital” means, as of the Reference Time, (i) all current assets, including cash and cash equivalents, minus (ii) all current liabilities, in each case, of the Company and its Subsidiaries on a consolidated basis and as determined in accordance with the U.S. GAAP; provided, that, for purposes of this definition, whether or not the following is consistent with the U.S. GAAP, “current assets” will exclude any receivable from a Stockholder.

1.34     “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

1.35     “Parent Common Stock” means the common stock of Parent.

1.36     “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Purchaser; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by the Company of any Contract or Law; and (iii) the Liens set forth on Schedule 4.15(b).

1.37     “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.38     “Pre-Closing Period” means any period that ends on or before the Closing Date or, with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

1.39     “Principal Stockholder” means Spotlight Investments, LLC.

1.40     “Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

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1.41     Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by the Parent and the Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

1.42     “Registration Rights Agreement” means the agreement in the form attached hereto as Exhibit C governing the resale of the Closing Payment Shares.

1.43     “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

1.44     “SEC” means the Securities and Exchange Commission.

1.45     “Securities Act” means the Securities Act of 1933, as amended.

1.46     “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities thereof are owned, directly or indirectly, by the Company.

1.47     “Tag Along Agreement” means the Agreement in the form attached hereto as Exhibit B between each of the post-transaction stockholders of Purchaser signatory thereto, pursuant to which such stockholders agree not to transfer their shares of Purchaser Common Stock except in accordance with the terms of such agreement for a period of five years from the Closing Date.

1.48      “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

1.49     “Target Net Working Capital” means $18,285,340.42 as of May 31, 2019.

1.50     “Target Closing Indebtedness” means $100,118,740.84 as of May 31, 2019.

1.51     “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.52     “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

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1.53     “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

1.54     “UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

1.55     “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.56     “VIEs” means the entities that are listed as VIEs on the financial statements of the Company or Former Company from time to time. Although the Company does not have a formal ownership interest in the VIEs, it exercises a level of control in the VIEs sufficient for them to be included in the Company’s consolidated financial statements.

ARTICLE II
THE MERGER

2.1     The Merger. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, pursuant to an appropriate certificate of merger (the “Certificate of Merger“) and in accordance with Delaware law, the Purchaser shall be merged with and into the Company. Following the Merger, the separate corporate existence of the Purchaser shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation“).

2.2     Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII hereof, the closing of the Merger (the “Closing“) shall take place electronically or at the offices of Loeb & Loeb LLP, 345 Park Avenue, New York, New York, at 10:00 a.m. local time, on or before September 30, 2019, subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the conditions set forth in Article X hereof. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall cause the Certificate of Merger to be filed with the Department of the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of Delaware law. The Merger shall become effective at such date and time as the Certificate of Merger is duly filed with the Department of the Secretary of State of the State of Delaware or at such other date and time as Parent and the Company shall agree in writing and shall specify in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time“).

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2.3     Board of Directors. Immediately after the Closing, the Parent’s board of directors will consist of five (5) directors. The parties will enter into a five (5) year voting agreement (the “Voting Agreement”) in the form attached hereto as Exhibit D, which shall provide for the following: Immediately after the Closing, (i) Zhou Min Ni shall be a director and the chairman of the Parent; (ii) Xiao Mou Zhang shall be a director of the Parent; (iii) Zhou Min Ni shall select one person to serve as an independent director of the Parent, (iv) Xiao Mou Zhang shall select one person to serve as an independent director of the Parent, (v) Zhou Min Ni and Xiao Mou Zhang shall jointly select one person to serve as an independent director of the Parent; and (vi) for so long as the following respective persons desire such appointment as officers of the Parent, Zhou Min Ni and Xiao Mou Zhang shall be elected as Co-Chief Executive Officers thereof, and Xiao Mou Zhang shall be elected as Chief Financial Officer thereof.

2.4     Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the relevant provisions of Delaware law.

2.5     Articles of Incorporation; Bylaws.

(a)     At the Effective Time, the amended articles of incorporation of the Company shall become the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with their terms, the bylaws of the Company, and as provided by Law.

(b)     At the Effective Time, and without any further action on the part of the Company or Purchaser, the bylaws of the Company shall become the Bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by Law.

2.6     No Further Ownership Rights in Company Capital Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Capital Stock (as defined in Article 4.5) on the records of the Company. From and after the Effective Time, the holders of certificates evidencing ownership of shares of Company Capital Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Capital Stock, except as otherwise provided for herein or by Law.

2.7     Withholding Rights. Notwithstanding anything to the contrary contained in this Agreement, Purchaser, the Company and the Stockholders’ Representative shall be entitled to deduct and withhold from the cash otherwise deliverable under this Agreement, and from any other payments otherwise required pursuant to this Agreement or any Additional Agreement, such amounts as Purchaser, the Company or the Stockholders’ Representative, as the case may be, are required to withhold and pay over to the applicable Authority with respect to any such deliveries and payments under the Code or any provision of state, local, provincial or foreign Tax Law. To the extent that amounts are so withheld and paid over, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to such Person in respect of which such deduction and withholding was made.

2.8     Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of the Company, to take all lawful action necessary or desirable to accomplish such purpose or acts, so long as such action is not inconsistent with this Agreement.

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2.9     Section 368 Reorganization. For U.S. federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368(a) of the Code. The parties to this Agreement hereby (i) adopt this Agreement insofar as it relates to the Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the United States Treasury regulations, (ii) agree to file and retain such information as shall be required under Section 1.368-3 of the United States Treasury regulations, and (iii) agree to file all Tax and other informational returns on a basis consistent with such characterization. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of the Merger as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated on, after or prior to the Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each such party and each of the stockholders of the Company (x) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger is determined not to qualify as a reorganization under Section 368 of the Code.

ARTICLE III
CONVERSION OF SHARES; CLOSING MERGER CONSIDERATION

3.1     Conversion of Capital Stock.

(a)     Conversion of Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Purchaser, the Company or the Stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the applicable portion of the Closing Payment Shares for such share of Parent Common Stock (the “Applicable Per Share Merger Consideration“) as specified on Schedule 1.8 hereto. All fractional shares of Company Common Stock held by Stockholders shall be entitled to receive the Applicable Per Share Merger Consideration with respect to such fractional shares.

(b)     Capital Stock of Merger Sub. Each share of capital stock of Purchaser that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and without further action on the part of the sole stockholder of Purchaser, be converted into and become one share of common stock of the Surviving Corporation (and the shares of Surviving Corporation into which the shares of Merger Sub capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of shares of Parent Common Stock will, as of the Effective Time, evidence ownership of such share of common stock of the Surviving Corporation.

(c)     Treatment of Company Capital Stock Owned by the Company. At the Effective Time, all shares of Company Capital Stock that are owned by the Company as treasury stock immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

(d)     No Liability. Notwithstanding anything to the contrary in this Article 3.1, none of Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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(e)     Surrender of Certificates. All shares of Parent Common Stock issued upon the surrender of shares of the Company Common Stock in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, other than any additional rights pursuant to this Agreement, provided that any restrictions on the sale and transfer of such shares shall also apply to the Parent Common Stock so issued in exchange.

(f)     Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Common Stock shall have been lost, stolen or destroyed, Purchaser shall cause to be issued in exchange for such lost, stolen or destroyed certificates and for each such share, upon the making of an affidavit of that fact by the holder thereof, the Applicable Per Share Merger Consideration; provided, however, that Purchaser may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Purchaser with respect to the certificates alleged to have been lost, stolen or destroyed.

3.2     Amended and Restated Certificate of Incorporation. Parent shall obtain stockholder approval, as required by applicable law, of the Amended and Restated Certificate of Incorporation attached hereto as Exhibit E, and such Amended and Restated Certificate of Incorporation shall be filed with the Division of Corporations of the Secretary of State of Delaware promptly after the Closing.

3.3     Payment of Merger Consideration.

(a)     Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock will be issued pursuant to the Merger, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Purchaser.

(b)     Legend. Each certificate issued pursuant to the Merger to any holder of Company Common Stock shall bear the legend set forth below, or a legend substantially equivalent thereto, together with any other legends that may be required by any applicable securities laws at the time of the issuance of the Parent Common Stock:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION HAS BEEN REGISTERED UNDER THE ACT OR (II) THE ISSUER OF THE ORDINARY SHARES HAS RECEIVED AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

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3.4     Merger Consideration Adjustment.

(a)     No later than ninety (90) days after the Closing Date, the Parent shall prepare and deliver to and the Stockholders’ Representative a “closing statement” (when finalized pursuant to this Article 3.4, the “Closing Statement”), setting forth, among others, (i) the Net Working Capital; (ii) a consolidated balance sheet of the Company and its Subsidiaries as of the Reference Time; and (iii) the Closing Indebtedness. The Closing Statement shall be prepared in accordance with U.S. GAAP and prepared consistently with the audited December 31, 2018 financial statements of the Company. The Closing Statement shall be prepared, and the Closing Indebtedness and Net Working Capital shall be determined in accordance with the U.S. GAAP and otherwise in accordance with this Agreement.

(b)     The Stockholders’ Representative shall review the Closing Statement promptly after the delivery of the same by the Parent. The Parent shall, upon reasonable request, provide the Stockholders’ Representative with applicable work papers used in the preparation of the Closing Statement. If the Stockholders’ Representative does not agree with the content of the Closing Statement, the Stockholders’ Representative shall raise objection by delivering a written statement of objection (the “Notice of Objection”) to the Stockholder within twenty (20) Business Days after the receipt of the Closing Statement from the Parent, specifying in reasonable detail the item(s) which are disputed, the basis of such disputes and the changes the Stockholders’ Representative considers necessary. The Closing Statement shall become binding and conclusive on the Parties for the purpose of the determination of the Applicable Per Share Merger Consideration if the Stockholders’ Representative does not deliver a Notice of Objection to the Company pursuant to and in accordance with this paragraph.

(c)     If the Stockholders’ Representative delivers a Notice of Objection in accordance with paragraph (b) above, then the Parties shall first try to resolve the objected items through mutual consultation. If any objected items cannot be resolved through mutual consultation within ten (10) Business Days from the date of the Notice of Objection, such dispute shall be submitted to Marcum LLP or such other firm mutually acceptable to the Stockholders’ Representative and the Parent (the “Independent Accountant”) for final determination; provided, that if the Independent Accountant does not accept its appointment and/or if the Stockholders’ Representative and the Parent cannot agree on the Independent Accountant, in either case within ten (10) Business Days after the date on which the dispute is submitted to the Independent Accountant in accordance with this Article 3.4(c), then either the Stockholders’ Representative or the Parent may require, by written notice to the other, that the Independent Accountant be selected by the New York City Regional Office of the American Arbitration Association (the “AAA”) in accordance with the AAA’s procedures. The Independent Accountant shall be an independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm. The parties agree that the Independent Accountant will be deemed to be independent even though a party or its Affiliates may, in the future, designate the Independent Accountant to resolve disputes of the types described in this Article 3.4.

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(d)     If any items in dispute are submitted to the Independent Accountant for final determination, (i) each of the Stockholders’ Representative and the Parent shall furnish to the Independent Accountant such work papers and other documents and information relating to the disputed items as the Independent Accountant may request and are available to that Party, and shall be afforded the opportunity to present to the Independent Accountant any material relating to the determination and to discuss the determination with the Independent Accountant; (ii) the Independent Accountant shall be directed to, within twenty (20) Business Days after submission of the issues, deliver a notice to each of the Stockholders’ Representative and the Parent, setting out its adjustment or revision of the Closing Statement, and/or the resolution of all issues in dispute; (iii) the Closing Statement as adjusted or otherwise revised and finally determined by the Independent Accountant, as set forth in its notice delivered to each of the Stockholders’ Representative and the Parent, shall be binding and conclusive on the Parties; and (iv) the costs of the Independent Accountant shall be paid by the Parent (on one hand) and the Stockholders (on the other hand) in the same proportion that the aggregate disputed amount so submitted to the Independent Accountant that is unsuccessfully disputed by each such party as finally determined by the Independent Accountant bears to the total disputed amount.

(e)     Upon finalization of the Closing Statement, the parties shall calculate an “Adjustment Amount,” which shall equal (A + B’) – (A’ + B), where A = the Final Net Working Capital, A’ = the Target Net Working Capital, B = the Final Closing Indebtedness, and B’ = the Target Closing Indebtedness. If the Adjustment Amount is a positive number, it shall be disregarded. If the Adjustment Amount is a negative number, the Stockholder Representative shall direct the Escrow Agent to release from Escrow for cancellation by the Parent a number of Escrow Shares equal to the Adjustment Amount multiplied by (-1), and divided by the Deemed Value.

(f)     Each of the Purchaser and the Stockholder Representative shall bear the fees, costs and expenses of its own accountants.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company and the Stockholders, jointly and severally, hereby represent and warrant to Parent and Purchaser that each of the following representations and warranties is true, correct and complete as of the date of this Agreement. For the purposes of this Article IV, where appropriate, the term “Company” shall refer to the Company and/or the Former Company, and their respective consolidated Subsidiaries and VIEs, all on a consolidated basis.

4.1     Corporate Existence and Power. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the State of its organization. Each such entity has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted by it. No such entity is qualified to do business as a foreign entity in any jurisdiction, except as set forth on Schedule 4.1, and there is no other jurisdiction in the failure of any such entity to qualify to do business could result in a Material Adverse Effect. The Company and its Subsidiaries have offices located only at the addresses set forth on Schedule 4.1. Except as otherwise disclosed in this Agreement, neither the Company nor any of its Subsidiaries has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

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4.2     Authorization. The execution, delivery and performance by the Company of this Agreement and the Additional Agreements and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, including the unanimous approval of the stockholders of the Company. This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, and the relief of debtors and similar generally applicable Laws regarding creditors' rights and rules of law governing specific performance, injunctive relief, or other equitable remedies. For purposes of this Section 4.2, the “Company” shall mean the Company alone, and not its consolidated Subsidiaries.

4.3     Governmental Authorization. Other than as set forth on Schedule 4.3, neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Governmental Approval”).

4.4     Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements does or will (a) contravene or conflict with the organizational or constitutive documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, (c) except for the Contracts listed on Schedule 4.11 requiring Company Consents (but only as to the need to obtain such Company Consents), constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Capital Stock or any of the Company’s assets is or may be bound or any Permit, (d) result in the creation or imposition of any Lien on any of the Company Capital Stock or any of the Company’s assets, or (e) cause a loss of any material benefit relating to the Business to which the Company is entitled under any provision of any Permit or Contract binding upon the Company.

4.5     Capitalization. The Company has an authorized capitalization consisting of 10,000,000 shares of common stock, $0.0001 par value per share, (collectively, the “Company Common Stock“), of which 6,665,516 shares of Company Common Stock are issued and outstanding as of the date hereof. The Company does not have any shares of preferred stock authorized or issued and outstanding. No Company Common Stock is held in its treasury. All of the issued and outstanding Company Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and has not been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Common Stock is owned of record and beneficially by the Persons set forth on Schedule 4.5. The only shares of Company Common Stock that will be outstanding immediately after the Closing will be the Company Common Stock owned by Purchaser. No other class of capital stock of the Company is authorized or outstanding. There are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of the Company, or (b) to the knowledge of the Company, other than the Voting Agreement as contemplated herein, agreements with respect to any of the Company Common Stock, including any voting trust, other voting agreement or proxy with respect thereto.

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4.6     Articles of Incorporation and Bylaws. Copies of (a) the amended articles of incorporation of the Company, as certified by the Delaware Secretary of State, and (b) the bylaws of the Company, as certified by the secretary of the Company, have heretofore been made available to Purchaser, and such copies are each true and complete copies of such instruments in effect on the date hereof. The Company has not taken any action in violation or derogation of its articles of incorporation or bylaws.

4.7     Corporate Records. All proceedings occurring since December 31, 2017 of the board of directors, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of the Company. The stock ledgers and stock transfer books of the Company are complete and accurate. The stock ledgers and stock transfer books and minute book records of the Company relating to all issuances and transfers of stock by the Company, and all proceedings of the board of directors, including committees thereof, and stockholders of the Company since December 31, 2017 have been made available to Purchaser, and are the original stock ledgers and stock transfer books and minute book records of the Company or true, correct and complete copies thereof.

4.8     Third Parties. Except as set forth on Schedule 4.8, to the Company’s knowledge, no Key Personnel (as defined in Article 6.7) engage in any business, except through the Company, or are employees of or provide any service for compensation to, any other business. Schedule 4.8 lists or describes each Contract to which the Company, on the one hand, and any Stockholder beneficially owning more than 10% of the common stock of the Company (collectively, a “10% Stockholder”), or any Affiliate of such a Stockholder on the other hand, is a party. Except to the extent otherwise disclosed on Schedule 4.8, no Stockholder or any Affiliate of a Stockholder (i) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including Intellectual Property Rights) that the Company uses or the use of which is necessary for the conduct of the Business or the ownership or operation of the Company’s assets, or (ii) has engaged in any transactions with the Company. Schedule 4.8 sets forth a complete and accurate list of the Affiliates of the Company (exclusive of officers, directors, or employees) and the ownership interests in the Affiliates of the Company.

4.9     Assumed Names. Schedule 4.9 is a complete and correct list of all assumed or “doing business as” names currently or, within five (5) years of the date of this Agreement, used by the Company, including names on any websites. Since December 31, 2017, the Company has not used any name other than the names listed on Schedule 4.9 to conduct the Business. The Company has filed appropriate “doing business as” certificates in all applicable jurisdictions with respect to itself, except where the failure to file will not have a Material Adverse Effect.

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4.10     Subsidiaries.

(a)     Except as set forth on Schedule 4.10, the Company does not currently own, directly or indirectly, securities or other ownership interests in any other entity. The Company owns the percentage of the issued and outstanding equity, whether capital stock or membership interests of each Person listed on Schedule 4.10 as shown therein. None of the Company or any of its Subsidiaries is a party to any agreement relating to the formation of any joint venture, association or other entity.

(b)     Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under and by virtue of the Laws of the jurisdiction of its formation set forth by its name on Schedule 4.10. Each Subsidiary has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on the Business as presently conducted and as proposed to be conducted. No Subsidiary is qualified to do business as a foreign entity in any jurisdiction, except as set forth by its name on Schedule 4.10, and there is no other jurisdiction in which the character of the property owned or leased by any Subsidiary or the nature of its activities make qualification of such Subsidiary in any such jurisdiction necessary, except where failures to so qualify, in the aggregate, would not have a Material Adverse Effect. Each Subsidiary has offices located only at the addresses set forth by its name on Schedule 4.10. No Subsidiary has taken any action, adopted any plan, or made any agreement or commitment in respect of any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

4.11     Consents. The Contracts listed on Schedule 4.11 are the only Contracts binding upon the Company or by which any of the Company Capital Stock or any of the Company’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby (each of the foregoing, a “Company Consent”).

4.12     Financial Statements.

(a)     Company has previously delivered to Parent (i) the audited consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2018, 2017 and 2016, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month periods ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month periods ended on such dates (collectively, the “Financial Statements” and the audited consolidated balance sheets as of December 31, 2018, 2017 and 2016 included therein, collectively, the “Balance Sheets”).

(b)     The Financial Statements are complete and accurate in all material respects and fairly present, in conformity with U.S. GAAP applied on a consistent basis, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions for all liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

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(c)     Except as specifically disclosed, reflected or fully reserved against on the 2018 Balance Sheet, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business, since December 31, 2018 (the “Balance Sheet Date”), there are no liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company that are required under U.S. GAAP to be included on a balance sheet. All material debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on the 2018 Balance Sheet are included therein.

(d)     Each Balance Sheet included in the Financial Statements accurately reflects (either in the text or in the footnotes, as appropriate) the outstanding Indebtedness of the Company as of the date thereof.

(e)     All financial projections delivered by or on behalf of the Company to Purchaser with respect to the Business were prepared in good faith using assumptions that the Company believes to be reasonable and the Company is not aware of the existence of any fact or occurrence of any circumstances that is reasonably likely to have an Material Adverse Effect.

4.13     Books and Records. The Company shall make all Books and Records of the Company available to Purchaser for its inspection and shall deliver to Purchaser complete and accurate copies of all documents referred to in the Schedules to this Agreement or that Purchaser otherwise has requested within thirty (30) days from the date hereof. All Contracts, documents, and other papers or copies thereof delivered to Purchaser by or on behalf of the Company are accurate, complete, and authentic.

(a)     The Books and Records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by the Company. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i)     transactions are executed only in accordance with the respective management’s authorization;

(ii)     except to the extent otherwise disclosed in the Financial Statements, all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP;

(iii)     access to assets is permitted only in accordance with the respective management’s authorization; and

(iv)     recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(b)     All accounts, books and ledgers of the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Company does not have any records, systems controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any mechanical, electronic or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership (excluding licensed software programs) and direct control of the Company and which is not located at the relevant office.

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4.14     Absence of Certain Changes. Except to the extent otherwise disclosed on Schedule 4.14 hereto, since the Balance Sheet Date, the Company has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, since the Balance Sheet Date, other than in the ordinary course of business, and except as otherwise disclosed in Schedule 4.14 hereto, there has not been:

(a)     any Material Adverse Effect;

(b)     any transaction, Contract or other instrument entered into, or commitment made, by the Company relating to the Business, or any of the Company’s assets (including the acquisition or disposition of any assets) or any relinquishment by the Company of any Contract or other right, in either case other than transactions and commitments in the ordinary course of business consistent in all respects, including kind and amount, with past practices and those contemplated by this Agreement;

(c)     (i) any redemption of, declaration, setting aside or payment of any dividend or other distribution with respect to any capital stock or other equity interests in the Company; (ii) any issuance by the Company of shares of capital stock or other equity interests in the Company, or (iii) any repurchase, redemption or other acquisition, or any amendment of any term, by the Company of any outstanding shares of capital stock or other equity interests;

(d)     (i) any creation or other incurrence of any Lien other than Permitted Liens on the Company Capital Stock or any of the Company’s assets, or (ii) any making of any loan, advance or capital contributions to or investment in any Person by the Company;

(e)     any material personal property damage, destruction or casualty loss or personal injury loss (whether or not covered by insurance) affecting the business or assets of the Company;

(f)     increased benefits payable under any existing severance or termination pay policies or employment agreements; entered into any employment, deferred compensation or other similar agreement (or amended any such existing agreement) with any director, officer, manager or employee of the Company; established, adopted or amended (except as required by law) any bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer, manager or employee of the Company; or increased any compensation, bonus or other benefits payable to any director, officer, manager or employee of the Company, other than increases to non-officer employees in the ordinary course of business consistent with past practices;

(g)     any material labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company;

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(h)     any sale, transfer, lease to others or other disposition of any of its assets by the Company except for inventory sold in the ordinary course of business consistent with past practices or immaterial amounts of other Tangible Personal Property not required by its business;

(i)     (i) any amendment to or termination of any Material Contract, (ii) any amendment to any material license or material permit from any Authority held by the Company, (iii) any receipt of any notice of termination of any of the items referenced in (i) or (ii); or (iv) a material default by the Company under any Material Contract, or any material license or material permit from any Authority held by the Company;

(j)     any capital expenditure by the Company in excess in any fiscal month of an aggregate of $1,000,000 or entering into any lease of capital equipment or property under which the annual lease charges exceed $500,000 in the aggregate by the Company;

(k)     any institution of litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property or suffering of any actual or threatened litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property except where such litigation, settlement or agreement to settle any litigation, action, proceeding or investigation before any court or governmental body relating to the Company or its property would not have a material adverse effect;

(l)     any loan of any monies to any Person or guarantee of any obligations of any Person by the Company;

(m)     except as required by GAAP, any change in the accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) of the Company or any revaluation of any of the assets of the Company;

(n)     other than as contemplated herein, any amendment to the Company’s organizational documents, or any engagement by the Company in any merger, consolidation, reorganization, reclassification, liquidation, dissolution or similar transaction;

(o)     any acquisition of assets (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or business of any Person;

(p)     any material Tax election made by the Company outside of the ordinary course of business consistent with past practice, or any material Tax election changed or revoked by the Company; any material claim, notice, audit report or assessment in respect of Taxes settled or compromised by the Company; any annual Tax accounting period changed by the Company; any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or closing agreement relating to any Tax entered into by the Company; or any right to claim a material Tax refund surrendered by the Company; or

(q)     any commitment or agreement to do any of the foregoing.

Except to the extent otherwise disclosed on Schedule 4.14 hereto, since the Balance Sheet Date through and including the date hereof, the Company has not taken any action nor has any event occurred which would have violated the covenants of the Company set forth in Article 6.1 herein if such action had been taken or such event had occurred between the date hereof and the Closing Date.

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4.15     Properties; Title to the Company’s Assets.

(a)     The Company’s Tangible Personal Property is generally in good operating condition and repair and functions in accordance with its intended uses (ordinary wear and tear excepted) and has generally been properly maintained, and is generally suitable for its present uses.

(b)     The Company has good, valid and marketable title in and to, or in the case of the Leases and the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the 2018 Balance Sheet or acquired after December 31, 2018 (exclusive of assets sold or otherwise disposed of in the ordinary course of business after December 31, 2018). No such asset is subject to any Liens other than Permitted Liens. The Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

4.16     Litigation. Except to the extent otherwise disclosed in the 2018 Financial Statements, there is no Action (or any basis therefore) pending against, or to the best knowledge of the Company threatened against or affecting, the Company, any of its officers or directors, the Business, or any Company Capital Stock or any of the Company’s assets or any Contract before any court, Authority or official which could have a Material Adverse Effect, or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Company which require the payment of funds in excess of $500,000.

4.17     Contracts.

(a)     Schedule 4.17(a) lists all material Contracts, oral or written (collectively, “Material Contracts”) to which the Company is a party (exclusive of Contracts between the Company, the Company Subsidiaries, and/or VIEs) and which are currently in effect and constitute the following:

(i)     all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $1,000,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii)     all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $1,000,000 annually;

(iii)     all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $200,000 (other than written or oral contracts for at-will employment), (B) has severance or post termination obligations to such Person (other than COBRA obligations), or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company;

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(iv)     all Contracts creating a joint venture, strategic alliance, limited liability company and partnership agreements to which the Company is a party;

(v)     all Contracts relating to any acquisitions or dispositions of assets by the Company, exclusive of Contracts for the purchase or sale of inventories in the ordinary course of business;

(vi)     all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than “shrink wrap” licenses;

(vii)     all material Contracts relating to secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company or substantially limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

(viii)     all material Contracts relating to patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other Intellectual Property Rights of the Company or used by the Company;

(ix)     all Contracts providing for guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company, exclusive of indemnification agreements in favor of customers entered into in the ordinary course of business;

(x)     all Contracts with or pertaining to the Company to which any 10% Stockholder is a party;

(xi)     all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of $100,000 per month;

(xii)     all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and/or lines of credit;

(xiii)     any Contract relating to the voting or control of the equity interests of the Company or the election of directors of the Company (other than the Organizational Documents of the Company);

(xiv)     any Contract not cancellable by the Company with no more than 60 days’ notice if the effect of such cancellation would result in monetary penalty to the Company in excess of $500,000 per the terms of such contract; and

(xv)     any Contract for which any of the benefits, compensation or payments (or the vesting thereof) will be increased or accelerated by the consummation of the transactions contemplated hereby or by which the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

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(b)     Each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor, to the Company’s best knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract. The Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company’s assets. No Material Contract imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to Purchaser or any of its Affiliates.

(c)     Except as disclosed in Schedule 4.11, none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d)     Except as disclosed in 2018 Financial Statements, the Company is in material compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness, except where the failure would not result on a right to declare a default or breach by the third party to any note, indenture, bond or other instrument or agreement.

4.18     Insurance. Schedule 4.18 contains a true, complete and correct list (including the names and addresses of the insurers, the names of the Persons if other than the Company to whom such insurance policies have been issued, the expiration dates thereof, and a brief identification of the nature of the policy) of all liability, property, workers’ compensation and other insurance policies currently in effect that insure the property, assets or business of the Company or its employees (other than self-obtained insurance policies by such employees). Each such insurance policy is valid and binding and in full force and effect, all premiums due thereunder have been paid and the Company has not received any notice of cancellation or termination in respect of any such policy or default thereunder. Neither the Company, nor, to the knowledge of the Company, the Person to whom such policy has been issued, has received notice that any insurer under any policy referred to in this Article 4.18 is denying liability with respect to a claim thereunder or defending under a reservation of rights clause. Within the last two (2) years the Company has not filed for any claims exceeding $1,000,000 against any of its insurance policies, exclusive of automobile and health insurance policies. The Company has not received written notice from any of its insurance carriers or brokers that any premiums will be materially increased in the future, and does not have any reason to believe that any insurance coverage listed on Schedule 4.18 will not be available in the future on substantially the same terms as now in effect.

4.19     Licenses and Permits. Schedule 4.19 correctly lists each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the Business, together with the name of the Authority issuing the same (the “Permits”), exclusive of business licenses and transportation or vehicle licenses or permits. Except as indicated on Schedule 4.19, such Permits are valid and in full force and effect, and none of the Permits will, assuming the related third party consents have been obtained or waived prior to the Closing Date, be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company has all Permits necessary to operate the Business.

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4.20     Compliance with Laws. The Company is not in violation of, has not violated, and to the Company’s best knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign, other than where such violation would not have a Material Adverse Effect, nor to the Company’s knowledge except as disclosed on Schedule 4.20, is there any basis for any such charge and within the last 24 months the Company has not received any subpoenas by any Authority.

(a)     Without limiting the foregoing paragraph, the Company is not in violation of, has not violated, and to the Company’s best knowledge is not under investigation with respect to nor has been threatened or charged with or given notice of any violation of any provisions of:

(i)     any Law applicable due to the specific nature of the Business;

(ii)     the Foreign Corrupt Practices Act of 1977 (§§ 78dd-1 et seq.), as amended (the “Foreign Corrupt Practices Act”);

(iii)     any comparable or similar Law of any jurisdiction; or

(iv)     any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

4.21     Intellectual Property.

(a)     Schedule 4.21 sets forth a true, correct and complete list of all Intellectual Property Rights, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) all licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Right.

(b)     Within the past two (2) years (or prior thereto if the same is still pending or subject to appeal or reinstatement), the Company has not been sued or charged in writing with or been a defendant in any Action that involves a claim of infringement of any Intellectual Property Rights, and the Company has no knowledge of any other claim of infringement by the Company, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Rights of the Company.

(c)     To the best of Company’s knowledge, the current use by the Company of the Intellectual Property Rights does not infringe, and the use by the Company of the Intellectual Property Rights after the Closing will not infringe, the rights of any other Person. To the best of Company’s knowledge, any Intellectual Property Rights used by the Company in the performance of any services under any Contract is, and upon the performance of such Contract remains, owned by the Company and no client, customer or other third-party has any claim of ownership on the Intellectual Property Rights.

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(d)     Intentionally Omitted.

(e)     None of the execution, delivery or performance by the Company of this Agreement or any of the Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby will cause any material item of Intellectual Property Rights owned, licensed, used or held for use by the Company immediately prior to the Closing to not be owned, licensed or available for use by the Company on substantially the same terms and conditions immediately following the Closing.

(f)     The Company has taken reasonable measures to safeguard and maintain the confidentiality and value of all trade secrets and other items of Company Intellectual Property that are confidential and all other confidential information, data and materials licensed by the Company or otherwise used in the operation of the Business.

4.22     Customers and Suppliers.

(a)     Schedule 4.22(a) sets forth a list of the Company’s ten (10) largest customers and its ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s December 31, 2018 and 2017 fiscal years, showing the approximate total sales by the Company to each such customer and the approximate total purchases by the Company from each such supplier, during each such period.

(b)     No supplier listed on Schedule 4.22(a) and, to the actual knowledge of the Company, no customer listed on Schedule 4.22(a), has (i) terminated its relationship with the Company, (ii) materially reduced its business with the Company or materially and adversely modified its relationship with the Company, (iii) notified the Company in writing of its intention to take any such action, or (iv) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

4.23     Accounts Receivable and Payable; Loans.

(a)     All accounts receivable and notes of the Company reflected on the 2018 Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company in the ordinary course of business consistent with past practice. The accounts payable of the Company reflected on the 2018 Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b)     To the best of the Company’s knowledge, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that could reasonably result in a Material Adverse Effect. To the best of the Company’s knowledge, all accounts, receivables and notes are good and collectible in the ordinary course of business, subject in each case to reserves for uncollectible accounts reflected on the Company’s Books and Records.

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(c)     Schedule 4.23(c) discloses (i) any and all accounts, receivables and notes which were owed to the Company by any Affiliate of the Company as of December 31, 2018; and (ii) any indebtedness of the Company to its Affiliates as of December 31, 2018. Since December 31, 2018, no such accounts, receivables, notes, or indebtedness between the Company and its Affiliates has arisen except in the ordinary course of business consistent with past practice.

4.24     Pre-payments. The Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

4.25     Employees.

(a)     Schedule 4.25 sets forth a true, correct and complete list of the ten (10) highest paid employees and independent contractors of the Company as of December 31, 2018, including the name, department, title, and employment or engagement commencement date for each such person. Unless indicated in such list, no salaried employee or independent contractor included in such list (i) is currently on leave, (ii) has given written notice of his or her intent to terminate his or her relationship with the Company, or (iii) has received written notice of such termination from the Company. To the actual knowledge of the Company, no salaried employee or independent contractor (but specifically excluding all account executives) of the Company that earned an aggregate amount of compensation in excess of $100,000 in the December 31, 2018 fiscal year intends to terminate his or her relationship with the Company within six (6) months following the Closing Date. Schedule 4.25 describes all material proceedings, governmental investigations or administrative proceedings of any kind against the Company of which the Company has been notified regarding its employees or employment practices, or operations as they pertain to conditions of employment within two (2) years preceding the date of this Agreement.

(b)     There is not presently, to the Company’s knowledge any activity or proceeding by a labor union or representative thereof to organize any employees of the Company.

(c)     Except as disclosed on Schedule 4.25 hereto, there are no pending or, to the knowledge of the Company, threatened claims or proceedings against the Company under any worker’s compensation policy or long-term disability policy.

(d)     Except as would not have a Material Adverse Effect, the Company has, to its knowledge, properly classified all of its employees as exempt or non-exempt.

4.26     Employment Matters.

(a)     Schedule 4.26(a) sets forth a true and complete list of every employment agreement, commission agreement, employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company now in effect or under which the Company has or might have any obligation, or any understanding between the Company and any employee concerning the terms of such employee’s employment, in each case that does not apply to the Company’s employees generally (collectively, “Labor Agreements”). The Company shall deliver to Purchaser, prior to the Closing, true and complete copies of each such Labor Agreement, any employee handbooks and/or policy statement of the Company, and complete and correct information concerning the Company’s employees, including with respect to each such employee’s (i) name, residence address, and social security number; (ii) position; (iii) compensation; (iv) vacation and other fringe benefits; (v) claims under any benefit plan; and (vii) resident alien status (if applicable).

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(b)     Except as disclosed on Schedule 4.26(b):

(i)     all employees of the Company are employees at will, and the employment of each employee by the Company may (subject to laws against discrimination and the like) be terminated immediately by the Company, as applicable, without any cost or liability except severance in accordance with the Company’s standard severance practice as disclosed on Schedule 4.26(b);

(ii)     intentionally omitted

(iii)     to the best knowledge of the Company, no employee of the Company, in the ordinary course of his or her duties, has breached or will breach any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(iv)     the Company is not a party to any collective bargaining agreement, does not have any material labor relations problems, and, to the Company’s knowledge, there is no pending representation question or union organizing activity respecting employees of the Company.

(c)     To its knowledge, the Company has complied in all material respects with all Labor Agreements and all applicable laws relating to employment, immigration, or labor. All accrued obligations of the Company applicable to its employees, whether arising by operation of Law, by Contract, by past custom or otherwise, for payments by the Company to any trust or other fund or to any Authority, with respect to unemployment or disability compensation benefits, social security benefits, under ERISA or otherwise, have been paid or adequate accruals therefor have been made.

4.27     Withholding. All material obligations of the Company applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Company’s Books and Records.

4.28     Employee Benefits and Compensation.

(a)     Schedule 4.28 sets forth a true and complete list of each “employee benefit plan” (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity-based or non-equity-based incentive, severance or other plan or written agreement relating to employee or director benefits or employee or director compensation or fringe benefits, maintained or contributed to by the Company at any time during the 7-calendar year period immediately preceding the date hereof and/or with respect to which the Company could incur or could have incurred any direct or indirect, fixed or contingent liability (each a “Plan” and collectively, the “Plans”). Each Plan is and has been maintained in substantial compliance with all applicable laws, including but not limited to ERISA, and has been administered and operated in all material respects in accordance with its terms.

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(b)     Each Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the Company, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of any such determination. No event which constitutes a “reportable event” (as defined in Section 4043(c) of ERISA) for which the 30-day notice requirement has not been waived by the Pension Benefit Guaranty Corporation (the “PBGC”) has occurred with respect to any Plan. No Plan subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA. Full payment has been made of all amounts which the Company was required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and no Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(c)     Neither the Company nor to the knowledge of the Company, any other “disqualified person” or “party in interest” (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. The Company has not maintained any Plan (other than a Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code) which provides benefits with respect to current or former employees or directors following their termination of service with the Company (other than as required pursuant to COBRA). Each Plan subject to the requirements of COBRA has been operated in substantial compliance therewith.

(d)     No individual will accrue or receive additional benefits, service or accelerated rights to payment of benefits as a direct result of the transactions contemplated hereby. No material liability, claim, investigation, audit, action or litigation has been incurred, made, commenced or, to the knowledge of the Company, threatened, by or against any Plan or the Company with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums). No Plan or related trust owns any securities in violation of Section 407 of ERISA. With respect to each Plan which is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) as of the most recent actuarial valuation report prepared for each such Plan, the aggregate present value of the accrued liabilities thereof (determined in accordance with Statement of Financial Accounting Standards No. 35) did not exceed the aggregate fair market value of the assets allocable thereto.

(e)     No Plan is a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) and the Company has not been obligated to contribute to any multiemployer plan. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for PBGC insurance premiums payable in the ordinary course) or Section 412(f) or (n) of the Code, by the Company or any entity required to be aggregated with the Company pursuant to Section 4001(b) of ERISA and/or Section 414 (b), (c), (m) or (o) of the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA).

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(f)     There is no unfunded non-tax-qualified Plan which provides a pension or retirement benefit.

(g)     The Company has not made any commitment to create or cause to exist any employee benefit plan which is not listed on Schedule 4.28, or to modify, change or terminate any Plan (other than as may be necessary for compliance with applicable law).

(h)     The Company does not have any plan, arrangement or agreement providing for “deferred compensation” that is subject to Section 409A(a) of the Code, or any plan, arrangement or agreement that is subject to Section 409A(b) of the Code.

(i)     With respect to each Plan, the Company has delivered or caused to be delivered to Purchaser and its counsel true and complete copies of the following documents, as applicable, for each respective Plan: (i) all Plan documents, with all amendments thereto; (ii) the current summary plan description with any applicable summaries of material modifications thereto as well as any other material employee or government communications; (iii) all current trust agreements and/or other documents establishing Plan funding arrangements; (iv) the most recent IRS determination letter and, if a request for such a letter has been filed and is currently pending with the IRS, a copy of such filing; (v) the three most recently prepared IRS Forms 5500; (vi) the three most recently prepared financial statements; and (vii) all material related contracts, including without limitation, insurance contracts, service provider agreements and investment management and investment advisory agreements.

4.29     Real Property.

(a)     Except as set forth on Schedule 4.29, the Company does not own, or otherwise have an interest in, any Real Property, including under any Real Property lease, sublease, space sharing, license or other occupancy agreement. The Company has good, valid and subsisting title to its respective leasehold estates in the offices described on Schedule 4.29, free and clear of all Liens. The Company has not breached or violated any local zoning ordinance, and no notice from any Person has been received by the Company or served upon the Company claiming any violation of any local zoning ordinance.

(b)     With respect to the Leases: (i) they are valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessees have been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessees’ obligations thereunder have been granted by the lessors; (v) there exists no material default or event of default thereunder by the Company or, to the Company’s knowledge, by any other party thereto; (vi) there exists no occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a material default or event of default by the Company thereunder; and (vii) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder. The Company holds the leasehold estate on the Leases free and clear of all Liens, except for Liens of taxing authorities and Liens of mortgagees of the Real Property in which such leasehold estate is located. The Real Property leased by the Company is in a state of maintenance and repair in all material respects adequate and suitable for the purposes for which it is presently being used, and there are no material repair or restoration works likely to be required in connection with any of the leased Real Property. Except as otherwise disclosed on Schedule 4.29, the Company is in physical possession and actual and exclusive occupation of the whole of the leased properties, none of which are subleased or assigned to another Person. The Company does not owe any brokerage commission with respect to any Real Property.

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4.30     Accounts. Schedule 4.30 sets forth a true, complete and correct list of the checking accounts, deposit accounts, safe deposit boxes, and brokerage, commodity and similar accounts of the Company, including the account number and name, the name of each depositary or financial institution and the address where such account is located and the authorized signatories thereto.

4.31     Tax Matters.

(a)     (i) Except as disclosed on Schedule 4.31, the Company has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct, complete and accurate and disclose all Taxes required to be paid; (iii) there is no Action, pending or proposed or, to the best knowledge of the Company, threatened, with respect to Taxes of the Company or for which a Lien may be imposed upon any of the Company’s assets and, to the best of the Company’s knowledge, no basis exists therefor; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended, which waiver or extension is in effect; (v) the Company has complied in all material respects with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company; (vi) the transactions contemplated hereby are not subject to withholding under Section 1445 of the Code; (vii) no stock transfer Tax, sales Tax, use Tax, real estate transfer Tax or other similar Tax will be imposed with respect to or as a result of any transaction contemplated by this Agreement; (viii) none of the assets of the Company is required to be treated as owned by another Person for income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or otherwise; (ix) none of the assets of the Company is “tax-exempt use property” within the meaning of Section 168(h) of the Code, “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code, or subject to a “TRAC lease” under Section 7701(h) of the Code (or any predecessor provision); (x) there is no Lien for Taxes upon any of the assets of the Company; (xi) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law), with respect to the Company; (xii) no claim has ever been made by a Taxing Authority in a jurisdiction where the Company has not paid any Tax or filed Tax Returns, asserting that the Company is or may be subject to Tax in such jurisdiction; (xiii) the Company has provided to Purchaser true, complete and correct copies of all Tax Returns relating to, and all audit reports and correspondence relating to each proposed adjustment, if any, made by any Taxing Authority with respect to, any taxable period ending after December 31, 2010; (xiv) there is no outstanding power of attorney from the Company authorizing anyone to act on behalf of the Company in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company; (xv) the Company is not, and has ever been, a party to any Tax sharing or Tax allocation Contract; (xvi) the Company is and has never been included in any consolidated, combined or unitary Tax Return; (xvii) to the knowledge of the Company, no issue has been raised by a Taxing Authority in any prior Action relating to the Company with respect to any Tax for any period which, by application of the same or similar principles, could reasonably be expected to result in a proposed Tax deficiency of the Company for any other period; (xviii) the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has since not been filed; (xix) the Company is not a party to any Contract for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by the Company by reason of Section 162 or 404 of the Code; (xx) the Company is not a party to a Contract that requires or would upon the occurrence of certain events require the Company to make a payment which would not be fully deductible under Section 280G of the Code without regard to whether such payment is reasonable compensation for services rendered and without regard to any exception that requires future action by any Person; (xxi) the Company is not a “consenting corporation” within the meaning of Section 341(f) of the Code (as in effect prior to the repeal of such provision); (xxii) the Company has never made or been required to make an election under Section 336 or 338 of the Code; (xxiii) during the last two years, the Company has not engaged in any exchange under which gain realized on the exchange was not recognized under Section 1031 of the Code; (xxiv) the Company was not a “distributing corporation” or a “controlled corporation” under Section 355 of the Code in any transaction within the last two years or pursuant to a plan or series of related transactions (within the meaning of Section 355(e) of the Code) with any transaction contemplated by this Agreement; (xxv) the Company is not, and has never been, a “personal holding company” (within the meaning of Section 542 of the Code), a stockholder in a “controlled foreign corporation” (within the meaning of Section 957 of the Code), a “foreign personal holding company” (within the meaning of Section 552 of the Code as in effect prior to the repeal of such section), or a “passive foreign investment company” (within the meaning of Section 1297 of the Code), or, an owner in any entity treated as a partnership or disregarded entity for U.S. federal income tax purposes; (xxvi) none of the outstanding indebtedness of the Company constitutes indebtedness to which any interest deduction may be limited or disallowed under Section 163(i), (j) or (l), 265 or 279 of the Code (or any comparable provision of applicable Law); (xxvii) the Company is not and has not been a “United States real property holding corporation” (within the meaning of Code Section 897(c)(2)) at any time during the period specified in Section 897(c)(l)(A)(ii) of the Code; (xxviii) the Company is not and has not been treated as a foreign corporation for U.S. federal income tax purposes, and (xxix) the Company is not an “investment company” for purposes of Sections 351(e) or 368 of the Code and the Treasury Regulations promulgated thereunder.

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(b)     The Company has not entered into a “reportable transaction” (within the meaning of Section 6707A of the Code or Treasury Regulations §1.6011-4 or any predecessor thereof) and has not participated in any “nondisclosed noneconomic substance transaction” within the meaning of Section 6662(i)(2) of the Code. In the case of any transaction that could result in a “substantial understatement of income tax” (within the meaning of Section 6662(d) of the Code) of the Company if the claimed Tax treatment were disallowed, the Company has “substantial authority” (within the meaning of Section 6662(d) of the Code) for the claimed treatment, or in the case of a transaction other than a “tax shelter” (within the meaning of Section 6662(d)(2)(C)(ii) of the Code), has “adequately disclosed” (within the meaning of Section 6662(d) of the Code) on its applicable income Tax Return the relevant facts affecting the Tax treatment and there is a reasonable basis for such Tax treatment. The Company has not been a party to a transaction that does not have economic substance within the meaning of Section 7701(a) of the Code or that fails to meet the requirements of any similar rule of law as used in Section 6662(b)(6) of the Code.

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(c)     The Company is not required to include any adjustment under Section 481 or 482 of the Code (or any corresponding provision of applicable Law) in income for any period ending after the Balance Sheet Date. The Company will not be required to include any item of income or exclude any item of deduction for any taxable period ending after the Closing Date as a result of: (i) any intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding provision of applicable Law); (ii) an election under Section 108(i) of the Code; or (iii) use of an installment sale, open transaction, income forecast or completed contract method of accounting with respect to any transaction that occurred on or before the Closing Date.

(d)     The unpaid Taxes of the Company (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Balance Sheet and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Return.

(e)     The Stockholders acknowledge that following the Closing, any FIRPTA Certificate or IRS Forms W-9 or applicable W-8 delivered to Purchaser pursuant to Article 9.2(p) will be retained by Purchaser, and will be made available to the Taxing Authorities upon request. Environmental Laws.

(f)     The Company has not (i) received any written notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(g)     The Company has delivered to Purchaser all material records in its possession concerning the Hazardous Materials Activities of the Company and all environmental audits and environmental assessments in the possession or control of the Company of any facility currently owned, leased or used by the Company which identifies the potential for any violations of Environmental Law or the presence of Hazardous Materials on any property currently owned, leased or used by the Company.

(h)     To Company’s knowledge, there are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company such as could give rise to any material liability or corrective or remedial obligation of the Company under any Environmental Laws.

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4.32     Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from Purchaser or any of its Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

4.33     Powers of Attorney and Suretyships. The Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or, except as otherwise disclosed on the Company’s Financial Statements, any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

4.34     Directors and Officers. Schedule 4.34 sets forth a true, correct and complete list of all directors, officers, and managers of the Company.

4.35     Other Information. Neither this Agreement nor any of the documents or other information made available to Purchaser or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with Purchaser’s due diligence review of the Business, the Company Capital Stock, the Company’s assets or the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

4.36     Certain Business Practices. Neither the Company, nor any director, officer, agent or employee of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company, nor any director, officer, agent or employee of the Company (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Company) has, since December 30, 2014, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Company, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Company or that could reasonably be expected to subject the Company to suit or penalty in any private or governmental litigation or proceeding.

4.37     Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”), and no Action involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

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4.38     OFAC. Neither the Company, nor any director or officer of the Company (nor, to the knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of the Company) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.39     Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

4.40     Unanimous Approval. The Stockholders have unanimously approved this Agreement and the transactions contemplated hereby. Accordingly, there are no Dissenting Shares.

4.41     No Other Representations or Warranties. Parent, on its own behalf and on behalf of its Affiliates, acknowledges, represents, warrants and agrees that (i) the Company makes no representation or warranty, express or implied, in respect of any of its assets, liabilities or operations and (ii) Parent has not relied upon the accuracy or completeness of any express or implied representation, warranty, statement or information of any nature made or provided by any Person on behalf of the Company or the Stockholders, including without limitation in any confidential information statement, management presentation, or document made available in a data room, in each case other than the representations and warranties expressly set forth in this Article IV.

4.42     Knowledge. As used in this Agreement, “best knowledge of the Company”, “knowledge of the Company” or similar terms shall mean the actual knowledge of the Key Personnel as listed on Schedule 6.7 and what such Key Personnel should have known given his or her position within the Company following reasonable inquiry or investigation.

4.43     Prior Knowledge. No party shall be liable for any losses resulting from or relating to any inaccuracy in or breach of any representation or warranty in this Agreement if the party seeking indemnification for such losses had knowledge of such breach prior to the date of this Agreement.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represent and warrant to the Company that, as of the date hereof:

5.1     Corporate Existence and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. Parent has not entered into any definitive agreements with respect to any merger, consolidation, sale of all or substantially all of its assets, reorganization, recapitalization, dissolution or liquidation.

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5.2     Corporate Authorization. The execution, delivery and performance by the Parent of this Agreement and the Additional Agreements and the consummation by the Parent of the transactions contemplated hereby and thereby are within the corporate powers of the Parent and have been duly authorized by all necessary corporate action on the part of the Parent, including the Parent’s board of directors and shareholders to the extent required by the their organizational documents, the DGCL, any other applicable Law or any contract to which the Company or any of its shareholders is a party or by which or its securities are bound. This Agreement has been duly executed and delivered by the Parent and it constitutes, and upon its execution and delivery, the Additional Agreements will constitute, a valid and legally binding agreement of the Parent, enforceable against it in accordance with its terms.

5.3     Governmental Authorization. Other than as required under Delaware Law, or as otherwise set forth on Schedule 5.3, neither the execution, delivery nor performance of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.

5.4     Non-Contravention. The execution, delivery and performance by the Parent of this Agreement does not and will not (i) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Parent, (ii) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Parent or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Parent is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon Parent or by which any of the Parent’s Capital Stock or any of the Parent’s assets is or may be bound or any Permit, (iii) result in the creation or imposition of any Lien on any of the Parent’s Capital Stock or any of the Parent’s assets, or (iv) cause a loss of any material benefit relating to the Business.

5.5     Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent or its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.6     Issuance of Shares. The Closing Payment Shares, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable.

5.7     Capitalization. The authorized capital stock of Parent consists of 30,000,000 shares of common stock, par value $0.0001 per share (“Parent Common Stock“), and 1,000,000 preferred shares, par value $0.0001 per share, of which 22,167,486 shares of Parent Common Stock and 0 shares of such preferred stock are issued and outstanding as of the date hereof. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Delaware Law, the Parent’s organizational documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in the Parent’s organizational documents, there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or any capital equity of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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5.8     Information Supplied. None of the information supplied or to be supplied by the Parent expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s stockholders with respect to the solicitation of proxies to approve the transactions contemplated by this Agreement will, at the date of filing and/or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by Parent or that is included in the Parent SEC Documents).

5.9     Board Approval. The Parent Board (including any required committee or subgroup) has, as of the date of this Agreement, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, and (ii) determined that the transactions contemplated hereby are in the best interests of the stockholders of Parent.

5.10     Parent SEC Documents and Parent Financial Statements. Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional Parent SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) Parent’s Annual Reports on Form 10-K for each fiscal year of Parent beginning with the first year Parent was required to file such a form, (ii) all proxy statements relating to Parent’s meetings of stockholders (whether annual or special) held, and all information statements relating to stockholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iii) its Quarterly Reports on Form 10-Q filed since the beginning of the first fiscal year referred to in clause (i) above, (iv) its Current Reports on Form 8-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Article 5.10) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above, whether or not available through EDGAR, are, collectively, the (“Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Article 5.10, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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5.11     Certain Business Practices. Neither Parent, nor any director, officer, agent or employee of the Parent (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Parent, nor any director, officer, agent or employee of the Parent (nor any Person acting on behalf of any of the foregoing, but solely in his or her capacity as a director, officer, employee or agent of the Parent) has, since December 30, 2014, directly or indirectly, given or agreed to give any gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Parent or assist the Parent in connection with any actual or proposed transaction, which, if not given could reasonably be expected to have had a Material Adverse Effect on the Parent, or which, if not continued in the future, could reasonably be expected to adversely affect the business or prospects of the Parent or that could reasonably be expected to subject the Parent to suit or penalty in any private or governmental litigation or proceeding.

5.12     Litigation. There is no Action (or any basis therefore) pending against, or to the best knowledge of the Parent, threatened against or affecting, the Parent, any of its officers or directors, or any of the Parent’s assets or any Contract before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Parent which require the payment of funds, in the aggregate, in excess of $500,000.

5.13     Money Laundering Laws. The operations of the Parent are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Parent with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent, threatened.

5.14     OFAC. Neither the Parent, nor any director or officer of the Parent (nor, to the knowledge of the Parent, any agent, employee, affiliate or Person acting on behalf of the Parent) is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC; and the Parent has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

5.15     Corporate Records. All proceedings occurring since May 31, 2019 of the board of directors, including committees thereof, and all consents to actions taken thereby, are accurately reflected in the minutes and records contained in the corporate minute books of Parent. The stock ledgers and stock transfer books of Parent are complete and accurate. The stock ledgers and stock transfer books and minute book records of the Company relating to all issuances and transfers of stock by Parent, and all proceedings of the board of directors, including committees thereof, and stockholders of Parent since December 31, 2017 have been made available to Purchaser, and are the original stock ledgers and stock transfer books and minute book records of Parent or true, correct and complete copies thereof.

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5.16     No Other Representations or Warranties. The Company and the Stockholders, on their own behalf and on behalf of their Affiliates, acknowledge, represent, warrant and agree that (i) Parent makes no representation or warranty, express or implied, in respect of any of its assets, liabilities or operations and (ii) neither the Company nor any Stockholder has not relied upon the accuracy or completeness of any express or implied representation, warranty, statement or information of any nature made or provided by any Person on behalf of Parent, including without limitation in any confidential information statement, management presentation, or document made available in a data room, in each case other than the representations and warranties expressly set forth in this Article V.

ARTICLE VI
COVENANTS OF THE COMPANY PENDING CLOSING

For purposes of this Article VI, the “Company” shall shall refer to the Company and its Subsidiaries on a consolidated basis. The Company and the Stockholders covenant and agree that:

6.1     Conduct of the Business. From the date hereof through the Closing Date, the Company shall conduct the Business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Parent, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without Parent’s prior written consent (which shall not be unreasonably withheld), the Company shall not after date of the Agreement:

(i)     amend, modify or supplement its articles of incorporation, bylaws and/or other organizational or governing documents;

(ii)     amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract (including Contracts described in Article 7.1(a)(iii)) below), or any other right or asset of the Company;

(iii)     modify, amend or enter into any contract, agreement, lease, license or commitment, which (A) is with respect to Real Property, (B) extends for a term of one year or more or (C) obligates the payment of more than $750,000 (individually or in the aggregate);

(iv)     make any capital expenditures in excess of $2,000,000 individually or in the aggregate);

(v)     sell, lease, license or otherwise dispose of any of the Company’s assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein or (ii) sales of Inventory in the ordinary course consistent with past practice or (iii) those which do not or would not involve assets with a value of more than $1,000,000 individually or in the aggregate;

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(vi)     accept returns of products sold from Inventory except in the ordinary course, consistent with past practice;

(vii)     pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any stockholder of the Company (other than, in the case of any stockholder that is an employee of the Company, payments of salary accrued in said period at the current salary rate set forth on Schedule 4.25) or any Affiliate of the Company;

(viii)     authorize any salary increase of more than 10% for any employee of the Company making an annual salary equal to or greater than $200,000 or in excess of $500,000 in the aggregate on an annual basis or change the bonus or profit sharing policies of the Company;

(ix)     except for drawing upon existing lines of credit or revolving loans, obtain or incur any loan or other Indebtedness,;

(x)     suffer or incur any Lien, except for Permitted Liens, on the Company’s assets;

(xi)     Intentionally Deleted;

(xii)     delay, accelerate or cancel any receivables or Indebtedness owed to the Company or write off or make further reserves against the same;

(xiii)     except as specified in Schedule 6.1, merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xiv)     suffer any insurance policy protecting any of the Company’s assets to lapse;

(xv)     amend any of its plans set forth in Article 4.28(a) or fail to continue to make timely contributions thereto in accordance with the terms thereof;

(xvi)     make any change in its accounting principles or methods or write down the value of any Inventory or assets;

(xvii)     change the place of business or jurisdiction of organization of the Company;

(xviii)     extend any loans other than travel or other expense advances to employees in the ordinary course of business, which in no event shall exceed $1,000 individually or $10,000 in the aggregate;

(xix)     except as specified in Schedule 6.1, issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock;

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(xx)     effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(xxi)     make or change any material Tax election or change any annual Tax accounting periods; or

(xxii)     agree to do any of the foregoing.

(b)     The Company shall not (i) take or agree to take any action that might make any representation or warranty of the Company inaccurate or misleading in any respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

6.2     Access to Information.

(a)     From the date hereof until and including the Closing Date, the Company shall, to the best of its ability, (a) continue to give the Parent, its legal counsel and other representatives full access to the offices, properties and Books and Records, (b) furnish to the Parent, its legal counsel and other representatives such information relating to the Business as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives of the Company to cooperate with Parent in its investigation of the Business; provided that no investigation pursuant to this Article (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company and, provided further, that any investigation pursuant to this Article shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Company.

(b)     If requested by the Parent, the Company shall arrange for representatives of Parent to meet with or speak to the representatives of the ten (10) largest suppliers of the Company.

6.3     Notice of Certain Events. The Company shall promptly notify Parent of:

(a)     any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent, post-Closing) to any such Person or create any Lien on any Company Capital Stock or any of the Company’s assets;

(b)     any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)     any Actions commenced or threatened against, relating to or involving or otherwise affecting the Company, any stockholder of the Company, Company Capital Stock or the Company’s assets or the Business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

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(d)     the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Change; and

(e)     the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by the Company to be false or misleading in any respect or to omit or fail to state a material fact.

6.4     Annual and Interim Financial Statements. As promptly as practicable following the execution of this Agreement, and in no event later than June 30, 2019, the Company shall provide the Parent with reviewed consolidated financial statements of the Company and each of its Subsidiaries for the quarters ended March 31, 2019 and 2018 (“Interim Financial Statements”). Thereafter, the Company shall provide the Parent with consolidated interim financial information of the Company and each of its Subsidiaries no later than forty-five (45) calendar days following the end of each three-month quarterly period. If the Company does not deliver the Interim Financial Statements and quarterly financial statements for each three-month quarterly period as required by this Article 6.4, the Parent shall have the right to terminate this Agreement in accordance with Article 12.2(a) hereof. The Interim Financial Statements and the subsequent quarterly financial statements shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with U.S. GAAP, except as otherwise indicated in such statements and subject to year-end audit adjustments. Such certificate shall also state that except as noted, from the balance sheet date through the end of the previous quarterly period there has been no Material Adverse Effect.

6.5     SEC Filings.

(a)     The Company acknowledges that:

(i)     the Parent’s stockholders must approve the transactions contemplated by this Agreement prior to the transactions contemplated hereby being consummated and that, in connection with such approval, the Parent must call a special meeting of its stockholders requiring Parent to prepare and file with the SEC a proxy statement and proxy card (the “Proxy Statement”);

(ii)     the Parent will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii)     the Parent will be required to file Current Reports on Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b)     In connection with any filing the Parent makes with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its best efforts to cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use their best efforts to (i) cooperate with the Parent, (ii) respond to questions about the Company required in any filing or requested by the SEC in a timely fashion, and (iii) promptly provide any information requested by Parent or Parent’s representatives in connection with any filing with the SEC.

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6.6     Financial Information. The Company will promptly provide additional financial information requested by the Parent for inclusion in any filings to be made by the Parent with the SEC. If requested by the Parent, such information must be reviewed or audited by the Company’s auditors.

6.7     Employees of the Company and the Manager. Schedule 6.7 lists those employees designated by the Company as key personnel of the Company (the “Key Personnel”). The Key Personnel shall, as a condition to their continued employment with the Company, execute and deliver to the Company non-solicitation, non-service and confidentiality agreements in form and substance satisfactory to Parent (the “Confidentiality and Non-Solicitation Agreements”).

6.8     Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

6.9     Best Efforts to Obtain Consents. The Company shall use its best efforts to obtain each third party consent required under this Agreement as promptly as practicable hereafter.

6.10     Restructuring. Prior to the Closing Date, the Company shall acquire the entities listed on Schedule 6.10 (the “Restructuring”) with a total consideration not exceed $500,000 or an amount as mutally agreed by the Company and the Parent.

ARTICLE VII
COVENANTS OF THE PARENT Pending closing

The Parent agrees that:

7.1     Access to Information.

(a)     From the date hereof until and including the Closing Date, the Parent shall, to the best of its ability, (a) continue to give the Company, its legal counsel and other representatives full access to the offices, properties and Books and Records, (b) furnish to the Company, its legal counsel and other representatives such information relating to its business as such Persons may request and (c) cause the employees, legal counsel, accountants and representatives of the Parent to cooperate with Company in its investigation of the Parent; provided that no investigation pursuant to this Article (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Parent and, provided further, that any investigation pursuant to this Article shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Parent.

(b)     If requested by the Company, the Parent shall arrange for representatives of the Company to meet with or speak to the representatives of the ten (10) largest suppliers of the Parent.

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7.2     Notice of Certain Events. The Parent shall promptly notify the Company of:

(a)     any notice or other communication from any Person alleging or raising the possibility that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action or other rights by or on behalf of such Person or result in the loss of any rights or privileges of the Company (or Parent, post-Closing) to any such Person or create any Lien on any Parent Capital Stock or any of the Parent’s assets;

(b)     any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)     any Actions commenced or threatened against, relating to or involving or otherwise affecting the Parent, Parent Capital Stock or the Parent’s assets or its business or that relate to the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)     the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a material adverse change; or

(e)     the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by the Parent to be false or misleading in any respect or to omit or fail to state a material fact.

7.3     Proxy Statement. The Parent shall use its commercially reasonable efforts to file the Proxy Statement and other SEC filings in accordance with the terms of Article 6.5(a) hereof, including such information as is required under the Exchange Act and the rules and regulations of the SEC to obtain its stockholder approval for the Merger and the transactions contemplated hereby.

7.4     Dividends; Distributions. From the date hereof through the Closing Date, Parent shall not pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any stockholder of Parent (other than, in the case of any stockholder that is an employee of the Company, payments of salary accrued in said period at the current salary rate or any Affiliate of the Company).

ARTICLE VIII
COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

8.1     Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of the Company, as reasonably requested by Parent, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver, or cause to be executed and delivered, such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

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8.2     Tax Matters.

(a)     The Stockholders’ Representative shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company required to be filed by the Company after the Closing Date for taxable periods ending on or before the Closing Date. Such Tax Returns shall be true, correct and complete, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate any Tax election or change any accounting practice or procedure without the prior written consent of the Parent. The cost of preparing such Tax Returns shall be borne by the Company. The Stockholders’ Representative shall give a copy of each such Tax Return to the Parent with sufficient time prior to filing for the latter’s review and comment. The Stockholders’ Representative (prior to the Closing) and the Parent (following the Closing) shall cause the Company to cooperate in connection with the preparation and filing of such Tax Returns, to timely pay the Tax shown to be due thereon, and to furnish the Parent proof of such payment.

(b)     Parent shall prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis (taking into account valid extensions of time to file) all Tax Returns of the Company for taxable periods ending after the Closing Date. Any such Tax Returns for a period that includes the Closing Date shall be true, correct and complete in all material respects, shall be prepared on a basis consistent with the similar Tax Returns for the immediately preceding taxable period, and shall not make, amend, revoke or terminate and tax election or change any accounting practice or procedure without the prior consent of the Stockholders’ Representative, which consent shall not unreasonably be withheld, delayed or conditioned.

(c)     Following the Closing, the Stockholders’ Representative may amend any Tax Return of the Company for any taxable period ending on or before the Closing with the consent of Parent, which consent shall not unreasonably be withheld, delayed or conditioned. Parent shall cause the Company to cooperate with the Stockholders’ Representative in connection with the preparation and filing of such amended Tax Returns and any Tax proceeding in connection therewith. The cost of preparing and filing such amended Tax Returns or participating in any such Tax proceeding shall be borne by the Company.

(d)     Following the Closing, the Parent may amend any Tax Return of the Company for any taxable period ending on or before the Closing to correct any errors, with the consent of the Stockholders’ Representative, which consent shall not unreasonably be withheld, delayed or conditioned. The cost of preparing and filing such amended Tax Returns shall be borne by the Company.

(e)     Parent shall retain (or cause the Company to retain) all Books and Records with respect to Tax matters of the Company for Pre-Closing Periods for at least seven (7) years following the Closing Date and shall abide by all record retention agreements entered into by or with respect to the Company with any Taxing Authority.

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8.3     Confidentiality. Except as necessary to complete the Proxy Statement; the Company and the Stockholders, on the one hand, and the Parent, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party and/or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished (the “receiving party”), (b) in the public domain through no fault of the receiving party or (c) later lawfully acquired by the receiving party from other sources, which source is not the agent of the furnishing party, and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information and provided such care is reasonable under the circumstances. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement.

8.4     Existing Agreements. The Company and the Stockholders hereby agree that any transactions with third parties entered into by Parent or Parent’s Subsidiaries that the Parent has approved prior to the Closing shall be consummated in accordance with the terms thereof whether before or after the Closing.

8.5     Affiliate Leases. The parties acknowledge that the Company, the Company’s Subsidiaries, and/or the VIEs (collectively, the “Company Entities”) have entered into a number of real property leases with B&R Group Realty Holding LLC, a Delaware limited liability company affiliated with the Company (“B&R Realty”) and/or its Subsidiaries (collectively, the “Realty Affiliates”), whereby the Company Entities lease certain real properties from the Realty Affiliates (collectively, the “Affiliate Leases”). Effective as of the Closing, each of the Affiliate Leases shall be amended and restated. Except to the extent otherwise agreed in writing between the Company and the Parent, each such Affiliate Lease, as so amended and restated, shall (i) be a triple-net lease in the form currently promulgated by the American Industrial Real Estate Association (AIR); (ii) have a term of ten (10) years, commencing on the Closing Date, with one ten (10) year renewal option at then fair market rental, as determined by agreement or (if there is no agreement) by arbitration; (iii) call for an initial base rent equal to fair rental value as of the Closing, as determined prior to the Closing by a third-party appraiser mutually satisfactory to the Company and the Parent; (v) call for 2.5% annual increases in base rent, both during the initial term and during any option term; and (vi) be unconditionally guaranteed (using an AIR standard Guaranty of Lease form) by the Parent. The Affiliate Leases shall also give the Parent a right of first refusal on the sale of the property.

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8.6     Bank Loans. The parties acknowledge that (i) the Company and certain other Company Entities are borrowers under a $75 Million revolving credit facility (the “Working Capital Facility”) provided by JP Morgan Chase Bank, N.A. (“JP Morgan”); (ii) B&R Realty and certain or all of the other Realty Affiliates are borrowers under a $60 Million real estate credit facility provided by JP Morgan (the “Real Estate Facility”); (iii) B&R Group Logistics Holding LLC, a Delaware limited liability company and a Subsidiary of the Company, and Lenfa Food, LLC, a Colorado limited liability company and a Subsidiary of B&R Realty, are borrowers under a $5 Million capital expense credit facility provided by J.P. Morgan (the “CapEx Facility”); (iv) all of the borrowers under each of the Working Capital Facility, the Real Estate Facility, and the CapEx Facility (collectively, the “Credit Facilities”) are co-borrowers under each of the other Credit Facilities, and all of the Credit Facilities are cross-collateralized. The parties shall cooperate with each other and use their best efforts to modify the Credit Facilities prior to the Closing to ensure that as of the Closing, (a) only Company Entities and/or the Parent are liable under the Working Capital Facility or that portion of the CapEx Facility that is shown on the consolidated balance sheet of the Company as a liability of the Company Entities, and only collateral belonging to Company Entities and/or the Parent collateralizes the Working Capital Facility or that portion of the CapEx Facility that is shown on the consolidated balance sheet of the company as a liability of the Company Entities; (b) only Realty Affiliates are liable under the Real Estate Facility or that portion of the CapEx Facility that is not shown on the consolidated balance sheet of the Company as a liability of the Company Entities, and only collateral owned by Realty Affiliates secures the Real Estate Facility or that portion of the CapEx Facility that is not shown on the consolidated balance sheet of the Company as a liability of the Company Entities. Without limiting the generality of the foregoing, the Parent agrees that it will, to the extent necessary to achieve the foregoing restructurig of the Credit Facilities (the “Credit Restructuring”), (x) guarantee, and/or become a co-borrower with respect to, the Working Capital Facility and/or that portion of the CapEx Facility that is shown on the consolidated balance sheet of the Company as a liability of the Company Entities; and (y) guarantee all of the Affiliate Leases. The completion of the Credit Restructuring to the mutual satisfaction of the Company and the Parent shall be a condition to both the Company’s and the Purchaser’s and the Parent’s obligations to close.

8.7     Notice of Developments.

(a)     Company may elect at any time to notify Parent of any development causing a breach of any of its representations and warranties in Sections 4.1 – 4.41 above. Unless Parent has the right to terminate this Agreement pursuant to Section 12.1(b) below by reason of the development and exercises that right within the period of 30 days referred to in Section 12.1(b) below, the written notice pursuant to this Section 8.6(a) will be deemed to have amended the Disclosure Schedule, to have qualified the representations and warranties contained in Sections 4.1 – 4.41, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

(b)     Each of Parent and the Company will give prompt written notice to the other Party of any Material Adverse Change causing a breach of its own representations and warranties in Articles III and IV above. No disclosure by any Parent pursuant to this Section 8.6(b), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

ARTICLE IX
CONDITIONS TO CLOSING

9.1     Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:

(a)     No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing;

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(b)     There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing; and

(c)     The Additional Agreements shall have been executed and delivered by the other parties thereto.

9.2     Conditions to Obligations of Parent. The obligation of Parent to consummate the Closing is subject to the satisfaction, or the waiver at Parent’s sole and absolute discretion, of all the following further conditions:

(a)     The Company shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b)     All of the representations and warranties of the Company contained in this Agreement, the Additional Agreements and in any certificate delivered by the Company pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall:

(i)      be true, correct and complete in all material respects (1) at and as of the date of this Agreement (except as provided in the disclosure schedules or as provided for in Article (V) hereof, or, (2) if otherwise specified, when made or when deemed to have been made, and

(ii) be true, correct and complete as of the Closing Date with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect.

(c)     There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d)     Parent shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Article 9.2.

(e)     Parent shall have received copies of all required third party consents (including the consents of the landlords under the Leases and the consents of lenders), in form and substance reasonably satisfactory to Parent, and no such third party consents shall have been revoked.

(f)     Parent shall have received copies of all Governmental Approvals, in form and substance reasonably satisfactory to Parent, and no such Governmental Approval shall have been revoked.

(g)     The Restructuring shall have been completed.

(h)     Parent shall have received Schedules from Company updated as of the Closing Date, which shall not be materially different than the Schedules provided by Company as of the date hereof.

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(i)     The requisite majority of Parent’s shareholders shall have approved the transactions contemplated by this Agreement in accordance with the provisions of Parent’s organizational documents and Delaware Law.

(j)     Purchaser shall have completed its due diligence investigation of the Company.

9.3     Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s discretion, of all of the following further conditions:

(a)     The Parent shall have duly performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date.

(b)     All of the representations and warranties of the Company contained in this Agreement, the Additional Agreements and in any certificate delivered by the Parent pursuant hereto, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, regardless of whether it involved a known risk, shall:

(i)       be true, correct and complete in all material respects (1) at and as of the date of this Agreement (except as provided in the disclosure schedules or as provided for in Article V), or, (2) if otherwise specified, when made or when deemed to have been made, and

(ii)      be true, correct and complete in all material respects as of the Closing Date, with only such exceptions as could not in the aggregate reasonably be expected to have a material adverse effect.

(c)     There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a material adverse effect on Parent, regardless of whether it involved a known risk.

(d)     The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Parent to the effect set forth in clauses (a) through (c) of this Article 9.3.

(e)     The Company shall have received Schedules from Parent updated as of the Closing Date, which shall not be materially different than the Schedules provided by Parent as of the date hereof.

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ARTICLE X
INDEMNIFICATION

10.1     Indemnification of Parent. The Company and Stockholders (solely with respect to claims made under this Article 10.1 prior to the Closing) jointly and severally agree to indemnify and hold harmless Parent, each of its Affiliates and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assignees (the “Parent Indemnitees”), against and in respect of any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Parent Indemnitee as a result of or in connection with (a) any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company and/or the Stockholders contained herein or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto, (b) any actions by any third parties with respect to the Business (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts and/or consumer complaints) for any period on or prior to the Closing Date (c) the violation of any Laws in connection with or with respect to the operation of the Business on or prior to the Closing Date, (d) any claims by any employee of the Company or any of its Subsidiaries with respect to any period or event occurring on or prior to the Closing Date, or relating to the termination of employee’s employment status in connection with the transactions contemplated by this Agreement, or the termination, amendment or curtailment of any employee benefit plans, (e) the failure of the Company or any of its Subsidiaries to pay any Taxes to any Taxing Authority or to file any Tax Return with any Taxing Authority with respect to any Pre-Closing Period, or (f) any sales, use, transfer or similar Tax imposed on Parent or its Affiliates as a result of any transaction contemplated by this Agreement. The total payments made by the Stockholders to the Parent Indemnitees with respect to Losses shall not exceed $15,000,000 (the “Indemnifiable Loss Limit”), except that the Indemnifiable Loss Limit shall not apply with respect to any Losses relating to or arising under or in connection with breaches of Articles 4.15 (Properties; Title to the Company’s Assets), 4.25 (Employees), 4.26 (Employment Matters), 4.27 (Withholding), 4.28 (Employee Benefits and Compensation), 4.29 (Real Property), or 4.31 (Tax Matters). Notwithstanding anything set forth in this Article 10.1, any Losses incurred by any Parent Indemnitee arising out of the failure of any Stockholder to perform any covenant or obligation to be performed by such Stockholder at or after the Closing Date, shall not, in any such case, be subject to or applied against the Indemnifiable Loss Limit. Any liability incurred by the Stockholders pursuant to the terms of this Article 10.1 shall be paid solely by the return for cancellation of the Escrow Shares in accordance with the terms of the Escrow Agreement. Notwithstanding anything to the contrary set forth herein, the foregoing indemnification obligations except with respect to Articles 4.25 (Employees), 4.26 (Employment Matters), 4.27 (Withholding), 4.28 (Employee Benefits and Compensation), 4.29 (Real Property), and 4.31 (Tax Matters) shall be effective only if any Parent Indemnitee has suffered, incurred, sustained, or become subject to Losses in excess of $150,000 in the aggregate (the “Deductible”), it being understood that such Parent Indemnitee shall only be entitled to indemnification for such Losses to the extent such Losses exceed the Deductible.

10.2     Procedure. The following shall apply with respect to all claims by any Parent Indemnitee (an “Indemnified Party”) for indemnification:

(a)     An Indemnified Party shall give the Stockholders’ Representative prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Article 10.1 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Article 10.1, except to the extent such failure materially and adversely affects the ability of the Stockholders or the Company, as applicable (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

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(b)     In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Article 10.1 are applicable to such action and the Indemnifying Parties will indemnify such Indemnified Party in respect of such action pursuant to the terms of Article 10.1 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties’ liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

(c)     If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Article 10.2(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such separate counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

(d)     If the Indemnifying Parties elect to assume the defense of any Third-Party Claim pursuant to Article 10.2(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third-Party Claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (ii) that involves criminal allegations against the Indemnified Party or (y) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

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(e)     If the Indemnifying Parties undertake the defense of any Third-Party Claim pursuant to Article 10.1 and the Indemnified Party proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

10.3     Escrow of Escrow Shares by Stockholders. The Company and the Stockholders hereby authorize Parent to deliver the Escrow Shares into escrow (the “Escrow Fund”) pursuant to the Escrow Agreement.

(a)     Escrow Shares. Payment of Dividends; Voting. Any dividends, interest payments, or other distributions of any kind made in respect of the Escrow Shares will be delivered promptly to the Escrow Agent to be held in escrow. The Stockholders shall be entitled to vote the Escrow Shares on any matters to come before the stockholders of Parent.

(b)     Distribution of Escrow Shares. At the times provided for in Article 10.3(d), the Escrow Shares and any paid or accrued dividends thereon shall be released to the Stockholders’ Representative for distribution to the Stockholders. Parent will take such action as may be necessary to cause such certificates to be issued in the names of the appropriate persons. Certificates representing Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Escrow Fund to the Stockholders’ Representative and all fractional shares shall be rounded to the nearest whole share.

(c)     Assignability. No Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Stockholders or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Stockholders, prior to the delivery to such Stockholders by the Stockholders’ Representative of the Escrow Shares by the Escrow Agent as provided herein.

(d)     Release from Escrow Fund. Within five (5) business days following expiration of the Survival Period (the “Release Date”), the remaining Escrow Shares will be released from escrow to the Stockholders’ Representative less the number or amount of Escrow Shares (valued in accordance with Section 10.5) equal to the amount of any potential Losses set forth in any Indemnification Notice from Parent with respect to any pending but unresolved claim for indemnification. Prior to the Release Date, the Stockholders’ Representative shall issue to the Escrow Agent a certificate executed by it instructing the Escrow Agent to release such number of Escrow Shares determined in accordance with this Article 10.3(d). Any Escrow Shares retained in escrow as a result of the immediately preceding sentence shall be released to the Stockholders’ Representative promptly upon resolution of the related claim for indemnification in accordance with the provisions of this Article X.

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10.4     Periodic Payments. Any indemnification required by Article 10.1 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any Action shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred and in no event later than 45 days from the date of when bills are received.

10.5     Payment of Indemnification. In the event that Parent is entitled to any indemnification pursuant to this Article X, the Stockholders shall, by means of the Escrow, jointly and severally pay the amount of the indemnification (subject to the limitation set forth in Article 10.1) in shares of Parent Common Stock valued at the time of such payment at the volume weighted average closing price of such Parent Common Stock on NASDAQ for the 20 trading days prior to such payment date. Any payments by the Stockholders to a Parent Indemnitee will be treated as an adjustment to the Purchase Price.

10.6     Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received.

10.7     Survival of Indemnification Rights. The representations and warranties of the Company, the Stockholders and Parent shall survive until twelve (12) months (the “Survival Period”) following the Closing. The indemnification to which any Indemnified Party is entitled from the Indemnifying Parties pursuant to Article 10.1 for Losses shall be effective so long as it is asserted prior to: (x) ninety (90) days after the expiration of the Survival Period and the breach or the alleged breach of any covenant or agreement of any Indemnifying Party occurred within the Survival Period. The obligations of the Company (but not of the Stockholders) in Articles VI and VIII shall terminate upon the Closing.

ARTICLE XI
DISPUTE RESOLUTION

11.1     Arbitration.

(a)     The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise). Notwithstanding the foregoing, the provisions of this Section 11.1(a) shall not apply to any matters subject to determination in accordance with Section 3.4.

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(b)     If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c)     The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within one hundred twenty (120) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d)     The arbitration shall be held in New York, New York in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

(e)     On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Article 11.1(c).

(f)     The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g)     The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief (including actual attorneys’ fees and costs) shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. Neither party shall be entitled to special or punitive damages. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h)     Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

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(i)     The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.

(j)     This arbitration section shall survive the termination of this Agreement and any agreement contemplated hereby.

11.2     Waiver of Jury Trial; Exemplary Damages.

(a)     THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)     Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by such respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XII
TERMINATION

12.1     Termination of Agreement. This Agreement may be terminated as provided below:

(a)     Parent and Company may terminate this Agreement by mutual written consent as any time prior to the Closing Date;

(b)     Parent may terminate this Agreement by giving written notice Company at any time prior to the Closing (A) in the event Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Parent has notified Company of the breach, and the breach has contained without a cure for a period of 30 days after the notice of breach of (B) if the Closing shall not have occurred on or before December 31, 2019, by reason of the failure of any condition precedent under Sections 9.1 and 9.2 hereof (unless the failure results primarily from Parent itself breaching any representation, warranty, or covenant contained in this Agreement); and

(c)     Company may terminate this Agreement by giving written notice to Parent at any time prior to the Closing (A) in the event Parent has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Company has notified Parent of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 2019, by reason of the failure of any condition precedent under Section 9.1 and 9.3 hereof (unless the failure results primarily from Company itself breaching any representation, warranty, or covenant contained in this Agreement).

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12.2     Effect of Termination. In the event that this Agreement is terminated pursuant to (b) or (c) above, the breaching party shall be obligated to pay the non-breaching party a break-up fee of $3,000,000, promptly after termination of this Agreement by the non-breaching party.

12.3     No Other Termination. Except as otherwise specified herein, neither the Parent nor the Company may terminate this Agreement without the prior written consent of the other party.

12.4     Survival. The provisions of Article X through Article XIII shall survive any termination hereof.

ARTICLE XIII
MISCELLANEOUS

13.1     Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Parent or the Company (following the Closing), to:

HF Foods Group Inc.
6001 West Market Street

Greensboro, NC 27409
Attention: Zhou Min Ni
Email: zhoumin.n@hffoodsgroup.com

Fax: (336) 268-2642

with copies to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Giovanni Caruso, Esq.
Email: gcaruso@loeb.com

Fax: (212) 407-4866

and

Puryear and Lingle, PLLC

5501-E Adams Farm Lane

Greensboro, NC 27407

Email: puryear@puryearandlingle.com and lingle@puryearandlingle.com

Fax: (844) 459-6709

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if to the Company (prior to the Closing):

B&R Global Holdings, Inc.

19319 Arenth Avenue

City of Industry, CA 91748

Attn: Xiao Mou Zhang

Email: peterzhang@rongcheng.us

Fax: (626) 338-7133

 with a copy to (which shall not constitute notice):

Musick, Peeler & Garrett, LLP

624 S. Grand Avenue, Suite 2000

Los Angeles, CA 90017

Attn: Tim T. Chang, Esq.

Email: t.chang@musickpeeler.com

Fax: (213) 624-1376

if to the Stockholders’ Representative:

19319 Arenth Avenue

City of Industry, CA 91748

Attn: Xiao Mou Zhang

Email: peterzhang@rongcheng.us

Fax: (626) 338-7133

13.2     Amendments; No Waivers; Remedies.

(a)     This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b)     Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party shall waive or otherwise affect any obligation of that party or impair any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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(c)     Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d)     Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3     Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.4     Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

13.5     Expenses. Each party shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein.

13.6     No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.7     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

13.8     Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.9     Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

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13.10     Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.11     Construction of Certain Terms and References; Captions. In this Agreement:

(a)     References to particular Articles, sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b)     The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c)     Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.

(d)     Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e)     If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f)     Captions are not a part of this Agreement, but are included for convenience, only.

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(g)     For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Key Personnel.

13.12     Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.13     Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.14     Stockholders’ Representative. Xiao Mou Zhang is hereby appointed as agent and attorney-in-fact (the “Stockholders’ Representative”) for each Stockholder, (i) to give and receive notices and communications to or by Parent for any purpose under this Agreement and the Additional Agreements, (ii) to agree to, negotiate, enter into settlements and compromises of and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any indemnification claims (including Third-Party Claims) under Article X or other disputes arising under or related to this Agreement, (iii) to enter into and deliver the Escrow Agreement on behalf of each of the Stockholders, (iv) to authorize or object to delivery to Parent or the Surviving Corporation of the Escrow Fund, or any portion thereof, in satisfaction of indemnification claims by Parent or the Surviving Corporation in accordance with the provisions of the Escrow Agreement, (v) to act on behalf of Stockholders in accordance with the provisions of the Agreement, the securities described herein and any other document or instrument executed in connection with the Agreement and the Merger and (vi) to take all actions necessary or appropriate in the judgment of the Stockholders’ Representative for the accomplishment of the foregoing. Such agency may be changed by the Stockholders from time to time upon no less than twenty (20) days prior written notice to the Parent and, if after the Effective Time, the Surviving Corporation, provided, however, that the Stockholders’ Representative may not be removed unless holders of at least 51% of all of the Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement agrees to such removal. Any vacancy in the position of Stockholders’ Representative may be filled by approval of the holders of at least 51% of all of the Company Common Stock on an as-if converted basis outstanding immediately prior to the transaction contemplated by this Agreement. Any removal or change of the Stockholders’ Representative shall not be effective until written notice is delivered to Parent. No bond shall be required of the Stockholders’ Representative, and the Stockholders’ Representative shall not receive any compensation for his services as such. Notices or communications to or from the Stockholders’ Representative shall constitute notice to or from the Stockholders. The Stockholders’ Representative shall not be liable for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable business judgment. A decision, act, consent or instruction of the Stockholders’ Representative shall, for all purposes hereunder, constitute a decision, act, consent or instruction of all of the Stockholders of the Company and shall be final, binding and conclusive upon each of the Stockholders. The Stockholders shall severally indemnify the Stockholders’ Representative and hold him harmless against any loss, liability, or expense incurred without gross negligence or bad faith on the part of the Stockholders’ Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Notwithstanding anything in this Article 13.14 to the contrary, the Stockholders’ Representative (in his capacity as such) shall have no obligation or authority with respect to any indemnification claims against a Stockholder made by a Parent Indemnitee under Article X hereof.

13.15     Hart-Scott-Rodino Act Filings. The Parent and the Company shall equally bear the costs of all expenses and fees associated with the preparation and submission of all documentation, correspondence or representations in relation to actions required to be taken under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

HF FOODS GROUP INC., a Delaware corporation

By:
Name: Zhou Min Ni
Title: CEO

Purchaser:

B&R MERGER SUB INC., a Delaware corporation

By:
Name: Zhou Min Ni
Title: Director

Company:

B&R GLOBAL HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

[Stockholder signature page begins on next page]

Signature Page to HF Foods – B&R Global Holdings Merger Agreement

Stockholders:

Allen Xinbin Lin

Jing Wang

Guan Li Liu

Hua Gui Liang

Hua Zhang

Jack Liang

Jia Jing Zheng

Lin Chun Liu

Signature Page to HF Foods – B&R Global Holdings Merger Agreement

JJ & J Development, LLC

By:
Name:
Title:

Joshua Liang

Ke Jie Lin

Linni Holding LLC

By:
Name:
Title:

Mindy Fang

Qing Wu Sun

Ruohong Huang

So Wah Lau

Signature Page to HF Foods – B&R Global Holdings Merger Agreement

Spot Light Investments, LLC

By:
Name:
Title:

DL5 Investments, LLC

By:
Name:
Title:

Xiao Na Guan

Xiao Peng Guan

Great Wall Seafood LA, Corp.

By:
Name:
Title:

Yue E. Lin

Cong Wang

Signature Page to HF Foods – B&R Global Holdings Merger Agreement

Heungwing Chai

Jin Zhang

Kit Yue Cheng

Lam San Cheng

Ngai Cheng

Rong Hua Dong

Shiyong Lin

Tsz C. Lam

Xiao Mou Zhang

Xiao Yong Zhang

Signature Page to HF Foods – B&R Global Holdings Merger Agreement

Lu Sheng Liu

Rain R. Qiu

Jia Yong Chen

Ke Jia Zheng

Zhuofan Lin

Jian Li

S&S Family Ventures, LLC

By:
Name:
Title:

Xiao Zhong Zhang

Shun Chen Chan

Signature Page to HF Foods – B&R Global Holdings Merger Agreement

Hongzu Zhang

JJJ Liang Irrevocable Trust

By:
Name:
Title:

Ge Yu

Stockholders’ Representative:

Xiao Mou Zhang

Signature Page to HF Foods – B&R Global Holdings Merger Agreement

ANNEX B

TAG-ALONG AGREEMENT

This Tag-Along Agreement (the “Agreement”) is made and entered into to be effective as of [*], 2019, by and among HF Foods Group Inc., a Delaware corporation (the “Company”) and the undersigned parties listed under Stockholder on the signature page hereto (each, an “Stockholder” and collectively, the “Stockholders”).

WHEREAS, pursuant to a Merger Agreement dated as of June 21, 2019 (“Merger Agreement”) by and among the Company, the stockholders of B&R Global (as defined below) and certain other persons and entities, the stockholders of B&R Global will receive certain shares of Common Stock of the Company issued or issuable pursuant to the terms of the Merger Agreement in exchange for their shares of Capital Stock of B&R Global Holdings, Inc., a Delaware company (“B&R Global”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain tag-along rights relating the securities held by them as of the date hereof;

1.     DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement.

2.     TAG ALONG RIGHT. In the event that a Stockholder agrees in a bona fide arm’s length transaction to sell any shares of securities of the Company (“Company Securities”) held by him or her (the “Selling Stockholder”) in any transaction or series of related transactions (a “Proposed Sale”), then the Selling Stockholder shall promptly give written notice (the “Sale Notice”) simultaneously to the Company and to each of the other Stockholder at least thirty (30) days prior to the consummation of the Proposed Sale. The Sale Notice shall describe in reasonable detail the Proposed Sale including, without limitation, the number of shares of Company Securities to be sold, the nature of the Proposed Sale, the consideration to be paid, the name and address of each prospective purchaser or transferee, and the proposed closing date of such transaction or transactions. Each Stockholder may elect to exercise the Tag-Along Right and participate on a pro rata basis in the Proposed Sale, and on the same terms and conditions specified in the Sale Notice, subject to Section 2 herein. Each such Stockholder who desires to exercise the Tag-Along Right (each, a “Participating Stockholder”) must give the Selling Stockholder written notice (the “Participating Notice”) to that effect within fifteen (15) days after the deadline for delivery of the Sale Notice, as the case may be, and upon giving the Participating Notice, such Participating Stockholder shall be deemed to have effectively exercised the Tag-Along Right. The Participating Notice shall indicate the number of shares of Company Securities up to that number of shares determined under Section 2 such Participating Stockholder wishes to sell under his or her right to participate.

3.     SHARES INCLUDABLE. Each Participating Stockholder may include in the Proposed Sale, as the case may be, all or any part of such Participating Stockholder’s Company Securities equal to the product obtained by multiplying (i) the aggregate number of shares of Company Securities subject to the Proposed Sale, by (ii) a fraction, the numerator of which is the number of shares of Company Securities owned by such Participating Stockholder immediately before consummation of the Proposed Sale, and the denominator of which is (A) the total number of shares of Company Securities owned, in the aggregate, by all Participating Stockholders immediately prior to the consummation of the Proposed Sale, plus, (B) the number of shares of Company Securities held by the Selling Stockholder. To the extent one (1) or more of the Participating Stockholder exercise the Tag-Along Right in accordance with the terms and conditions set forth herein, the number of shares of Company Securities that the Selling Stockholder may sell in the Proposed Sale shall be correspondingly reduced. The aggregate consideration payable to the Participating Stockholders and the Selling Stockholder in connection with a Proposed Sale shall be allocated based on the number of shares of Company Securities sold to the prospective purchaser or transferee by each Participating Stockholder and the Selling Stockholder.

4.     CLOSING OF THE PROPOSED SALE. Each Participating Stockholder shall effect the participation in the Proposed Sale by promptly delivering to the Selling Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of Company Securities which such Participating Stockholder elects to sell, in consummation of the Proposed Sale pursuant to the terms and conditions specified in the Sale Notice, and the Selling Stockholder shall concurrently therewith remit to such Participating Stockholder that portion of the sale proceeds to which such Participating Stockholder is entitled by reason of his or her participation in such sale.

5.     SELLING STOCKHOLDER’S OBLIGATION TO PURCHASE. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Participating Stockholder exercising his or her Tag-Along Right hereunder, such Selling Stockholder shall not sell to such prospective purchaser or purchasers any Company Securities unless and until, simultaneously with such sale, such Selling Stockholder shall purchase such shares or other securities as set forth in the Participating Notice from such Participating Stockholder on the same terms and conditions specified in the Sale Notice.

6.     VIOLATION OF TAG-ALONG RIGHTS. If any Selling Stockholder purports to sell any shares of Company Securities in contravention of the Tag-Along Right under this Agreement (a “Prohibited Sale”), each Participating Stockholder who desires to exercise his or her Tag-Along Right may, in addition to such remedies as may be available by law, in equity or hereunder, require such contravening Selling Stockholder to purchase from such other Participating Stockholder(s) the type and number of shares of Company Stock that such Participating Stockholder(s) would have been entitled to sell, had the Prohibited Sale been effected in compliance with the terms of this Agreement. The sale will be made on the same terms and subject to the same conditions as would have applied had the Selling Stockholder not made the Prohibited Sale. Such contravening Selling Stockholder shall also reimburse each Investor for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of his or her Tag-Along Right under this Agreement.

7.     MISCELLANEOUS.

7.1.     Term. This Agreement shall automatically terminate upon the fifth anniversary of the Closing Date.

7.2.      Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Stockholders hereunder may be freely assigned or delegated by such Stockholder in conjunction with and to the extent of any transfer of Company Securities by any such Stockholder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Stockholders or of any assignee of the Stockholders. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto.

7.3.      Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

HF Foods Group Inc.

6001 West Market Street

Greensboro, North Carolina 27409

Attn: Ni, Zhou Min

Email: min@hanfenginc.com

Fax: (336) 268-2642

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso, Esq.
Email: gcaruso@loeb.com

Fax: (212) 407-4866

To an Stockholder, to the address set forth below such Stockholder’s name on Exhibit A hereto.

7.4.     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.5.     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.6.     Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

7.7.     Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the Stockholders unless executed in writing by the Stockholders.

7.8.     Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.9.     Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

7.10.     Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Stockholder may proceed to protect and enforce his or her rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

7.11.     Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

7.12.     Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Stockholder in the negotiation, administration, performance or enforcement hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Tag-Along Right Agreement to be effective as of the date first above written.

COMPANY:

HF FOODS GROUP INC.

By:
Name:	Zhou Min Ni
Title:	Chief Executive Officer

STOCKHOLDERS:

Signature Page to Tag-Along Agreement

ANNEX C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of [Date], 2019, by and among HF Foods Group Inc., a Delaware corporation (the “Company”) and the undersigned parties listed under Stockholder on the signature page hereto (each, an “Stockholder” and collectively, the “Stockholders”).

WHEREAS, pursuant to a Merger Agreement dated as of June 21, 2019 (“Merger Agreement”) by and among the Company, the Stockholders and certain other persons and entities, the Stockholders will receive the Merger Shares (as defined herein) in exchange for their shares of Capital Stock of B&R Global Holdings, Inc., a Delaware corporation (“B&R Global”);

WHEREAS, pursuant to the terms of the Merger Agreement, the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to the registration of the securities held by them as of the date hereof;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination” means the acquisition of direct or indirect ownership through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar type of transaction, of one or more businesses or entities.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the authorized capitalization consisting of [30,000,000] ordinary shares, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.1.4.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Stockholder Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” means the number of shares of Common Stock of the Company in an underwritten offering, if the managing Underwriter or Underwriters advises the Company in writing that the dollar amount or number of shares of Registrable Securities which the Stockholders desire to sell, taken together with all other shares of Common stock or other securities which the Company desires to sell and the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual registration rights held by other shareholders of the Company who desire to sell, which exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering such maximum dollar amount or maximum number of shares.

“Merger Shares” means the shares of Common Stock of the Company issued or issuable to the Stockholders pursuant to the terms of the Merger Agreement.

“Notices” is defined in Section 6.2.

“Piggy-Back Registration” is defined in Section 2.1.1.

“Prior Agreements” is defined in Section 2.1.2.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Merger Shares and (ii) any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Merger Shares. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Registrable Securities are freely saleable under Rule 144 without volume limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Stockholder” is defined in the preamble to this Agreement.

“Underwriter” means a securities broker-dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such broker-dealer’s market-making activities.

2.       REGISTRATION RIGHTS.

2.1     Piggy-Back Registration.

2.1.1     Piggy-Back Rights. If at any time on or after the date of this Agreement the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.1.2     Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration under this Agreement or a demand registration on behalf of other holders of the Company’s securities under that certain Registration Rights Agreements dated as of August 8, 2017 and August 27, 2018 (“Prior Agreements”) that is to be an underwritten offering advises the Company and the holders of Registrable Securities hereunder in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with the shares of Common Stock, if any, as to which registration has been demanded pursuant to the Prior Agreements, the Registrable Securities as to which registration shall otherwise be required under this Section 2.1, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the this Agreement and the Prior Agreements, exceeds the Maximum Number of Shares in an underwritten offering, then the Company shall include in any such registration:

a)     If the registration is undertaken for the Company’s account   and the Company has previously complied with a demand registration made pursuant to the Prior Agreements or the date of the initial filing of the registration statement for such offering is more than 12 months after the date of this Agreement: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreements, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b)     If the registration is undertaken for the Company’s account and the Company has not complied with a demand registration made pursuant to the Prior Agreements or the date of the initial filing of the registration statement for such offering is within 12 months of the date of this Agreement: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), to the holders of securities party to the Prior Agreements, (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable piggy-back registration rights of security holders party to this Agreement, and the holders of securities under the Prior Agreements, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

c)     If the registration is a “demand” registration undertaken at the demand of persons, (A) first, the shares of Common Stock or other securities for the account of the demanding persons under the Prior Agreements that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.1.3     Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.1.4     Registrations on Form S-3. The holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available to the Company under the Securities Act and he rules and regulations of the SEC at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.

3.       REGISTRATION PROCEDURES.

3.1    Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1     Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.2     Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

3.1.3     Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.4     State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.5     Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement or as otherwise provided herein.

3.1.6     Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential stockholders.

3.1.7     Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.8     Opinions and Comfort Letters. Upon request, the Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.9     Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.10     Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.1.11     Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $5,000,000, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2     Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.3(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.1.4 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.3(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3     Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Piggy-Back Registration pursuant to Section 2.1, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.8); (viii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4     Information. The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws. In addition, the holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

4.        INDEMNIFICATION AND CONTRIBUTION.

4.1     Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Stockholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Stockholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2     Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3     Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4     Contribution.

4.4.1     If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3     The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.        RULE 144.

5.1     Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6.        MISCELLANEOUS.

6.1     Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Stockholders or holder of Registrable Securities or of any assignee of the Stockholders or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.1.

6.2     Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

HF Foods Group Inc.

6001 West Market Street

Greensboro, North Carolina 27409

Attn: Ni, Zhou Min

Email: min@hanfenginc.com

Fax: (336) 268-2642

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Giovanni Caruso, Esq.
Email: gcaruso@loeb.com

Fax: (212) 407-4866

To an Stockholder, to the address set forth below such Stockholder’s name on Exhibit A hereto.

6.3     Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.4     Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.5     Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.6     Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment, modification or termination of this Agreement shall be binding upon the holders of the Registrable Securities unless executed in writing by the holders of the majority Registrable Securities.

6.7     Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.8     Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.9     Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Stockholder or any other holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.10     Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.11     Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Stockholder in the negotiation, administration, performance or enforcement hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

HF FOODS GROUP INC.

By:
Name:	Zhou Min Ni
Title:	Chief Executive Officer

STOCKHOLDERS:

Signature Page to Registration Rights Agreement

EXHIBIT A

Name and Address of Shareholders

To all Shareholders:

ANNEX D

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of [Date], 2019 by and among HF Foods Group Inc., a Delaware corporation (the “Company”), B&R Global Holdings, Inc., a Delaware corporation (“B&R Global”) and each of the individuals and entities set forth on the signature page hereto (each a “Voting Party” and collectively, the “Voting Parties”). For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company, B&R Global, B&R Merger Sub Inc., a Delaware corporation, and Xiao Mou Zhang, as the representative of the shareholders of B&R Global (the “Stockholder Representative”), and the Stockholders entered into a Merger Agreement, dated June 21, 2019 (the “Merger Agreement”); and

WHEREAS, each of the Voting Parties, currently owns, or on closing of the transactions contemplated by the Merger Agreement, will own, shares of the Company’s capital stock, and wishes to provide for orderly elections of the Company’s board of directors as described herein.

NOW THEREFORE, in consideration of the foregoing and of the promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.     Agreement to Vote. During the term of this Agreement, each Voting Party agrees to vote all securities of the Company that may vote in the election of the Company’s directors that such Voting Party owns from time to time (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of this Agreement, whether at a regular or special meeting of stockholders or any class or series of stockholders or by written consent.

2.     Election of Boards of Directors.

2.1     Voting. During the term of this Agreement each Voting Party agrees to vote all Voting Shares in such manner as may be necessary to elect (and maintain in office) as members of the Company’s Board of Directors the following persons:

(a)     One (1) person (the “Stockholder Designee”) designated by the Stockholder Representative, who shall initially be Xiao Mou Zhang;

(b)     One (1) person (the “Company Designee”) designated by Zhou Min Ni, who shall initially be Zhou Min Ni;

(c)     One (1) person (the “Stockholder Independent Designee”) designated by the Stockholder Representative who is required to be independent pursuant to the rules of the Nasdaq Stock Market, who shall initially be [*];

(d)     One (1) person (the “Company Independent Designee”) designated by Zhou Min Ni who is required to be independent pursuant to the rules of the Nasdaq Stock Market, who shall initially be [*]; and

(e)     One (1) person (the “Joint Independent Designee,” designated jointly by the Stockholder Representative and Zhou Min Ni who is required to be independent pursuant to the rules of the Nasdaq Stock Market, who shall initially be [*].

2.2     Size of the Board. The parties hereto agree that they shall, and that they shall cause their respective designees to, maintain the size of the Company’s Board of Directors at five (5) persons for five (5) years following the Closing.

2.3     Obligations; Removal of Directors; Vacancies. The obligations of the Voting Parties pursuant to this Section 2 shall include any stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation as required to effect the intent of this Agreement. Each of the Voting Parties and the Company agree not to take any actions that would contravene or materially and adversely affect the provisions of this Agreement and the intention of the parties with respect to the composition of the Company’s Board of Directors as herein stated. The parties acknowledge that the fiduciary duties of each member of the Company’s Board of Directors are to the Company’s stockholders as a whole. In the event any director elected pursuant to the terms hereof ceases to serve as a member of the Company’s Board of Directors, the Company and the Voting Parties agree to take all such action as is reasonable and necessary, including the voting of shares of capital stock of the Company by the Voting Parties as to which they have beneficial ownership, to cause the election or appointment of such other person designated by Zhou Min Ni or the Stockholder Representative, as the case may be, to the Board of Directors as may be designated on the terms provided herein.

2.4     Co-Chief Executive Officers. During the term of this Agreement, each Voting Party shall promptly vote their respective securities of the Company to ensure that Zhou Min Ni and Xiao Mou Zhang remain Co-Chief Executive Officers of the Company, unless either such person resigns from such position or is removed for good cause.

2.5     Chairman of the Board. During the term of this Agreement, each Voting Party shall promptly vote their respective securities of the Company to ensure that Zhou Min Ni remains Chairman of the Board of Directors of the Company, unless he resigns from such position or is removed for good cause.

3.     Successors in Interest of the Voting Parties and the Company. The provisions of this Agreement shall be binding upon the successors in interest of any Voting Party with respect to any of such Voting Party’s Voting Shares or any voting rights therein, unless such shares are sold into the public markets. Each Voting Party shall not, and the Company shall not, permit the transfer of any Voting Party’s Voting Shares (except for sales of Voting Shares into the public markets), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person was a Voting Party hereunder.

4.     Covenants. The Company and each Voting Party agrees to take all actions required to ensure that the rights given to each Voting Party hereunder are effective and that each Voting Party enjoys the benefits thereof. Such actions include, without limitation, the use of best efforts to cause the nomination of the designees, as provided herein, for election as directors of the Company. Neither the Company nor any Voting Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company or any such Voting Party, as applicable, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of each Voting Party hereunder against impairment.

5.     Grant of Proxy. The parties agree that this Agreement does not constitute the granting of a proxy to any party or any other person; provided, however, that should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6.     Restrictive Legend. Until the termination of this Agreement, each certificate representing any of the Voting Shares shall be marked by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT.”

7.     Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach and agrees that a party’s rights would be materially and adversely affected if the obligations of the other parties under this Agreement were not carried out in accordance with the terms and conditions hereof.

8.     Manner of Voting. The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

9.     Termination. This Agreement shall terminate upon the first to occur of the following:

9.1     The date that is five (5) years from the Closing Date; or

9.2     immediately prior to a transaction pursuant to which a person or group other than current shareholders of the Company or the Voting Parties, or their respective affiliates, will control greater than 50% of the Company’s voting power with respect to the election of directors of the Company.

10.     Amendments and Waivers. Except as otherwise provided herein, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company, and (b) the holders of a super majority of Voting Shares then held by the Voting Parties and the Stockholder Representative, voting separately as a class; provided, however, that the right of Zhou Min Ni to nominate the Company Designee or the Independent Designees shall not be amended without the written consent of Zhou Min Ni; and provided further, that the right of the Stockholder Representative to nominate the Stockholder Designees or the Independent Designees shall not be amended without the written consent of the Stockholder Representative.

11.     Stock Splits, Stock Dividends, etc. In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to Voting Shares held by Voting Parties shall become Voting Shares for purposes of this Agreement.

12.     Severability. In the event that any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.     Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of New York without reference to its conflicts of laws provisions, except that all matters relating to the fiduciary duties of the Company’s Board of Directors shall be subject to the laws of the State of Delaware.

14.     Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.     Successors and Assigns. Except as otherwise expressly provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

16.     Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties, and supersedes any prior agreement or understanding among the parties, with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of page intentionally left blank; signature page follows]

This Voting Agreement is hereby executed effective as of the date first set forth above.

Company

HF FOODS GROUP INC.,
a Delaware company

By:

Name: Zhou Min Ni
Title: Chief Executive Officer

B&R Global

B&R GLOBAL HOLDINGS, INC.

a Delaware company

By:

Name: Xiao Mou Zhang

Title: Chief Excutive Officer

Voting Parties

[*]

By:

Name:

Title:

[*]

By:

Name:

Title:

Signature Page to Voting Agreement

ANNEX E

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HF FOODS GROUP INC.

(Pursuant to Sections 242 of the
General Corporation Law of the State of Delaware)

HF Foods Group Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.     That the name of this company is HF Foods Group Inc. (hereinafter called the “Corporation”).

2.     The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 19, 2016. A Certificate of Amendment changing the Corporation’s name from “Stars Acquisition Corp.” to “Atlantic Acquisition Corp.” was filed in the office of the Secretary of the State of Delaware on June 8, 2017. The Corporation’s Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 8, 2018. And the Corporation then filed a Certificate of Amendment changing the Corporation’s name from “Atlantic Acquisition Corp.” to “HF Foods Group Inc.” on August 22, 2019.

3.     That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this Corporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended and restated in its entirety to read as follows:

First:  The name of this corporation is HF Foods Group Inc. (the “Corporation”).

Second:  The registered office of the Corporation is to be located at 850 New Burton Road, Suite 201, in the City of Dover, in the County of Kent, 19904. The name of its registered agent at that address is National Corporate Research, Ltd.

Third:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) [____________] shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 1,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

1

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.     PREFERRED STOCK: The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the General Corporation Law. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.     COMMON STOCK: Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

Fifth:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.     Subject to any additional vote required by the Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

B.     Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

C.     The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D.     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Second Amended and Restated Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

2

E.     Each director present in person shall have one vote at each Board meeting, and all decisions of the directors shall be passed by simple majority vote, provided, however, that the following acts of the Corporation or any of its subsidiaries, whether in a single transaction or series of related transactions, whether directly or indirectly and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, must be passed by a two-thirds (2/3) vote of the Board:

1.     alter any provision of the Certificate of Incorporation or the Bylaws of the Corporation (including pursuant to a merger);

2.     any increase, decrease or cancellation of any authorized, issued, or outstanding shares of the Corporation or its subsidiaries, or any issuance, distribution, purchase or redemption of any share, convertible security or warrant or any issuance of option, except for any such action under the terms of any existing stock or option plan;

3.     increase the number of shares authorized for issuance under any existing stock or option plan or create any new stock or option plan;

4.     any action that results in the payment or declaration of a dividend or other distribution on any Common Stock or Preferred Stock;

5.     approve any liquidation, winding up or dissolution of the Corporation or any of its subsidiaries or majority-owned affiliates;

6.     approve or effect any merger, reorganization, consolidation or amalgamation of the Corporation or any of its subsidiaries or majority-owned affiliates with any other entity or entities or any spin-off, sub-division, or any other transaction of a similar nature or having a similar economic effect as any of the foregoing, or other forms of restructuring of the Corporation or any of its subsidiaries;

7.     create, issue or authorize the creation or issuance of any debt security, or permit any subsidiary to take any such action with respect to any debt security, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $500,000 and such debt is not already included in a budget approved by the Board of Directors of the Corporation, other than trade debt or payables incurred in the ordinary course of business;

8.     any action that results in the Corporation selling, transferring or otherwise disposing of any capital stock of any direct or indirect subsidiary of the Corporation, or permitting any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

9.     make any change to the nature or scope of the business purpose of the Corporation or acquire any businesses which are not related to the business purpose of Corporation in a material manner;

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10.     Change the name of the Corporation or the location of its principal office to a location outside the state of its current location;

11.     any appointment of, removal of, or substantial limitation or infringement of the scope of authority, management responsibilities, or access to Corporation facilities or records of the president, chief executive officer, chief financial officer, chief operating office, or other officer of the Corporation having the title of no less than Vice President;

12.     approve any compensation increase in excess of more than fifteen percent (15%) in a twelve (12) month period afforded to any of the five (5) highest paid employees of the Corporation and its subsidiaries and majority-owned affiliates;

13.     approve any new loans to any affiliate, officer, director, board member, employee, or holder of any equity security of the Corporation or its subsidiaries, and any affiliate or associate of any of the foregoing (collectively, “Related Party”);

14.     approve any transaction or series of transactions (including but not limited to the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party involving payments in excess of $100,000 individually or in the aggregate other than the transaction incurred in the ordinary course of business;

15.     approve any material deviation from or material amendment of, the annual budget of the Corporation or its subsidiary;

16.     the appointment or removal of the auditors or the auditors for the Corporation or its subsidiaries, or the change of the term of the fiscal year for the Corporation or its subsidiaries;

17.     any adoption of or change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election

18.     sell, assign, pledge, or encumber material property or intellectual property;

19.     transfer or dispose of any stock of any subsidiary or majority owned affiliate, or permit any subsidiary or majority-owned affiliate to transfer or dispose of all or substantially all its assets or license a substantial portion of the Corporation’s intellectual properties to any Person for use on an exclusive basis; or

20.     any action to authorize, approve or enter into any agreement or obligation with respect to any action listed above.

Sixth:

A.     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

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B.     The Corporation, to the full extent permitted by Section 145 of the General Corporation Law, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

Seventh:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Eighth:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GCL or this Amended and Restated Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction, and (b) any action or claim arising under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended.

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IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Zhou Min Ni, its Chief Executive Officer, as of the [*] day of [*], 2019.

Zhou Min Ni, Chief Executive Officer

PROXY
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF
E-COMPASS ACQUISITION CORP.
TO BE HELD ON JANUARY 17, 2017

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder of E-compass Acquisition Corp, a Cayman Islands exempted company (“E-compass”), hereby appoints Richard Xu and Peiling He (the “Proxies”), or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all ordinary shares, par value $0.0001 per share, of E-compass (the “Ordinary Shares”) which the undersigned may be entitled to vote at the extraordinary general meeting of shareholders of E-compass to be held on January 17, 2017 at 10:00 a.m., Eastern time, at the offices of Loeb & Loeb LLP, 345 Park Ave, New York, New York, 10154, and at any adjournments or postponements thereof. Such Ordinary Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY
IN THE ENCLOSED ENVELOPE

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

PROPOSAL 1:

To approve the merger of E-compass with and into iFresh, Inc., its wholly-owned Delaware subsidiary, with iFresh surviving the merger, pursuant to the merger agreement dated as of July 25, 2016, as amended, or the “Acquisition Agreement,” by and among E-compass, iFresh Inc. (“iFresh”), iFresh Merger Sub Inc., NYM Holding, Inc. (“NYM”), the shareholders of NYM, and Long Deng. The merger will change E-compass’s place of incorporation from the Cayman Islands to Delaware. We refer to the merger as the Redomestication. This proposal is referred to as the Redomestication Proposal.

□ FOR	□ AGAINST	□ ABSTAIN

PROPOSAL 2:

To approve the authorization for iFresh’s board of directors to complete the merger of Merger Sub into NYM, resulting in NYM becoming a wholly owned subsidiary of iFresh, as provided for in the Acquisition Agreement, or the “Business Combination.” This proposal is referred to as the Business Combination Proposal.

□ FOR	□ AGAINST	□ ABSTAIN

PROPOSAL 3:	To adjourn the extraordinary general meeting in the event E-compass does not receive the requisite shareholder vote to approve either the Redomestication or the Business Combination.

□ FOR	□ AGAINST	□ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy is revocable and the undersigned may revoke it at any time prior to the Extraordinary General Meeting of Shareholders by giving written notice of such revocation to the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders or by filing with the Secretary of the Company prior to the Extraordinary General Meeting of Shareholders a later-dated proxy. Should the undersigned be present and want to vote in person at the Extraordinary General Meeting of Shareholders, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the Extraordinary General Meeting of Shareholders.

To change the address on your account, please check the box and indicate your new address in the address space provided below o

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	_____________________________	Date	_________________
Address	_____________________________ _____________________________ _____________________________
Signature of Shareholder	_____________________________	Date	_________________
Address	_____________________________ _____________________________ _____________________________

Note:  Please sign exactly as your name or names appear on this proxy. When Ordinary Shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!